AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1994



                                                       REGISTRATION NO. 33-50791

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      CENTURY TELEPHONE ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

                LOUISIANA                                      4813                                     72-0651161
       (State or other jurisdiction                (Primary Standard Industrial                      (I.R.S. Employer
    of incorporation or organization)              Classification Code Number)                    Identification Number)

                             100 CENTURY PARK DRIVE
                            MONROE, LOUISIANA 71203
                                 (318) 388-9500
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                            ------------------------

                 COPY TO:                             HARVEY P. PERRY, ESQ.                              COPY TO:
         KENNETH J. NAJDER, ESQ.            SENIOR VICE PRESIDENT, GENERAL COUNSEL AND           WILLIAM S. CLARKE, ESQ.
         JONES, WALKER, WAECHTER,                           SECRETARY                              WILLIAM CLARKE, P.A.
       POITEVENT, CARRERE & DENEGRE            CENTURY TELEPHONE ENTERPRISES, INC.                  5 INDEPENDENCE WAY
    201 ST. CHARLES AVENUE, 51ST FLOOR                100 CENTURY PARK DRIVE                   PRINCETON, NEW JERSEY 08540
    NEW ORLEANS, LOUISIANA 70170-5100                MONROE, LOUISIANA 71203                          (609) 520-0111
              (504) 582-8000                              (318) 388-9500

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon the effective date of the merger described in this Registration Statement.

                            ------------------------

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. X

     If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      CENTURY TELEPHONE ENTERPRISES, INC.
                             CROSS REFERENCE SHEET
                                    BETWEEN
        ITEMS OF FORM S-4 AND LOCATION IN PROXY STATEMENT AND PROSPECTUS

                             ITEM IN FORM S-4                                    LOCATION IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------
       1.  Forepart of the Registration Statement and Outside
           Front Cover Page of Prospectus.......................  Facing Page; Cross Reference Sheet; Outside Front
                                                                    Cover Page
       2.  Inside Front and Outside Back Cover Pages of
           Prospectus...........................................  Available Information; Incorporation of Certain
                                                                    Documents by Reference; Table of Contents
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
           Other Information....................................  Summary; Investment Considerations
       4.  Terms of the Transaction.............................  Summary; Investment Considerations; Background and
                                                                    Other General Information Relating to the Merger;
                                                                    Agreement and Plan of Merger; Rights of Dissenting
                                                                    Stockholders of Celutel; Comparative Rights of
                                                                    Century and Celutel Stockholders
       5.  Pro Forma Financial Information......................  Unaudited Pro Forma Consolidated Condensed Financial
                                                                    Information
       6.  Material Contracts with the Company Being Acquired...  Background and Other General Information Relating to
                                                                    the Merger; Agreement and Plan of Merger
       7.  Additional Information Required for Reoffering by
           Persons and Parties Deemed to be Underwriters........  Resales of Century Stock by Selling Stockholders
       8.  Interests of Named Experts and Counsel...............  Legal Matters; Experts
       9.  Disclosure of Commission Position on
             Indemnification for Securities Act
             Liabilities........................................  *
      10.  Information with Respect to S-3 Registrants..........  Available Information; Incorporation of Certain
                                                                    Documents by Reference; Summary; Investment
                                                                    Considerations; Selected Financial Information;
                                                                    Unaudited Pro Forma Consolidated Condensed
                                                                    Financial Information; Information About Century;
                                                                    Comparative Rights of Century and Celutel
                                                                    Stockholders
      11.  Incorporation of Certain Information by Reference....  Incorporation of Certain Documents by Reference
      12.  Information with Respect to S-2 or S-3 Registrants...  *
      13.  Incorporation of Certain Information by Reference....  *
      14.  Information with Respect to Registrants Other Than
           S-2 or S-3 Registrants...............................  *
      15.  Information with Respect to S-3 Companies............  *
      16.  Information with Respect to S-2 or S-3 Companies.....  Available Information; Incorporation of Certain
                                                                    Documents by Reference; Summary; Selected Financial
                                                                    Information; Information About Celutel; Comparative
                                                                    Rights of Century and Celutel Stockholders;
                                                                    Election of Directors
      17.  Information with Respect to Companies Other Than S-3
           or S-2 Companies.....................................  *
      18.  Information if Proxies, Consents or Authorizations
           are to be Solicited..................................  Summary; Introduction; Agreement and Plan of Merger;
                                                                    Rights of Dissenting Stockholders of Celutel;
                                                                    Information About Celutel; Election of Directors
      19.  Information if Proxies, Consents or Authorizations
           are not to be Solicited in an Exchange Offer.........  *

- ---------------

* Not applicable.

                                 CELUTEL, INC.
                               900 Bestgate Road
                                   Suite 400
                           Annapolis, Maryland 21401
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

To the Common and Preferred Stockholders of
 CELUTEL, INC.:


     Notice is hereby given that an annual meeting of stockholders of Celutel, Inc. ("CELUTEL") will be held on February 10, 1994 at 9:00 a.m. C.S.T. at Pan American Life Conference Center, Eleventh Floor, 601 Poydres Street, New Orleans, Louisiana 70130, for the following purposes:



          1. To consider and vote upon a proposal (the "MERGER PROPOSAL") to adopt an Agreement and Plan of Merger dated as of October 8, 1993, as amended (the "MERGER AGREEMENT"), between, among others, Celutel and Century Telephone Enterprises, Inc. ("CENTURY") (and the accompanying LC Escrow and Reimbursement Agreement referred to below), pursuant to which, among other things, (i) Celutel will be merged with a subsidiary of Century (the "MERGER"), (ii) each outstanding share of capital stock of Celutel, other than shares held by dissenting stockholders, and certain outstanding warrants of Celutel will be converted into an amount of cash and number of shares of Century common stock (the "MERGER CONSIDERATION") determinable at Closing as described in the attached Proxy Statement and Prospectus (the "PROXY STATEMENT"), and (iii) the Celutel stockholders will appoint Continental Illinois Venture Corporation ("CIVC") as their sole representative in connection with the Merger Agreement and in connection with the LC Escrow and Reimbursement Agreement to be entered into for the purpose of authorizing CIVC to, among other things, manage and disburse that portion of the cash consideration to be placed in escrow in the manner and for the purposes described in the attached Proxy Statement;



          2. To elect five directors to hold office until the earlier of (i) the consummation date of the Merger (the "CLOSING DATE") or (ii) Celutel's next annual meeting of stockholders and until their respective successors are duly elected and qualified; and


          3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.


     Only Celutel common and preferred stockholders of record at the close of business on January 3, 1994 (the "RECORD DATE") are entitled to notice of and to vote at the annual meeting. Such record holders of Celutel common and preferred stock will vote as a single class, with holders of common stock being entitled to cast one vote per share and holders of preferred stock being entitled to cast 2,000 votes per share.



     As described further in the attached Proxy Statement, the minimum aggregate consideration payable under the Merger Agreement will be $50,167,000 cash (after deducting a cash holdback estimated at $530,800 for possible post-closing liabilities) and between 1,536,000 and 1,878,000 shares of Century common stock ("CENTURY STOCK"). On a per share basis, this consideration will equal $3.65 cash (after deducting a cash holdback estimated at $.32 per share) and between .120 and .147 shares of Century Stock.



     The actual number of shares of Century Stock issuable in connection with the Merger will be determined by dividing (1) 50% of the amount used in calculating the aggregate merger consideration by (2) the Average Century Price (which is defined as the average trading price of Century Stock for a ten-day trading period preceding the Closing Date), subject to a $27 floor price (which fixes the maximum aggregate number of Century shares at 1,878,000, or .147 per Celutel share) and a $33 ceiling price (which fixes the minimum aggregate number of Century shares at 1,536,000, or .120 per Celutel share). IF THE MERGER IS CONSUMMATED WHEN THE AVERAGE CENTURY PRICE

IS LESS THAN THE $27 FLOOR PRICE, THEN THE VALUE OF THE MERGER CONSIDERATION AT SUCH TIME (DETERMINED SOLELY BY REFERENCE TO SUCH PRICE) WOULD BE LESS THAN IT WOULD BE IF SUCH PRICE WERE $27 OR MORE AND WOULD CONTINUE TO DECREASE AS THE TRADING PRICE OF CENTURY STOCK DECREASES. THE CENTURY STOCK HAS NOT TRADED AT A PRICE ABOVE $27 SINCE NOVEMBER 4, 1993. THERE CAN BE NO ASSURANCE AS TO THE TRADING PRICE OF THE CENTURY STOCK ON OR AFTER THE CLOSING DATE.



     If on the Closing Date the Average Century Price (as defined below) is
$        (which was the closing per share sale price on January   , 1994, the
last trading date preceding the date of this Proxy Statement), the value of the
minimum aggregate consideration on such date would be $        , which equals
$        on a per share basis. CELUTEL STOCKHOLDERS SHOULD BE AWARE THAT CHANGES
IN THE TRADING PRICE OF CENTURY STOCK WILL AFFECT THE VALUE OF THEIR MERGER CONSIDERATION, AND ARE ACCORDINGLY URGED TO OBTAIN CURRENT MARKET QUOTATIONS.



     As described further in the attached Proxy Statement, the Merger Consideration payable at Closing cannot be definitively calculated until immediately prior to the Closing Date and the minimum amounts of Merger Consideration presented above are based on various adverse assumptions that Celutel considers unlikely, including that Celutel will incur the maximum amount of long-term indebtedness permitted under its current line of credit as a result of either of two events that are neither occurring nor expected to occur: (i) Celutel's operating revenues decreasing at an unprecedented rate or (ii) Celutel experiencing a higher percentage of uncollectible receivables compared with historical amounts. Celutel therefore anticipates that the actual Merger Consideration will be slightly higher than the minimum Merger Consideration described above. For further information concerning the Merger Consideration, see "Agreement and Plan of Merger--Determination of Aggregate Merger Consideration" in the attached Proxy Statement. IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER PROPOSAL OR TO EXERCISE YOUR RIGHT TO DISSENT THEREFROM UNDER DELAWARE LAW, YOU ARE URGED TO CONSIDER, AMONG OTHER THINGS, THAT YOU MAY RECEIVE NO MORE THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES OF CENTURY STOCK DESCRIBED ABOVE. IF FOR ANY REASON THE MERGER CONSIDERATION AT CLOSING WILL BE LESS THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES DESCRIBED ABOVE, CELUTEL WILL SUPPLY YOU WITH SUPPLEMENTAL MATERIALS THAT WILL RESOLICIT YOUR PROXY AND WILL ADJOURN THE ANNUAL MEETING UNTIL AT LEAST 20 BUSINESS DAYS AFTER THE MAILING OF SUCH MATERIALS.



     CERTAIN STOCKHOLDERS OF CELUTEL WHO, AS OF THE RECORD DATE, BENEFICIALLY OWNED SHARES OF CELUTEL STOCK ENTITLING THEM TO CAST APPROXIMATELY 58% OF CELUTEL'S TOTAL VOTING POWER HAVE AGREED TO VOTE ALL THEIR SHARES IN FAVOR OF THE MERGER PROPOSAL (WHICH VOTES IN AND OF THEMSELVES WILL BE SUFFICIENT TO ADOPT THE MERGER PROPOSAL) UNLESS (I) BETWEEN OCTOBER 8, 1993 AND THE DATE OF THE ANNUAL MEETING THERE HAS BEEN A MATERIAL ADVERSE CHANGE IN CENTURY, WHICH IS DEFINED IN THE MERGER AGREEMENT TO EXCLUDE, AMONG OTHER THINGS, DECREASES IN THE TRADING PRICE OF CENTURY STOCK THAT DO NOT RELATE TO EVENTS OR CONDITIONS AFFECTING CENTURY, OR (II) THE MERGER AGREEMENT HAS BEEN TERMINATED. IN THE ABSENCE OF EITHER OF THESE CIRCUMSTANCES, THESE STOCKHOLDERS WILL BE REQUIRED TO VOTE IN FAVOR OF THE MERGER PROPOSAL EVEN IF THE CENTURY STOCK CONTINUES TO TRADE BELOW THE $27 FLOOR PRICE USED IN CALCULATING THE NUMBER OF SHARES OF CENTURY STOCK ISSUABLE IN CONNECTION WITH THE MERGER, AND NOTWITHSTANDING ANY RESULTING ADVERSE EFFECT ON THE VALUE OF THE MERGER CONSIDERATION, ALL AS DESCRIBED FURTHER IN THE ATTACHED PROXY STATEMENT.


     CELUTEL STOCKHOLDERS WHO OBJECT TO THE MERGER PROPOSAL HAVE THE RIGHT TO DISSENT AND HAVE THE "FAIR VALUE" OF THEIR STOCK JUDICIALLY DETERMINED AND PAID TO THEM IN CASH. TO PERFECT SUCH RIGHTS, CELUTEL STOCKHOLDERS MUST REFRAIN FROM VOTING IN FAVOR OF THE MERGER PROPOSAL AND MUST OTHERWISE FOLLOW THE PROCEDURES SET FORTH IN SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE AS MORE FULLY SET FORTH IN THE ATTACHED PROXY STATEMENT. ANY CELUTEL STOCKHOLDER WHO DELIVERS AN EXECUTED PROXY AND WHO DESIRES TO PERFECT DISSENTERS' RIGHTS MUST MARK THE PROXY "AGAINST" THE MERGER PROPOSAL BECAUSE AN EXECUTED AND DELIVERED PROXY THAT DOES NOT SPECIFY A VOTE WILL BE VOTED IN FAVOR THEREOF.

     Based on certain assumptions described in the attached Proxy Statement, the Century Stock to be issued in connection with the Merger is expected to represent approximately 3.5% of Century's total outstanding common stock. Celutel's directors and officers and certain persons who may be deemed to be affiliates of Celutel beneficially owned as of the Record Date approximately 74% of the fully-diluted equity of Celutel and are expected to receive approximately 72% of the Aggregate Merger Consideration after giving effect to the Allocation Agreement described in the attached Proxy Statement. For information regarding certain interests in the Merger of Celutel's executive officers and certain of Celutel's directors, see "Investment Considerations-Considerations Relating to the Merger--Interests of Certain Persons in the Merger" in the attached Proxy Statement.



     The Board of Directors encourages your participation in the annual meeting. Accordingly, we urge you to mark the enclosed Celutel proxy, sign it, and return it promptly in the enclosed stamped envelope addressed to Celutel, whether or not you plan to attend the annual meeting. Your proxy may be revoked at any time prior to its exercise by voting in person at the annual meeting or by delivering a written revocation or later-dated proxy to the Secretary of Celutel prior to the commencement of the annual meeting.



                                          By Order of the Board of Directors



                                          VALERIE S. HART, Secretary



Annapolis, Maryland
January   , 1994

                                PROXY STATEMENT
                                      AND
                                   PROSPECTUS
                            ------------------------

     Century Telephone Enterprises, Inc. ("CENTURY") has filed a registration statement on Form S-4 (the "REGISTRATION STATEMENT") pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering 1,950,000 shares of Century common stock, par value $1.00 per share, and accompanying preferred stock purchase rights ("CENTURY STOCK"), which are the maximum number of such shares and rights reasonably expected to be issued in connection with a proposed merger (the "MERGER") of a wholly-owned subsidiary of Century into Celutel, Inc. ("CELUTEL"). This document, which forms a part of the Registration Statement, constitutes a Proxy Statement of Celutel in connection with the solicitation of proxies to consider and vote upon the Merger Proposal (as defined below) and the other matters discussed herein, and a Prospectus of Century with respect to the Century Stock to be issued upon consummation of the Merger. The information contained herein with respect to Century and its subsidiaries has been supplied by Century and the information contained herein with respect to Celutel and its subsidiaries has been supplied by Celutel.

     Subject to certain exceptions, each outstanding share of Century Stock entitles the holder to one vote unless it has been beneficially owned by the same person or entity continuously since May 30, 1987, in which case it generally entitles the holder to ten votes per share until transfer. Accordingly, each share of Century Stock offered hereby will entitle the holder to one vote. Additionally, a preferred stock purchase right is attached to and trades with each share of Century Stock, including those issuable hereunder. Century Stock is traded on the New York Stock Exchange under the symbol "CTL." See "Information About Century" and "Comparative Rights of Century and Celutel Shareholders."

     This Proxy Statement and Prospectus, as it may be amended or supplemented from time to time, has also been prepared for use by certain stockholders of Celutel named herein ("SELLING STOCKHOLDERS") for purposes of offering and selling shares of Century Stock to be issued to the Selling Stockholders in connection with the Merger in certain transactions in which such stockholders might otherwise be deemed to be underwriters within the meaning of the Securities Act. No such resale of Century Stock may be effected pursuant to this Proxy Statement and Prospectus unless the Selling Stockholder has provided prior written notification thereof to Century in the manner described elsewhere herein. See "Resales of Century Stock by Selling Stockholders."

     Unless the context otherwise requires, all references to Celutel herein will include Celutel and its subsidiaries, and all references to Century will include Century and its subsidiaries.

     FOR A DISCUSSION OF CERTAIN INVESTMENT CONSIDERATIONS THAT THE CELUTEL STOCKHOLDERS SHOULD CONSIDER IN EVALUATING CENTURY, THE CENTURY STOCK AND THE TRANSACTIONS DESCRIBED HEREIN, SEE "INVESTMENT CONSIDERATIONS."

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT AND
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT AND PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED HEREBY, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT AND PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CENTURY OR CELUTEL SINCE THE DATE HEREOF.

                            ------------------------


      THE DATE OF THIS PROXY STATEMENT AND PROSPECTUS IS JANUARY   , 1994

                             AVAILABLE INFORMATION

     Century and Celutel are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "COMMISSION"). Reports, proxy statements and other information filed by Century and Celutel with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at the following locations: 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Century Stock is listed on the New York Stock Exchange and its reports, proxy statements and other information may also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Common Stock of Celutel is listed on the American Stock Exchange and its reports, proxy statements and other information may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     In addition to the information contained in this Proxy Statement and Prospectus (the "PROXY STATEMENT"), further information regarding Century and the Century Stock offered hereby is contained in the Registration Statement and the exhibits thereto, which may be inspected and copied at the Commission's principal office in Washington, D.C. at the address and in the manner indicated above.


     For information on certain documents provided to the Celutel stockholders concurrently herewith, see "Other Information."



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM, IN THE CASE OF CENTURY, HARVEY P. PERRY, CENTURY TELEPHONE ENTERPRISES, INC., 100 CENTURY PARK DRIVE, MONROE, LOUISIANA 71203, TELEPHONE
(318) 388-9500, AND, IN THE CASE OF CELUTEL, RICHARD J. DONNELLY, CELUTEL, INC., 900 BESTGATE ROAD, SUITE 400, ANNAPOLIS, MARYLAND 21401, TELEPHONE (410) 573-5200. IN ORDER TO INSURE TIMELY DELIVERY OF THESE DOCUMENTS PRIOR TO THE ANNUAL STOCKHOLDERS MEETING TO WHICH THIS PROXY STATEMENT RELATES, ANY REQUEST SHOULD BE RECEIVED BY FEBRUARY 3, 1994.


     Celutel and Century hereby undertake to provide without charge to each recipient of this Proxy Statement, including any beneficial owner of Celutel capital stock to whom a copy of this Proxy Statement has been delivered, upon the written or oral request of such recipient, a copy of any and all of the documents referred to below that have been or may be incorporated herein by reference, other than exhibits to such documents. Requests for such documents should be directed to the persons indicated in the immediately preceding paragraph.

     The following documents, which have been filed with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

          (a) Century's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, as amended on June 29, 1993.

          (b) Century's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993.

          (c) Century's Current Reports on Form 8-K dated February 12, 1993, April 8, 1993 and October 8, 1993.

          (d) The description of Century Stock set forth in its Registration Statement filed under the Exchange Act (File No. 1-6280), as modified by Century's Current Report on Form 8-K dated June 12, 1991.


          (e) Celutel's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1993, as amended October 29, 1993 and December 20, 1993 (a copy of which has been furnished herewith to each Celutel stockholder).



          (f) Celutel's Quarterly Reports on Form 10-QSB for the quarters ended July 31, 1993 and October 31, 1993 (a copy of which October 31, 1993 Form 10-QSB has been furnished herewith to each Celutel stockholder).


          (g) Celutel's Current Report on Form 8-K dated October 8, 1993.


     All reports filed by Century with the Commission pursuant to Sections 13(a), 13(c) or 14 of the Exchange Act subsequent to the date of this Proxy Statement and prior to the termination of the reoffering of Century Stock to be acquired hereunder shall be deemed to be incorporated by reference herein and to be made a part hereof from their respective dates of filing. Information appearing herein or in any document incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in the documents incorporated herein by reference and should be read together therewith. Any statements contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                               TABLE OF CONTENTS


     DESCRIPTION                                                                                              PAGE
- ----------------------------------------------------------------------------------------------------------  ---------
PROXY STATEMENT AND PROSPECTUS COVER PAGE.................................................................          i
AVAILABLE INFORMATION.....................................................................................         ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................         ii
SUMMARY...................................................................................................         vi
INVESTMENT CONSIDERATIONS.................................................................................          1
  Considerations Relating to Century Stock................................................................          1
  Considerations Relating to the Merger...................................................................          2
INTRODUCTION..............................................................................................          5
  Purpose of Meeting......................................................................................          5
  Voting and Revocation of Proxies........................................................................          5
  Record Date; Quorum; Vote Required......................................................................          6
BACKGROUND AND OTHER GENERAL INFORMATION
  RELATING TO THE MERGER..................................................................................          8
  Background of Merger....................................................................................          8
  Recommendation of the Celutel Board of Directors and Reasons for the Merger.............................         14
  Opinion of Financial Advisor............................................................................         17
  Accounting Treatment....................................................................................         21
AGREEMENT AND PLAN OF MERGER..............................................................................         22
  Structure and Effects of Merger.........................................................................         22
  Effective Time of Merger................................................................................         22
  Determination of Aggregate Merger Consideration.........................................................         22
  Allocation of Aggregate Merger Consideration Among Celutel Stockholders.................................         28
  Certain Federal Income Tax Consequences.................................................................         31
  Regulatory Approvals....................................................................................         32
  Other Closing Conditions................................................................................         32
  Indemnification.........................................................................................         33
  Holdback of Funds Under LC Escrow Agreement.............................................................         35
  Stockholders' Representative............................................................................         37
  Expenses................................................................................................         39
  Executive Officer Benefits..............................................................................         39
  Indemnification of CIVC and Celutel's Officers and Directors............................................         40
  Representations and Warranties..........................................................................         40
  Non-Solicitation; Termination Fee.......................................................................         41
  Amendment, Waiver and Termination.......................................................................         41
  Conduct of Business Pending the Mergers; Certain Covenants..............................................         42
  Resales of Century Stock................................................................................         42
  Procedures for Receiving Merger Consideration...........................................................         43
RIGHTS OF DISSENTING STOCKHOLDERS OF CELUTEL..............................................................         44
  Procedures to Perfect Rights............................................................................         44
  Court Appraisals........................................................................................         45
  Other Considerations....................................................................................         46
RESALES OF CENTURY STOCK BY SELLING STOCKHOLDERS..........................................................         47
  General.................................................................................................         47
  Plan of Distribution....................................................................................         48
SELECTED FINANCIAL INFORMATION............................................................................         49
  Celutel Selected Financial Data.........................................................................         49
  Century Selected Consolidated Operating and Financial Data..............................................         50

     DESCRIPTION                                                                                              PAGE
- ----------------------------------------------------------------------------------------------------------  ---------
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
  INFORMATION.............................................................................................         52
  Pro Forma Balance Sheet as of September 30, 1993........................................................         53
  Pro Forma Income Statement for the Nine-Month Period Ended September 30, 1993...........................         54
  Pro Forma Income Statement for the Year Ended December 31, 1992.........................................         55
  Notes to Unaudited Pro Forma Consolidated Condensed Financial Information...............................         56
INFORMATION ABOUT CELUTEL.................................................................................         59
  General.................................................................................................         59
  Executive Officers......................................................................................         59
  Compensation of Executive Officers......................................................................         60
  Certain Transactions....................................................................................         61
  Committees and Meetings of the Board of Directors.......................................................         62
  Security Ownership of Certain Beneficial Owners and Management..........................................         62
  Market Prices for Celutel Common Stock..................................................................         65
INFORMATION ABOUT CENTURY.................................................................................         65
  General.................................................................................................         65
  Market Prices for Century Stock.........................................................................         66
COMPARATIVE RIGHTS OF CENTURY AND CELUTEL STOCKHOLDERS....................................................         67
  Voting Rights...........................................................................................         67
  Preferred Stock.........................................................................................         67
  Preferred Stock Purchase Rights.........................................................................         68
  Dividends, Redemption and Stock Repurchases.............................................................         70
  Approval of Extraordinary Transactions..................................................................         70
  Liability of Directors and Officers.....................................................................         71
  Dissenters' Rights......................................................................................         71
  Inspection Rights.......................................................................................         72
  Laws and Organizational Document Provisions with Possible Antitakeover Effects..........................         72
  Bylaws..................................................................................................         75
  Vacancies...............................................................................................         76
ELECTION OF DIRECTORS OF CELUTEL..........................................................................         77
  General.................................................................................................         77
  Independent Accountants.................................................................................         78
LEGAL MATTERS.............................................................................................         78
EXPERTS...................................................................................................         78
SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1994 ANNUAL MEETING...............................................         79
OTHER INFORMATION.........................................................................................         79
APPENDIX I--AGREEMENT AND PLAN OF MERGER, AS AMENDED......................................................        A-1
APPENDIX II--TERM CROSS-REFERENCE GLOSSARY................................................................       A-68
APPENDIX III--FAIRNESS OPINION OF LAZARD, FRERES & CO. ...................................................       A-71
APPENDIX IV--LC ESCROW AND REIMBURSEMENT AGREEMENT........................................................       A-73
APPENDIX V--SECTION 262 OF THE DELAWARE CORPORATION LAW...................................................       A-87

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the Agreement and Plan of Merger, as amended (the "MERGER AGREEMENT"), that appears as Appendix I to this Proxy Statement, and by the more detailed information and financial statements appearing elsewhere herein and in the documents incorporated herein by reference. All share and per share data relating to the Century Stock contained in this Proxy Statement has been adjusted for three separate stock splits effected as 50% stock dividends distributed in June 1988, February 1989 and December 1992. All references to the Celutel Preferred Stock (as defined below) appearing herein shall be deemed to refer to the issued and outstanding shares of such stock plus all accrued and unpaid stock dividends payable with respect thereto, which dividends entitle the holder thereof to voting and conversion rights to the same extent as if such stock dividends had been fully paid, all as described further herein. When used herein with respect to any particular entity, the term "POP" means the population of a licensed cellular telephone market multiplied by such entity's proportionate equity interest in the licensed operator thereof. Attached hereto as Appendix II is a glossary indicating the page on which each defined term used herein is first defined.

                                    GENERAL


     MEETING. The annual meeting of Celutel's stockholders will be held on February 10, 1994 at 9:00 a.m. C.S.T. at Pan American Life Conference Center, Eleventh Floor, 601 Poydres Street, New Orleans, Louisiana 70130 (the "MEETING"). Only holders of record of Celutel's Class A Common Stock, $.20 par value per share (the "CELUTEL COMMON STOCK"), or Celutel's 18% Senior Convertible Preferred Stock, $.20 par value per share (the "CELUTEL PREFERRED STOCK" and, together with the Celutel Common Stock, the "CELUTEL STOCK"), at the close of business on January 3, 1994 are entitled to notice of and to vote at the Meeting. See "Introduction."



     PURPOSE OF MEETING. The purpose of the Meeting is (i) to consider and vote upon a proposal (the "MERGER PROPOSAL") to adopt the Merger Agreement (and the accompanying LC Escrow and Reimbursement Agreement referred to below), pursuant to which, among other things, (a) Celutel will merge with a wholly-owned subsidiary of Century (the "MERGER"), (b) each outstanding share of Celutel Stock (other than shares held by dissenting stockholders, as defined below) and each Celutel Warrant (as defined below) will be converted into an amount of cash and number of shares of Century Stock determined as described under "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration" and "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders," and
(c) the Celutel stockholders will appoint Continental Illinois Venture Corporation ("CIVC") as their sole representative (the "STOCKHOLDERS' REPRESENTATIVE") in connection with the Merger Agreement and in connection with the LC Escrow and Reimbursement Agreement to be entered into for the purpose of authorizing the Stockholders' Representative to, among other things, manage and disburse that portion of the cash consideration to be placed in escrow pursuant to the Merger Agreement, and (ii) to elect five directors to hold office until the earlier of (a) the consummation of the Merger or (b) Celutel's next annual meeting of stockholders and until their respective successors are duly elected and qualified. See "Introduction-Purpose of Meeting."



     VOTE REQUIRED; AGREEMENT BY PRINCIPAL STOCKHOLDERS. Adoption of the Merger Proposal requires the affirmative vote of the holders of a majority of the total voting power of the Celutel Stock. Directors will be elected by a plurality of the votes of the holders of Celutel Stock present in person or by proxy at the Meeting. With respect to each such matter, record holders of Celutel Common Stock and Celutel Preferred Stock will vote as a single class, with holders of Celutel Common Stock being entitled to cast one vote per share and holders of Celutel Preferred Stock being entitled to cast 2,000 votes per share. Celutel's directors and officers and certain persons who may be deemed to be affiliates of Celutel are
                                       vi
entitled to cast approximately 71% of Celutel's total voting power with respect to each of these matters. Pursuant to the Merger Agreement, CIVC and Frank S. Scarpa, Chairman of the Board and President of Celutel ("MR. SCARPA"), who as of the Record Date beneficially owned shares of Celutel Stock entitling them to cast approximately 58% of Celutel's total voting power (which votes are in and of themselves sufficient to adopt the Merger Proposal without the vote of any other Celutel stockholder), have agreed to vote all their shares of Celutel Stock in favor of the Merger Proposal, unless (i) between October 8, 1993 and the date of the Meeting there has been a material adverse change in Century, which is defined in the Merger Agreement to exclude, among other things, decreases in the trading price of Century Stock that do not relate to events or conditions affecting Century, or (ii) the Merger Agreement has been terminated in accordance with its terms. In the absence of either of these circumstances, CIVC and Mr. Scarpa (the "PRINCIPAL STOCKHOLDERS") will be required to vote in favor of the Merger Proposal even if Century Stock continues to trade below the $27 floor price used in calculating the number of shares of Century Stock issuable in connection with the Merger, and notwithstanding any resulting adverse effect on the value of the Aggregate Merger Consideration (as defined below), as described further herein.



     Neither the laws of Louisiana, the jurisdiction in which Century is incorporated, nor the rules of the New York Stock Exchange require that the Merger Proposal or the issuance of Century Stock pursuant thereto be approved by the Century stockholders. See "Introduction-Record Date; Quorum; Vote Required."


                              THE MERGER PROPOSAL

BACKGROUND OF THE MERGER

     The Merger Agreement and the transactions contemplated thereunder were unanimously approved on October 7, 1993 by Celutel's Board of Directors. For a more complete discussion of the background of the Merger, see "Background and Other General Information Relating to the Merger."

RECOMMENDATION OF THE BOARD OF DIRECTORS


     For the reasons specified under "Background and Other General Information Relating to the Merger-Recommendation of the Celutel Board of Directors and Reasons for the Merger," as of the date hereof, Celutel's Board recommends that the Celutel stockholders vote in favor of the Merger Proposal.


OPINION OF FINANCIAL ADVISOR


     Lazard, Freres & Co. ("LAZARD"), the financial advisor to Celutel's Board of Directors, has delivered to the Board its written opinion, dated the date of this Proxy Statement, to the effect that, as of the date of such opinion, and based upon the assumptions made, the factors considered and the review undertaken, and subject to certain limitations and qualifications, all as described in such opinion, the Merger Consideration to be received by the Public Stockholders (as defined below) pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. A copy of such opinion is attached hereto as Appendix III and should be read in its entirety. See "Background and Other General Information Relating to the Merger-Opinion of Financial Advisor."


AGREEMENT AND PLAN OF MERGER

     EFFECTIVE TIME OF MERGER. The Merger will become effective at 7:00 p.m. (Delaware time) on the date the parties file a certificate of merger with the Secretary of State of Delaware (such time being herein referred to as the "EFFECTIVE TIME"). The parties currently intend to schedule a closing (the

"CLOSING") and file a certificate of merger on the day the Merger Proposal is adopted at the Meeting. See "Agreement and Plan of Merger-Effective Time of Merger," "-Regulatory Approvals" and "-Other Closing Conditions."



     AGGREGATE AND PER SHARE MERGER CONSIDERATION. As described further herein, the minimum Aggregate Merger Consideration (as defined below) payable under the Merger Agreement will be $50,167,000 cash (after deducting the Public Stockholder Holdback Amount (as defined below) estimated at $530,800 for possible post-closing liabilities) and between 1,536,000 and 1,878,000 shares of Century Stock. On a per share basis, this consideration will equal $3.65 cash (after deducting the Public Stockholder Holdback Amount estimated at $.32 per share) and between .120 and .147 shares of Century Stock payable to the Public Stockholders (as defined below).



     Under the Merger Agreement, 50% of the amount used in calculating the Aggregate Merger Consideration will be payable in cash, with the remainder of the consideration payable in the form of Century Stock. The Century Stock to be issued in the Merger will be freely transferable under the Securities Act, except for shares held by certain Celutel stockholders who may be deemed to be "affiliates" of Celutel. The actual number of shares of Century Stock issuable in connection with the Merger will be determined by dividing (1) 50% of the amount used in calculating the aggregate merger consideration by (2) the Average Century Price (as defined below) subject to a $27 floor price (which fixes the maximum aggregate number of Century shares at 1,878,000, or .147 per Celutel share) and a $33 ceiling price (which fixes the minimum aggregate number of Century shares at 1,536,000 or .120 per Celutel share). IF THE MERGER IS CONSUMMATED WHEN THE AVERAGE CENTURY PRICE IS LESS THAN THE $27 FLOOR PRICE, THEN THE VALUE OF THE MERGER CONSIDERATION AT SUCH TIME (DETERMINED SOLELY BY REFERENCE TO SUCH PRICE) WOULD BE LESS THAN IT WOULD BE IF SUCH PRICE WERE $27 OR MORE AND WOULD CONTINUE TO DECREASE AS THE TRADING PRICE OF CENTURY STOCK DECREASES. THE CENTURY STOCK HAS NOT TRADED AT A PRICE ABOVE $27 SINCE NOVEMBER 4, 1993. ON AUGUST 18, 1993 (THE TRADING DATE PRECEDING THE INITIAL PUBLIC
ANNOUNCEMENT OF THE TRANSACTION) AND ON JANUARY   , 1994 (THE TRADING DATE
PRECEDING THE DATE OF THIS PROXY STATEMENT), THE CLOSING PER SHARE SALE PRICES
OF CENTURY STOCK WERE $29 7/8 AND $            , RESPECTIVELY. SEE "INFORMATION
ABOUT CENTURY-MARKET PRICES FOR CENTURY STOCK." THERE CAN BE NO ASSURANCE AS TO THE TRADING PRICE OF THE CENTURY STOCK ON OR AFTER THE CLOSING DATE.



     If on the Closing Date the Average Century Price (as defined below) is
$            (which was the closing per share sale price on January   , 1994,
the last trading date preceding the date of this Proxy Statement), the value of
the minimum aggregate consideration on such date would be $            , which
equals $            on a per share basis. CELUTEL STOCKHOLDERS SHOULD BE AWARE
THAT CHANGES IN THE TRADING PRICE OF CENTURY STOCK WILL AFFECT THE VALUE OF THEIR MERGER CONSIDERATION, AND ARE ACCORDINGLY URGED TO OBTAIN CURRENT MARKET QUOTATIONS.



     After the Closing, the Aggregate Merger Consideration will be adjusted to reflect the parties' final calculation of the price adjustments estimated at Closing. If the Aggregate Merger Consideration calculated at the Effective Time exceeds the final calculation of the Aggregate Merger Consideration the Celutel stockholders will be required to refund such excess to Century, and if the Aggregate Merger Consideration calculated at the Effective Time is less than the final calculation of the Aggregate Merger Consideration the Celutel stockholders will be compensated for such deficit, all in the manner described herein. As described further herein, the minimum amounts of Merger Consideration described above are based on various adverse assumptions that Celutel considers unlikely, including that Celutel will incur the maximum amount of long-term indebtedness permitted under its current line of credit as a result of either of two events that are neither occurring nor expected to occur: (i) Celutel's operating revenues decreasing at an unprecedented rate or (ii) Celutel experiencing a higher percentage of uncollectible receivables compared with historical amounts. Celutel therefore anticipates that the actual Merger Consideration will be slightly higher than the minimum Merger Consideration described above.



     IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER PROPOSAL OR TO EXERCISE YOUR RIGHT TO DISSENT THEREFROM UNDER DELAWARE LAW AND RECEIVE CASH EQUAL TO THE "FAIR VALUE" OF YOUR SHARES (AS DETERMINED BY JUDICIAL APPRAISAL) IN LIEU OF THE MERGER CONSIDERATION, YOU ARE URGED TO CONSIDER, AMONG OTHER THINGS, THAT YOU MAY RECEIVE NO MORE THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES OF CENTURY STOCK DESCRIBED ABOVE. IF FOR ANY REASON THE MERGER CONSIDERATION AT CLOSING WILL BE LESS THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES DESCRIBED ABOVE, CELUTEL WILL SUPPLY YOU WITH SUPPLEMENTAL MATERIALS THAT WILL RESOLICIT YOUR PROXY AND WILL ADJOURN THE MEETING UNTIL AT LEAST 20 BUSINESS DAYS AFTER THE MAILING OF SUCH MATERIALS.



     Based on certain assumptions described herein, the Century Stock to be issued in connection with the Merger is expected to represent approximately 3.5% of the total outstanding Century Stock. Celutel's directors and officers and certain persons who may be deemed to be affiliates of Celutel beneficially owned as of the Record Date approximately 74% of the fully diluted equity of Celutel and are expected to receive approximately 72% of the Aggregate Merger Consideration after giving effect to the Allocation Agreement (as defined below). For information regarding certain interests in the Merger of Celutel's executive officers and certain of Celutel's directors, see "Investment Considerations-Considerations Relating to the Merger--Interests of Certain Persons in the Merger."



     As more fully described under "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Estimates of Aggregate Merger Consideration," the per pop value of Celutel implied by the minimum Merger Consideration is approximately $132 (if the Average Century Price is between $27 and $33) and
$      (if the Average Century Price is $      , the closing per share price of
Century Stock on the last trading date preceding the date of this Proxy Statement).



     For more information, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration."



     ALLOCATION OF AGGREGATE MERGER CONSIDERATION AMONG CELUTEL
STOCKHOLDERS. Under the Merger Agreement, the Aggregate Merger Consideration will be allocated among the holders of Celutel Common Stock, Celutel Preferred Stock and Celutel Warrants in accordance with their proportionate ownership of "CELUTEL SHARE EQUIVALENTS," which are defined in the Merger Agreement in such manner as to allocate such consideration among all holders of Celutel Common Stock, as if all shares of Celutel Preferred Stock were converted into Celutel Common Stock and all Celutel Warrants were purchased by Celutel in exchange for Celutel Common Stock in the manner described further herein. At the Effective Time, each outstanding share of Celutel Stock (other than shares held by dissenting stockholders) and each Celutel Warrant will be automatically converted into an amount of cash and number of shares of Century Stock determined on the basis of the holder's proportionate share of all Celutel Share Equivalents outstanding (or deemed outstanding) as of immediately prior to the Effective Time (before giving effect to the Allocation Agreement). In lieu of receiving fractional shares of Century Stock, holders of Celutel securities will receive a cash payment based on the Average Century Price. Under the Merger Agreement, each share of Celutel Common Stock outstanding or deemed to be outstanding is deemed to equal one Celutel Share Equivalent. For further information on the Merger Consideration expected to be payable to the Public Stockholders, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Minimum and Anticipated Aggregate and Per Share Merger Consideration."

     As used herein, "MERGER CONSIDERATION" means the amount of cash and number of shares of Century Stock to be received by a holder of Celutel securities for each Celutel Share Equivalent, after giving effect to all terms and conditions of the Merger Agreement (and, in the case of the Non-Public Stockholders, the Allocation Agreement described and defined below). All estimates of the Merger Consideration included herein relate solely to the amounts to be received by the Public Stockholders. As used herein, "AGGREGATE MERGER CONSIDERATION" means the amount of cash and number of shares of Century Stock to be received by all holders of Celutel securities, after giving effect to all terms and conditions of the Merger Agreement.


     For more information, see "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders."



     PUBLIC STOCKHOLDER HOLDBACK; LC ESCROW AGREEMENT. Under the Merger Agreement, each Celutel stockholder is required to pay its pro rata share of any liabilities that may arise after the Closing (collectively, "POST-CLOSING LIABILITIES") in connection with (i) any indemnity claims made by Century or its affiliates pursuant to the Merger Agreement, (ii) any post-Closing adjustments that decrease the Aggregate Merger Consideration or (iii) the incurrence of certain fees and expenses. Due to the administrative impracticability of collecting from each Public Stockholder its pro rata share of any Post-Closing Liabilities, the cash portion of the Aggregate Merger Consideration payable to the Public Stockholders will be reduced by an amount (the "PUBLIC STOCKHOLDER HOLDBACK AMOUNT") to be determined at Closing (which is estimated to be approximately $530,800 in the aggregate or approximately $.32 per share of Celutel Common Stock held by the Public Stockholders). The Non-Public Stockholders are not subject to a holdback under the Merger Agreement because
(i) Century was willing to assume the risk of collecting from such stockholders their pro rata share of any post-Closing adjustments to the Aggregate Merger Consideration and (ii) it was anticipated that the issuer of the Letter of Credit (as defined below) would also assume such risk in seeking reimbursement for indemnity claims paid to Century. As more fully described in the following "Agreement and Plan of Merger-Holdback of Funds Under LC Escrow Agreement," the Issuer has subsequently required the Non-Public Stockholders to provide cash collateral or establish credit to secure and fund reimbursement of their pro rata share of any indemnity claims paid to Century.



     For more information on these Post-Closing Liabilities and the reasons for the Public Stockholder Holdback Amount, see "Agreement and Plan of Merger-Indemnification," "-Determination of Aggregate Merger
Consideration--Post-Closing Adjustments," "--Public Stockholder Holdback" and "-Holdback of Funds Under LC Escrow Agreement--Withdrawal of Funds from Escrow Account."



     At Closing, Century will deliver the Public Stockholder Holdback Amount to PNC Bank, N.A., in its capacity as escrow agent (the "LC ESCROW AGENT"), which will hold such funds in accordance with an LC Escrow and Reimbursement Agreement (the "LC ESCROW AGREEMENT") to be entered into at Closing by, among others, PNC Bank, N.A., in its capacity as LC Escrow Agent and in its capacity as issuer of the Letter of Credit (the "ISSUER"), and the Stockholders' Representative. Any Post-Closing Liabilities payable by the Public Stockholders will be paid solely out of the Public Stockholder Holdback Amount, which payments will release the Public Stockholders from all further obligations with respect thereto. The Public Stockholder Holdback Amount will be disbursed to the Public Stockholders one year after the Closing (unless such term is extended by the Stockholders' Representative and the Issuer under the circumstances described herein) only to the extent that any amounts remain after payment of all Post-Closing Liabilities that may arise, provided that if at such time there is an unresolved indemnification claim of Century, the disputed amount will be drawn under the Letter of Credit and transferred to a separate escrow account and held pursuant to the terms of the Escrow Agreement (as defined below). No assurance can be given that any such amounts will remain following such payments.

     As used herein, "PUBLIC STOCKHOLDERS" refers to the holders of Celutel Common Stock immediately prior to the Effective Time other than (i) Messrs. Frank S. Scarpa (and his related family trust), David A. Warren, Richard J. Donnelly, Mrs. Valerie S. Hart, CIVC, Messrs. Avy H. Stein and John R. Willis and (ii) all other holders of Celutel Preferred Stock.

     BY VIRTUE OF THE CELUTEL STOCKHOLDERS' ADOPTION OF THE MERGER PROPOSAL AT THE MEETING, EACH NON-DISSENTING CELUTEL STOCKHOLDER (AS DEFINED BELOW) WILL BE DEEMED TO HAVE AGREED TO ALL OF THE TERMS AND CONDITIONS OF THE LC ESCROW AGREEMENT.


     For more information, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration," "-Indemnification," "-Holdback of Funds Under LC Escrow Agreement" and "-Stockholders' Representative."



     INDEMNIFICATION BY STOCKHOLDERS. Subject to certain limitations, deductibles, conditions and procedures described herein, the Merger Agreement provides that the Celutel stockholders will, on a pro rata basis, indemnify the Century Indemnitees (as defined below) for post-Closing losses resulting from any breach of the representations, warranties or covenants of Celutel in the Merger Agreement, any claims made by former Celutel stockholders or stockholders or partners of Celutel's cellular operating subsidiaries, certain claims relating to an employee automobile accident and in certain other specified circumstances. Subject to certain exceptions applicable only to the Principal Stockholders, the Celutel stockholders will have no indemnification liability in excess of an aggregate of $3.5 million or for claims asserted more than one year after the Effective Date, and the Public Stockholders will have no liability in excess of the Public Stockholder Holdback Amount. The Principal Stockholders have agreed to indemnify Century against certain losses on account of representations, warranties and covenants made by them as well as certain losses in excess of $3.5 million or asserted more than one year after the Effective Date. See "Agreement and Plan of Merger-Indemnification."



     As a condition to Closing, Celutel will obtain a one-year letter of credit (the "LETTER OF CREDIT") in the amount of $3.5 million from the Issuer in favor of Century which, subject to certain conditions and procedures, may be drawn upon by Century in the event of any loss which gives rise to a right of indemnification. On November 30, 1993, the Issuer executed a commitment letter with respect to the Letter of Credit. The issuance of the Letter of Credit at Closing is conditioned upon, among other things, execution of the LC Escrow Agreement and certain other reimbursement documents by the Stockholders' Representative, CIVC and Mr. Scarpa, setting forth the terms of certain stockholders' reimbursement obligations to the Issuer. In the event that there exists at the expiration of the Letter of Credit an unresolved claim for indemnification, unless the Letter of Credit is extended by the Stockholders' Representative and the Issuer, a sum equal to the disputed amount will be paid into an escrow account with First American Bank & Trust of Louisiana, Monroe, Louisiana (the "ESCROW AGENT"), which will hold such sum pursuant to the Escrow Agreement until the dispute is resolved. For further information, see "Agreement and Plan of Merger-Indemnification--Letter of Credit" and "-Holdback of Funds Under LC Escrow Agreement--Escrow Agreement."



     STOCKHOLDERS' REPRESENTATIVE. BY VIRTUE OF THE CELUTEL STOCKHOLDERS' ADOPTION OF THE MERGER PROPOSAL AT THE MEETING, EACH NON-DISSENTING CELUTEL STOCKHOLDER WILL BE DEEMED TO HAVE APPOINTED CIVC AS THE STOCKHOLDERS' REPRESENTATIVE TO ACT ON BEHALF OF ALL CELUTEL STOCKHOLDERS IN CONNECTION WITH THE MERGER AGREEMENT AND THE LC ESCROW AGREEMENT, INCLUDING PURSUING, DEFENDING, COLLECTING AND SETTLING ADJUSTMENTS TO THE AGGREGATE MERGER CONSIDERATION AND INDEMNIFICATION CLAIMS. For further information on CIVC and its rights and duties under the Merger Agreement and the LC Escrow Agreement, see "Agreement and Plan of Merger-Stockholders' Representative."


     CERTAIN FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, the Merger will be treated as a taxable purchase of the Celutel Stock by Century. Accordingly, each holder will recognize gain or loss in an amount equal to the difference between (a) the sum of the cash and the fair market value of the Century Stock received and (b) his or her basis in the Celutel Stock surrendered in the Merger. Although current tax law is unclear, Celutel believes that the cash deposited in escrow which constitutes the Public Stockholder Holdback Amount and the other amounts required to be deposited in escrow should be included for purposes of calculating the amount of cash received by holders of Celutel Stock. Each holder's recognized gain or loss will be capital gain or loss (provided that such securities are capital assets in the hands of the holder) and will be long-term capital gain or loss if such securities have been held for more than one year. The basis of the Century Stock received by each Celutel stockholder in the Merger will be the fair market value of the Century Stock at the Effective Time and the holding period for such shares will begin on the day after the Closing Date. A Celutel stockholder who exercises dissenters' rights with respect to his shares (see "Rights of Dissenting Stockholders of Celutel") will be subject to tax on the receipt of the payments pursuant to the stock redemption rules of Section 302 of the Internal Revenue Code of 1986, as amended (the "CODE") (taking into account the stock attribution rules of Section 318 of the Code). In general, if the Celutel stockholder holds his or her shares of Celutel Stock as a capital asset at the Effective Time, such stockholder will recognize capital gain or loss measured by the difference between the amount of cash received by such stockholder and the basis for his or her shares.


     IT IS RECOMMENDED THAT EACH STOCKHOLDER CONSULT HIS OWN TAX ADVISOR CONCERNING THE APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER. SEE "AGREEMENT AND PLAN OF MERGER-CERTAIN FEDERAL INCOME TAX CONSEQUENCES."



     REGULATORY APPROVALS AND OTHER CLOSING CONDITIONS. The Federal Communications Commission ("FCC") has granted several orders approving the transactions contemplated by the Merger, the last of which was granted on November 9, 1993 and became final and nonappealable on December 20, 1993. Celutel and Century have received all other regulatory approvals they believe are required to consummate the Merger. In addition to receipt of regulatory and stockholder approvals, Century's obligation to consummate the Merger is subject to, among other things, (i) the number of Celutel Share Equivalents held by dissenting stockholders not exceeding 5% of the aggregate Celutel Share Equivalents, and (ii) the absence of a material adverse change in any of Celutel's cellular system operating subsidiaries. No assurance can be given that the conditions to either party's obligation to consummate the Merger can or will be satisfied or waived. For further information concerning the foregoing, see "Agreement and Plan of Merger-Regulatory Approvals" and "-Other Closing Conditions."



     EXPENSES. All fees and expenses incurred in connection with the Merger Agreement and related transactions shall be paid by the party incurring them, regardless of whether the Merger is consummated. See "Agreement and Plan of Merger-Expenses."



     NON-SOLICITATION; TERMINATION FEE. Celutel and the Principal Stockholders have agreed, unless the Board of Directors of Celutel makes a Fiduciary Determination (as defined below), to refrain from soliciting or encouraging any acquisition proposal relating to Celutel or engaging in discussions or negotiations with, or furnishing any information to, any person that is considering making an acquisition proposal. Celutel has agreed to pay Century a termination fee of 2% of the amount used in calculating the Aggregate Merger Consideration if, following the receipt of an unsolicited bona fide acquisition proposal, the Merger Agreement is terminated by Celutel as a result of a Fiduciary Determination by the Board of Directors of Celutel. The termination fee could have the effect of discouraging a third party from pursuing an acquisition proposal involving Celutel. See "Agreement and Plan of Merger-Non-Solicitation; Termination Fee."

     AMENDMENT, WAIVER AND TERMINATION. The Merger Agreement may be amended by Century and Celutel at any time before or after adoption of the Merger Agreement by Celutel's stockholders, except that after such stockholder adoption no amendment may decrease or change the form of the Merger Consideration or adversely affect Celutel's stockholders without the further approval of the affected stockholders. The Merger Agreement may be terminated prior to the Effective Time by the mutual consent of the parties or by Century or Celutel upon the occurrence or non-occurrence of certain specified events, including the failure to obtain stockholder approval of the Merger Agreement at the Meeting or, subject to certain exceptions, the failure to consummate the Merger by March 6, 1994, or any material breach of the representations, warranties and covenants of the other party. See "Agreement and Plan of Merger-Amendment, Waiver and Termination" and "-Non-Solicitation; Termination Fee."



     PROCEDURES FOR RECEIVING MERGER CONSIDERATION. In connection with the mailing of this Proxy Statement, each Celutel stockholder has been furnished with a Letter of Transmittal for use in submitting certificates representing Celutel Stock. Immediately following the Effective Time, Society Shareholder Services, Inc., Dallas, Texas (the "EXCHANGE AGENT"), will deliver to each Celutel stockholder, upon such stockholder's delivery to the Exchange Agent of a duly completed Letter of Transmittal, together with all stock certificates held by such stockholder, the Merger Consideration payable to such stockholder under the terms and conditions of the Merger Agreement (and, in the case of the Non-Public Stockholders, the Allocation Agreement). EACH CELUTEL STOCKHOLDER IS ENCOURAGED PROMPTLY TO COMPLETE AND RETURN THE ENCLOSED LETTER OF TRANSMITTAL, TOGETHER WITH ALL CERTIFICATES REPRESENTING CELUTEL STOCK, IN ORDER THAT SUCH CONSIDERATION MAY BE DISTRIBUTED AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME. See "Agreement and Plan of Merger-Procedures for Receiving Merger Consideration."



SEVERANCE PAYMENTS AND INTERESTS OF CERTAIN PERSONS IN THE MERGER



     Celutel's executive officers and certain of Celutel's directors have certain interests that present them with actual or potential conflicts of interest in connection with the Merger. Century has agreed to cause Celutel to pay, within 30 days after the Closing, (i) $650,000 to Mr. Scarpa in connection with his agreement to terminate all of his rights under his 1988 employment agreement, as amended, and to continue to abide by certain noncompetition obligations and (ii) the amounts provided for in the Management Stay Bonus Plan adopted by the Celutel Board of Directors in March 1992 (which are equal to 1% of the amount used to calculate the Aggregate Merger Consideration, calculated exclusive of Celutel's transaction costs related to the Merger (but in no event in excess of $1.1 million)), to be divided equally among three of Celutel's executive officers (excluding Mr. Scarpa). Pursuant to its agreement with Celltech Cellular Information Systems, Inc. ("CELLTECH"), Century has agreed to cause Celutel after the Closing to pay $525,000 to Celltech as consideration for the execution of certain amendments to the agreements under which Celltech provides billing and other services to Celutel. These amendments, among other things, shorten the term of these agreements. Mr. Scarpa beneficially owns 85% of the capital stock of Celltech and the remainder is beneficially owned in equal amounts by Celutel's three other executive officers. In addition, the Merger Agreement provides that Century will, after the Closing, maintain and abide by certain indemnification agreements in favor of, among others, certain current and former directors and officers of Celutel and the indemnification obligations of Celutel set forth in its Bylaws. See "Agreement and Plan of Merger-Executive Officer Benefits", "-Other Closing Conditions--Amendment of Celltech Agreements" and "-Indemnification of CIVC and Celutel's Officers and Directors."

DISSENTERS' RIGHTS


     BY REFRAINING FROM VOTING IN FAVOR OF THE MERGER PROPOSAL AND COMPLYING WITH VARIOUS OTHER PRE-AND POST-CLOSING PROCEDURES THAT ARE REQUIRED BY SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE "DELAWARE GCL") AND DESCRIBED UNDER "RIGHTS OF DISSENTING STOCKHOLDERS OF CELUTEL," STOCKHOLDERS OF CELUTEL WILL HAVE THE RIGHT TO DISSENT TO THE MERGER, IN WHICH EVENT, IF THE MERGER IS CONSUMMATED, THEY WILL BE ENTITLED TO RECEIVE IN CASH THE "FAIR VALUE" OF THEIR RESPECTIVE SHARES OF CELUTEL STOCK, AS DETERMINED BY JUDICIAL APPRAISAL, IN LIEU OF THE MERGER CONSIDERATION THAT SUCH STOCKHOLDERS WOULD OTHERWISE BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER AGREEMENT. ANY CELUTEL STOCKHOLDER WHO DELIVERS AN EXECUTED PROXY AND WHO DESIRES TO PERFECT DISSENTER'S RIGHTS MUST MARK THE PROXY "AGAINST" THE MERGER PROPOSAL BECAUSE AN EXECUTED AND DELIVERED PROXY THAT DOES NOT SPECIFY A VOTE WILL BE VOTED IN FAVOR OF THE MERGER PROPOSAL. THE EXERCISE OF THESE RIGHTS MAY RESULT IN A JUDICIAL DETERMINATION THAT THE FAIR VALUE OF A DISSENTING STOCKHOLDER'S SHARES OF CELUTEL STOCK IS HIGHER OR LOWER THAN THE VALUE OF THE MERGER CONSIDERATION PAYABLE TO THE NON-DISSENTING STOCKHOLDERS PURSUANT TO THE MERGER AGREEMENT. STOCKHOLDERS WHO OPPOSE THE MERGER ARE URGED TO READ "RIGHTS OF DISSENTING STOCKHOLDERS OF CELUTEL" IN ITS ENTIRETY.


CENTURY AND CELUTEL

     CENTURY. Century is a regional diversified telecommunications company that provides local telephone and cellular mobile telephone services largely in the central north-south corridor of the United States. While regulated telephone operations constitute the preponderant part of its business, Century's mobile communications subsidiaries provide cellular mobile telephone and paging services. Century's principal executive offices are located at 100 Century Park Drive, Monroe, Louisiana 71203, and its telephone number is (318) 388-9500. See "Information About Century."

     CELUTEL. Celutel is engaged in the construction, development and operation of cellular telephone systems servicing two metropolitan statistical areas ("MSAS") in Texas and three MSAs in Mississippi. Celutel's principal executive offices are located at 900 Bestgate Road, Suite 400, Annapolis, Maryland 21401, and its telephone number is (410) 573-5200. See "Information About Celutel."

MARKET PRICES


     On August 18, 1993 (the trading day preceding public announcement of the execution of the Century Letter of Intent, as defined below), on October 8, 1993 (the trading day preceding public announcement of the execution of the Merger
Agreement) and on January   , 1994 (the trading day preceding the date of this
Proxy Statement), the closing per share sale prices of Century Stock, as reported on the New York Stock Exchange Composite Tape, were $29 7/8, $27 1/8
and $            , respectively. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET
PRICE OF CENTURY STOCK AT OR AFTER THE CLOSING DATE. SEE "INFORMATION ABOUT CENTURY-MARKET PRICES FOR CENTURY STOCK." IN ADDITION, SEE "AGREEMENT AND PLAN OF MERGER-DETERMINATION OF AGGREGATE MERGER CONSIDERATION" FOR INFORMATION REGARDING THE POSSIBLE IMPACT ON THE VALUE AS OF THE CLOSING DATE OF THE AGGREGATE MERGER CONSIDERATION CAUSED BY THE PER SHARE MARKET PRICES OF THE CENTURY STOCK BEING ABOVE $33 OR BELOW $27.



     On August 18, 1993 (the trading day preceding public announcement of the execution of the Century Letter of Intent), on October 8, 1993 (the trading day preceding public announcement of the execution of the Merger Agreement) and on
January   , 1994 (the trading day preceding the date of this Proxy Statement) , the closing per share sale prices of Celutel Common Stock, as reported on the
American Stock Exchange Composite Tape, were $4 1/2, $6 7/8, and $            ,
respectively. See "Information About Celutel-Market Prices for Celutel Common Stock."

     For each of the dates listed above, the following table sets forth the closing per share sale prices of the Century Stock (on a historical basis) and the Celutel Common Stock (on a historical and equivalent basis).



                                                                                               CELUTEL EQUIVALENT
                                                                                  CELUTEL           BASED ON
                                                              CENTURY STOCK    COMMON STOCK          MINIMUM
                                                               (HISTORICAL)    (HISTORICAL)     CONSIDERATION(1)
                                                              --------------  ---------------  -------------------
August 18, 1993.............................................    $    29.88       $    4.50          $    7.61
October 8, 1993.............................................         27.13            6.88               7.61
January   , 1994............................................



- ---------------



(1) The amounts presented under the heading "Celutel Equivalent Based on Minimum Consideration" equal the sum of (i) the amount of cash payable under the Merger Agreement assuming a minimum Calculation Amount (as defined below) of $101.4 million, and after deducting the Public Stockholder Holdback Amount estimated at $.32 per share, plus (ii) the product derived by multiplying the closing per share sale prices of Century Stock on August 18 and October
    8, 1993 and January   , 1994 by common stock equivalent exchange factor of
    .133, .146 and     , respectively. For each such historical stock price
    presented above, the associated exchange factor was calculated by dividing
    (i) the number of shares of Century Stock that would be issuable under the Merger Agreement at such price (assuming the Calculation Amount described above) by (ii) the number of Celutel Share Equivalents expected to be outstanding at the Effective Time (determined as if all outstanding Celutel Preferred Stock had been converted into Celutel Common Stock as described under "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration" and all outstanding Celutel Warrants had been settled in the manner indicated under "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders--Allocation to Warrant Holders"). For more detailed information on the Merger Consideration, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Effect of Century Price on Value of Aggregate and Per Share Merger Consideration."

SELECTED PRO FORMA FINANCIAL INFORMATION

     The following selected unaudited pro forma consolidated condensed financial information of Century gives effect to the Merger under the purchase accounting method as if it had occurred on January 1, 1992 with respect to the selected income statement data, and on September 30, 1993 with respect to the selected balance sheet data, and after certain adjustments necessary to conform the basis of presentation of the Century and Celutel information. The pro forma information also gives effect to certain other acquisitions that Century consummated in 1992 and 1993 and expects to consummate in early 1994. For further information on the manner in which the following selected information was derived, see "Unaudited Pro Forma Consolidated Condensed Financial Information."

                                                                                 YEAR ENDED       NINE MONTHS ENDED
                                                                             DECEMBER 31, 1992   SEPTEMBER 30, 1993
                                                                             ------------------  -------------------
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE
                                                                                            AMOUNTS)
SELECTED PRO FORMA INCOME STATEMENT DATA:
  Total revenues...........................................................     $    415,495        $     344,492
  Operating income.........................................................     $    109,662        $      94,158
  Income before cumulative effect of changes in accounting principles......     $     48,522        $      45,627
  Fully diluted earnings per share before cumulative effect of changes in
accounting principles......................................................     $        .91        $         .84
  Dividends per share of common stock......................................     $       .293        $        .233
  Fully diluted weighted average common shares outstanding.................           53,496               58,487

                                                                                               SEPTEMBER 30, 1993
                                                                                               -------------------
                                                                                                 (IN THOUSANDS)
SELECTED PRO FORMA BALANCE SHEET DATA:
  Net property, plant and equipment..........................................................    $       812,222
  Excess cost of net assets acquired, net....................................................    $       432,392
  Total assets...............................................................................    $     1,462,957
  Long-term debt.............................................................................    $       560,100
  Stockholders' equity.......................................................................    $       549,343

PER SHARE DATA

     Set forth below with respect to the Century Stock and the Celutel Common Stock is certain unaudited per fully-diluted common share data presented on a historical, pro forma consolidated and pro forma equivalent basis. The information set forth below should be read in conjunction with the financial statements of Century and Celutel incorporated herein by reference and the unaudited pro forma consolidated condensed financial information included elsewhere herein.

                                                                                 AS OF OR FOR      AS OF OR FOR
                                                                                  YEAR ENDED     NINE MONTHS ENDED
                                                                                 DECEMBER 31,      SEPTEMBER 30,
                                                                                     1992              1993
                                                                               ----------------  -----------------
CENTURY STOCK
  Book value
    Historical...............................................................     $     7.87         $    9.70
    Pro forma consolidated(1)................................................         --             $   10.27
  Cash dividends
    Historical...............................................................     $      .29         $     .23
    Pro forma consolidated(1)................................................     $      .29         $     .23
  Income before cumulative effect of changes in accounting principles
    Historical...............................................................     $     1.22         $     .96
    Pro forma consolidated(1)................................................     $      .91         $     .84
CELUTEL COMMON STOCK(2)
  Book value
    Historical...............................................................     $   (10.75)        $  (12.81)
    Pro forma equivalent.....................................................         --             $    3.18
  Cash dividends
    Historical...............................................................         --                --
    Pro forma equivalent.....................................................     $      .10         $     .07
  Income (loss) before cumulative effect of changes in accounting principles
    Historical...............................................................     $    (3.52)        $   (2.04)
    Pro forma equivalent.....................................................     $      .30         $     .26

- ---------------
(1) Gives effect to the Merger and to Other Acquisitions (as defined below) Century consummated in 1992 and 1993 or expects to consummate in early 1994 as of the dates and based on the assumptions and adjustments described under "Unaudited Pro Forma Consolidated Condensed Financial Information."


(2) The "pro forma equivalent" amounts set forth above with respect to the Celutel Common Stock are calculated by multiplying the respective Century pro forma consolidated amounts by a common stock equivalent exchange factor of .33 as of and for the year ended December 31, 1992 and .31 as of and for the nine months ended September 30, 1993. As of each such date, the associated exchange factor was calculated by dividing (i) the number of shares of Century Stock that would be issuable under the Merger Agreement if all of the Aggregate Merger Consideration were payable in stock (applying the assumptions set forth in Note 2 under "Unaudited Pro Forma Consolidated Condensed Financial Information") by (ii) the number of Celutel Share Equivalents as of such date, determined as if all outstanding Celutel Preferred Stock had been converted into Celutel Common Stock as described under "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders" and all outstanding Celutel Warrants had been settled in the manner indicated under "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders--Allocation to Warrant Holders." The "historical" amounts set forth above with respect to the Celutel Common Stock reflect actual historical results. If the historical book value amounts are adjusted to reflect the effect of the above-listed assumptions used in calculating the pro forma equivalent amounts, such historical book value amounts would be $(.47) and $(.53) as of December 31, 1992 and September 30, 1993, respectively.


                             ELECTION OF DIRECTORS


     There will also be submitted to the Celutel stockholders at the Meeting a proposal to elect five Directors of Celutel to serve until the earlier of the consummation of the Merger or Celutel's next annual meeting of stockholders and until their respective successors are elected and qualified. Messrs. Frank S. Scarpa, Douglas Dittrick, J. Walter Corcoran, Avy H. Stein and John R. Willis have been nominated for re-election as Directors at the Meeting. See "Introduction-Record Date; Quorum; Vote Required" and "Election of Directors."

                           INVESTMENT CONSIDERATIONS

     STOCKHOLDERS OF CELUTEL SHOULD CONSIDER THE FOLLOWING INVESTMENT CONSIDERATIONS IN DETERMINING WHETHER TO VOTE IN FAVOR OF THE MERGER PROPOSAL AND TO ACQUIRE THE CENTURY STOCK OFFERED BY THIS PROXY STATEMENT.

CONSIDERATIONS RELATING TO CENTURY STOCK

     REGULATORY, COMPETITIVE AND TECHNOLOGICAL UNCERTAINTY--CELLULAR
OPERATIONS. The FCC and various state public utility commissions regulate the licensing, construction, operation, interconnection arrangements, sale and acquisition of cellular telephone systems and certain state public utility commissions also regulate certain aspects of pricing by cellular operators. Changes in the regulation of cellular operators (such as price regulation by the FCC or increased price regulation by state authorities, or a decision by the FCC to grant additional licenses in each cellular market) could have a material adverse effect on Century.

     Century faces significant competition from the other cellular licensee in each of its markets (which include McCaw, Pacific Telecom, Centennial, Sprint, United States Cellular and several other well-established cellular companies), resale carriers within such markets and from other communications technologies that now exist, including specialized mobile radio systems (which Century believes are operating in a majority of its markets) and paging services, and may in the future face competition from other technologies that may be developed or perfected. Several recent FCC initiatives have resulted in the allocation of additional frequency spectrum or the issuance of experimental licenses for mobile communications technologies that will or may be competitive with cellular, including personal communication services (for which the FCC intends to begin auctioning operating licenses in May 1994) and mobile satellite services. In addition, the FCC has authorized certain specialized mobile radio service licensees to configure their systems so as to operate in a manner similar to cellular systems, and certain of these licensees recently announced their intention to create a nationwide mobile communications system to compete with cellular systems. These initiatives as well as other continuing technological advances in the communications and wireless data transmission industries make it impossible to predict the extent of future competition to cellular systems.

     REGULATORY, COMPETITIVE AND TECHNOLOGICAL UNCERTAINTY--TELEPHONE OPERATIONS. The FCC and various state public utility commissions regulate significant portions of the business of local exchange carriers ("LECS"), including the licensing, construction, operation, sale and acquisition of LECs. The FCC and substantially all of the state public utility commissions regulate the rates and authorized rates of return that LECs, including Century's local exchange subsidiaries, are allowed to earn. The FCC and a limited number of state regulatory commissions have begun to relax the regulation of LEC's rates and authorized rates of return. Coincident with this movement toward reduced regulation is the introduction and encouragement of local exchange competition by the FCC and various state public utility commissions, along with the emergence of certain companies providing competitive access and other services that compete with LEC's services. In addition, the FCC and certain state public utility commissions have explored or implemented initiatives to reduce the funding of certain support mechanisms that have traditionally benefitted several of Century's local exchange subsidiaries. There is no assurance that these initiatives toward relaxed regulation and increased competition will not have a material adverse effect on Century.

     In connection with the well-publicized convergence of telecommunications, cable, video, computer and other technologies, several large companies have recently announced plans to offer products that would significantly enhance current communications and data transmission services and, in some instances, introduce new two-way video, entertainment, data, consumer and other multimedia services. No assurance can be given that Century will have the resources to offer these products or services, or that the offering of these products or services by others will not have a material adverse effect on Century.

     DEVELOPING CELLULAR INDUSTRY. The cellular industry has a relatively limited operating history, and there continues to be uncertainty regarding its future. Among other factors, there is uncertainty regarding (i) the continued growth in the number of customers, (ii) the usage and pricing of cellular services, particularly as market penetration increases and lower-usage customers subscribe for service, (iii) the number of customers who will terminate service each month, and (iv) the impact of changes in technology, regulation and competition (see "--Regulatory, Competitive and Technological Uncertainty--Cellular Operations").

     VALUE ASSOCIATED WITH CELLULAR OPERATIONS. Century's management believes that a significant portion of the aggregate market value of Century Stock is represented by the current market value of Century's cellular interests. There can be no assurance that the market value of Century's cellular interests will remain at its current level. Management believes that decreases in the market value of such interests could materially decrease the trading price of Century Stock.

     The market value of cellular interests is frequently determined on the basis of the number of pops controlled by a cellular provider. The population of a particular cellular market, however, does not necessarily bear a direct relationship to the number of subscribers or the revenues that may be realized from the operation of the related cellular system. The future market value of Century's cellular interests will depend on, among other things, the success of its cellular operations.


     OTHER CONSIDERATIONS. For further information on the regulatory, competitive, technological and other risks inherent in Century's cellular and telephone operations, see the documents filed by Century pursuant to the Exchange Act that are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" and "Available Information."


CONSIDERATIONS RELATING TO THE MERGER


     DEPENDENCE OF VALUE OF MERGER CONSIDERATION ON VALUE OF CENTURY STOCK. IF THE MERGER IS CONSUMMATED AT A TIME WHEN THE AVERAGE CENTURY PRICE IS LESS THAN $27, THEN THE NUMBER OF SHARES OF CENTURY STOCK TO BE ISSUED AT CLOSING WOULD BE LESS THAN THE NUMBER TO BE ISSUED IN THE ABSENCE OF THE $27 PRICE FLOOR, AND, ACCORDINGLY, THE VALUE OF THE MERGER CONSIDERATION AS OF SUCH TIME (DETERMINED SOLELY BY REFERENCE TO SUCH TRADING PRICE) WOULD BE LESS THAN IT WOULD BE IF SUCH TRADING PRICE WERE $27 OR MORE. SEE "AGREEMENT AND PLAN OF MERGER-DETERMINATION OF AGGREGATE MERGER CONSIDERATION." THE CENTURY STOCK HAS NOT TRADED AT A PRICE ABOVE $27 SINCE NOVEMBER 4, 1993. THERE CAN BE NO ASSURANCE AS TO THE TRADING PRICE OF THE CENTURY STOCK PRIOR TO, ON OR AFTER THE CLOSING DATE. See "Information About Century-Market Prices for Century Stock." Celutel Stockholders are therefore urged to obtain current market quotations.



     CONTROL OF CELUTEL BY PRINCIPAL STOCKHOLDERS. The Principal Stockholders beneficially own shares of Celutel Stock entitling them to cast in excess of a majority of Celutel's total voting power. Under the terms of an existing stockholders' agreement, the Principal Stockholders have agreed to take all actions within their control so that the authorized number of directors of Celutel will be five persons, with two persons designated by CIVC, two persons designated by Mr. Scarpa and one person jointly designated by CIVC and Mr. Scarpa. Both of CIVC's designees are executive officers of CIVC. Mr. Scarpa's designees are himself and Douglas Dittrick. See "Election of Directors."



     AGREEMENT OF PRINCIPAL STOCKHOLDERS TO VOTE FOR THE MERGER
PROPOSAL. Subject to certain exceptions and limitations described herein, the Principal Stockholders have agreed to vote in favor of the Merger Proposal. These votes in and of themselves will be sufficient to adopt the Merger Proposal without the vote of any other stockholders of Celutel. See "Introduction-Record Date; Quorum; Vote
                                       2

Required." For a description of the rights of Celutel stockholders to dissent from the Merger Proposal under the Delaware GCL, see "Rights of Dissenting Stockholders of Celutel."



     INDEMNIFICATION OBLIGATIONS; ADJUSTMENTS TO MERGER CONSIDERATION; PUBLIC STOCKHOLDER HOLDBACK OF MERGER CONSIDERATION; STOCKHOLDERS' REPRESENTATIVE. At the Closing, Century will deliver to the LC Escrow Agent, out of the cash that would otherwise be payable as Merger Consideration to the Public Stockholders, the Public Stockholder Holdback Amount (which is estimated to be approximately $530,800 in the aggregate or approximately $.32 per share of Celutel Common Stock held by the Public Stockholders). This amount will be held in escrow pursuant to the LC Escrow Agreement to fund each Public Stockholder's pro rata share of any Post-Closing Liabilities. The Public Stockholder Holdback Amount will be disbursed to the Public Stockholders one year after the Closing (unless the term of the Letter of Credit is extended by the Stockholders' Representative and the Issuer under the circumstances described herein) only to the extent that any amounts remain after payment of all Post-Closing Liabilities that may arise. No assurance can be given that any such amounts will remain following such payments. The Non-Public Stockholders will be obligated to pay their pro rata share (after giving effect to the Allocation Agreement) of Post-Closing Liabilities, and, as more fully described under "Agreement and Plan of Merger-Holdback of Funds Under LC Escrow Agreement," each Non-Public Stockholder will be required to establish either cash or credit collateral to secure its reimbursement obligations to the Issuer for Post-Closing Liabilities. BY VIRTUE OF THE CELUTEL STOCKHOLDERS' ADOPTION OF THE MERGER PROPOSAL AT THE MEETING, EACH NON-DISSENTING CELUTEL STOCKHOLDER WILL BE DEEMED TO HAVE APPOINTED CIVC AS THE STOCKHOLDERS' REPRESENTATIVE AND AS HIS AGENT AND ATTORNEY-IN-FACT TO ADMINISTER THE DISBURSEMENT OF THE FUNDS HELD PURSUANT TO THE LC ESCROW AGREEMENT AND FOR THE OTHER PURPOSES DESCRIBED HEREIN. For additional information, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration," "-Indemnification," "-Holdback of Funds Under LC Escrow Agreement" and "-Stockholders' Representative."



     OTHER CONSIDERATIONS RELATING TO AGGREGATE MERGER CONSIDERATION. Although the Merger Consideration payable at Closing cannot be definitively calculated until immediately prior to the Closing Date, the minimum aggregate consideration payable under the Merger Agreement will be $50,167,000 cash (after deducting the Public Stockholder Holdback Amount estimated at $530,800) and between 1,536,000 and 1,878,000 shares of Century Stock. On a per share basis, this consideration will equal $3.65 cash (after deducting the Public Stockholder Holdback Amount estimated at $.32 per share) and between .120 and .147 shares of Century Stock.



     The minimum amounts of Merger Consideration presented above are based on various adverse assumptions that Celutel considers unlikely, as more fully described herein. Celutel therefore anticipates that the actual Merger Consideration will be slightly higher than the minimum Merger Consideration described above. IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER PROPOSAL OR TO EXERCISE YOUR RIGHT TO DISSENT THEREFROM UNDER DELAWARE LAW, YOU ARE URGED TO CONSIDER, AMONG OTHER THINGS, THAT YOU MAY RECEIVE NO MORE THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES OF CENTURY STOCK DESCRIBED ABOVE. IF FOR ANY REASON THE MERGER CONSIDERATION AT CLOSING WILL BE LESS THAN THE MINIMUM AMOUNT OF CASH AND NUMBER SHARES DESCRIBED ABOVE, CELUTEL WILL SUPPLY YOU WITH SUPPLEMENTAL MATERIALS THAT WILL RESOLICIT YOUR PROXY AND WILL ADJOURN THE MEETING UNTIL AT LEAST 20 BUSINESS DAYS AFTER THE MAILING OF SUCH MATERIALS. For further information concerning the Merger Consideration, see "Agreement and Plan of Merger-- Determination of Aggregate Merger Consideration."



     If on the Closing Date the Average Century Price is $      (which was the
closing per share sale price on January   , 1994, the last trading date
preceding the date of this Proxy Statement), the value of the minimum aggregate consideration on such date (determined solely by reference to such trading
price) would be $      , which equals $      on a per Celutel Share Equivalent
basis. CELUTEL

STOCKHOLDERS SHOULD BE AWARE THAT CHANGES IN THE TRADING PRICE OF CENTURY STOCK WILL AFFECT THE VALUE OF THEIR MERGER CONSIDERATION AND ARE ACCORDINGLY URGED TO OBTAIN CURRENT MARKET QUOTATIONS.



     In addition, due to the stock dividends that accrue on a daily basis with respect to the Celutel Preferred Stock, any delays in consummating the Merger will, in the absence of any countervailing factors, decrease the portion of the Aggregate Merger Consideration allocable to holders of Celutel Common Stock. See "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders--Effect of Preferred Stock Dividends on Allocation."



     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Celutel's executive officers and certain of Celutel's directors have certain interests that present them with actual or potential conflicts of interest in connection with the Merger. The Merger Agreement provides that (i) Mr. Scarpa will receive a $650,000 severance payment in settlement of his 1988 employment agreement, as amended, (ii) Celutel's three other executive officers will receive bonus payments in an aggregate amount equal to 1% of the amount used in calculating the Aggregate Merger Consideration, calculated exclusive of Celutel's transaction costs related to the Merger (but in no event in excess of $1.1 million), pursuant to the Management Stay Bonus Plan adopted by the Celutel Board of Directors in March 1992 and (iii) CIVC and certain current and former officers and directors of Celutel will be entitled to continued benefits under certain indemnification agreements and by-law provisions. In addition, Century and Celltech, a company beneficially owned by Mr. Scarpa and Celutel's three other executive officers that provides electronic data processing and billing services to Celutel, have agreed to amendments to the agreements pursuant to which those services are provided in consideration of payments to Celltech of $525,000. See "Agreement and Plan of Merger-Executive Officer Benefits", "-Other Closing Conditions--Amendment of Celltech Agreements" and "-Indemnification of CIVC and Celutel's Officers and Directors."

                                  INTRODUCTION


     This Proxy Statement and the accompanying forms of proxy have been furnished in connection with the solicitation by the Board of Directors of Celutel of proxies to be used at the annual meeting of stockholders to be held at the time and place specified in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments or postponements thereof (the "MEETING"). Only holders of record of Celutel Common Stock or Celutel Preferred Stock at the close of business on January 3, 1994 (the "RECORD DATE") are entitled to notice of and to vote at the Meeting. This Proxy Statement and the accompanying proxies
are first being mailed to stockholders of Celutel on or about January   , 1994.


     Celutel will bear the costs of soliciting proxies from its stockholders. Although not anticipated, proxies may be solicited without extra remuneration by directors, officers or employees of Celutel, by mail, telephone, telex, telefacsimile, telegram or personal contact.

PURPOSE OF MEETING


     The purpose of the Meeting is (i) to consider and vote upon a proposal (the "MERGER PROPOSAL") to adopt the Merger Agreement (and the accompanying LC Escrow Agreement), pursuant to which, among other things, (a) Celutel Acquisition Corp., a wholly-owned subsidiary of Century ("CENTURY SUB"), will merge with and into Celutel (the "MERGER"), (b) each outstanding share of Celutel Stock (other than shares held by dissenting stockholders) and each Celutel Warrant will be converted into an amount of cash and number of shares of Century Stock determined as described under "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration" and "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders," and (c) the Celutel stockholders will appoint CIVC as their Stockholders' Representative in connection with the Merger Agreement and LC Escrow Agreement, and (ii) to elect five Directors to hold office until the earlier of (a) the consummation of the Merger or (b) Celutel's next annual meeting of stockholders and until their respective successors are duly elected and qualified.


     The Board of Directors of Celutel is not aware of any other matters to be presented at the Meeting. If, however, other matters are properly brought before the Meeting, the persons named in the enclosed proxies will have discretion to vote or abstain from voting thereon according to their best judgment.

     For further information concerning the Merger, the Merger Agreement and the accompanying LC Escrow Agreement, see "Agreement and Plan of Merger," and for further information regarding the election of Directors, see "Election of Directors."

VOTING AND REVOCATION OF PROXIES


     If properly executed and timely returned, the enclosed proxies will be voted in accordance with the instructions indicated thereon and will supersede all previously delivered proxies. If no voting instructions are given, duly executed and delivered proxies will be voted in favor of the Merger Proposal and for each of the five below-listed nominees for election to Celutel's Board of Directors. Shares as to which the proxy holders have been instructed to abstain from voting will be so indicated in the tabulation of voting results and will be counted for purposes of establishing a quorum. Shares that have not been voted by brokers who hold shares on behalf of the beneficial owner ("BROKER NON-VOTES") will not be counted for purposes of establishing a quorum. Because the Merger Proposal must be adopted by a majority of Celutel's total voting power, abstentions and broker non-votes will have the same effect as voting against the Merger Proposal. Because Celutel's Directors are elected by plurality vote, withholding authority to vote for any nominee named herein will not affect the outcome of the vote. For
                                       5
information concerning the voting agreements of the Principal Stockholders and certain other stockholders, see "-Record Date; Quorum; Vote Required." Stockholders holding both Celutel Common Stock and Celutel Preferred Stock have been delivered separate proxies for each such class of stock.


     A proxy may be revoked at any time before it is voted by (i) attending the Meeting and voting in person or (ii) delivering a written revocation or a later-dated proxy to the Secretary of Celutel prior to the commencement of the Meeting.

RECORD DATE; QUORUM; VOTE REQUIRED


     The Board of Directors of Celutel has set the Record Date as the date to determine those record holders of Celutel Common Stock and Celutel Preferred Stock entitled to notice of and to vote at the Meeting. The holders of Celutel Common Stock and Celutel Preferred Stock will vote as a single class with respect to each matter specified in the accompanying Notice of Annual Meeting of Stockholders. On that date there were outstanding 3,516,188 shares of Celutel Common Stock, each of which is entitled to one vote with respect to each matter to be voted upon at the Meeting, and 4,254.1388 shares of Celutel Preferred Stock, including accrued and unpaid stock dividends payable thereon. As of such date, these shares of Celutel Preferred Stock were convertible into an aggregate of 8,508,278 shares of Celutel Common Stock and, pursuant to the terms of Celutel's certificate of incorporation, the holders of such stock are entitled to one vote for each share of Celutel Common Stock into which it is convertible as of the Record Date. See "Comparative Rights of Century and Celutel Stockholders-Preferred Stock."


     Holders of Celutel Stock entitled to cast a majority of the total voting power of Celutel must attend the Meeting in person or be duly represented by proxy in order for a quorum to be properly constituted at such meeting.


     The Delaware GCL requires that the Merger Proposal be adopted by the affirmative vote of the holders of a majority of the total voting power of the Celutel Stock. Under the Merger Agreement, CIVC and Mr. Scarpa have agreed to vote all shares of Celutel Stock held by them in favor of the Merger Proposal, unless (i) between October 8, 1993 and the date of the Meeting there has been a material adverse change in the operations, assets, business or condition of Century, which is defined in the Merger Agreement to exclude, among other things, material adverse changes caused by events or conditions not within Century's control and decreases in the trading price of Century Stock that do not relate to events or conditions affecting Century, or (ii) the Merger Agreement has been terminated in accordance with its terms. For a description of Celutel's rights to terminate the Merger Agreement, see "Agreement and Plan of Merger-Amendment, Waiver and Termination." In the absence of either of these circumstances, CIVC and Mr. Scarpa will be required to vote in favor of the Merger Proposal even if Century Stock continues to trade below the $27 floor price used in calculating the number of shares of Century Stock issuable in the Merger. As of the Record Date, CIVC and Mr. Scarpa together beneficially owned an aggregate of 2,821.6708 shares of Celutel Preferred Stock (including accrued and unpaid stock dividends thereon) and an aggregate of 1,382,766 shares of Celutel Common Stock, which shares of Celutel Stock entitle them to an aggregate of 7,026,107 votes at the Meeting or approximately 58% of the total votes entitled to be cast with respect to the Merger Proposal. These votes in and of themselves will be sufficient to adopt the Merger Proposal without the vote of any other Celutel stockholder. In addition, as of the Record Date Celutel's three other executive officers and three of its other Directors held shares of Celutel Stock entitling them to vote approximately 10.5% of Celutel's total voting power and have advised Celutel that they intend to vote in favor of the Merger Proposal. Celutel's directors and officers and certain persons who may be deemed to be affiliates of Celutel are entitled to cast approximately 71% of Celutel's voting power. For further information concerning the amount of Celutel Stock beneficially owned by Celutel's directors, executive officers and principal
                                       6
stockholders and the method of determining such beneficial ownership, see "Information About Celutel-Security Ownership of Certain Beneficial Owners and Management."


     If a quorum is present, Directors will be elected at the Meeting by a plurality of the votes of the holders of outstanding shares of Celutel Stock present in person or by proxy at the Meeting. In accordance with their obligations under a 1990 stockholders agreement, the Principal Stockholders have agreed to vote in favor of the five nominees named herein. These votes, in and of themselves, will be sufficient to elect these nominees without the vote of any other Celutel stockholder. See "Election of Directors."

     Neither the laws of the State of Louisiana, the jurisdiction in which Century is incorporated, nor the rules of the New York Stock Exchange require that the Merger Proposal or the issuance of the Century Stock pursuant to the Merger be approved by the Century stockholders.

                          BACKGROUND AND OTHER GENERAL
                       INFORMATION RELATING TO THE MERGER

BACKGROUND OF MERGER


     INTRODUCTION. In early 1990, Celutel began to seek additional debt and equity capital, or, alternatively, to enter into a business combination. As a result of these efforts, CIVC made its investment in Celutel in May 1991. See "Information About Celutel-Security Ownership of Certain Beneficial Owners and Management." After CIVC's investment in Celutel in 1991, Celutel began to consider certain specific strategic transactions in order to maximize stockholder value, including acquiring or effecting a business combination with another cellular company, purchasing additional minority interests in its operating subsidiaries, selling a portion of its cellular subsidiaries, selling all of Celutel, obtaining additional equity investments and restructuring its equity (including converting Celutel Preferred Stock into Celutel Common Stock). Celutel also considered whether it could operate more efficiently as a private company.



     In reviewing these alternatives, Celutel concluded that the trend towards industry consolidation would create significant competitive pressure for Celutel to either expand through acquisition, merge with another entity or sell the business. In September 1991, Celutel retained Daniels & Associates, a communications broker ("DANIELS"), to assist it in identifying and contacting parties with an interest in such transactions.


     In an effort to expand through acquisition, from September 1991 to June 1992 Celutel continued to acquire additional minority interests in its operating subsidiaries, but Celutel's attempts at that time to purchase additional strategically located cellular systems were unsuccessful, principally as a result of limited financing opportunities. In order to obtain additional financing, Celutel considered whether it could obtain additional equity capital, but concluded that additional equity would not be available on acceptable terms or in the amounts it considered necessary to compete in light of then-current industry trends. Celutel also considered selling in one or more transactions all or a substantial portion of its assets but concluded that such transactions would result in significant taxable gain (except in the case of the sale of the MGC Properties, as defined and described below). Finally, although the possibility of converting the Celutel Preferred Stock into Celutel Common Stock was considered, it was concluded that such a transaction would not provide Celutel with financing necessary to pursue an acquisition strategy. As a result of the lack of feasibility of the other alternatives, Celutel concluded that a business combination with another entity offered the most advantageous prospects.


     Meanwhile, from time to time, management of Celutel, and on occasion certain members of Celutel's Board, had further discussions with the various investment bankers and other third parties, including entities in the telecommunications industry, which had expressed interest in a business combination transaction involving Celutel. These informal discussions continued from time to time until July 1992, at which time the Board of Directors of Celutel retained Lazard, as financial advisor, in order to assist it in ascertaining valuations for Celutel, identifying potential merger partners or acquirors, and otherwise evaluating and advising the Board with respect to strategic alternatives which would maximize stockholder values. On July 6, 1992, Celutel entered into an engagement letter with Lazard. Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Celutel selected Lazard as its financial advisor on the basis of Lazard's experience and expertise in transactions similar to the Merger and following discussions with other investment bankers. Lazard is a full service securities firm and, in the course of its normal trading activities, may from time to time effect transactions and hold positions in the securities of Celutel and Century. In August 1992, following the termination of their previous arrangements, Celutel and Daniels entered into a new, more limited agreement pursuant to which Daniels agreed to support Lazard and Celutel in such efforts.

     Following discussions between Lazard and management, Celutel's Board authorized Lazard and Daniels to contact potentially interested acquirors, and in September 1992 Lazard prepared and distributed to approximately 17 potentially interested acquirors (including Century) a confidential offering memorandum describing Celutel and its attractiveness as an investment. From September 1992 to August 1993 Lazard and Daniels identified and contacted these and other persons interested in acquiring certain or all of Celutel's cellular operating properties in an attempt to solicit bids from all interested purchasers. Although Celutel and its financial advisors engaged in discussions and preliminary negotiations with various potential strategic and financial acquirors, only Century and Telephone and Data Systems, Inc. (the "OTHER BIDDER") submitted offers to purchase Celutel.



     NEGOTIATIONS WITH CENTURY AND OTHER BIDDER. In early 1993, Celutel and Century engaged in discussions regarding the acquisition by Century of all of Celutel but no agreement was reached. On February 11, 1993, Celutel entered into a letter of intent with Century relating to the proposed acquisition by Century of Celutel's operating systems in Pascagoula and Biloxi-Gulfport, Mississippi (the "MGC PROPERTIES"). A definitive agreement was entered into on April 21, 1993 (the "MGC AGREEMENT"). This agreement provided for the purchase by Century of the MGC Properties at a price of approximately $36 million (subject to adjustment), of which approximately $14.4 million was to be paid in cash and approximately $21.6 million was to be paid in the form of Century Stock. Celutel intended to use the proceeds from this transaction, including the proceeds from the resale of the Century Stock, to repay a substantial portion of its outstanding bank indebtedness. Celutel estimated that its bank indebtedness would have been reduced to approximately $8,000,000. The consummation of the agreement was subject to various closing conditions, including obtaining the necessary regulatory approvals. As of December 31, 1993, the MGC Properties represented approximately 25% of Celutel's total pops and approximately 42% of Celutel's total assets on a book value basis. The MGC Agreement implied a value of approximately $128 per pop for the MGC Properties, based on pops owned by
Celutel as of December 31, 1993. For a description of the $    to $132 per pop
price range implied by the minimum Merger Consideration, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Estimates of Aggregate Merger Consideration."



     In July 1993, Celutel and Century commenced further negotiations regarding Century's acquisition of all of Celutel and, although the closing conditions under the MGC Agreement were met so as to enable a completion of that transaction on August 31, 1993, the closing of that transaction was deferred pending the results of such negotiations.



     Prior to entering into the MGC Agreement with Century, Celutel also engaged in negotiations with the Other Bidder who had evidenced an interest in acquiring all of Celutel but no agreement was reached. After entering into the MGC Agreement with Century, Celutel received a proposed letter of intent from the Other Bidder relating to the acquisition of Celutel's remaining operating systems in Brownsville and McAllen, Texas and in Jackson, Mississippi. Such letter of intent also provided for the acquisition of the MGC Properties in the event the MGC Agreement was not consummated.



     Celutel continued to negotiate with the Other Bidder on the previously submitted proposed letter of intent in an attempt to obtain more acceptable terms and conditions, including a higher purchase price. As stated above, in July 1993 Celutel also commenced further negotiations with Century relating to Century's acquisition of all of Celutel (including the MGC Properties). After extensive negotiations with both parties, during the week of August 16, 1993 Celutel received written offers from both parties in the form of letters of intent that proposed business combinations pursuant to which Celutel stockholders would receive consideration one-half in the form of cash and one-half in the form of stock.


     Celutel's Board of Directors met on August 17 and 18, 1993 to consider these offers. All members of the Board of Directors, representatives from Lazard, representatives of management, Celutel's legal counsel and special counsel to certain members of the Board (see "--Other") were present at this meeting (except that Mr. Corcoran was absent on August 17, 1993). At the meeting on August 17, 1993, the Board, with the assistance of Lazard, management and legal counsel, reviewed the terms of both offers and concluded that management should continue to communicate with the two competing bidders during the course of its meeting and seek improved offers from each of them so that the Board could make a decision on August 18, 1993. On the basis of its evaluation of the two offers described below, and its desire to obtain a higher price and better terms for the Celutel stockholders, the Board directed Lazard to contact the Other Bidder, indicate that its bid was less favorable and that it would have to deliver an improved offer in order for its bid to be accepted. The Board also directed management of Celutel to contact Century to seek a higher price and improved terms.



     During the evening of August 17, 1993, Lazard contacted the Other Bidder and received a revised offer which increased the offered purchase price on a per pop basis but also changed certain components of the offer in such a way as to limit significantly the increase in the total price offered. Such revised offer also failed to improve certain significant terms of its offer that the Board viewed as unfavorable. As a result, on August 18, 1993, Celutel and Lazard contacted representatives of the Other Bidder requesting it to improve those unfavorable terms prior to presenting the revised offer to the Board later that day. The Other Bidder did not submit a revised offer responding to this additional request. Celutel again contacted Century on August 18, 1993 to seek a higher price and improved terms for its stockholders and informed Century that it would have to improve its offer in order for it to be accepted. Later that day, Century submitted an improved offer which it characterized as its final offer.



     During the meeting on August 17 and 18, 1993, Celutel's management presented to the Board a summary computation comparing the net price per share of Celutel Stock to be received by the Celutel stockholders under each offer, and Celutel's legal counsel reviewed for the Board the principal terms of each offer. Based on its then-current estimates and the then-current trading prices of the bidders' stock, management concluded that the net price per share of Celutel Stock under the two offers were substantially equivalent (with the Other Bidder's offer being less than 1% higher, viewed solely on a net price per share basis). Based on Celutel's then-current estimates of the amounts of the aggregate consideration offered by each bidder (which have been calculated to include certain obligations proposed to be paid or assumed by the bidders and to give effect to certain tax savings), and based on the then-current trading prices for each bidder's stock, the per pop value implied by the Century offer was approximately $129.23, and the per pop value implied by the Other Bidder's offer was approximately $129.90, in each case calculated based on pops owned by Celutel as of December 31, 1993. For purposes of comparing the per pop values implied by each bidder's offer, the implied per pop value of the consideration offered by the Other Bidder has been calculated to represent a blended per pop value of all of Celutel's properties based on the assumptions that (i) Century would have purchased the MGC Properties at the approximately $128 implied per pop value (as described under "-Negotiations with Century and Other Bidder") and
(ii) the Other Bidder would have purchased the remaining Celutel properties at
an approximately $    per pop value. For a description of the $    (if the
Average Century Price is $    , the closing per share price of Century Stock on
the last trading date preceding the date of this Proxy Statement) to $132 (if the Average Century Price is between $27 and $33) per pop price range implied by the minimum if Aggregate Merger Consideration, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Minimum and Anticipated Aggregate and Per Share Merger Consideration."



     On both August 17 and August 18, 1993, Lazard reviewed in detail its written presentation materials for the Celutel Board and stated that, subject to completion of its due diligence, it was of the opinion that the financial terms of both Century's offer and the Other Bidder's offer were within the range of fairness to Celutel's Public Stockholders. See "Opinion of Financial Advisor."



     During the continuation of its meeting on August 18, 1993, after an extensive evaluation of the financial consideration contained in the two offers, and after taking into account all other financial aspects of each offer, the Board unanimously agreed that, from a financial point of view, the offers were substantially equivalent. The Board unanimously decided, however, that the other terms and conditions contained in the Century proposal were more advantageous to Celutel and its stockholders than those
                                       10
contained in the offer of the Other Bidder. In making this determination, the Board principally considered (i) the breadth of the exclusivity provisions and the Board's ability to accept higher unsolicited offers which might be received from other potential acquirors after signing a letter of intent, (ii) the breadth of the ability of the buyer to terminate the letter of intent after completing its due diligence of Celutel, (iii) the amount of the termination fees, (iv) indemnification provisions, (v) the stock price, stock price stability, stock price protection and long-term investment opportunities with respect to each bidder's stock to be issued in the transaction, (vi) tax savings, (vii) lock-up provisions and (viii) management's experience in negotiating with the two bidders and its judgment as to the likelihood of entering into and consummating a definitive merger agreement on the terms set forth in the offers.



     Based on the foregoing considerations and the other considerations described under "-Background of Merger--Introduction" and "-Recommendation of the Celutel Board of Directors and Reasons for the Merger," on August 18, 1993 the Board unanimously concluded that (i) the Century offer, taken as a whole, was more favorable than the offer of the Other Bidder, (ii) based on the advice of Lazard, the Century offer was fair from a financial point of view to the Public Stockholders, subject to Lazard completing its due diligence review of Century and Celutel, and (iii) acceptance of such offer was in the best interests of the Celutel stockholders, and the Board unanimously approved the Century letter of intent (the "CENTURY LETTER OF INTENT"), which was entered into on August 18, 1993, and authorized Celutel's officers to negotiate a definitive merger agreement with Century.


     The Celutel Board met on September 9, 1993 to review the status and terms of the proposed Merger Agreement and to receive Lazard's review and report on the fairness of the proposed Merger Consideration to the Public Stockholders from a financial point of view. All members of the Board, representatives from Lazard and management and Celutel's legal counsel (including special counsel to certain members of the Board) were present.


     At the September 9, 1993 meeting, representatives of Lazard reviewed in detail the assumptions and analyses performed by Lazard in connection with the preparation of its fairness opinion and delivered its oral opinion to the Celutel Board that the Merger Consideration to be received by the Public Stockholders pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. See "-Opinion of Financial Advisor." Also at the September 9, 1993 meeting, Celutel's legal counsel and management reviewed for the Board a summary of the principal terms of the draft Merger Agreement and advised that the principal terms of the draft Merger Agreement were substantially the same as the terms set forth in the Century Letter of Intent.



     NEGOTIATIONS OF CERTAIN MATTERS WITH CENTURY. The Merger Agreement reflects the extensive arm's-length negotiations between Celutel and Century over several months. In negotiating and evaluating the Merger Agreement, Celutel's officers and directors considered all of the material terms and conditions of the Merger Agreement viewed as a whole.



     The amount of the overall consideration payable by Century pursuant to the Merger Agreement was negotiated by (i) starting with the $36 million price that Century had agreed to pay for the MGC Properties pursuant to the MGC Agreement,
(ii) adding thereto a price for the other Celutel properties determined by multiplying a per pop price of $130.10 by certain 1992 estimates of Celutel's pops for these properties, subject to an agreement that such price would be adjusted to, among other things, reflect subsequently acquired pops and estimated 1993 pops when available, (iii) as discussed further herein, deducting therefrom the amount of Celutel's long-term indebtedness (which is defined under the Merger Agreement as all of Celutel's indebtedness for borrowed money other than intercompany indebtedness and indebtedness deemed to be a current liability under generally accepted accounting principles) and (iv) as discussed further herein, adding or deducting therefrom Celutel's working capital surplus or deficit, respectively (determined in accordance with generally accepted accounting principles). In addition, Century agreed (i) to assume Celutel's obligations to pay a $650,000 severance payment to Mr. Scarpa, (ii) to assume Celutel's obligations to pay up to $1.1 million of bonus payments to Celutel's three other executive officers and (iii) to pay $525,000 to a company beneficially owned by Mr. Scarpa and Celutel's three other executive officers in connection with the amendment of certain contracts of Celutel's operating subsidiaries, all of which are described further herein. During the course of the negotiations, Century insisted on post-Closing adjustments to the Merger Consideration that would permit it to verify Celutel's long-term indebtedness and working capital as of the Closing Date, and which were similar to the adjustments previously agreed to in the MGC Agreement. As a result, the parties agreed to the post-Closing adjustments described under "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Post-Closing Adjustments."



     As described above under "-Negotiations with Century and Other Bidder," the per pop price implied by the Century transaction is slightly higher than the per pop price which would have been paid by Century for the MGC Properties (based on December 31, 1993 pops). During negotiations Century consistently took the position that Celutel's Texas properties are less advantageous demographically, and therefore less attractive than the MGC Properties. As a result, Celutel concluded it would not be able to obtain any significant premium as a result of the sale of all of Celutel to Century. Celutel and Century agreed to Aggregate Merger Consideration generally payable 50% in cash and 50% in stock because Century had insisted on a large stock component in the MGC Purchase Agreement and had indicated that it would require a substantial portion of the Aggregate Merger Consideration to be paid in Century Stock, and Celutel was willing to agree to the stock component in part because the Other Bidder's offer was generally payable 50% in cash and 50% in stock.



     During the negotiations, Century insisted upon fixing the maximum number of shares of Century Stock issuable in connection with the Merger through use of a $27 floor price to the Average Century Price. Following extensive negotiations of this and other issues, Celutel agreed to this request in exchange for a reciprocal agreement to use a $33 ceiling price fixing the minimum amount of shares issuable, as well as certain conditions precedent to Celutel's and the Principal Stockholders' obligations under the Merger Agreement in the event of a material adverse change in Century. However, notwithstanding Celutel's repeated efforts, Century refused to include a closing condition allowing Celutel to refrain from consummating the Merger if the Century Stock traded below a minimum floor price. Although Celutel's Board viewed this particular aspect of the negotiations negatively, the Board ultimately concluded that the Merger Agreement was fair to and in the best interests of the Celutel stockholders, principally considering with respect to this issue the following factors: (i) that the price of the Century Stock was trading near the midpoint of the $27-$33 price range at the time this range was agreed upon in August 1993 (see "Information About Century-Market Prices for Century Stock"), (ii) Century's historical stock appreciation and stock price stability, (iii) that the fixed floor and ceiling price range offered potential advantages to both parties, (iv) that the conditions precedents relating to material adverse changes in Century offered important protection to Celutel's stockholders, (v) that any decline in the market price of Century Stock that did not result from a material adverse change in the business of Century would likely be due to market conditions that would similarly affect the value of Celutel Common Stock, (vi) that Century had indicated its unwillingness to proceed with the Merger without a price floor,
(vii) that the present time was favorable for Celutel to enter into a business combination, and (viii) that insisting upon such a closing condition might cause a breakdown of negotiations. With respect to negotiating the Merger Agreement's indemnification provisions, the Celutel Board considered Century's historical unwillingness to acquire businesses without indemnification rights (which it reiterated in negotiating the MGC Agreement and the Merger Agreement) and concluded that it was in the best interests of Celutel's stockholders to extend indemnification rights, provided there were reasonable limits on the length of the indemnification period and the Public Stockholders' maximum financial exposure (see "Agreement and Plan of Merger-Indemnification"). With respect to the adjustments to the Aggregate Merger Consideration, the Celutel Board reviewed the factors described above as well as the fact that such adjustments were reasonable and customary, that the Other Bidder requested similar adjustments, and that Century had agreed to allow a working capital adjustment in Celutel's favor in the event of a working capital surplus. For a detailed discussion of all the terms and conditions of the Merger Agreement, see "Agreement and Plan of Merger."

     For information regarding the recommendation of the Celutel Board and the reasons therefor, see "Background and Other General Information Relating to the Merger-Recommendation of the Celutel Board of Directors and Reasons for the Merger."



     APPROVAL OF MERGER AGREEMENT. At a meeting held on October 7, 1993, at which all members of the Board, representatives from Lazard and management and Celutel's legal counsel (including special counsel to certain members of the Board) were present, the Board reviewed the final proposed Merger Agreement with Century.



     At the October 7, 1993 meeting, Lazard again confirmed its oral fairness opinion to the Board (see "-Opinion of Financial Advisor") and legal counsel summarized all material changes in the final proposed Merger Agreement presented to the Board since the draft reviewed by the Board at the September 9, 1993 meeting. After considering all of the factors described above and under "-Recommendation of the Celutel Board of Directors and Reasons for the Merger," the Board of Directors of Celutel unanimously approved the Merger Agreement and directed that such Merger Agreement be submitted to the Celutel stockholders for their consideration. On October 8, 1993, Celutel and Century entered into the Merger Agreement.



     At a meeting held on January 5, 1994, at which all members of the Board, representatives of Lazard and management, and Celutel's legal counsel (including special counsel to certain members of the Board) were present, the Board, among other things, authorized the submission of this Proxy Statement to Celutel's stockholders along with the accompanying recommendation that the Celutel stockholders vote in favor of the Merger Proposal contained under "-Recommendation of the Celutel Board of Directors and Reasons for the Merger." At this meeting, Lazard again confirmed its oral fairness opinion to the Board. For further information on this meeting, see "-Recommendation of the Celutel Board of Directors and Reasons for the Merger."



     Pursuant to the Merger Agreement, Mr. Scarpa and CIVC, who beneficially owned as of the Record Date shares of Celutel Stock entitling them to cast approximately 58% of Celutel's total voting power, have agreed, subject to certain exceptions and limitations, that they will vote in favor of the Merger Proposal, in which event the Merger Proposal would be adopted without regard to the vote of any other Celutel stockholders. See "Introduction-Record Date; Quorum; Vote Required."



     OTHER. During the course of negotiations, representatives of CIVC and the other holders of Preferred Stock considered and discussed with Celutel's management various alternative structures for the sale (including a possible sale of their capital stock). Management, CIVC and the other Non-Public Stockholders subsequently entered into the Allocation Agreement in order for the holders of Celutel Preferred Stock to obtain what they believed to be the value of their Celutel Preferred Stock and related rights in connection with the sale of Celutel without adversely affecting the Public Stockholders. The holders of Preferred Stock believed that they were entitled to a premium with respect to the Celutel Preferred Stock because it is an inherently more valuable security than the Celutel Common Stock for various reasons, including its (i) rights to dividends at a rate of 18% per annum, (ii) conversion rights and redemption features, (iii) controlling voting rights and (iv) high liquidation preference. See "Comparative Rights of Century and Celutel Stockholders-Preferred Stock." The holders of Celutel Preferred Stock believed that they would obtain the value of their Celutel Preferred Stock if the portion of the Aggregate Merger Consideration allocable to the Celutel Preferred Stock were computed as if such stock were optionally redeemed by Celutel and the holders exercised all redemption warrants issuable as a consequence of such redemption. Nonetheless, the holders of Celutel Preferred Stock and the other Non-Public Stockholders agreed to allocate this premium solely among the Non-Public Stockholders so as not to affect adversely the Public Stockholders. As explained further herein, the Allocation Agreement does not adversely affect the Public Stockholders because under both the Merger Agreement and the Allocation Agreement the portion of the Aggregate Merger Consideration allocable to the Public Stockholders is determined as if all Celutel Preferred Stock were converted into Celutel
                                       13

Common Stock. Under the Allocation Agreement, the remainder of the Aggregate Merger Consideration is generally allocated among the Non-Public Stockholders on an as-if-redeemed basis, which results in the Non-Public Stockholders receiving less than the Public Stockholders per share of Celutel Common Stock with respect to their Celutel Common Stock. See "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders--Allocation Agreement." For a description of the controlling interest in Celutel of CIVC and Mr. Scarpa, see "Investment Considerations-Considerations Relating to the Merger--Control of Celutel by Principal Stockholders."



     In connection with the sale of Celutel, Mr. Scarpa and the directors designated by CIVC (Messrs. Stein and Willis) agreed that the other members of the Board (who did not have the same interest in the Merger as Mr. Scarpa and CIVC as principal stockholders) should retain separate counsel in order to review and assist them in resolving any potential conflicts of interest that may arise during the course of negotiations regarding the sale. Messrs. Corcoran and Dittrick retained Christy & Viener to represent them in such capacity and to pay particular attention to the interests of the Public Stockholders. For a description of certain voting arrangements with respect to the election of directors, see "Election of Directors." Celutel is represented by Kirkland & Ellis (as special counsel in connection with the Merger), William S. Clarke, P.A. (Celutel's regular outside counsel), and Piper & Marbury (special counsel for certain matters related to the Merger). Kirkland & Ellis also represents CIVC in connection with the Merger and acts as principal outside counsel to CIVC. K&E Partners (a partnership formed by certain partners of Kirkland & Ellis) holds as of the Record Date approximately 16 shares of Celutel Preferred Stock and 3,930 shares of Celutel Common Stock (or approximately 0.3% of the Celutel Share Equivalents (as defined below)). Piper & Marbury also represents management (including Mr. Scarpa) in connection with the Merger.



     OTHER TRANSACTIONS WITH CENTURY. On June 15, 1993, Celutel entered into an agreement with PriCellular Corporation to purchase an approximately 8.7% minority interest in Celutel's subsidiary that holds the Biloxi-Gulfport nonwireline cellular license. By letter agreement dated August 30, 1993, Celutel assigned to Century its right to acquire approximately 54% of this 8.7% interest. Celutel and Century completed the purchase of these shares on August 31, 1993. The August 30, 1993 letter agreement provides that if neither the Merger nor the MGC Agreement is completed, Celutel will purchase the shares that Century acquired thereunder at a price equal to Century's purchase price of $594,340.



     On November 3, 1993, Celutel entered into an agreement with McCaw Cellular Communications, Inc. to purchase approximately 1.8%, 1.9% and 1.5% minority interests in Celutel's subsidiaries that hold the McAllen-Edinburg-Mission, Brownsville-Harlingen and Biloxi-Gulfport nonwireline cellular licenses, respectively. By letter agreement dated November 3, 1993, Celutel assigned to Century its right to acquire the 1.5% interest in the Biloxi-Gulfport license. Celutel and Century completed the purchase of these shares on November 4, 1993. The November 3, 1993 letter agreement provides that if neither the Merger nor the MGC Agreement is completed, Celutel will purchase the shares that Century acquired thereunder at a price equal to Century's purchase price of $242,700.


RECOMMENDATION OF THE CELUTEL BOARD OF DIRECTORS AND REASONS FOR THE MERGER


     During their two-day meeting on August 17 and 18, 1993, the Board of Celutel, with the assistance of Lazard and legal counsel, considered the terms of the proposed letters of intent from Century and the Other Bidder and reviewed various business, financial and legal considerations relating thereto, all as described above. In determining whether to enter into and recommend approval of the Merger Agreement, at its meetings on August 17 and 18, September 9, and October 7, 1993, the Board principally considered the following factors in support of the conclusions reached: (i) that the Aggregate Merger Consideration represents a substantial premium over the recent market prices for the Celutel Common Stock, (ii) that the value of Celutel implied by Century's offer to acquire Celutel was within
                                       14
the estimated range of values of Celutel provided to the Board by Lazard, (iii) that the value of Century's offer to acquire Celutel was within the range of values on a per pop basis of recent transactions in the telecommunications industry provided to the Board by Lazard, (iv) information presented by Lazard supporting its view that it believed it had contacted all parties potentially interested in acquiring Celutel, as well as an analysis of the provisions of the Merger Agreement that would permit Celutel to terminate the Merger Agreement if, in connection with receiving a higher unsolicited acquisition offer involving Celutel, the Board, in exercising its fiduciary duties, determined that acceptance of such offer would be in the best interests of the Celutel stockholders, (v) all of the factors described above under "-Background of Merger" and (vi) all of the terms and conditions contained in the Merger Agreement viewed as a whole. In addition, the Celutel Board considered and relied upon the opinion of Lazard as to the fairness to the Public Stockholders from a financial point of view of the Merger and information with respect to the financial condition, earnings, dividends, business, operations, assets, management and prospects of Century and Celutel (including the prospects of Celutel if it were to continue as an independent entity) and the historical price performance of Century Stock. See "-Opinion of Financial Advisor."



     Celutel's Board of Directors also concluded, after considering the advice of management and Lazard, that the present time was favorable for Celutel to enter into a business combination. In reaching this conclusion, the Board principally considered the following factors: (i) the trend towards consolidation among cellular service providers and Celutel's determination (as described above under "-Background of Merger--Introduction") that this trend would create significant competitive pressure to expand through acquisition, merge with another entity or sell the business, (ii) the significant additional financing required for Celutel to acquire other attractive cellular properties if it were to pursue a consolidation strategy and the limited ability of Celutel to obtain additional debt or equity financing, (iii) the limited availability of attractive acquisition candidates for Celutel if it were to pursue an acquisition strategy, (iv) the high aggregate investment required to compete against the well-capitalized wireline carriers in Celutel's current markets and Celutel's limited financing ability, (v) competitive, technological and regulatory changes in the telecommunications industry requiring substantial future investment and incurrence of additional debt (and Celutel's limited financing opportunities), (vi) the attractive valuations of cellular properties in the current equity and corporate control markets, and (vii) the appreciation in the value of Celutel since its 1991 recapitalization and CIVC investment based on the proposed letters of intent received from Century and the Other Bidder.



     As indicated elsewhere herein, the trading price of Century Stock was within the $27 to $33 range at the time the Century Letter of Intent and the Merger Agreement were executed on August 18 and October 8, 1993, respectively. Thereafter the Century Stock began to trade below $27. Since November 4, 1993, the Century Stock has not traded above $27 and has traded as low as $23 1/4 (on December 16, 1993). As a result of these developments, Celutel's officers and directors have monitored closely the trading price of Century Stock and conferred on a regular basis with Lazard to confirm that it remained in a position to issue an updated written fairness opinion. As indicated above, on January 5, 1994, the Celutel Board authorized the submission of this Proxy Statement to Celutel's stockholders along with the accompanying recommendation as of the date of this Proxy Statement that the Celutel stockholders vote in favor of the Merger Proposal appearing at the end of this section.



     In connection with its analysis underlying its conclusion that as of the date of this Proxy Statement the Merger is fair from a financial point of view to the Public Stockholders, the Board considered not only the favorable factors described above but also the factors that could potentially be viewed as unfavorable, including (i) the fact that the Century Stock had not traded above $27 since November 4, 1993 and had traded as low as $23 1/4 as recently as December 16, 1993, (ii) the adverse effect of the $27 price floor on the Closing Date value of the Merger Consideration if the Merger is consummated when the Average Century Price is less than $27, (iii)] the absence of a floor price closing condition, (iv) the agreement of the Principal Stockholders to vote in favor of the Merger Proposal even if the Average Century Price is below $27 (subject to certain conditions and limitations described herein), and (v) the
                                       15
fact that the $    to $132 per pop price range implied by the Merger is less
than the mean implied per pop value of $141 estimated by Lazard in connection with its comparative acquisition transaction analysis described elsewhere herein. See "-Opinion of Financial Advisor--Analyses."



     In connection with determining that the Merger is nonetheless fair from a financial point of view to the Public Stockholders, Celutel's Board (i) considered and relied upon Lazard's oral fairness opinions delivered on August 17 and 18, September 9, and October 7, 1993 and January 5, 1994, Lazard's written fairness opinions delivered as of October 8, 1993 and the date of this Proxy Statement, and Lazard's oral indications (made from time to time in response to inquiries of Celutel's management over the past several months) that Lazard remained in a position to issue an updated written fairness opinion notwithstanding the decrease in the trading price of Century Stock, (ii) considered and relied upon Lazard's financial analyses described under "-Opinion of Financial Advisor--General" and "-- Analyses" (including in particular Lazard's analysis regarding why as of the date hereof the value of the Merger Consideration is fair from a financial point of view to the Public Stockholders even though it is below the mean values implied by Lazard's comparable acquisition transaction analysis), (iii) considered the substantial premiums that the Merger Consideration represents over recent market prices for the Celutel Common Stock, (iv) considered management's recent review of Century's recent Exchange Act filings and management's determination, based on such review, that Century did not appear to have suffered any material adverse change in its business, (v) considered the fact that no competing bids had been received by Celutel since the public announcement of the transaction on August 19, 1993, (vi) considered all of the terms and conditions of the Merger Agreement viewed as a whole, and (vii) considered each of the factors discussed in the initial paragraphs of this section and those discussed under "-Background of Merger--Negotiations of Certain Matters with Century," and reaffirmed its conclusion that it was in the best interests of Celutel's stockholders to, in general, pursue a business combination at this time and, specifically, to consummate the Merger.



     In reviewing these factors, the Celutel Board relied heavily on the oral and written fairness opinions of Lazard. The Celutel Board believes it is reasonable to rely on Lazard's opinions for several reasons. First, Lazard, as part of its investment banking business is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, registered underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Second, in issuing its attached fairness opinion, Lazard was aware that the closing sale price of Century Stock on the last
trading date preceding the date of such opinion was $        . See "-Opinion of
Financial Advisor--Analyses." Third, as indicated under "-Opinion of Financial Advisor," representatives of Lazard have attended four meetings of the Celutel Board between August 17, 1993 and January 5, 1994, and the Celutel Board has reviewed and discussed with Lazard the analyses and assumptions underlying Lazard's opinions.



     The Board believes that the Merger is fair from a procedural point of view to the Public Stockholders because (i) Lazard advised the Board that it believed that the market conditions were favorable for Celutel to enter into a business combination and that Lazard had contacted all parties it believed would be potentially interested in acquiring Celutel and had assisted Celutel in an offering process designed to obtain the best price and terms for Celutel's stockholders, which process resulted in competitive bidding between two independent third parties (see "-Background of Merger--Introduction"), (ii) the directors who were not affiliated with the Principal Stockholders retained special counsel to advise them and participate in the negotiation of the Merger, with particular attention to the interests of the Public Stockholders, and the Merger Agreement was negotiated by Celutel, the Principal Stockholders and their counsel, with the participation of such special counsel, and (iii) before approving the Merger Agreement, the Board received the Lazard fairness opinion, as well as written assurances that, except as described in this Proxy Statement, the Public Stockholders would receive the same per share consideration under the Merger Agreement as the Principal Stockholders and no other financial benefit would be extended to the Principal Stockholders as a result of the Merger.

     Based upon the foregoing, including the opinion of Lazard described below and after extensive deliberations over the past year, on October 7, 1993, the Board of Directors of Celutel unanimously approved the Merger Agreement and the transactions contemplated thereby and, as of the date of this Proxy Statement, THE CELUTEL BOARD RECOMMENDS THAT THE CELUTEL STOCKHOLDERS VOTE IN FAVOR OF THE MERGER PROPOSAL. For a description of certain investment considerations relating to the Merger, including the risk that the Century Stock will continue to trade below $27 at the Effective Time of the Merger and the related effects associated therewith, see "Investment Considerations-Considerations Relating to the Merger," "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Minimum and Anticipated Aggregate and Per Share Merger Consideration," "Information About Century-Market Prices for Century Stock" and "Rights of Dissenting Stockholders of Celutel."


OPINION OF FINANCIAL ADVISOR

     GENERAL. At the meeting of the Celutel Board of Directors held on August 17 and 18, 1993, at which the Celutel Board approved the Century Letter of Intent, Lazard delivered its oral opinion, based on its work completed to that date, that the consideration which the Public Stockholders would receive pursuant to the merger proposed thereby (on terms substantially equivalent to those in the Merger Agreement) was within a range of values that were fair from a financial point of view to such stockholders. Lazard informed the Celutel Board at this meeting that prior to delivering a written fairness opinion it would need to complete its due diligence review of both Celutel and Century.

     At the September 9, 1993 meeting of the Celutel Board, Lazard, having completed its procedures, delivered its oral fairness opinion to the Celutel Board. Lazard again confirmed its oral fairness opinion to the Celutel Board at its meeting on October 7, 1993, at which the Celutel Board approved the Merger Agreement. Shortly thereafter, Lazard delivered its formal written fairness opinion to the Celutel Board. Lazard re-confirmed its fairness opinion orally at the January 5, 1994 Celutel Board meeting. Lazard subsequently delivered to the Celutel Board its updated written opinion as of the date of this Proxy Statement that the Merger Consideration which the Public Stockholders will receive pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. For purposes of its opinion Lazard defined Public Stockholders to have the meaning ascribed thereto in this Proxy Statement.

     The full text of Lazard's opinion dated the date of this Proxy Statement is set forth in Appendix III to this Proxy Statement, which opinion sets forth the assumptions made, matters considered and limits on the review undertaken. Celutel stockholders are urged to read this opinion in its entirety. The Lazard opinion is directed only to the Merger Consideration and does not constitute a recommendation to any Celutel stockholder as to how such stockholder should vote at the Meeting or as to any other matter. The summary of the Lazard opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion. The Celutel Board did not impose any limitations on Lazard with respect to the investigations or procedures which it followed in issuing its opinions.


     At the meetings of the Board of Directors held on August 17 and 18, September 9 and October 7, 1993 and January 5, 1994 representatives of Lazard were present and available to answer questions from the Board. The Directors asked Lazard various questions, including questions relating to the fairness of the Merger Consideration, the Century stock price and trading volume, various financial aspects of the Merger Agreement, the acquisition environment for cellular companies, the bidding process and Lazard's contacts with potential acquirors since September 1992. Lazard responded to questions concerning the fairness of the transaction to the Public Stockholders by reviewing the bases and analyses underlying its opinion. See "--Analyses." Lazard responded to questions regarding the Century stock price and trading volume and other financial aspects of the Merger Agreement by reviewing Century's historical stock prices and trading volumes and financial aspects of certain recent comparable transactions. Lazard answered the questions concerning the acquisition environment by
                                       17
discussing recent purchases of cellular companies and noting that each transaction had its own unique features. Lazard responded to questions about the bidding process by indicating that it believed it had contacted all potentially interested parties and answered questions about contacts with potential acquirors on a case by case basis.



     LAZARD'S REVIEW AND ASSUMPTIONS. In connection with its attached opinion, Lazard reviewed, among other things: (i) the Merger Agreement and this Proxy Statement; (ii) certain historical business and financial information relating to Celutel and Century, including certain recent Annual Reports to Stockholders and Annual Reports on Forms 10-KSB or 10-K of Celutel and Century and certain recent Quarterly Reports on Forms 10-QSB or 10-Q of Celutel and Century; (iii) certain financial forecasts and other data which Celutel provided to Lazard relating to the business of Celutel; (iv) discussions it held with members of the senior management of Celutel and Century with respect to the business, prospects and strategic objectives of Celutel and Century; (v) public information with respect to certain other companies in lines of business and in markets Lazard believed to be generally comparable to the business of Celutel and Century; (vi) the financial terms of certain recent business combinations in the telecommunications industry specifically and in other industries generally; and (vii) the historical stock prices and trading volumes of the Celutel Common Stock and Century Stock. In addition, Lazard conducted such other financial studies, analyses and investigations as it deemed appropriate.


     In issuing its opinion Lazard relied upon the accuracy and completeness of the financial and other information which Celutel and Century provided to Lazard. Lazard did not undertake any independent verification of such information or any independent valuation or appraisal of any of the assets of Celutel and Century. Lazard assumed, without independent verification, that Celutel's financial forecasts were reasonably prepared on a basis reflecting the best currently available judgments of Celutel's management as to the future performance of Celutel. Lazard did not receive any financial forecasts from Century. Lazard's opinion is based on economic, monetary and market conditions existing on the date thereof. Lazard expressed no opinion as to what the value of the Century Stock actually would be when issued to the Public Stockholders upon consummation of the Merger.

     In rendering its opinion Lazard assumed that obtaining the necessary regulatory and governmental approvals for the Merger may delay its consummation, and that, in the course of obtaining such approvals, no restriction would be imposed that would have a material adverse effect on the contemplated benefits of the Merger.

     ANALYSES. Set forth below is a summary of the significant analyses performed by Lazard in connection with rendering its written opinion dated the date of this Proxy Statement and its oral and written opinions presented to Celutel's Board.

     The following paragraphs describe Lazard's valuation analysis of Celutel.


     Comparable Acquisition Transaction Analysis. Lazard reviewed certain publicly available information on announced sale transactions of cellular businesses since August 1989. For each such transaction, Lazard analyzed the estimated purchase price paid per pop for different metropolitan statistical areas ("MSAS") ranks, which ranged from an estimated low of $27 per pop in the smallest MSA to an estimated high of $350 per pop in the largest MSA. Utilizing the high, low, and average price paid per pop within various groups of MSA ranks, Lazard calculated the implied value for Celutel's assets based upon the MSAs served by Celutel's cellular subsidiaries. Utilizing this methodology, the implied per pop value of Celutel's cellular business was estimated at between $32 and $209 and the mean implied per pop value was estimated at $141. Based on Celutel's estimates, which assume a February 10, 1994 Closing, these per pop prices imply prices per Celutel Share Equivalent of between $0 (which reflects the fact that substantially all the purchase price would be used to repay outstanding indebtedness) and $14.30 with a mean of $8.95.



     In issuing its opinion dated as of the date of this Proxy Statement Lazard
noted that the minimum Merger Consideration value of $      per Celutel Share
Equivalent (which represents Celutel's estimates of the amount of the minimum Merger Consideration, valuing the Century Stock at $ per share, the closing sale price of the Century Stock on the last trading date preceding the date of this Proxy Statement) is less than the mean value of $8.95. Nevertheless, Lazard continues to believe that as of the date of this Proxy Statement the Merger Consideration which the Public Stockholders will receive pursuant to the Merger Agreement is fair to such stockholders from a financial point of view. In reaching this conclusion Lazard took into account the following factors with respect to its analysis of the mean value of $8.95. First, Lazard believes that the $8.95 mean does not necessarily represent the fair value implied by the range because its MSA analysis included a wide variety of markets in different geographic areas with a significant difference in demographics. Second, Lazard took into account that Celutel's markets are located in: McAllen-Edinburg-Mission, Texas; Brownsville-Harlingen, Texas; Jackson, Mississippi; Biloxi-Gulfport, Mississippi; and Pascagoula, Mississippi. Lazard concluded that the populations in these markets are generally not as dense as many of those in its MSA analysis. Third, Lazard also took into account certain demographics of Celutel's markets affecting cellular usage (including age, average income, proximity to major highways, average travel time to work and the occupational profile of workers). Lazard concluded that the demographics of Celutel's properties are not as favorable as many of those in the MSA analysis. Finally, Lazard indicated that like any high or low figure a mean is only one way to summarize in the form of a single number a complex data set and the mean analysis represented only one part of all of its analyses which it performed in connection with giving its opinion.



     Comparable Public Company Analysis. Lazard compared certain publicly available financial, operating and stock market performance data of selected publicly traded cellular communications companies in the cellular communication business with the historical financial, operating, and stock market performance of Celutel. Lazard analyzed, among other things, the market values, the market capitalizations, the total market value of net assets per pop and certain operating statistics of Celutel and selected publicly traded companies. This analysis showed that the total market value of net assets per pop for such companies in the cellular communication business ranged from an estimated low of $101 to an estimated high of $287. Based on Celutel's estimates, which assume a February 10, 1994 Closing, these per pop values imply prices per Celutel Share Equivalent of $5.78 to $20.43. The publicly traded cellular communications companies reviewed by Lazard in this analysis included: Associated Communications Corporation, BCE Mobile Communications Inc., Cellular Communication, Inc., Centennial Cellular Corp., Contel Cellular Inc., LIN Broadcasting, McCaw Cellular Communications, Inc., Rogers Cantel Mobile Communications Inc., United States Cellular Corporation and Vanguard Cellular Systems, Inc.



     Stock Price and Volume Analysis. Lazard reviewed the performance of the per share market prices and trading volumes of the Celutel Common Stock for various time periods and compared such per share market price movements to the Standard & Poor's Industrial Average of 500 stocks (the "S & P 500"). Lazard also reviewed the per share market prices of the Celutel Common Stock for various time periods and compared such per share market price movements to the movements of a composite index of certain publicly traded cellular companies. Such cellular companies included: Associated Communication Corporation, Cellular Communications, Inc., Centennial Cellular Corp., Contel Cellular Inc., United States Cellular Corporation and Vanguard Cellular Systems. Lazard noted that its analysis of Celutel's stock price and volume history showed a very limited float of shares traded by the public, which implied limited liquidity for stockholders wishing to sell their shares without affecting the prevailing trading price.
Lazard also noted that the minimum Merger Consideration value of $      per
Celutel Share Equivalent (which represents Celutel's estimates of the amount of
the minimum Merger Consideration, valuing the Century Stock at $      per share,
the closing sale price of the Century Stock on the last trading date preceding
the date of this Proxy Statement) represented a     % premium to Celutel's
trading price one day before announcement of the transaction and a     % premium
to the trading price 30 days prior to announcement of the transaction.

     The following paragraphs describe Lazard's valuation analysis of Century.


     Comparable Public Company Analysis. Lazard analyzed, among other things, the market values, the market capitalizations, the dividend yields and the projected price earnings ratios of Century and the following local telephone companies: Telephone & Data Systems, Inc., Citizens Utilities, Lincoln Telecommunications, Alltel Corporation, Rochester Telephone, Pacific Telecom, Southern New England Telephone, Cincinnati Bell, and Sprint Corp. Lazard noted that based on access lines, Century was the 15th largest local exchange telephone company in the United States. Lazard further noted that Century's cellular telephone operations contribute approximately 15% of its revenue and that Century holds majority interests in cellular service providers to two of the top 100 cellular markets.



     In comparison to the other local telephone companies, the market valuations of Century on an earnings per share basis and a cash flow basis were neither the highest nor the lowest of the group of telephone companies reviewed.



     Stock Price and Volume Analysis. Lazard reviewed the performance of the per share market price and trading volume of Century Stock for various periods and compared such per share market price movements to the S & P 500 and to various indices of local telephone companies. Such companies include: Telephone & Data Systems, Inc., Citizens Utilities, Lincoln Telecommunications, Alltel Corporation, Rochester Telephone, Pacific Telecom, Southern New England Telephone, Cincinnati Bell, and Sprint Corp. During the one year period from August 3, 1992 to August 3, 1993 Century's stock traded at a closing price range of $20 1/2 to $32 3/4. Century's trading volume indicated significantly greater liquidity than that of Celutel.



     No company or transaction used in the above analyses as a comparison is identical to Celutel, Century or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in companies and other factors that could affect the public trading value of the companies to which they are being compared.



     In addition to the above-described analyses, Lazard also (i) considered the fact that the minimum Aggregate Merger Consideration estimated by Celutel to be payable to all Celutel stockholders will be $50,167,000 cash (after deducting the Public Stockholder Holdback Amount estimated at $530,800) and 1,878,000 shares of Century Stock (assuming an Average Century Price of $27 or below),
(ii) considered the fact that the minimum amount of Merger Consideration estimated by Celutel to be payable to the Public Stockholders with respect to each share of Celutel Common Stock will be $3.65 cash (after deducting the Public Stockholder Holdback Amount estimated at $.32 per share) and .147 shares of Century Stock (assuming an Average Century Price of $27 or below), (iii) was aware that if the Merger is consummated at a time when the Average Century Price is less than $27, the value of the Merger Consideration as of such time (determined solely by reference to such trading price) would be less than if such price were $27 or more and would decrease as the trading price of the Century Stock decreases, (iv) was aware that Century Stock has not traded above $27 since November 4, 1993, (v) was aware of the Principal Stockholders' agreement to vote in favor of the Merger Proposal even if the Average Century Price is below $27 (subject to certain conditions and limitations described herein) and (vi) considered the disclosures contained in this Proxy Statement pertaining to the Merger Consideration (including those relating to the absence of a floor price closing condition and including the valuation tables included elsewhere herein).



     After considering all information available to it, including all information obtained in its above-described review and analyses and including its assessment of economic, monetary and market conditions as of the date of its
opinion attached to this Proxy Statement (including the $      closing sale
price of Century Stock on the last trading date preceding the date thereof), Lazard determined in issuing its attached opinion that, as of the date thereof, the Merger Consideration is fair to the Public Stockholders from a financial point of view. CELUTEL STOCKHOLDERS SHOULD BE AWARE THAT (I) SUBSEQUENT DEVELOPMENTS, INCLUDING DECREASES IN THE TRADING PRICE OF THE CENTURY STOCK, MAY AFFECT THE BASES UNDERLYING LAZARD'S OPINION, (II) LAZARD DOES NOT EXPRESS AN OPINION AS TO WHAT THE ACTUAL VALUE OF THE MERGER CONSIDERATION (OR THE CENTURY STOCK) WILL BE AT THE TIME OF THE CLOSING AND (III) AS DESCRIBED

FURTHER UNDER "INTRODUCTION-RECORD DATE; QUORUM; VOTE REQUIRED," THE PRINCIPAL STOCKHOLDERS WILL BE REQUIRED, SUBJECT TO CERTAIN EXCEPTIONS, TO VOTE ALL THEIR SHARES IN FAVOR OF THE MERGER PROPOSAL EVEN IF THE TRADING PRICE OF THE CENTURY STOCK REMAINS BELOW THE $27 FLOOR PRICE OR DECLINES FURTHER.



     The summary set forth above does not purport to be a complete description of the analyses which Lazard performed. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Lazard believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, would create an incomplete view of the processes underlying the preparation of its opinion. Lazard did not indicate that any of the analyses which it performed had a greater significance than any other. The ranges of valuations resulting from any particular analysis described above should not be taken to be Lazard's view of the actual value of Century or Celutel or the combined company.


     In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Century or Celutel. The analyses which Lazard performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared in connection with the delivery of the Lazard opinion solely as part of Lazard's analysis of the fairness of the Merger Consideration that the Public Stockholders will receive pursuant to the Merger Agreement. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.


     As described above, although the Celutel Board relied heavily on Lazard's opinion, it was one of many factors taken into consideration by the Celutel Board in making its determination to approve the Merger Agreement. See "-Recommendation of the Board of Directors and Reasons for the Merger." The opinion of Lazard does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Celutel or the effect of any other business combination in which Celutel might engage.



     CERTAIN FEES AND EXPENSES. Pursuant to a letter agreement dated July 6, 1992, as amended on August 18, 1993 and January 5, 1994 (the "ENGAGEMENT LETTER"), Celutel engaged Lazard in connection with investigating its options with respect to the long-term operational and strategic alternatives and whether it should remain independent. See "-Background of Merger." Celutel has paid Lazard $75,000 for its services pursuant to the terms of the Engagement Letter. In addition, the Engagement Letter provides, among other things, that if Celutel signs a definitive sale agreement by December 31, 1993, then Celutel will pay Lazard an additional fee in cash equal to one percent of the aggregate consideration received by Celutel or its stockholders plus, among other things, the amount of any debt securities or other liabilities assumed (the "AGGREGATE TRANSACTION VALUE"). Celutel further agreed to pay Lazard an additional fee in cash equal to two percent of that portion of the Aggregate Transaction Valuation that exceeds $130 million. Any additional payment would be subject to a credit of $75,000 for fees previously paid. Celutel estimates that, upon completion of the Merger, it would pay an additional fee to Lazard of approximately $1,700,000. Such fee may be higher or lower depending on the value of the Aggregate Merger Consideration and Celutel's long-term indebtedness upon completion of the Merger. See "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration." Celutel has also agreed to reimburse Lazard for the reasonable fees and disbursements of its counsel and for its reasonable and other out-of-pocket expenses and to indemnify Lazard against certain liabilities incurred in connection with its engagement.


ACCOUNTING TREATMENT

     Century will account for the Merger as a purchase under generally accepted accounting principles.

                          AGREEMENT AND PLAN OF MERGER

     The Merger will be consummated in accordance with the terms and conditions set forth in the Merger Agreement. The following brief description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix I and is incorporated herein by reference.

     For a description of the rights of Celutel stockholders to dissent to the Merger and demand appraisal rights under the Delaware GCL, see "Rights of Dissenting Stockholders of Celutel." Stockholders of Celutel who perfect their appraisal rights under the Delaware GCL are occasionally referred to herein as "DISSENTING STOCKHOLDERS" and all other stockholders are occasionally referred to as "NON-DISSENTING STOCKHOLDERS."

STRUCTURE AND EFFECTS OF MERGER


     Celutel, on the one hand, and Century and Century Sub, on the other hand, executed the Agreement and Plan of Merger on October 8, 1993 and Amendment No. 1 thereto as of January 5, 1994 (collectively, the "MERGER AGREEMENT"). CIVC and Mr. Scarpa have also executed the Merger Agreement for the purpose of being bound by certain of its provisions, including provisions relating to indemnification, certain pre-Closing and post-Closing covenants, and certain representations and warranties. Pursuant to the Merger Agreement, at the Effective Time Century Sub will merge with and into Celutel, which will survive such Merger under its current name and become a wholly-owned subsidiary of Century. The certificate of incorporation and bylaws of Celutel in effect immediately prior to the Effective Time will be the certificate of incorporation and bylaws of Celutel as the surviving corporation in the Merger. The officers and directors of Century Sub immediately prior to the Effective Time will serve as officers and directors of Celutel as the surviving corporation in the Merger. The officers and directors of Century will remain unchanged.


EFFECTIVE TIME OF MERGER


     The Merger will become effective at 7:00 P.M. (Delaware time) on the date the parties file a certificate of merger with the Secretary of State of Delaware. The closing of the Merger (the "CLOSING") will be held on a date to be mutually agreed by the parties, but, unless Century and Celutel otherwise agree, not later than the tenth business day following the later of (i) the adoption of the Merger Proposal by the requisite vote of the Celutel stockholders or (ii) the receipt of all required regulatory approvals for the Merger (the "CLOSING DATE"). The parties currently anticipate that all required regulatory approvals will be final and nonappealable as of the date of the Meeting, and currently intend to hold the Closing and file a certificate of merger on the day the Merger Proposal is adopted at the Meeting. Neither party will be obligated to consummate the Merger unless all closing conditions to be met by the other party have been satisfied or waived. See "Agreement and Plan of Merger-Regulatory Approvals" and "-Other Closing Conditions."


DETERMINATION OF AGGREGATE MERGER CONSIDERATION

     INTRODUCTION. The Aggregate Merger Consideration that the holders of Celutel Stock and Celutel Warrants (collectively, "CELUTEL SECURITIES") will be entitled to receive pursuant to the Merger Agreement is calculated on the basis of a dollar figure (the "CALCULATION AMOUNT") derived by adjusting $146,316,000 by (i) an adjustment decreasing such amount by the aggregate amount of long-term indebtedness of Celutel outstanding as of the Closing Date (the "INDEBTEDNESS ADJUSTMENT") and (ii) an adjustment increasing or decreasing such amount by the amount of Celutel's working capital surplus or deficit, respectively, as of the Closing Date (the "WORKING CAPITAL ADJUSTMENT"). (In reviewing the attached Merger Agreement, stockholders should note that the term "Aggregate Merger Consideration" appearing therein is defined in the same manner as "Calculation Amount" is defined herein.) For purposes of the Working Capital Adjustment, working capital is defined as Celutel's current assets minus current liabilities, both as determined under the Merger Agreement. For information on Celutel's estimates of the Calculation Amount as of the Closing Date, see "--Minimum and Anticipated Aggregate and Per Share Merger Consideration." The Aggregate Merger Consideration will be adjusted after the Closing Date in the manner described below under "--Post-Closing Adjustments."



     Under the Merger Agreement, 50% of the Calculation Amount will be payable in cash (the "AGGREGATE CASH CONSIDERATION"), without interest, with the remainder of the consideration payable in the form of Century Stock (the "AGGREGATE STOCK CONSIDERATION"). As described in greater detail below, the number of shares of Century Stock to be issued in connection with the Merger depends upon the Average Century Price and whether such price is within a range of $27 to $33 per share. UNLESS EXPRESSLY PROVIDED TO THE CONTRARY HEREIN, EACH REFERENCE TO THE MERGER CONSIDERATION WILL ASSUME THAT THE AVERAGE CENTURY PRICE USED IN CALCULATING THE NUMBER OF SHARES OF CENTURY STOCK TO BE DELIVERED WILL BE AT OR BELOW $27. For further information on the number of shares and value of Century Stock issuable in connection with the Merger, see "--Effect of Century Price on Value of Aggregate Merger Consideration" and "--Minimum and Anticipated Aggregate and Per Share Merger Consideration." For information on the transferability of the shares of Century Stock issuable in connection with the Merger, see "-Resales of Century Stock."



     As described further under "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders," payment of the Aggregate Merger Consideration will be allocated among the holders of Celutel Common Stock, Celutel Preferred Stock and Celutel Warrants in accordance with their proportionate ownership of "CELUTEL SHARE EQUIVALENTS," which is defined in the Merger Agreement and below in such manner as to allocate such consideration among all holders of Celutel Common Stock on a fully-diluted basis. Under the Merger Agreement, each share of Celutel Common Stock is deemed to equal one Celutel Share Equivalent.



     Based on certain assumptions described herein, the Century Stock to be issued in connection with the Merger is expected to represent approximately 3.5% of the total outstanding Century Stock (and, due to the enhanced voting rights held by certain of Century's stockholders, approximately 1.4% of Century's total voting power). Celutel's directors and officers and certain persons who may be deemed to be affiliates of Celutel beneficially owned as of the Record Date approximately 74% of the Celutel Share Equivalents and are expected to receive approximately 72% of the Aggregate Merger Consideration after giving effect to the Allocation Agreement. For information regarding certain interests in the Merger of Celutel's executive officers and certain of Celutel's directors, see "Investment Considerations-Considerations Relating to the Merger--Interests of Certain Persons in the Merger."



     MINIMUM AND ANTICIPATED AGGREGATE AND PER SHARE MERGER CONSIDERATION. Due to the Indebtedness Adjustment and Working Capital Adjustment, the Aggregate Merger Consideration payable at Closing cannot be definitively calculated until immediately prior to the Closing Date and will fluctuate to the extent Celutel's long-term indebtedness and working capital fluctuates. Set forth below is a discussion of the minimum and anticipated amounts of Merger Consideration and Aggregate Merger Consideration. As indicated above under "-Effective Time of Merger," the parties intend to consummate the Merger on February 10, 1994. All references to the amount of the minimum and anticipated Merger Consideration or Aggregate Merger Consideration appearing herein are based on the assumption that the Merger will be consummated on such date. No assurance can be given, however, that the Merger will be consummated on such date.



     Minimum Amount. The minimum Aggregate Merger Consideration payable under the Merger Agreement will be $50,167,000 cash (after deducting the Public Stockholder Holdback Amount estimated at $530,800) and between 1,536,000 and 1,878,000 shares of Century Stock. On a per share basis, based on the number of Celutel Share Equivalents expected to be outstanding (or deemed to be outstanding) on February 10, 1994, this consideration will equal $3.65 cash (after deducting the Public Stockholder Holdback Amount estimated at $.32 per share) and between .120 and .147 shares of Century Stock payable to the Public Stockholders. If on the Closing Date the Average Century Price is

$      (which was the closing per share sale price on January   , 1994, the last
trading date preceding the date of this Proxy Statement), the value of the
minimum Aggregate Merger Consideration on such date would be $      , which
equals $      on a per Celutel Share Equivalent basis. CELUTEL STOCKHOLDERS
SHOULD BE AWARE THAT CHANGES IN THE TRADING PRICE OF CENTURY STOCK WILL AFFECT THE VALUE OF THEIR MERGER CONSIDERATION, AND ARE ACCORDINGLY URGED TO OBTAIN CURRENT MARKET QUOTATIONS. For further information on the value of the minimum Merger Consideration, see "--Effect of Century Price on Value of Aggregate Merger Consideration."



     The minimum amounts of Merger Consideration described above are based on various adverse assumptions that Celutel considers unlikely, including that Celutel will incur the maximum amount of long-term indebtedness permitted under its current line of credit as a result of either of two events that are neither occurring nor expected to occur: (i) Celutel's operating revenues decreasing at an unprecedented rate or (ii) Celutel experiencing a higher percentage of uncollectible receivables compared with historical amounts. Celutel therefore anticipates that the actual Merger Consideration will be slightly higher than the minimum Merger Consideration, as described further immediately below.



     Anticipated Amount. Based upon Celutel's estimates of operating results through February 10, 1994 and estimates of transaction costs, Celutel anticipates that the Aggregate Merger Consideration payable under the Merger Agreement will be $50,773,000 cash (after deducting the Public Stockholder Holdback Amount estimated at $530,800) and between 1,555,000 and 1,900,000 shares of Century Stock. On a per share basis, based on the number of Celutel Share Equivalents expected to be outstanding (or deemed to be outstanding) on February 10, 1994, this consideration would equal $3.69 cash (after deducting the Public Stockholder Holdback Amount estimated at $.32 per share) and between .122 and .149 shares of Century Stock payable to the Public Stockholders.



     The Indebtedness and Working Capital Adjustments used in calculating these anticipated amounts are based upon Celutel's good faith estimates and assumptions, which Celutel believes to be reasonable as of the date of this Proxy Statement, regarding expected results of operations and working capital requirements through February 10, 1994. Celutel's estimates of its working capital requirements include estimates of its transaction costs to be incurred in connection with the Merger Agreement, including the cost of obtaining the Letter of Credit described under "-Indemnification--Letter of Credit," the fees and expenses of the LC Escrow Agent to be paid at Closing described under "-Holdback of Funds Under LC Escrow Agreement--Withdrawal of Funds from Escrow Account," the aggregate fees of its legal counsel, accountants and financial advisors, and certain severance payments to Celutel's non-officer headquarters employees pursuant to a severance plan adopted in August 1993. THERE ARE FREQUENTLY DIFFERENCES BETWEEN ESTIMATED AND ACTUAL RESULTS, BECAUSE EVENTS AND CIRCUMSTANCES FREQUENTLY DO NOT OCCUR AS EXPECTED. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE ESTIMATES OF ANTICIPATED MERGER CONSIDERATION OR AGGREGATE MERGER CONSIDERATION SET FORTH IN THE FOREGOING PARAGRAPH WILL BE THE AMOUNT OF CONSIDERATION ACTUALLY REALIZED BY THE CELUTEL STOCKHOLDERS PURSUANT TO THE MERGER.



     Other. Notwithstanding the day-to-day fluctuations in Celutel's long-term indebtedness and working capital, several factors limit the potential adverse effects of these adjustments on the Calculation Amount. The amount of additional credit available under Celutel's credit facility is limited to $900,000. In addition, covenants in this facility and other agreements substantially restrict Celutel's ability to incur additional long-term debt. Moreover, based on Celutel's prior operating history, its sustained growth in customers, and the relatively short period of time between the date of the Proxy Statement and the anticipated Closing Date, Celutel believes that the likelihood of a precipitous decrease in its working capital is relatively low.



     IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER PROPOSAL OR TO EXERCISE YOUR RIGHT TO DISSENT THEREFROM UNDER DELAWARE LAW AND RECEIVE CASH EQUAL TO THE "FAIR VALUE" OF YOUR SHARES (AS DETERMINED BY

JUDICIAL APPRAISAL) IN LIEU OF THE MERGER CONSIDERATION, CELUTEL STOCKHOLDERS ARE URGED TO CONSIDER, AMONG OTHER THINGS, THAT YOU MAY RECEIVE NO MORE THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES OF CENTURY STOCK DESCRIBED ABOVE. IF FOR ANY REASON THE MERGER CONSIDERATION AT CLOSING WILL BE LESS THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES DESCRIBED ABOVE, CELUTEL WILL SUPPLY YOU WITH SUPPLEMENTAL MATERIALS THAT WILL RESOLICIT YOUR PROXY AND WILL ADJOURN THE MEETING UNTIL AT LEAST 20 BUSINESS DAYS AFTER THE MAILING OF SUCH MATERIALS.



     Based on pops owned by Celutel as of December 31, 1993 and based on the minimum Aggregate Merger Consideration described above (before adjusting for the Indebtedness Adjustment and the Working Capital Adjustment) and other amounts payable by Century in connection with the Merger (see "Background and Other General Information Relating to the Merger-Background of Merger-- Negotiation of Certain Matters with Century"), the per pop value of Celutel implied by the Merger is approximately $132 (if the Average Century Price is between $27 and $33) and $ (if the Average Century Price is $ , the closing per share sale price of Century Stock on the last trading date preceding the date of this Proxy Statement).



     EFFECT OF CENTURY PRICE ON VALUE OF AGGREGATE AND PER SHARE MERGER CONSIDERATION. The number of shares of Century Stock issuable in the Merger will be determined by dividing 50% of the Calculation Amount by the average of the per share closing prices of the Century Stock as reported in the NYSE Composite Transaction Section of The Wall Street Journal for each of the ten trading days immediately preceding the third trading day prior to the Closing Date (the "AVERAGE CENTURY PRICE"), subject to a $27 floor price (which, based on the minimum Aggregate Merger Consideration described herein, fixes the maximum aggregate number of Century shares at 1,878,000) and a $33 ceiling price (which fixes the minimum aggregate number of Century shares at 1,536,000), and subject to customary anti-dilution provisions. For information on the reasons for including these ceiling and floor prices, see "Background and Other General Information Relating to the Merger-Background of Merger-- Negotiations of Certain Matters with Century." If the Average Century Price is between $27 and $33 at the time the Merger is consummated, then the number of shares of Century Stock to be issued in the Merger would equal 50% of the Calculation Amount divided by the Average Century Price. As a result, for each different price within this $27 to $33 range, the number of shares of Century Stock to be issued in the Merger would vary so that the value (determined solely by reference to the Average Century Price) of the Aggregate Stock Consideration as of the Closing Date would be fixed at 50% of the Calculation Amount. If, however, the Average Century Price is below $27 or above $33 at the time the Merger is consummated, then the number of shares of Century Stock to be issued in the Merger would equal 50% of the Calculation Amount divided by $27 (the floor price) or $33 (the ceiling price), respectively. As a result, for each different price below $27 or above $33, the number of shares of Century Stock to be issued in the Merger would be fixed and the value (determined solely by reference to the Average Century Price) of the Aggregate Stock Consideration as of the Closing Date would vary. For example, if the Average Century Price was
$            (the average closing price per share of Century Stock for the ten trading days immediately preceding the date of this Proxy Statement) and the
Calculation Amount was $             (see "--Minimum and Anticipated Aggregate
and Per Share Merger Consideration"), the number of shares of Century Stock to
be issued in the Merger would be approximately           , and the value of the
Aggregate Stock Consideration as of such time would be $            (determined
solely by reference to such average closing price), which value would be less than 50% of the Calculation Amount.



     The effect of the $33 ceiling price is that if the Merger is consummated at a time when the Average Century Price exceeds $33, then the value of the Merger Consideration as of such time (determined solely by reference to the Average Century Price) would be greater than if such price were within the $27 to $33 range. Conversely, the effect of the $27 floor price is that if the Merger is consummated at a
                                       25
time when the Average Century Price is less than $27, the value of the Merger Consideration as of such time (determined solely by reference to the Average Century Price) would be less than if such price were within the $27 to $33 range.



     At the time when Celutel accepted Century's offer in August 1993 and at the time it signed the Merger Agreement in October 1993, the Average Century Price was between $27 and $33. See "Information About Century-Market Prices for Century Stock" and "Background and Other General Information Relating to the Merger." The Century Stock has not traded at a price above $27 since November 4, 1993. See "Information About Century--Market Prices for Century Stock." NO ASSURANCE CAN BE GIVEN AS TO WHAT THE TRADING PRICE OF CENTURY STOCK WILL BE ON OR AFTER THE CLOSING DATE. IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER PROPOSAL OR TO EXERCISE YOUR RIGHT TO DISSENT THEREFROM AND RECEIVE CASH EQUAL TO THE "FAIR VALUE" OF YOUR SHARES (AS DETERMINED BY JUDICIAL APPRAISAL) IN LIEU OF THE MERGER CONSIDERATION, YOU ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS AND TO CALCULATE THE AVERAGE CENTURY PRICE IMMEDIATELY PRIOR TO THE MEETING.



     The Principal Stockholders will remain obligated to vote in favor of the Merger Proposal even if the Average Century Price continues to trade at a price less than $27, unless there has been a material adverse change (as defined in the Merger Agreement) in Century since October 8, 1993, or unless the Merger Agreement is terminated in accordance with its terms. See "Introduction-Record Date; Quorum; Vote Required." In addition, Celutel will be obligated to consummate the Merger even if the Average Century Price is less than $27, unless there has been a material adverse change (as defined in the Merger Agreement) in Century between the date of the Meeting and the Closing or unless the Merger Agreement is terminated in accordance with its terms. See "-Other Closing Conditions."



     The following tables set forth the value (in each case determined solely by reference to the Average Century Price) as of the Closing Date of the Merger Consideration and Aggregate Merger Consideration at two different assumed Calculation Amounts (which correspond to the minimum and anticipated amounts of Merger Consideration described above) if the Average Century Price is less than $27, between $27 and $33, or greater than $33. For purposes of Table No. 1 the Calculation Amount has been assumed to be $101,397,000 and for purposes of Table No. 2 the Calculation Amount has been assumed to be $102,608,000. For further information on the basis of these assumed Calculation Amounts, see "-Determination of Aggregate Merger Consideration--Minimum and Anticipated Aggregate and Per Share Merger Consideration."



                    TABLE NO. 1--BASED ON CELUTEL'S ESTIMATE
               OF THE MINIMUM CALCULATION AMOUNT OF $101,397,000



                             VALUE OF MERGER CONSIDERATION PER SHARE EQUIVALENT(1)     VALUE OF AGGREGATE
      AVERAGE CENTURY        -----------------------------------------------------           MERGER
           PRICE              CASH PORTION(2)   STOCK PORTION(3)   COMBINED(2)(3)      CONSIDERATION(2)(3)
- ---------------------------  -----------------  -----------------  ---------------  -------------------------
            $21                  $    3.65          $    3.08         $    6.73         $      89,600,000
            $23                  $    3.65          $    3.38         $    7.03         $      93,355,000
            $25                  $    3.65          $    3.67         $    7.32         $      97,110,000
    between $27 and $33          $    3.65          $    3.96         $    7.61         $     100,866,000
            $35                  $    3.65          $    4.20         $    7.85         $     103,938,000
            $37                  $    3.65          $    4.44         $    8.09         $     107,011,000
            $39                  $    3.65          $    4.68         $    8.33         $     110,084,000


- ---------------

(1) Does not give effect to any allocations among the Non-Public Stockholders under the Allocation Agreement (see "--Allocation Agreement"); based on the assumption that the Celutel Warrants will be settled in the manner described under "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders--Allocation to Warrant Holders."



(2) AFTER deducting the Public Stockholder Holdback Amount applicable to the Public Stockholders of approximately $530,800, or $.32 per share. See "-Determination of Aggregate Merger Consideration."



(3) For each Average Century Price indicated above, the value of the stock portion of the consideration has been calculated by multiplying the number of shares of Century Stock issuable under the Merger Agreement by such price.

                    TABLE NO. 2--BASED ON CELUTEL'S ESTIMATE
             OF THE ANTICIPATED CALCULATION AMOUNT OF $102,608,000



                             VALUE OF MERGER CONSIDERATION PER SHARE EQUIVALENT(1)     VALUE OF AGGREGATE
      AVERAGE CENTURY        -----------------------------------------------------           MERGER
           PRICE              CASH PORTION(2)   STOCK PORTION(3)   COMBINED(2)(3)      CONSIDERATION(2)(3)
- ---------------------------  -----------------  -----------------  ---------------  -------------------------
            $21                  $    3.69          $    3.12         $    6.81         $      90,676,000
            $23                  $    3.69          $    3.42         $    7.11         $      94,476,000
            $25                  $    3.69          $    3.71         $    7.40         $      98,277,000
    between $27 and $33          $    3.69          $    4.01         $    7.70         $     102,077,000
            $35                  $    3.69          $    4.25         $    7.94         $     105,186,000
            $37                  $    3.69          $    4.50         $    8.19         $     108,296,000
            $39                  $    3.69          $    4.74         $    8.43         $     111,405,000


- ---------------


(1) Does not give effect to any allocations among the Non-Public Stockholders under the Allocation Agreement (See "--Allocation Agreement"); based on the assumption that the Celutel Warrants will be settled in the manner described under "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders--Allocation to Warrant Holders."



(2) AFTER deducting the Public Stockholder Holdback Amount applicable to the Public Stockholders of approximately $530,800, or $.32 per share. See "-Determination of Aggregate Merger Consideration."



(3) For each Average Century Price indicated above, the value of the stock portion of the consideration has been calculated by multiplying the number of shares of Century Stock issuable under the Merger Agreement by such price.


                            ------------------------


     IN CONSIDERING WHETHER TO VOTE IN FAVOR OF THE MERGER PROPOSAL OR TO EXERCISE YOUR RIGHT TO DISSENT THEREFROM AND RECEIVE CASH EQUAL TO THE "FAIR VALUE" OF YOUR SHARES (AS DETERMINED BY JUDICIAL APPRAISAL) IN LIEU OF THE MERGER CONSIDERATION, YOU ARE URGED TO CONSIDER, AMONG OTHER THINGS, THAT YOU MAY RECEIVE NO MORE THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES OF CENTURY STOCK DESCRIBED HEREIN. IF FOR ANY REASON THE MERGER CONSIDERATION AT CLOSING WILL BE LESS THAN THE MINIMUM AMOUNT OF CASH AND NUMBER OF SHARES DESCRIBED HEREIN, CELUTEL WILL SUPPLY CELUTEL STOCKHOLDERS WITH SUPPLEMENTAL MATERIALS THAT WILL RESOLICIT YOUR PROXY AND WILL ADJOURN THE MEETING UNTIL AT LEAST 20 BUSINESS DAYS AFTER THE MAILING OF SUCH MATERIALS.



     PUBLIC STOCKHOLDER HOLDBACK. Under the Merger Agreement, each Celutel stockholder is required to pay its pro rata share of any liabilities that may arise after the Closing (collectively, "POST-CLOSING LIABILITIES") in connection with (i) any indemnity claims made by Century or its affiliates pursuant to the Merger Agreement, (ii) any post-Closing adjustment to the Aggregate Merger Consideration or (iii) the incurrence of certain fees and expenses. Due to the administrative impracticability of collecting from each Public Stockholder its pro rata share of any Post-Closing Liabilities, the cash portion of the Aggregate Merger Consideration payable to the Public Stockholders will be reduced by an amount (the "PUBLIC STOCKHOLDER HOLDBACK AMOUNT") to be determined at Closing (which is estimated to be approximately $530,800 in the aggregate or approximately $.32 per share of Celutel Common Stock held by the Public Stockholders). The Non-Public Stockholders are not subject to a holdback under the Merger Agreement because (i) Century was willing to assume the risk of collecting from such stockholders their pro rata share of any post-Closing adjustment to the Aggregate Merger Consideration and (ii) it was anticipated that the issuer (the "ISSUER") of the Letter of Credit (as defined below) would also assume such risk in seeking reimbursement for indemnity claims paid to Century. As more fully described in "-Holdback of Funds Under LC Escrow Agreement," the Issuer has required the Non-Public Stockholders to provide cash collateral or establish credit to secure and
                                       27
fund reimbursement of their pro rata shares of any indemnity claims paid to Century. For more information on these Post-Closing Liabilities, see "-Indemnification--Letter of Credit," "--Post Closing Adjustments" and "-Holdback of Funds Under LC Escrow Agreement--Withdrawal of Funds from Escrow Account."



     As described under "-Indemnification--Letter of Credit" and "-Holdback of Funds Under LC Escrow Agreement," the Public Stockholder Holdback Amount will be deposited into escrow at Closing and will be disbursed to the Public Stockholders upon termination of the Letter of Credit (as it may be extended by the Stockholders' Representative and the Issuer under the circumstances described herein) only to the extent that any amounts remain after paying all Post-Closing Liabilities that may arise, provided that if at such time there is an unresolved indemnification claim of Century, the disputed amount will be transferred to a separate escrow account and be held pursuant to the terms of the Escrow Agreement. No assurance can be given that any such amounts will remain following such payments. See "-Indemnification--Letter of Credit" and "-Holdback of Funds Under LC Escrow Agreement."



     POST-CLOSING ADJUSTMENTS. The Aggregate Merger Consideration calculated at the Closing will be based on Celutel's good faith estimates as of the Closing Date of the Indebtedness Adjustment and the Working Capital Adjustment. Within 30 days after the Closing, Century will recalculate the Working Capital Adjustment and seek to confirm the amount of the Indebtedness Adjustment, and will advise the Stockholders' Representative of its findings. If the Stockholders' Representative does not agree with Century's findings, then Century and the Stockholders' Representative will negotiate in good faith to resolve such dispute and agree upon the amount of the final Aggregate Merger Consideration and submit any unresolved disputes to an independent accounting firm, whose resolution will be final and binding on Celutel, Century and their respective stockholders. If the Aggregate Merger Consideration calculated at Closing exceeds the final calculation of the Aggregate Merger Consideration, then all Celutel stockholders will be required to refund such excess to Century, and if the Aggregate Merger Consideration calculated at Closing is less than the final calculation of the Aggregate Merger Consideration, then Century will be required to pay such shortfall to the LC Escrow Agent (to hold on behalf of the Public Stockholders) and to the Non-Public Stockholders. All payments made by or to the Celutel stockholders will be made pro rata based on the portion of the Aggregate Merger Consideration allocable to such holders (after taking into account, in the case of the Non-Public Stockholders, the Allocation Agreement). Assuming the Merger is consummated on February 10, 1994, the aggregate Pro Rata Share attributable to the Public Stockholders will be approximately 13.16%. Amounts payable by the Public Stockholders will be payable solely out of the LC Escrow Fund, and amounts payable by the Non-Public Stockholders will be payable directly by such stockholders. See "-Holdback of Funds Under LC Escrow Agreement."


ALLOCATION OF AGGREGATE MERGER CONSIDERATION AMONG CELUTEL STOCKHOLDERS


     MERGER AGREEMENT. At the Effective Time (i) all outstanding Celutel Securities (other than shares of Celutel Stock held by dissenting stockholders) will automatically be converted into an aggregate amount of cash and an aggregate number of shares of Century Stock determined as described under "-- Determination of Aggregate Merger Consideration" and (ii) each issued and outstanding share of common stock of Century Sub will be converted into one share of common stock of Celutel. Subject to the terms and conditions set forth in the Merger Agreement and the Allocation Agreement (see "-- Allocation Agreement"), each Celutel stockholder will be entitled to receive (i) a cash payment (without interest) equal to such holder's Pro Rata Share Equivalent Interest (as defined below) of the Aggregate Cash Consideration (less, in the case of each Public Stockholder, such stockholder's pro rata share of the Public Stockholder Holdback Amount), (ii) a certificate for a number of shares (rounded down to the nearest whole share) of Century Stock equal to such holder's Pro Rata Share Equivalent Interest of the Aggregate Stock Consideration and (iii) in lieu of the issuance of a fractional share of Century Stock, a cash payment (without interest) equal to such fraction multiplied by the Average
                                       28

Century Price (along with the nontransferable, contingent right to receive such stockholder's pro rata share of any remaining portion of the Public Stockholder Holdback Amount upon termination of the LC Escrow Agreement). See "-Indemnification--Letter of Credit" and "-Holdback of Funds Under LC Escrow Agreement." The "PRO RATA SHARE EQUIVALENT INTEREST" of each holder of Celutel Securities means the fraction determined by dividing the Celutel Share Equivalents held by such holder by the aggregate number of Celutel Share Equivalents held by all record holders of Celutel Securities, in each case as determined immediately prior to the Effective Time under the Merger Agreement (and, in the case of the Non-Public Stockholders, after taking into account the Allocation Agreement). "CELUTEL SHARE EQUIVALENTS" means, with respect to any holder of Celutel Securities, the sum of (i) the number of shares of Celutel Common Stock held by such holder, (ii) the number of shares of Celutel Common Stock into which the Celutel Preferred Stock (including all accrued and unpaid stock dividends thereon) held by such holder is convertible pursuant to Celutel's certificate of incorporation (which provides that each holder of Celutel Preferred Stock is entitled to convert each share of such stock into 2,000 shares of Celutel Common Stock), and (iii) the number of shares of Celutel Common Stock which would have been held by such holder if all Celutel Warrants held by such holder had been purchased by Celutel in the manner described below under "--Allocation to Warrant Holders."


     ALLOCATION TO WARRANT HOLDERS. Celutel has outstanding warrants (the "CELUTEL WARRANTS") that entitle the following holders to purchase the following number of shares of Celutel Common Stock on the terms set forth below:

                                                                   NUMBER OF SHARES
                                                                      OF CELUTEL
                                                                     COMMON STOCK
                                                                      SUBJECT TO       EXERCISE
     HOLDER                                                            EXERCISE          PRICE      EXPIRATION DATE
- -----------------------------------------------------------------  -----------------  -----------  -----------------
Frank S. Scarpa..................................................        1,000,000     $    5.00        May 14, 1996
Frank S. Scarpa..................................................          744,843          5.50        May 14, 1996
Forrest L. Metz..................................................           25,000          7.00        May 14, 1996
Forrest L. Metz..................................................           25,000          8.00        May 14, 1996
Forrest L. Metz..................................................           25,000         15.30        May 14, 1996


     Mr. Scarpa's warrants were issued on January 5, 1988 and May 17, 1988 in consideration for loans concurrently extended to Celutel by Mr. Scarpa. The original expiration dates of these warrants were January 5, 1993 and May 17, 1993, respectively. On May 14, 1991, the expiration dates of these warrants were extended to May 14, 1996 in consideration of Mr. Scarpa's concurrent cancellation of warrants to purchase 891,520 shares of a separate class of common stock entitled to enhanced voting rights, which warrants had an exercise price of $5.50 per share. See "Information About Celutel-Certain Transactions."


     Mr. Metz's warrants were issued on May 18, 1988 and April 27, 1989 in consideration of employee services and were originally scheduled to expire on May 17, 1992 and April 26, 1994. In consideration of the termination of Mr. Metz's employment agreement with Celutel in 1991, the expiration dates of such warrants were extended to May 14, 1996.

     Under the Merger Agreement, each of Messrs. Scarpa and Metz have agreed with Celutel to settle his respective Celutel Warrants by providing that each such warrant will be converted at the Effective Time into the right to receive such amounts of cash and Century Stock as he would have received had Celutel purchased his Warrants immediately prior to such time in exchange for shares of Celutel Common Stock having an equivalent value (excluding, in the case of Mr. Scarpa, the effects of the Allocation Agreement). Under the Merger Agreement, the value of each Celutel Warrant is deemed to equal the difference between such warrant's exercise price and the value of a share of Celutel Common Stock, multiplied by the number of shares of such stock purchasable upon exercise of such warrant. For such purposes, the value of a share of Celutel Common Stock will be determined under the Merger Agreement immediately prior to Closing by dividing the Calculation Amount by the aggregate number of Celutel Share Equivalents (determined as if all Celutel Warrants and Celutel Preferred Stock had been previously settled in the manner described herein). For purposes of determining each Celutel stockholder's pro rata share of any Post-Closing Liabilities and receiving post-Closing adjustments to the Aggregate Merger Consideration, Messrs. Scarpa and Metz will be treated as if they held prior to Closing a number of shares of Celutel Common Stock equal to the number of Celutel Share Equivalents as to which they will be entitled under the Merger Agreement.



     EFFECT OF PREFERRED STOCK DIVIDENDS ON ALLOCATION. By virtue of the continuing accrual of stock dividends on the Celutel Preferred Stock at a rate of 18% per annum, and the fact that the Calculation Amount is a fixed amount (subject to the Indebtedness and Working Capital Adjustments described above), the Aggregate Merger Consideration allocable to the holders of Celutel Preferred Stock will increase and the Aggregate Merger Consideration allocable to the holders of Celutel Common Stock will decrease over time as additional dividends (which are payable in additional shares of Celutel Preferred Stock) accrue on the Celutel Preferred Stock. See "Comparative Rights of Century and Celutel Stockholders-Preferred Stock."



     As discussed under "-Effective Time of Merger," the parties currently intend to consummate the Merger on the day the Merger Proposal is adopted at the Meeting. If any unforeseen events cause the Closing to be delayed, Celutel estimates (based on the assumptions described under "-Determination of Aggregate Merger Consideration--Estimates of Aggregate Merger Consideration") that this will cause the value of the Merger Consideration payable to the Public Stockholders to decrease by approximately $.03 per Celutel Share Equivalent for each 15 days of delay if all other factors remain constant. Although Celutel believes that this dilutive effect may be partially offset by internally generated funds that would favorably impact the Working Capital Adjustment or Indebtedness Adjustment, no attempt has been made to calculate this amount, and no assurance can be given that any such offset would be realized.



     ALLOCATION AGREEMENT. Pursuant to an Allocation Agreement originally dated as of August 18, 1993 and re-executed as of October 6, 1993 (the "ALLOCATION AGREEMENT"), each holder of shares of Celutel Preferred Stock (including CIVC and Messrs. Stein and Willis, directors of Celutel), and Celutel's senior management (comprised of Mr. Scarpa and Celutel's three other executive officers) (collectively, the "NON-PUBLIC STOCKHOLDERS"), agreed to reallocate the portion of the Aggregate Merger Consideration payable to them under the Merger Agreement. The purpose of the Allocation Agreement is to give the holders of the Celutel Preferred Stock the full value of their rights as holders of such stock without adversely affecting the Public Stockholders. See "Background and Other General Information Relating to the Merger-Background of Merger--Other." Under the Merger Agreement, the portion of the Aggregate Merger Consideration payable to the Public Stockholders is determined as if all Celutel Preferred Stock were converted into Celutel Common Stock. Under the Allocation Agreement, the remainder of the Aggregate Merger Consideration is generally allocated among the Non-Public Stockholders as if all of the Celutel Preferred Stock were optionally redeemed by Celutel as of the Closing Date and the holders exercised all redemption warrants deemed issued as a consequence of such deemed optional redemption. The effect of such agreement is that, as among the Non-Public Stockholders, the holders of Celutel Preferred Stock receive more (and the holders of Celutel Common Stock receive less) under the Allocation Agreement than they otherwise would under the Merger Agreement. THE ALLOCATION AGREEMENT DOES NOT AFFECT IN ANY MANNER THE AMOUNT OF THE AGGREGATE MERGER CONSIDERATION TO WHICH THE PUBLIC STOCKHOLDERS ARE ENTITLED OR WHICH THEY WILL RECEIVE.



     As a result of the Allocation Agreement, assuming that (i) the Closing occurs on February 10, 1994, (ii) the Calculation Amount is $102.6 million and
(iii) the Average Century Price is between $27 and $33, an aggregate of approximately $1.6 million will be reallocated from Celutel's management (including Messrs. Scarpa, Donnelly, Warren, Mrs. Hart and the Scarpa Family Trust), to the other
                                       30

Non-Public Stockholders (including CIVC and Messrs. Stein, Willis and McGillivray, William Blair Venture Partners III, L.P., PNC Capital Corporation, K&E Partners and Harrison I. Steans).


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     GENERAL. The following discussion summarizes certain material federal income tax consequences of the Merger to holders of Celutel Common Stock and Celutel Preferred Stock. The discussion is based on current provisions of the Code, existing and proposed Treasury Regulations, current administrative rulings of the Internal Revenue Service ("IRS") and judicial decisions, all of which are subject to change. The discussion does not purport to be a complete analysis or listing of all potential tax effects relevant to particular holders or categories of holders subject to special treatment under certain federal income tax laws or to holders who received Celutel Stock in connection with the performance of services for Celutel. In addition, it does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction. THE FOLLOWING DISCUSSION ALSO DOES NOT ADDRESS THE TAX CONSEQUENCES TO THE NON-PUBLIC STOCKHOLDERS OF THE ALLOCATION AGREEMENT OR THE TAX CONSEQUENCES TO HOLDERS RELATING TO THE SETTLEMENT OF THEIR CELUTEL WARRANTS.


     CONSEQUENCES OF THE MERGER. For federal income tax purposes, the Merger will be treated as a taxable purchase of the Celutel Stock by Century. Accordingly, each holder thereof will recognize gain or loss in an amount equal to the difference between (a) the sum of the cash and the fair market value of the Century Stock received and (b) his or her basis in the Celutel Stock surrendered in the Merger. Such gain or loss will be capital gain or loss (provided that the securities are capital assets in the hands of the holder) and will be long-term capital gain or loss if such securities have been held for more than one year. The basis of the Century Stock received by each Celutel stockholder in the Merger will be the fair market value of the Century Stock at the Effective Time and the holding period for such shares will begin on the day after the Effective Date.

     A Celutel stockholder who exercises dissenters' rights with respect to his or her shares will be subject to tax on the receipt of the payments pursuant to the stock redemption rules of Section 302 of the Code (taking into account the stock attribution rules of Section 318 of the Code). In general, if the Celutel stockholder holds his or her shares in Celutel as a capital asset at the Effective Time, such stockholder will recognize capital gain or loss measured by the difference between the amount of cash received by such shareholder and the basis for his or her shares.

     No gain or loss will be recognized by Century, Celutel or Century Sub. The basis and holding period of Celutel's assets immediately after the Merger will be the same as the basis and holding periods of such assets in its hands immediately before the Merger.

     CONSEQUENCES OF THE ESCROW. It is unclear under current law whether the portion of a Public Stockholder's (or Non-Public Stockholder's) gain which is attributable to his or her contingent right to receive a portion of the Public Stockholder Holdback Amount deposited in escrow (or the amounts deposited in escrow by certain Non-Public Stockholders) is taxable to the holder at the Effective Time or when any cash is subsequently received from the escrow. Celutel believes that the portion of a Celutel stockholder's gain which is attributable to cash deposited in escrow will be taxable to the holder as of the Effective Time. It may be possible, however, for such stockholders to take the position that the amounts which may ultimately be received from the escrow are sufficiently uncertain that recognition of gain attributable thereto should be deferred until such cash, if any, is actually received. The law concerning the degree of uncertainty required to justify such deferral is unclear, but various authorities indicate that deferral should only be allowed in "rare and extraordinary cases."

     The Public Stockholders and the Non-Public Stockholders depositing cash in escrow will be subject to tax on the interest earned on cash held in the escrow. This interest income will be taxed to such stockholders as it is earned rather than at the time it is ultimately distributed to such stockholders.

     Holders of Celutel Stock should consult with their tax advisors concerning the tax consequences of the LC Escrow Agreement.

     THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED UPON PRESENT LAW. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE WITH RESPECT TO CELUTEL STOCK RECEIVED PURSUANT TO THE EXERCISE OF THE CELUTEL WARRANTS, EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION. EACH CELUTEL STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM OR HER, AND TAX REPORTING REQUIREMENTS OF THE MERGER INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER LAWS.

REGULATORY APPROVALS


     The FCC has granted several orders approving the transactions contemplated by the Merger, the last of which was granted on November 9, 1993 and became final and nonappealable on December 20, 1993. Celutel and Century have received all other regulatory approvals they believe are required to consummate the Merger.


OTHER CLOSING CONDITIONS


     GENERAL. In addition to receipt of required regulatory approvals described above, the obligations of Century and Celutel to consummate the Merger are subject to, among other things, the following conditions precedent: (i) the Merger Proposal being adopted by a majority of the total voting power of Celutel at the Meeting, (ii) the Registration Statement of which this Proxy Statement forms a part remaining in effect, (iii) the Century Stock having been approved for listing on the New York Stock Exchange, (iv) the material accuracy of the other party's representations and warranties, (v) the material performance by the other party of its obligations under the Merger Agreement, (vi) the absence of any injunctions or other court orders preventing consummation of the Merger,
(vii) the absence of any litigation with a reasonable likelihood of success seeking to enjoin the Merger or any related transactions, (viii) execution and delivery of the LC Escrow Agreement and the termination agreement with respect to Mr. Scarpa's employment agreement (described under "-Executive Officer Benefits"), (ix) receipt of any required third-party consents, legal opinions and other closing certificates and documents, and (x) the satisfaction of other customary closing conditions.



     The obligation of Century to consummate the Merger is further conditioned upon, among other things, (i) the absence of a material adverse change in any of Celutel's cellular system operating subsidiaries, (ii) the number of Celutel Share Equivalents held by dissenting Celutel stockholders not exceeding 5% of the aggregate Celutel Share Equivalents as of the Closing Date, (iii) delivery to Century of a one-year irrevocable Letter of Credit in the amount of $3.5 million to assure performance of the indemnity obligations of Celutel's stockholders as described below under "-Indemnification-- Letter of Credit,"
(iv) Mr. Scarpa's assumption of the obligation to pay not less than 25% of the remaining rent under Celutel's headquarters lease, (v) the amendment of the billing service agreements between Celltech and certain of Celutel's operating subsidiaries on the terms described below under "--Amendment of Celltech Agreements" and (vi) Century's receipt of various agreements and other instruments, including the Escrow Agreement, releases executed by the Non-Public Stockholders, the affiliates agreements described under "-Resales of Century Stock," a termination agreement with respect to certain agreements between CIVC and Celutel, and a resignation letter executed by each director and officer of Celutel.



     The obligation of Celutel to consummate the Merger is further subject to the absence of a material adverse change with respect to Century between the date of the Meeting and the Closing Date. For a description of the manner in which "material adverse change" is defined in the Merger Agreement, see "Introduction-Record Date; Quorum; Vote Required."

     No assurance can be given that the conditions to consummating the Merger can or will be satisfied or waived in a timely manner or at all.



     AMENDMENT OF CELLTECH AGREEMENTS. As described further under "Information About Celutel-Certain Transactions," certain cellular telephone operating subsidiaries of Celutel receive electronic and data processing and billing preparation services under agreements with Celltech. Mr. Scarpa beneficially owns 85% of the capital stock of Celltech and the remainder is beneficially owned in equal amounts by Celutel's three other executive officers. These agreements currently provide that they will remain in effect through May 1997. The Merger Agreement provides that Century will not be obligated to consummate the Merger unless these agreements are amended to provide that (i) the price for services thereunder may not be increased and (ii) the agreements will be terminated on the earlier of the first anniversary of the Closing Date or at Century's option upon the occurrence of certain specified events. Century and Celltech have agreed to the terms of these amendments in exchange for post-Closing cash payments to Celltech aggregating $525,000.


INDEMNIFICATION

     INDEMNIFICATION BY CELUTEL STOCKHOLDERS. The Merger Agreement provides that after the Closing Century and its directors, officers, agents, affiliates, successors and permitted assigns (collectively, "CENTURY INDEMNITEES") are entitled to be indemnified against claims, losses (including in certain circumstances any diminution in value of Celutel or its assets), liabilities, judgments, damages, costs and expenses (collectively, "LOSSES") incurred by the Century Indemnitees, directly or indirectly, relating to or arising out of (i) any inaccuracy in any representation or warranty made by Celutel or the Principal Stockholders in the Merger Agreement (including any exhibit or schedule thereto) or in certain documents to be delivered at Closing, (ii) any breach by Celutel or the Principal Stockholders of any agreement or obligation under the Merger Agreement or under certain Closing documents, (iii) any claim made by former Celutel stockholders (in their capacity as stockholders) or the minority stockholders or partners of Celutel's cellular operating subsidiaries (in their capacities as stockholders or partners) relating to any act or omission of Celutel prior to the Closing or to the distribution of the Merger Consideration, including the negotiation, execution, delivery, announcement or performance of the Merger Agreement (collectively, "STOCKHOLDER CLAIMS"), (iv) any claim asserted in connection with Celutel's purchase of additional ownership interests in its cellular operating subsidiaries or any agreement pursuant to which Celutel purchased or sold equity interests in any enterprise ("PURCHASE AND SALE CLAIMS"), (v) claims relating to the expiration of certain of Celutel's FCC operating licenses ("FCC CLAIMS") and (vi) claims relating to an automobile accident involving one of Celutel's employees including certain pending litigation to the extent such claims exceed applicable insurance (the "AUTOMOBILE CLAIMS").

     With respect to item (v) above, Celutel stockholders should note that Celutel's point-to-point microwave construction authority lapsed in early 1993, and since then its facilities have been operated under special temporary authority. In mid-November 1993, the FCC reinstated these licenses. Although Celutel does not believe that this matter will result in any material Losses, there can be no assurance that the FCC will not impose fines.

     With respect to item (vi) above, although there can be no assurance, Celutel does not believe that there will be any material liability with respect to such accident that is not covered by insurance.

     Subject to the limitations and conditions described below and set forth in the Merger Agreement, all holders of record of Celutel Stock and Celutel Warrants immediately prior to the Effective Time will be obligated under the Merger Agreement to indemnify the Century Indemnitees for indemnifiable Losses incurred by them, other than the following Losses (collectively, "UNCOVERED LOSSES"): (1) Losses arising out of Unlimited Claims (as defined below) and FCC Claims, in each case as to which written notice was not given prior to the first anniversary of the Closing Date and (2) Losses arising out of Unlimited Claims that exceed the amount payable under the Letter of Credit (as defined below). The

Principal Stockholders are jointly and severally liable for all Uncovered Losses. As explained in further detail below, no Public Stockholder will have any obligation for indemnity claims in excess of his pro rata proportionate interest in the Public Stockholder Holdback Amount. See "--Letter of Credit" and "-Holdback of Funds Under LC Escrow Agreement."


     INDEMNIFICATION BY CENTURY. The Merger Agreement provides that after the Closing Century will be obligated to indemnify the Celutel stockholders of record as of the Effective Time and their successors, heirs and personal representatives (the "STOCKHOLDER INDEMNITEES") from and against all Losses incurred, directly, or indirectly, relating to or arising out of any inaccuracy of any representation or warranty made by Century in the Merger Agreement (including any exhibit or schedule thereto) or any breach of any covenant or other obligation of Century in the Merger Agreement.


     LIMITATIONS ON INDEMNIFICATION. The indemnification obligations of the Celutel stockholders and Century are subject to the limitations, conditions and procedures described below and in the Merger Agreement. Under the Merger Agreement neither the Celutel stockholders nor Century has any indemnification liability unless written notice of an indemnity claim is given prior to the first anniversary of the Closing Date, except that the Century Indemnitees may make (1) a claim for inaccuracy of any representations or warranties made by Celutel relating to certain securities laws matters, Stockholder Claims, Purchase and Sale Claims and FCC Claims at any time prior to the third anniversary of the Closing Date, (2) a claim for inaccuracy of any representations or warranties made by Celutel relating to certain tax matters at any time prior to the expiration of the applicable statute of limitations and
(3) an Automobile Claim at any time prior to the third anniversary of the Closing Date or until such later date as any currently pending lawsuit is fully resolved (the claims described in (1), (2) and (3) above, excluding FCC Claims, are referred to as "UNLIMITED CLAIMS").



     In addition, in the absence of common law fraud, neither the Celutel stockholders nor Century will be liable for any Losses under the Merger Agreement or any of the agreements or transactions contemplated thereby in excess of $3.5 million in the aggregate (the "LIABILITY CAP"), except that (1) the Liability Cap does not apply to limit the Principal Stockholders' joint and several liability for Unlimited Claims and (2) the obligation of the Celutel stockholders or Century to make any payments for post-Closing adjustments to the Aggregate Merger Consideration shall not apply against the Liability Cap. See "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Post-Closing Adjustments."


     The Merger Agreement further provides that generally neither the Stockholder Indemnitees nor the Century Indemnitees are entitled to indemnification except to the extent the aggregate amount of all indemnifiable Losses exceeds $200,000. Neither the Celutel stockholders nor Century will have any indemnification liability for breaches of representations or warranties if they can establish that the party asserting a Loss had actual knowledge prior to the Closing of the inaccuracy of the representation or warranty giving rise to such Loss. In addition, no Celutel stockholder will have any indemnification liability for any inaccuracy of a representation or warranty or any breach of any covenant, agreement or obligation of the Principal Stockholders other than the Principal Stockholder who made or agreed to the specific representation, warranty, covenant, agreement or obligation.


     The Merger Agreement sets forth certain procedures and conditions with respect to the making and defense of claims for indemnification and generally allows the indemnifying party to control the defense of and, subject to certain conditions contained in the Merger Agreement, settle or compromise claims for which it may be responsible. The Merger Agreement provides that all claims (other than certain Unlimited Claims and claims for Uncovered Losses) made by or against the Celutel stockholders will be pursued, administered, collected and defended by the Stockholders' Representative. See "-Stockholders' Representative." All indemnification payments payable by the Public Stockholders will be paid as described below under "--Letter of Credit," and no Public Stockholder will have any personal liability therefor.

     LETTER OF CREDIT. As a condition to Closing, Celutel, at its expense (estimated at $35,000), is required to obtain a letter of credit (the "LETTER OF CREDIT"), which will be issued by PNC Bank, N.A., as the Issuer, in the aggregate amount of $3.5 million in order to secure indemnity payments to the Century Indemnitees under the Merger Agreement. If Century makes a claim for indemnification under the Merger Agreement, Century will be entitled to payments under the Letter of Credit if the Stockholders' Representative consents thereto. If the Stockholders' Representative disputes an indemnification claim, then, except as described below, no payments will be made under the Letter of Credit until such dispute is adjudicated, settled or otherwise resolved. If upon the expiration of the Letter of Credit there is pending a bona fide dispute with Century, the Letter of Credit will provide that the disputed amount will be deposited into escrow with the First American Bank & Trust of Louisiana (the "ESCROW AGENT") to be held in accordance with the terms of the Escrow Agreement (as defined below). See "-Holdback of Funds Under LC Escrow Agreement--Escrow Agreement." The Letter of Credit will expire one year after the Closing unless extended by the Stockholders' Representative and the Issuer in order to avoid draws thereon payable to the Escrow Agent. All Losses of the Century Indemnitees (other than Uncovered Losses) subject to indemnification by Celutel's stockholders will be paid out of and pursuant to the Letter of Credit, which payment will (subject to the Issuer's rights to reimbursement described under "-Holdback of Funds Under LC Escrow Agreement--Issuer Reimbursements") release the Celutel stockholders from further obligations with respect to such claims. On November 30, 1993 the Issuer executed a commitment letter with respect to the Letter of Credit. The issuance of the Letter of Credit at Closing is conditioned upon, among other things, execution of the LC Escrow Agreement and certain other related documents by the Stockholders' Representative, CIVC and Scarpa setting forth the terms of certain reimbursement obligations to the Issuer.



HOLDBACK OF FUNDS UNDER LC ESCROW AGREEMENT



     GENERAL. As described under "-Determination of Aggregate Merger Consideration--Public Stockholder Holdback," Century will deliver at the Closing the Public Stockholder Holdback Amount to the LC Escrow Agent, which will hold such funds in accordance with the LC Escrow Agreement. The following summary of the LC Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to the LC Escrow Agreement, a form of which is attached hereto as Appendix IV and is incorporated herein by reference. BY VIRTUE OF THE STOCKHOLDERS' ADOPTION OF THE MERGER PROPOSAL AT THE MEETING, EACH NON-DISSENTING STOCKHOLDER WILL BE DEEMED TO HAVE AGREED TO ALL OF THE TERMS AND CONDITIONS OF THE LC ESCROW AGREEMENT (WHICH AGREEMENT WILL BE CONFIRMED BY EACH SUCH STOCKHOLDER BY EXECUTION OF THE LETTER OF TRANSMITTAL). See "-Procedures for Receiving Merger Consideration." For information regarding the agreement of the Principal Stockholders to vote in favor of the Merger Proposal, see "Introduction-Record Date; Quorum; Vote Required."



     The LC Escrow Agreement, when entered into at Closing, will set forth, among other things, the terms and conditions by which (i) the Issuer is to be reimbursed for any drawings made against the Letter of Credit (a "CLAIM"), (ii) Century is to receive from or deliver to the Celutel stockholders any post-Closing adjustment to the Aggregate Merger Consideration and (iii) the Public Stockholders are to receive any amounts remaining in the LC Escrow Account (as defined below) upon the expiration of the Letter of Credit (as it may be extended by the Stockholders' Representative and the Issuer as described above).



     DEPOSIT OF FUNDS INTO ESCROW ACCOUNT. Upon receipt of the Public Stockholder Holdback Amount from Century at the Closing, the LC Escrow Agent will deposit such funds in a segregated account (the "LC ESCROW ACCOUNT"). The LC Escrow Account will be divided into two separate sub-accounts of the LC Escrow Account, one to secure the Public Stockholders' aggregate Pro Rata Share (as defined below) of reimbursement obligations to the Issuer in the event of any draws under the Letter of Credit, and the other to secure the Public Stockholders' aggregate Pro Rata Share of the obligation to compensate Century in the event of any post-Closing purchase price adjustment owing to Century. Following the final post-Closing determination and payment of any adjustment to the Aggregate
                                       35

Merger Consideration, if the aggregate amount of the funds previously securing a purchase price adjustment and any additional amounts received by the LC Escrow Agent from Century (in the form of a post-Closing purchase price adjustment payment or an indemnification payment) exceeds $25,000, the LC Escrow Agent will be required to distribute to each non-dissenting Public Stockholder its pro rata share of such amounts and will hold any amounts subsequently received from Century until the expiration of the Letter of Credit.



     At the Closing, each Non-Public Stockholder will be required to collateralize its Pro Rata Share of any reimbursement obligations to the Issuer for draws under the Letter of Credit. CIVC, Messrs. Stein, Willis, Scarpa and the Scarpa Family Trust will supply such collateral in the form of credit pursuant to certain reimbursement agreements between such stockholders and the Issuer. The other Non-Public Stockholders will supply such collateral in the form of cash to be delivered to the LC Escrow Agent at the Closing and deposited into a separate sub-account of the LC Escrow Account.



     The LC Escrow Agent is obligated to invest all amounts in the LC Escrow Account in a mutual fund which invests primarily in government securities or directly in government securities, and all accrued interest and other income thereon will become part of the LC Escrow Account.



     WITHDRAWAL OF FUNDS FROM ESCROW ACCOUNT. Prior to the expiration of the Letter of Credit, funds may be withdrawn from the LC Escrow Account for any of the following purposes.



     Issuer Reimbursements. Pursuant to the LC Escrow Agreement, each Celutel stockholder will be required to reimburse the Issuer for its Pro Rata Share of any Claim paid by the Issuer to the Century Indemnitees. In the case of the Public Stockholders and the cash-collateralized Non-Public Stockholders, the Issuer will instruct the LC Escrow Agent to withdraw such stockholders' aggregate Pro Rata Share of the Claim from the LC Escrow Account and pay such amount to the Issuer. Each credit-collateralized Non-Public Stockholder will be obligated to pay its Pro Rata Share of each Claim directly to the Issuer pursuant to the reimbursement agreements to be executed by such stockholders. As used herein, the term "PRO RATA SHARE" means (i) in the case of the Public Stockholders, each such stockholder's Pro Rata Share Equivalent Interest as of the Effective Time, and (ii) in the case of the Non-Public Stockholders, each such stockholder's pro rata share of the Aggregate Merger Consideration received by it under the Merger Agreement (after giving effect to the Allocation Agreement). Assuming the Merger is consummated on February 10, 1994, the aggregate Pro Rata Share of the Public Stockholders will be 13.16%. See "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders."



     Adjustments to Aggregate Merger Consideration. If under the Merger Agreement there is a post-Closing adjustment to the Aggregate Merger Consideration payable to Century, the LC Escrow Agent is required (upon receipt of notice from the Stockholders' Representative) to pay Century each Public Stockholder's Pro Rata Share of such adjustment from the appropriate sub-account of the LC Escrow Account. Each Non-Public Stockholder will be obligated to pay its Pro Rata Share of any such adjustment directly to Century. In the event that the amounts held in the appropriate sub-account of the LC Escrow Agent are insufficient to cover the Public Stockholders' Pro Rata Share, the Non-Public Stockholders will be required (subject to certain limitations) to fund such deficiency on a pro rata basis.



     Expenses and Indemnification of LC Escrow Agent. Celutel will pay at Closing the anticipated fees and expenses of the LC Escrow Agent (which are expected to be approximately $32,500). Each Celutel stockholder will be obligated to pay its Pro Rata Share of any additional fees and expenses and certain indemnification claims incurred by the LC Escrow Agent in the course of performance of its duties under the LC Escrow Agreement. The LC Escrow Agent will have the unilateral right to withdraw each Public Stockholder's and each cash-collateralized Non-Public Stockholder's Pro Rata Share of fees and expenses and certain indemnification claims from the LC Escrow Account. Each credit-collateralized Non-Public Stockholder will receive written notice from the LC Escrow Agent of its obligation to pay its Pro Rata Share of fees and expenses. In the event that the amounts in the LC
                                       36

Escrow Account are insufficient to make such payments, the Non-Public Stockholders will be required to fund any such deficiency on a pro rata basis. For additional information on post-Closing expenses, see "-Stockholders' Representative--Authority" and "--Escrow Agreement."


     Expenses and Indemnification of Stockholders' Representative. Each Celutel stockholder will be obligated to pay its Pro Rata Share of any expenses and liabilities incurred by the Stockholders' Representative in the course of performance of its duties under the LC Escrow Agreement, the Merger Agreement and the Escrow Agreement. The Stockholders' Representative will have the right to collect such amounts by collecting (i) each Public Stockholder's and each cash-collateralized Non-Public Stockholder's Pro Rata Share from the funds held by the LC Escrow Agent in the LC Escrow Account by giving the LC Escrow Agent proper notice and (ii) each credit-collateralized Non-Public Stockholder's Pro Rata Share out of each such stockholder's individual funds by giving such Non-Public Stockholder proper notice. In the event that the amounts in the LC Escrow Account are insufficient to make such payments, the Non-Public Stockholders will be required to fund any such deficiency on a pro rata basis.


     Expenses and Indemnification of the Issuer. Each Celutel stockholder will be obligated to pay its Pro Rata Share of certain indemnification claims incurred by the Issuer in the course of the performance of its duties under the LC Escrow Agreement and other reimbursement documents related to the issuance of the Letter of Credit. The Issuer will have the right to collect such amounts by collecting (i) each Public Stockholder's and each cash-collateralized Non-Public Stockholder's Pro Rata Share from the funds held by the LC Escrow Agent in the LC Escrow Account and (ii) each credit-collateralized Non-Public Stockholder's Pro Rata Share out of each such stockholder's individual funds. In the event that the amounts in the LC Escrow Account are insufficient to make such payments, the Non-Public Stockholders will be required to fund any such deficiency on a pro rata basis.



     DISTRIBUTION UPON TERMINATION; NONASSIGNABILITY. Upon expiration of the Letter of Credit (as it may be extended by the Issuer and the Stockholders' Representative), the LC Escrow Agent is required to distribute to each Public Stockholder and each cash-collateralized Non-Public Stockholder its pro rata share of any amounts (including interest and other gains thereon and net of related expenses) remaining in the LC Escrow Account. No assurance can be given that any such amounts will remain at such time. All distributions to the Public Stockholders will be made to the names and addresses provided in the Letters of Transmittal delivered to the Exchange Agent, unless the Exchange Agent receives notice of a different address in accordance with the procedures described in the Letter of Transmittal. The contingent right of each Public Stockholder to receive such payments shall be nontransferable and nonassignable (except for transfers upon such stockholder's death or otherwise by operation of law) and shall not be represented by any certificate or other written instrument.



     ESCROW AGREEMENT. The Stockholders' Representative, Century and First American Bank & Trust of Louisiana (the "ESCROW AGENT") will enter into an escrow agreement (the "ESCROW AGREEMENT") at the Closing to provide for funds which may be drawn under the Letter of Credit upon its expiration as a result of unresolved indemnification claims made by Century. Amounts received by the Escrow Agent will be deposited into an interest bearing account, with interest accruing thereon net of related expenses, to be distributed to the Celutel stockholders on an annual basis. Amounts held pursuant to the Escrow Agreement will be disbursed by the Escrow Agent or its agent upon receipt of and in accordance with written instructions from both Century and the Stockholders' Representative and may be used to satisfy the fees and expenses of the Escrow Agent. The terms and conditions of any disbursement of escrow funds to the Celutel stockholders are expected to be similar to those governing disbursements of funds from the LC Escrow Account. See "--Distribution Upon Termination; Nonassignability."


STOCKHOLDERS' REPRESENTATIVE

     DESIGNATION. By virtue of the Celutel stockholders' adoption of the Merger Proposal at the Meeting, each non-dissenting Celutel stockholder will be deemed to have appointed CIVC to serve as his sole Stockholders' Representative with respect to the matters set forth in the Merger Agreement and the LC Escrow Agreement. UPON SUCH ADOPTION, EACH NON-DISSENTING CELUTEL STOCKHOLDER WILL, EFFECTIVE AS OF THE EFFECTIVE TIME, BE DEEMED TO HAVE (I) IRREVOCABLY APPOINTED THE STOCKHOLDERS' REPRESENTATIVE AS HIS AGENT, PROXY AND ATTORNEY-IN-FACT FOR ALL PURPOSES OF THE MERGER AGREEMENT AND THE LC ESCROW AGREEMENT AND (II) AGREED THAT SUCH AGENCY AND PROXY ARE COUPLED WITH AN INTEREST, AND ARE THEREFORE IRREVOCABLE WITHOUT THE CONSENT OF THE STOCKHOLDERS' REPRESENTATIVE AND SHALL SURVIVE THE DEATH, INCAPACITY, BANKRUPTCY, DISSOLUTION OR LIQUIDATION OF ANY CELUTEL STOCKHOLDER, WHICH APPOINTMENT AND AGREEMENT WILL BE CONFIRMED UPON SUCH STOCKHOLDER'S EXECUTION OF THE LETTER OF TRANSMITTAL. See "-Procedures for Receiving Merger Consideration."



     AS DESCRIBED UNDER "INTRODUCTION-RECORD DATE; QUORUM; VOTE REQUIRED," CIVC AND MR. SCARPA HAVE AGREED (SUBJECT TO CERTAIN EXCEPTIONS AND LIMITATIONS) TO VOTE ALL SHARES OF CELUTEL STOCK HELD BY THEM IN FAVOR OF THE MERGER PROPOSAL, WHICH SHARES CONSTITUTE A SUFFICIENT NUMBER OF VOTES TO ADOPT THE MERGER PROPOSAL (AND THEREBY TO APPOINT CIVC AS THE STOCKHOLDERS' REPRESENTATIVE) WITHOUT THE VOTE OF ANY OTHER CELUTEL STOCKHOLDER.


     AUTHORITY. The Stockholders' Representative will have the power and authority to act on each Celutel stockholder's behalf to do, among other things, the following (in each case in accordance with the Merger Agreement and the LC Escrow Agreement): (i) to take all actions which the Stockholders' Representative considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Aggregate Merger Consideration and any claims for indemnification made by or against Century; (ii) to engage and employ agents and representatives and to incur other expenses as it deems necessary or advisable, (iii) to provide for expenses incurred in connection with the administration of the foregoing (including expenses incurred by the Stockholders' Representative) to be paid by directing the LC Escrow Agent and Non-Public Stockholders to pay such amounts; (iv) to disburse all indemnification payments received from Century; (v) to direct the LC Escrow Agent to disburse any funds remaining in the LC Escrow Account upon expiration of the Letter of Credit; (vi) to accept and receive notices; (vii) to extend the Letter of Credit as provided above and amend and grant consents and waivers after the Closing under the Merger Agreement and the LC Escrow Agreement; and
(viii) to take all other actions and exercise all other rights which the Stockholders' Representative (in its sole discretion) considers necessary or appropriate in connection with the Merger Agreement and the LC Escrow Agreement (including providing for payments to Century in connection with adjustments to the Aggregate Merger Consideration and indemnification claims pursuant to the LC Escrow Agreement). ALL DECISIONS AND ACTS BY THE STOCKHOLDERS' REPRESENTATIVE WILL BE BINDING UPON ALL OF THE CELUTEL STOCKHOLDERS, AND, EXCEPT TO THE EXTENT OTHERWISE PROVIDED UNDER "--EXCULPATION," NO CELUTEL STOCKHOLDER SHALL HAVE THE RIGHT TO OBJECT, DISSENT, PROTEST OR OTHERWISE CONTEST SUCH DECISIONS OR ACTS.

     RESIGNATION. Under the Merger Agreement, the Stockholders' Representative may resign for any reason and (in consultation with Douglas Dittrick and J. Walter Corcoran, directors of Celutel (the "OUTSIDE DIRECTORS")) select another representative to serve as the Stockholders' Representative under the Merger Agreement and the LC Escrow Agreement. For more information on the Outside Directors, see "Election of Directors."

     CONFLICT. Under the Merger Agreement, in the event that the Stockholders' Representative determines (in its sole judgment) that its interest in pursuing or declining to pursue any claim against Century conflicts in any material respect with the interests of the Celutel stockholders generally, the Stockholders' Representative is obligated to consult with the Outside Directors. If the Stockholders' Representative and the Outside Directors cannot agree on how to handle such claim, the Outside Directors are obligated to assume the role of Stockholders' Representative with respect to such claim and will be deemed to be the Stockholders' Representative with respect to such claims for all purposes under the Merger Agreement and the LC Escrow Agreement.

     EXCULPATION. The Merger Agreement provides that neither the Stockholders' Representative nor any of its agents will be liable to any Celutel stockholder relating to the performance of its duties under the Merger Agreement or the LC Escrow Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise, and that the Stockholders' Representative will be indemnified and held harmless (pro rata by the Celutel stockholders) against all expenses (including attorneys' fees), judgments, fines and other amounts incurred in connection with any suit or claim to which the Stockholders' Representative is made a party by reason of the fact that it was acting as the Stockholders' Representative pursuant to the Merger Agreement or the LC Escrow Agreement, in each case except to the extent it is finally determined in a court having jurisdiction by clear and convincing evidence that the actions taken or not taken by the Stockholders' Representative constituted fraud or were taken or not taken in bad faith.

     CERTAIN INFORMATION REGARDING CIVC. CIVC, an affiliate of Continental Bank, N.A., was founded in 1970 as a licensed small business investment company to engage in venture capital investing. CIVC specializes in $5 million to $25 million equity investments in a wide variety of equity transactions and industries.

EXPENSES


     Regardless of whether the Merger is consummated, the Merger Agreement provides that all fees and expenses incurred in connection with the Merger Agreement and related transactions shall be paid by the party incurring them. For further information on the effect of Celutel's payment of certain fees and expenses related to the Merger, see "-Determination of Aggregate Merger Consideration-- Minimum and Anticipated Aggregate and Per Share Merger Consideration," and for further information on the expenses relating to the post-Closing escrow arrangements, see "-Holdback of Funds Under LC Escrow Agreement--Withdrawal of Funds from Escrow Agreement."


EXECUTIVE OFFICER BENEFITS


     Century has agreed that, within 30 days after the Closing, it will cause Celutel to pay Frank S. Scarpa, the Chairman of the Board and President of Celutel and a Principal Stockholder, the sum of $650,000 pursuant to the terms of a termination agreement terminating Mr. Scarpa's 1988 employment agreement, as amended. Mr. Scarpa's employment agreement provides that in the event of a termination of Mr. Scarpa's employment in connection with a change in control of Celutel (including the Merger) or similar transaction, Mr. Scarpa is entitled to receive from Celutel a severance payment based upon the greater of three times his then current compensation or the balance remaining to be paid under his employment agreement. In addition, such agreement entitles Mr. Scarpa to such life, accident, disability and health insurance policies as are then in effect as to him prepaid for a period of three years, and a comparable office for a period of twelve months. Pursuant to the termination agreement to be entered into at Closing, Mr. Scarpa has agreed to a severance payment of $650,000 and will waive the insurance and other benefits. In addition, pursuant to the terms of the termination agreement, Mr. Scarpa will acknowledge his continuing obligations under the confidentiality provisions of his employment agreement and his continuing obligations under a Confidentiality and Noncompetition Agreement entered into in May 1991 at the time of CIVC's investment in Celutel. Mr. Scarpa and Century have agreed that the non-competition provisions contained in the May 1991 agreement will be amended to shorten the time period of the restrictions from two years to one and to narrow the scope of the activities in which Mr. Scarpa will be prohibited from engaging. For additional information on Mr. Scarpa's employment agreement (including the extension of the term thereof in late 1993), see "Information About Celutel-Compensation of Executive Officers."



     On March 5, 1992, the Board of Directors of Celutel adopted a Management Stay Bonus Plan for Celutel's three senior executives other than Mr. Scarpa. Under this plan, Mr. Scarpa is authorized to distribute, in his sole discretion, up to 1% of the net proceeds resulting from a sale of Celutel (after repayment of all debt) to Messrs. Warren and Donnelly and Mrs. Hart. For further information on these officers, see "Information About Celutel-Executive Officers." In accordance with this plan,
                                       39

Century has agreed to cause Celutel to pay, within 30 days after the Closing, an amount equal to 1% of the amount used to calculate Aggregate Merger Consideration, calculated exclusive of Celutel's transaction costs related to the Merger (but in no event in excess of $1.1 million), to these three officers. Mr. Scarpa has made an irrevocable determination that this amount be divided in equal thirds.

INDEMNIFICATION OF CIVC AND CELUTEL'S OFFICERS AND DIRECTORS

     The Merger Agreement provides that after the Closing Century will maintain and abide by Celutel's indemnification agreements and the indemnification obligations under Celutel's Bylaws as in effect on the date delivered to Century. Celutel has entered into indemnification agreements with Messrs. Warren and Donnelly and Mrs. Hart, each of whom serves as an executive officer of Celutel, and with Mr. Scarpa, and with certain former Directors and officers specified in the Merger Agreement. CIVC has agreed to terminate at the Closing, among other things, certain of its indemnification rights under existing agreements with Celutel but will retain its indemnification rights with respect to certain environmental matters.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various mutual representations and warranties of Celutel and Century relating to, among other things, (i) organization and other corporate matters, (ii) capitalization and capital stock, financial statements and financial information, (iii) due authorization, execution and delivery, and enforceability of the Merger Agreement and related agreements,
(iv) required third party and governmental consents and the absence of material conflicts or violations under charter or bylaw provisions, agreements or other instruments or applicable laws, (v) the timeliness and compliance of all filings with the Commission and the material accuracy of information contained therein, and compliance with securities laws, (vi) the accuracy of information supplied by Century and Celutel for use in this Proxy Statement and the Registration Statement, (vii) the absence of undisclosed brokers or finders fees, (viii) compliance with all applicable laws, and (ix) other customary representations and warranties.

     The Merger Agreement also contains various representations and warranties of Celutel relating to, among other things, (i) Celutel's ownership interest in its cellular telephone operating subsidiaries and partnerships, (ii) the absence since July 31, 1993 of certain material events, changes or effects relating to any of Celutel's cellular telephone operating subsidiaries and other matters,
(iii) retirement and other employee benefit plans and employee-related matters, including severance and other benefits and labor matters, (iv) pending and threatened litigation and claims, including product liability claims, (v) title to and sufficiency and condition of its assets, (vi) material contracts and defaults, (vii) intellectual property, real estate and insurance matters, (viii) certain tax, environmental and securities laws matters, (ix) investments and outstanding indebtedness, (x) absence of undisclosed liabilities, (xi) interests in customers and suppliers, and (xii) compliance with and validity of licenses and permits (including FCC licenses) and other FCC matters. The Merger Agreement contains other representations and warranties of Century relating to, among other things, the accuracy of information contained in the Registration Statement and the absence of certain events having a dilutive effect on Century's stock.

     Mr. Scarpa and CIVC also make certain representations and warranties to Century as to themselves relating to, among other things, authority to enter into the Merger Agreement, due execution and delivery and enforceability of the Merger Agreement, the absence of material conflicts or violations with agreements and other instruments, absence of required consents, absence of material litigation and absence of stockholder agreements or other interests in Celutel.


     Subject to the limitations on the indemnification obligations under the Merger Agreement, all representations and warranties will survive after the Effective Time for the periods specified therein. See
"-Indemnification--Limitations on Indemnification."

NON-SOLICITATION; TERMINATION FEE


     Pursuant to the Merger Agreement, Celutel, CIVC and Mr. Scarpa have agreed that, unless the Board of Directors makes a Fiduciary Determination (as defined below), they will not (and will instruct their affiliates, directors, officers, employees and representatives not to), among other things, (i) solicit or encourage any acquisition proposal to acquire all or a substantial portion of the assets or equity of Celutel or (ii) engage in discussions or negotiations with, or furnish any information to, any person that is considering making an acquisition proposal. In accordance with its obligations under the Merger Agreement, Celutel has terminated all discussions conducted prior to the date of the Merger Agreement with parties that previously indicated an interest in acquiring Celutel. See "Background and Other General Information Relating to the Merger-Background of the Merger."



     If, following the receipt of an unsolicited bona fide acquisition proposal, the Merger Agreement is terminated by Celutel upon a good faith determination by the Board of Directors of Celutel, after considering the written advice of outside counsel regarding its fiduciary duties, that acceptance of such proposal is in the best interests of Celutel's stockholders and is required pursuant to the Board's fiduciary duties under Delaware law (a "FIDUCIARY DETERMINATION"), then Celutel has agreed to pay Century a fee, as liquidated damages, equal to 2% of the amount used to calculate the Aggregate Merger Consideration, calculated as of the date the Merger Agreement is terminated. Based on the assumptions and estimates described under "-Determination of Aggregate Merger Consideration-- Minimum and Anticipated Aggregate and Per Share Merger Consideration," Celutel estimates that the termination fee would be approximately $2.1 million if the Merger Agreement were terminated on February 10, 1994.


     The termination fee could have the effect of discouraging a third party from pursuing an acquisition proposal involving Celutel because the cost of such acquisition would be increased by the amount of the termination fee.

AMENDMENT, WAIVER AND TERMINATION

     The Merger Agreement may be amended at any time before or after its approval by Celutel's stockholders, provided that no amendment may be made after stockholder approval that decreases the Aggregate Merger Consideration or changes the form thereof or adversely affects the rights of Celutel's stockholders without the further approval of the affected stockholders.

     Upon consummating the Merger, each party is deemed to have acknowledged that all conditions to its obligation to consummate the Merger have been fulfilled or duly waived and, in the absence of common law fraud, to have waived any right to subsequently assert that any such conditions were not fulfilled or duly waived. Except for such deemed waivers or as otherwise provided in the Merger Agreement, all waivers must be in writing.

     The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of Century and Celutel or unilaterally by either Century or Celutel upon the occurrence or non-occurrence of certain specified events, including (i) failure to obtain stockholder approval at the Meeting,
(ii) failure to consummate the Merger upon the earlier of ten days after receipt of stockholder and regulatory approvals or March 6, 1994, subject to certain exceptions, (iii) existence of any law or order of a court or other governmental entity which makes consummation of the Merger illegal or otherwise prohibited,
(iv) any material inaccuracy in the representations and warranties of the other party or parties, or any material breach of the obligations of the other party or parties, or the occurrence of certain bankruptcy or insolvency events, and
(v) in the case of Celutel, if the Board of Directors of Celutel, upon receipt of an unsolicited bona fide acquisition proposal, makes a Fiduciary Determination. Upon termination of the Merger Agreement, neither party shall have any liability to the others, except for (i) actual damages incurred as a result of material breaches of representations, warranties or covenants, (ii) common law fraud, (iii) in connection with acceptance of an acquisition proposal described above, a termination fee as discussed under "-Non-Solicitation; Termination Fee" and (iv) the obligation to consummate the MGC Agreement as described under "-Conduct of Business Pending the Mergers; Certain Covenants."


CONDUCT OF BUSINESS PENDING THE MERGER; CERTAIN COVENANTS

     The Merger Agreement provides that until the Effective Time, Celutel and Century will each conduct their respective businesses in the ordinary course of business consistent with past practice and will use their reasonable best efforts to maintain and protect their respective properties and business organization and the services of their officers and employees, to keep available the services of their officers and employees and maintain the relationships with their respective customers and suppliers. The Merger Agreement also provides that Celutel will, among other things, (i) conduct its business in compliance with all applicable laws, permits and licenses, (ii) use its reasonable best efforts to maintain and protect its permits and licenses and to resolve expeditiously all pending litigation and claims, (iii) cause one of its cellular telephone operating subsidiaries to construct an additional cellular base station and make all required FCC filings relating thereto, (iv) refrain from offering any securities of Celutel or its subsidiaries without the consent of Century and (v) refrain from acquiring an equity interest in any entity other than prescribed cellular entities.

     The Merger Agreement also provides that Century will not announce or consummate any open market purchases or issuer tender offers during the ten trading days immediately preceding the third trading day prior to the Closing Date.


     The Merger Agreement also contains various customary covenants and agreements by Century and Celutel, including covenants to cooperate and use reasonable best efforts to obtain all necessary third-party and governmental approvals, to satisfy all conditions to Closing and to consummate the Merger at the earliest practical date.



     As described under "Background and Other General Information Relating to the Merger-Background of Merger," on April 21, 1993 Celutel entered into the MGC Agreement with Century whereby Century agreed to acquire Celutel's interests in the Biloxi-Gulfport and Pascagoula, Mississippi cellular operating systems for a total purchase price of approximately $36 million. The Merger Agreement provides that the MGC Agreement shall remain in full force and effect until consummation of the Merger, but suspends the obligation of the parties thereto to perform their obligations thereunder unless the Merger Agreement is duly terminated, in which event the parties to the MGC Agreement will be obligated to consummate the transactions contemplated thereby.



RESALES OF CENTURY STOCK



     The Century Stock to be issued to stockholders of Celutel in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to the persons who are "affiliates" of Celutel on the date of the Meeting (the "CELUTEL AFFILIATES") for purposes of Rule 145 promulgated under the Securities Act ("RULE 145"). Such persons may not sell their shares of Century Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares, in compliance with Rule 145 or pursuant to another applicable exemption from the registration requirements of the Securities Act. As a condition to the Closing of the Merger, each Celutel Affiliate who holds Celutel Stock is required to deliver to Century a written agreement that such person will not sell, pledge, transfer or otherwise dispose of any shares of Century Stock received in the Merger in violation of the Securities Act.

     Century has agreed in the Merger Agreement that it will at its expense for a period of two years after the Closing, maintain continuously in effect the Registration Statement (as defined below) covering the shares received by the Selling Stockholders (as defined below) so as to permit resales of Century Stock by the Selling Stockholders. The Selling Stockholders include persons who may be Celutel Affiliates and certain related parties. Prior to the Closing, each Selling Stockholder will agree to give Century two days prior notice of any sale of Century Stock pursuant to the Registration Statement. No notice is required for any sale pursuant to Rule 145 as described below. For further information, see "Resales of Century Stock by Selling Stockholders."

     Under Rule 145, the sale of Century Stock by a Celutel Affiliate will be subject to certain restrictions, including the requirement that (i) Century has filed all reports required to be filed by Section 13 of the Exchange Act during the preceding twelve months, (ii) such Century Stock is sold in a "broker's transaction," which is defined under the Securities Act generally as an unsolicited sale through a broker who receives a normal commission, and (iii) such sale and all other sales made by such person (and certain related persons) within the preceding three months do not exceed certain specified volume limitations. If Century has filed all reports required to be filed by Section 13 of the Exchange Act during the preceding 12 months, each Celutel Affiliate who is not an affiliate of Century will be able to sell Century Stock without restriction beginning two years after the date the Century Stock was acquired pursuant to the Merger. Any person who has not been an affiliate of Century for at least three months may sell Century Stock without restriction beginning three years after the date the Century Stock was acquired pursuant to the Merger. Century has agreed to certify upon request whether it has filed all of its reports under Section 13 of the Exchange Act.

PROCEDURES FOR RECEIVING MERGER CONSIDERATION


     In connection with the mailing of this Proxy Statement, each Celutel stockholder has been furnished with a Letter of Transmittal for use in submitting to the Exchange Agent certificates representing Celutel Stock. Immediately following the Effective Time, the Exchange Agent will deliver to each former Celutel stockholder the appropriate amount of Merger Consideration (less, in the case of the Public Stockholders, such stockholder's pro rata portion of the Public Stockholder Holdback Amount described under "-Determination of Aggregate Merger Consideration--Public Stockholder Holdback" and subject to, in the case of the Non-Public Stockholders, the provisions of the Allocation Agreement described under "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders") upon its receipt from such stockholder of a Letter of Transmittal duly completed in accordance with its instructions, together with all certificates previously representing shares of Celutel Stock held by such stockholder. At all times after consummation of the Merger but prior to such exchange, certificates previously representing Celutel Stock will be deemed to represent the right to receive such amount of cash (without interest) and the number of shares of Century Stock into which they will have been converted at the Effective Time (or, with respect to dissenting stockholders, the right to receive the fair value of his shares). Until certificates previously representing shares of Celutel Stock are surrendered to the Exchange Agent along with a duly completed Letter of Transmittal, (i) no cash payment will be made to the holder of such certificates, (ii) no certificates representing the Century Stock into which such surrendered shares have been converted at the Effective Time will be issued, and (iii) dividends or other distributions payable with respect to the shares of Century Stock issued in connection with the Merger will not be paid.



     AS EXPLAINED FURTHER IN THE ENCLOSED LETTER OF TRANSMITTAL AND UNDER "-STOCKHOLDERS' REPRESENTATIVE," THE EXECUTION OF THE LETTER OF TRANSMITTAL BY THE CELUTEL STOCKHOLDERS WILL CONSTITUTE THEIR ACKNOWLEDGMENT THAT CIVC, BY VIRTUE OF THE CELUTEL STOCKHOLDERS' ADOPTION OF THE MERGER PROPOSAL AT THE MEETING, WILL BE DEEMED TO HAVE BEEN IRREVOCABLY APPOINTED AS OF THE EFFECTIVE TIME AS THE AGENT, PROXY AND ATTORNEY-IN-FACT OF ALL NON-DISSENTING CELUTEL STOCKHOLDERS FOR ALL PURPOSES SPECIFIED HEREIN AND IN THE MERGER AGREEMENT AND THE LC ESCROW AGREEMENT.

     Although no assurance can be given that the Merger will be consummated, IN ORDER TO ENSURE THE EARLIEST POSSIBLE RECEIPT OF THE MERGER CONSIDERATION, CELUTEL STOCKHOLDERS ARE ENCOURAGED AT THEIR EARLIEST CONVENIENCE TO COMPLETE THE ENCLOSED LETTER OF TRANSMITTAL and to send it and their certificates representing Celutel Stock in accordance with its instructions in the enclosed stamped envelope addressed to the Exchange Agent. If the Merger is not consummated, Century will cause all such certificates to be promptly returned by the Exchange Agent and such certificates would continue to represent shares of Celutel Stock.

     Celutel stockholders whose certificates cannot be located are urged to promptly follow the instructions specified in the enclosed Letter of Transmittal.

                  RIGHTS OF DISSENTING STOCKHOLDERS OF CELUTEL


     Stockholders of Celutel who follow the procedures specified in Section 262 of the Delaware GCL ("SECTION 262") will be entitled to have their shares of Celutel Stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares as determined by such court in lieu of the consideration they would otherwise be entitled to receive pursuant to the Merger Agreement. THE PROCEDURES SET FORTH IN SECTION 262 SHOULD BE STRICTLY COMPLIED WITH. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262. In the event a stockholder of Celutel seeking appraisal rights forfeits or waives such rights under Section 262, such stockholder shall immediately hereafter be deemed to have converted his shares into the right to receive the Merger Consideration as described herein and such stockholder, in order to receive such consideration, should submit a Letter of Transmittal and all certificates previously representing shares of Celutel Stock held by such stockholder to Century. See "-Procedures for Receiving Merger Consideration."


     The following discussion of the provisions of Section 262 is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of that section, a copy of which is attached as Appendix V to this Proxy Statement.

PROCEDURES TO PERFECT RIGHTS

     Under Section 262, a stockholder of Celutel electing to exercise appraisal rights must:

          (1) deliver to Celutel, before the vote on the Merger Proposal, a written demand for appraisal of his shares which reasonably informs Celutel of the identity of the stockholder of record and that such record stockholder intends thereby to demand the appraisal of his shares of Celutel Stock. This written demand for appraisal is in addition to and separate from any proxy or vote abstaining from or against the Merger Proposal. Neither a vote against the Merger Proposal nor a proxy directing such vote shall satisfy the requirement that a written demand for appraisal be delivered to Celutel before the vote on the Merger Proposal. Such written demand for appraisal should be delivered to the Corporate Secretary of Celutel before the vote on the Merger Proposal either (i) in person at the Meeting or (ii) in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to the Corporate Secretary, at 900 Bestgate Road, Suite 400, Annapolis, Maryland 21401;

          (2) refrain from voting in favor of or consent in writing to the Merger Proposal. A failure to vote against the Merger Proposal will not constitute a waiver of appraisal rights. HOWEVER, ANY STOCKHOLDER WHO EXECUTES A PROXY AND WHO DESIRES TO PERFECT HIS APPRAISAL RIGHTS MUST MARK THE PROXY "AGAINST" THE MERGER PROPOSAL because if the proxy is left blank, it will be voted "For" the Merger Proposal; and

          (3) continuously hold shares of Celutel Stock from the date of making a demand for appraisal through the Effective Time and otherwise satisfy all of the conditions set forth in Section 262.

     The written demand for appraisal must be made by or for the holder of record of stock in such stockholder's name as it appears on his stock certificates. If the stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in such capacity and if the stock is owned of record by more than one person as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that in executing the demand he is acting as agent for the record owner. A record owner, such as a broker, who holds Celutel Common Stock as nominee for others may exercise his right of appraisal with respect to the shares held for all or less than all of the others. Where no number of shares is expressly mentioned, the broker's demand will be presumed to cover all shares standing in the name of such record owner.

COURT APPRAISALS

     Within 10 days after the Effective Time, Celutel is required to, and will, notify each stockholder of Celutel who has satisfied the conditions of Section
262. Within 120 days after the Effective Time, Celutel or any stockholder who has satisfied the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Celutel Stock held by all stockholders entitled to appraisal rights. If no petition for an appraisal is filed within 120 days after the Effective Time, or if such stockholder delivers to Celutel a written withdrawal of his demand for an appraisal and an acceptance of the Merger Proposal, either within 60 days after the Effective Time or thereafter with the written approval of Celutel, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to execute and deliver a Letter of Transmittal. Stockholders of Celutel seeking to exercise appraisal rights should not assume that Celutel will initiate any negotiations with respect to the "fair value" of such shares. ACCORDINGLY, STOCKHOLDERS OF CELUTEL WHO WISH TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD REGARD IT AS THEIR OBLIGATION TO TAKE ALL STEPS NECESSARY TO PERFECT THEIR APPRAISAL RIGHTS IN THE MANNER PRESCRIBED IN SECTION 262.

     Within 120 days after the date of the Effective Time, any stockholder who has complied with the provisions of Section 262 is entitled, upon written request, to receive from Celutel a statement setting forth the aggregate number of shares of Celutel Stock not voted in favor of adoption of the Merger Proposal and with respect to which demands for appraisal were received by Celutel, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by Celutel or within 10 days after expiration of the time for delivery of demands for appraisal under
Section 262, whichever is later.

     Within 20 days after the service upon Celutel of a copy of a petition filed in the Delaware Court of Chancery demanding an appraisal, Celutel is obligated to file in the office of the Register in Chancery a verified list of all stockholders who have demanded appraisal and with whom agreements as to the value of their shares have not been reached by Celutel. After notice to such stockholders, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition of any such stockholder. The court shall then determine those stockholders entitled to appraisal and appraise the fair value of the shares held by them, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In a 1983 decision, the Delaware Supreme Court discussed the considerations that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger". In its 1983 decision, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered".

     Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more than, the same as or less than, the value of the consideration to be delivered pursuant to the Merger Agreement if they do not seek appraisal of their shares, and that opinions of investment banking firms as to fairness are not opinions as to fair value under Section 262. Costs of the appraisal proceeding may be taxed upon the parties thereto by the court as the court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

     Any stockholder of Celutel who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his shares for any purpose and will not be entitled to the payment of dividends or other distributions on his shares (other than those payable to stockholders of record as of a date prior to the Effective Time).

OTHER CONSIDERATIONS

     Delaware case law provides that, in the absence of illegality, fraud or overreaching, any record holder of Celutel Stock who desires to object to, or to dissent from, the Merger shall be limited to the rights and remedies prescribed in Section 262 and that the rights and remedies of Section 262 shall be exclusive.


     Century's obligation to consummate the Merger is subject to the condition that the number of Celutel Share Equivalents held by dissenting Celutel stockholders will not exceed 5% of the aggregate Celutel Share Equivalents as of the Closing Date. See "Agreement and Plan of Merger-Other Closing Conditions."

                RESALES OF CENTURY STOCK BY SELLING STOCKHOLDERS

GENERAL


     This Proxy Statement, as it may be amended or supplemented from time to time, has also been prepared for use by the stockholders of Celutel named below (the "SELLING STOCKHOLDERS") for purposes of offering and selling shares of Century Stock to be issued to such stockholders in connection with the Merger (the "ACQUIRED SHARES") in transactions in which such stockholders might otherwise be deemed to be underwriters within the meaning of the Securities Act and the regulations promulgated thereunder. As described under "Agreement and Plan of Merger-Resales of Century Stock," Century has agreed to keep the registration statement of which this Proxy Statement forms a part (the "REGISTRATION STATEMENT") continuously effective with respect to the Acquired Shares for up to two years following the Closing Date. Stockholders of Celutel who are not Celutel Affiliates or affiliates of Century may freely transfer under the Securities Act their shares of Century Stock received in the Merger.



     The following table sets forth (i) each Selling Stockholder authorized to use this Proxy Statement to offer and sell Acquired Shares, (ii) the material relationships that such stockholder has had with Celutel within the past three years (other than holding Celutel Stock), and (iii) the maximum number of Acquired Shares that are reasonably expected to be issued to such stockholders in connection with the Merger. Unless otherwise noted, each Selling Stockholder has had the relationship with Celutel indicated below for at least three years. For additional information regarding certain of the Selling Stockholders, see "Election of Directors" and "Information About Celutel-Security Ownership of Certain Beneficial Owners and Management."



                                                                                                     MAXIMUM
                                                                                                    NUMBER OF
     SELLING STOCKHOLDER                                  RELATIONSHIP WITH CELUTEL             ACQUIRED SHARES(1)
- ----------------------------------------------  ----------------------------------------------  ------------------
Continental Illinois Venture Corporation......  --                                                     783,407
Frank S. Scarpa...............................  Chairman of the Board, President and Chief             384,599
                                                  Executive Officer(5)
Scarpa Family Trust(2)........................  --(2)                                                   38,328
Avy H. Stein..................................  Director since 1991                                     89,574
John R. Willis................................  Director since 1991                                     89,574
Burton E. McGillivray.........................  --                                                      25,593
William Blair Venture Partners III, L.P.(4)...  --                                                     146,163
Harrison I. Steans(4).........................  --                                                      28,539
K&E Partners(3)(4)............................  --(3)                                                    5,683
PNC Capital Corporation(4)....................  --                                                      85,309
Richard J. Donnelly...........................  Vice President-Finance, Treasurer, and Chief             5,564
                                                  Financial Officer(5)
David A. Warren...............................  Senior Vice President and Chief Operating                5,564
                                                  Officer(5)
Valerie S. Hart...............................  Vice President-Marketing and Secretary(5)                5,564


- ---------------


(1) To ensure that the above-listed table sets forth the maximum number of Acquired Shares that are reasonably expected to be issued to each Selling Stockholder, the table has been prepared based on the assumptions that (i) the amount used to calculate the Aggregate Merger Consideration will be approximately $105,300,000 (ii) the Average Century Price will be $27 and
    (iii) the Closing Date will be February 10, 1994 (calculated after giving effect to the Allocation Agreement). For information on the actual amount of Aggregate Merger Consideration that Celutel estimates will be payable at Closing, see "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration--Minimum and Anticipated Aggregate and Per Share Merger Consideration." For further information see generally "Agreement and Plan of Merger-Determination of Aggregate
                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

    Merger Consideration" and "-Allocation of Aggregate Merger Consideration Among Celutel Stockholders."


(2) This trust, of which Valerie S. Hart is the sole trustee, was created by Mr. Scarpa for the benefit of his children and grandchildren.


(3) This partnership was formed by certain partners of Kirkland & Ellis, special counsel to Celutel and CIVC in connection with the Merger. See "Background and Other General Information Relating to the Merger-Background of Merger."


(4) These Selling Stockholders acquired their Celutel Stock from CIVC.


(5) These Selling Stockholders have had the relationships with Celutel for the time periods described in "Information About Celutel-Executive Officers."


     No resale of Acquired Shares may be effected under the Registration Statement unless the Selling Stockholder has delivered, at least two business days prior to the proposed resale, written notice of the sale and a certification that the Selling Stockholder has taken, or will prior to such sale take, all steps necessary to comply with the federal securities laws applicable to such stockholder. Selling Stockholders may also sell Acquired Shares in compliance with Rule 145 or pursuant to another applicable exemption to the registration requirements of the Securities Act, in which case no such prior notice to Century is required.

PLAN OF DISTRIBUTION

     The Selling Stockholders may sell Acquired Shares from time to time under the Registration Statement (i) through underwriters, brokers or dealers, (ii) directly to one or more purchasers, or (iii) through agents. To the extent required, a supplement or amendment to this Proxy Statement will be filed with the Commission under the Securities Act disclosing, among other things, various information relating to the resale. Century will not receive any part of the proceeds of the sale of any Acquired Shares. Selling Stockholders may also sell Acquired Shares in compliance with Rule 145 or pursuant to another applicable exemption from the registration requirements of the Securities Act.

     When resales are to be made through a broker or dealer selected by the Selling Stockholder, a member of the New York Stock Exchange may be engaged to act as the Selling Stockholder's agent in connection with the sale. The commission paid to any broker, dealer, or agent by the Selling Stockholder is expected to be the normal commission earned by such brokers, dealers or agents in the ordinary course, including negotiated commissions to the extent permissible. Sales of Acquired Shares by the member firm may be made on the New York Stock Exchange (or any other securities exchange on which the Century Stock is then trading) from time to time at prices prevailing at the time of such sales. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act, and any commissions paid by the Selling Stockholder to such member firm may be deemed to be underwriting discounts and commissions under such act.

     If underwriters are used in the sale, Acquired Shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offer price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Acquired Shares will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Acquired Shares in connection with such sale if any of the Acquired Shares are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Agents and underwriters may be entitled under agreements entered into with the Selling Stockholders to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Selling Stockholders in the ordinary course of business and may be entitled to reimbursement for their expenses.

                         SELECTED FINANCIAL INFORMATION

     The following selected financial data relating to Celutel is qualified by reference to and should be read in conjunction with the financial statements and other information of Celutel incorporated by reference herein. The following selected consolidated financial data relating to Century is qualified by reference to and should be read in conjunction with the consolidated financial statements and other information of Century incorporated by reference herein and the unaudited pro forma consolidated condensed financial information included elsewhere herein. See "Incorporation of Certain Documents by Reference" and "Unaudited Pro Forma Consolidated Condensed Financial Information."

CELUTEL SELECTED FINANCIAL DATA


     The following table presents certain selected financial data for Celutel as of and for each of the years ended in the five-year period ended April 30, 1993 and as of October 31, 1992 and 1993 and for the six-month periods ended October 31, 1992 and 1993. The data for each of the fiscal years in the five-year period ended April 30, 1993 is derived from Celutel's financial statements, which have been audited by Coopers & Lybrand, independent certified public accountants. The financial statements as of April 30, 1993 and for each of the years in the two-year period ended April 30, 1993 and the report thereon are incorporated by reference herein. The unaudited financial information as of October 31, 1992 and 1993 and for the six-month periods ended October 31, 1992 and 1993 has not been examined by independent public accountants; however, in the opinion of Celutel's management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the six-month periods have been included therein. The results of operations for the first six months of the fiscal year are not necessarily indicative of the results of operations which might be expected for the entire fiscal year.



                                      SIX MONTHS ENDED
                                        OCTOBER 31,                          YEAR ENDED APRIL 30,
                                   ----------------------  --------------------------------------------------------
                                      1993        1992        1993        1992        1991       1990       1989
                                   ----------  ----------  ----------  ----------  ----------  ---------  ---------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
  Total Operating Revenues.......  $   15,001  $    9,436  $   21,456  $   13,882  $    8,753  $   3,639  $   3,281
  Total Costs and Expenses.......  $  (13,702) $  (10,432) $  (24,013) $  (17,461) $  (14,737) $  (8,062)* $  (6,906)*
  Other Expense..................  $   (1,457) $   (1,657) $   (3,127) $   (3,400) $   (5,348) $    (883)* $  (1,087)*
  Net Loss.......................  $     (359) $   (2,376) $   (4,751) $   (6,791) $  (10,509) $  (4,991) $  (4,554)
  Preferred stock dividend
     requirement and amortization
     of warrants and issuance
costs............................  $   (4,052) $   (3,487) $   (7,191) $   (5,981) $   --      $  --      $  --
  Loss applicable to common
stockholders.....................  $   (4,411) $   (5,863) $  (11,943) $  (12,772) $  (10,509) $  (4,991) $  (4,554)
PER SHARE DATA:
  Average shares outstanding.....   3,516,188   3,516,190   3,516,188   3,240,939   2,624,071  2,532,760  2,316,989
  Net Loss per share.............  $    (0.10) $    (0.68) $    (1.35) $    (2.10) $    (4.01) $   (1.97) $   (1.96)
  Preferred stock dividend
     requirement and amortization
     of warrants and issuance
     costs, per share............  $    (1.15) $    (0.99) $    (2.05) $    (1.85) $   --      $  --      $  --
  Loss per share applicable to
common stockholders..............  $    (1.25) $    (1.67) $    (3.40) $    (3.95) $    (4.01) $   (1.97) $   (1.96)
                                        OCTOBER 31,                               APRIL 30,
                                   ----------------------  --------------------------------------------------------
                                      1993        1992        1993        1992        1991       1990       1989
                                   ----------  ----------  ----------  ----------  ----------  ---------  ---------
SELECTED BALANCE SHEET DATA:
  Total Assets...................  $   43,949  $   42,079  $   42,168  $   41,683  $   40,682  $  30,002  $   9,864
  Long-Term Debt and Redeemable
     Preferred Stock.............  $   79,688  $   72,234  $   74,165  $   67,713  $   34,463  $  30,900  $   8,270
  Total Stockholders' Deficit....  $  (45,050) $  (34,448) $  (40,640) $  (28,697) $  (19,938) $  (9,447) $  (5,266)


- ---------------

No cash dividends were paid by Celutel with respect to the Celutel Stock in any of the foregoing periods.

* Reclassified for comparative purposes.

CENTURY SELECTED CONSOLIDATED OPERATING AND FINANCIAL DATA

     The following table presents certain selected consolidated operating and financial data for Century as of and for each of the years ended in the five-year period ended December 31, 1992 and as of September 30, 1993 and for the nine-month periods ended September 30, 1992 and 1993. The data, except for the selected operating data, for each of the years in the five-year period ended December 31, 1992 are derived from Century's consolidated financial statements, which have been audited by KPMG Peat Marwick, independent certified public accountants. The consolidated financial statements as of December 31, 1991 and 1992 and for each of the years in the three-year period ended December 31, 1992 and the report thereon are incorporated by reference herein. The unaudited financial information as of September 30, 1993 and for the nine-month periods ended September 30, 1992 and 1993 has not been examined by independent public accountants; however, in the opinion of Century's management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the results of operations for the nine-month periods have been included therein. The results of operations for the first nine months of 1993 are not necessarily indicative of the results of operations which might be expected for the entire year.

                                                                    DECEMBER 31,
                                                -----------------------------------------------------  SEPTEMBER 30,
                                                  1988       1989       1990       1991       1992         1993
                                                ---------  ---------  ---------  ---------  ---------  -------------
SELECTED OPERATING DATA:
  Telephone access lines......................    239,207    296,034    304,915    314,819    397,300      432,599
  Cellular units in service--majority owned
markets.......................................     11,140     23,199     35,815     51,083     73,084       96,337

                                                                                                     NINE MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                    SEPTEMBER 30,
                                             -----------------------------------------------------  --------------------
                                               1988       1989       1990       1991       1992       1992       1993
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
SELECTED INCOME STATEMENT DATA:
  Revenues:
    Telephone..............................  $ 173,470  $ 190,538  $ 215,771  $ 235,796  $ 297,510  $ 213,075  $ 255,918
    Mobile Communications..................     12,270     24,852     34,594     45,231     62,092     45,324     61,010
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total revenues.......................  $ 185,740  $ 215,390  $ 250,365  $ 281,027  $ 359,602  $ 258,399  $ 316,928
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income (loss):
    Telephone..............................  $  58,254  $  61,153  $  70,654  $  80,039  $ 103,672  $  72,592  $  83,431
    Mobile Communications..................    (13,822)   (13,970)    (9,553)    (4,952)     5,956      4,372      9,656
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Total operating income...............     44,432     47,183     61,101     75,087    109,628     76,964     93,087
  Gain on sales of assets..................      2,550     --          4,094     --          3,985      1,055      1,661
  Interest expense.........................    (20,405)   (22,417)   (24,132)   (22,504)   (27,166)   (20,345)   (22,186)
  Other income, net........................      7,850      8,138      7,431      4,906      6,125      4,472      7,283
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before income taxes and cumulative
    effect of changes in accounting
principles.................................     34,427     32,904     48,494     57,489     92,572     62,146     79,845
  Income taxes.............................    (11,063)   (10,740)   (17,396)   (20,070)   (32,599)   (22,250)   (29,992)
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Income before cumulative effect of
changes in accounting principles...........     23,364     22,164     31,098     37,419     59,973     39,896     49,853
  Cumulative effect of changes in
accounting principles......................     --         --         --         --        (15,668)   (15,668)    --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Net income...........................  $  23,364  $  22,164  $  31,098  $  37,419  $  44,305  $  24,228  $  49,853
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Primary earnings per share:
    Primary earnings per share before
      cumulative effect of changes in
accounting principles......................  $    0.57  $    0.49  $    0.66  $    0.79  $    1.23  $    0.82  $    0.98
    Cumulative effect of changes in
accounting principles......................     --         --         --         --          (0.32)     (0.32)    --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Primary earnings per share...............  $    0.57  $    0.49  $    0.66  $    0.79  $    0.91  $    0.50  $    0.98
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fully diluted earnings per share:
    Fully diluted earnings per share before
      cumulative effect of changes in
accounting principles......................  $    0.57  $    0.49  $    0.66  $    0.79  $    1.22  $    0.82  $    0.96
    Cumulative effect of changes in
accounting principles......................     --         --         --         --          (0.30)     (0.30)    --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Fully diluted earnings per share.........  $    0.57  $    0.49  $    0.66  $    0.79  $    0.92  $    0.52  $    0.96
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Dividends per common share...............  $    .264  $    .272  $    .280  $    .287  $    .293  $    .220  $    .233
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Common shares for computing primary
earnings per share.........................     40,532     44,400     46,809     47,305     48,500     48,370     51,003
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Common shares for computing fully diluted
earnings per share.........................     40,739     44,540     46,944     47,432     52,814     52,527     55,703
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                    DECEMBER 31,
                                               -------------------------------------------------------  SEPTEMBER 30,
                                                 1988       1989       1990       1991        1992          1993
                                               ---------  ---------  ---------  ---------  -----------  -------------
                                                                           (IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
  Net property, plant and equipment..........  $ 400,807  $ 474,158  $ 490,957  $ 534,998  $   675,878   $   794,099
  Excess cost of net assets acquired, net....     32,198    109,197    110,013    114,258      217,688       296,019
  Total assets...............................    497,768    691,569    706,411    764,539    1,040,487     1,300,235
  Long-term debt.............................    180,096    257,708    230,715    254,753      391,944       462,479
  Stockholders' equity.......................    152,889    256,530    280,915    319,977      385,449       497,639

        UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION


     The following unaudited pro forma consolidated condensed financial information (the "PRO FORMA INFORMATION") separately reflects the effects under the purchase method of accounting of (i) the Merger and (ii) Century's proposed acquisition of a Michigan-based local exchange telephone company that Century expects to consummate in early 1994 (such company and such acquisition being hereinafter referred to as the "PROPOSED ACQUIREE" and the "PROPOSED ACQUISITION," respectively) and Century's acquisition during 1992 and 1993 of certain other companies (all such companies and acquisitions, including the Proposed Acquiree and the Proposed Acquisition, being hereinafter referred to collectively as "OTHER ACQUIREES" and "OTHER ACQUISITIONS," respectively). Pro forma adjustments applicable to the Merger, and the assumptions on which they are based, are described under "-Notes to Unaudited Pro Forma Consolidated Condensed Financial Information."


     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if such transactions had been consummated in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position. The pro forma information is prepared on the assumptions that the Merger and the Other Acquisitions took place as of the dates indicated below; however, Century's actual financial statements reflect or will ultimately reflect each such respective acquisition from and after its respective closing date.

     The pro forma information should be read in conjunction with the financial statements and notes thereto of Century and Celutel, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 1993
(unaudited; in thousands)

     The following unaudited pro forma consolidated condensed balance sheet as of September 30, 1993 gives effect to the Merger and the Proposed Acquisition as if both such transactions had occurred on September 30, 1993.


                                                                 PRO FORMA    PRO FORMA
                                                               ADJUSTMENTS--  CONSOLIDATED            PRO FORMA
                                                   PROPOSED      PROPOSED       BEFORE               ADJUSTMENTS-- PRO FORMA
                                       CENTURY     ACQUIREE      ACQUIREE       MERGER     CELUTEL     CELUTEL    CONSOLIDATED
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
                                                                                                      (NOTE 6)
   ASSETS
Current Assets
  Cash and cash equivalents.........  $   31,975   $     460     $       0    $   32,435  $   1,196   $       0   $   33,631
  Accounts receivable...............      54,946         223          (240)       54,929      4,417           0       59,346
  Materials & supplies, at cost.....       5,846          61             0         5,907        530           0        6,437
  Other.............................       3,690          37             0         3,727        199           0        3,926
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
                                          96,457         781          (240)       96,998      6,342           0      103,340
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Net Property, Plant & Equipment.....     794,099       4,359             0       798,458     13,764           0      812,222
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Investments and Other Assets
  Excess cost of net assets
acquired............................     296,019           0         3,238       299,257     22,176     110,959      432,392
  Other investments.................      92,640         549             0        93,189          0           0       93,189
  Deferred charges and other
assets..............................      21,020          56             0        21,076      1,667        (929)      21,814
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
                                         409,679         605         3,238       413,522     23,843     110,030      547,395
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Total Assets........................  $1,300,235   $   5,745     $   2,998    $1,308,978  $  43,949   $ 110,030   $1,462,957
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
    LIABILITIES AND EQUITY
Current Liabilities
  Current maturities of long-term
debt................................  $   15,529   $     227     $       0    $   15,756  $      12   $   3,392   $   19,160
  Notes payable.....................      65,000           0             0        65,000          0           0       65,000
  Accounts payable..................      53,664         225             0        53,889      1,433           0       55,322
  Accrued expenses and other
liabilities.........................      47,350          41             0        47,391      2,431           0       49,822
  Advance billings and customer
deposits............................       9,434          16             0         9,450          0           0        9,450
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
                                         190,977         509             0       191,486      3,876       3,392      198,754
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Long-Term Debt......................     462,479       4,039          (240)      466,278     41,264      52,558      560,100
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Deferred Credits and Other
Liabilities.........................     149,140         185             0       149,325      5,435           0      154,760
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Preferred Stock--redeemable.........           0           0             0             0     38,425     (38,425)           0
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Stockholders' Equity
  Common stock......................      51,262           3            92        51,357        703       1,195       53,255
  Paid in capital...................     261,868           0         2,280       264,148          0      45,556      309,704
  Retained earnings.................     193,775       1,009        (1,009)      193,775    (45,754)     45,754      193,775
  Employee Stock Ownership Plan
commitment..........................      (9,720)          0             0        (9,720)         0           0       (9,720)
  Preferred stock--non-redeemable...         454           0         1,875         2,329          0           0        2,329
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
                                         497,639       1,012         3,238       501,889    (45,051)     92,505      549,343
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
Total Liabilities and Equity........  $1,300,235   $   5,745     $   2,998    $1,308,978  $  43,949   $ 110,030   $1,462,957
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------
                                      ----------  -----------  -------------  ----------  ---------  -----------  ----------



      See "-Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                 Information."

PRO FORMA INCOME STATEMENT FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1993 (unaudited; in thousands, except per share amounts)

     The following unaudited pro forma consolidated condensed income statement for the nine-month period ended September 30, 1993 gives effect to the Merger and the Other Acquisitions as if each such transaction had occurred on January 1, 1992.


                                                                PRO FORMA     PRO FORMA
                                                              ADJUSTMENTS--  CONSOLIDATED              PRO FORMA
                                                    OTHER         OTHER        BEFORE                ADJUSTMENTS--   PRO FORMA
                                       CENTURY    ACQUIREES     ACQUIREES      MERGER      CELUTEL      CELUTEL     CONSOLIDATED
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
                                                                (NOTE 10)                              (NOTE 7)
Revenues
  Telephone.........................  $ 255,918   $   6,391     $       0     $ 262,309   $       0    $       0     $ 262,309
  Mobile Communications.............     61,010           0             0        61,010      21,173            0        82,183
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
    Total revenues..................    316,928       6,391             0       323,319      21,173            0       344,492
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
Expenses
  Cost of sales and operating
expenses............................    167,288       3,428             0       170,716      17,975            0       188,691
  Depreciation and amortization.....     56,553         896           566        58,015       2,184        1,444        61,643
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
    Total expenses..................    223,841       4,324           566       228,731      20,159        1,444       250,334
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
Operating Income....................     93,087       2,067          (566)       94,588       1,014       (1,444)       94,158
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
Other Income (Expense)
  Interest expense..................    (22,186)       (462)         (527)      (23,175)     (2,193)      (2,728)      (28,096)
  Gain on sales of assets...........      1,661           0             0         1,661          (1)           0         1,660
  Other income, net.................      7,283         159           (30)        7,412        (193)           0         7,219
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
    Total other income (expense)....    (13,242)       (303)         (557)      (14,102)     (2,387)      (2,728)      (19,217)
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
Income (Loss) Before
  Income Taxes......................     79,845       1,764        (1,123)       80,486      (1,373)      (4,172)       74,941
Income Taxes........................     29,992         576          (185)       30,383        (114)        (955)       29,314
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
Net Income (Loss)...................  $  49,853   $   1,188     $    (938)    $  50,103   $  (1,259)   $  (3,217)    $  45,627
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
                                      ---------  -----------  -------------  -----------  ---------  -------------  -----------
Primary Earnings Per Share..........  $    0.98                               $    0.97                              $    0.85
                                      ---------                              -----------                            -----------
                                      ---------                              -----------                            -----------
Fully Diluted Earnings Per Share....  $    0.96                               $    0.95                              $    0.84
                                      ---------                              -----------                            -----------
                                      ---------                              -----------                            -----------
Weighted Average Common Shares
  Outstanding:
  Primary...........................     51,003                                  51,815                    1,898        53,713
                                      ---------                              -----------             -------------  -----------
                                      ---------                              -----------             -------------  -----------
  Fully Diluted.....................     55,703                                  56,589                    1,898        58,487
                                      ---------                              -----------             -------------  -----------
                                      ---------                              -----------             -------------  -----------



      See "-Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                 Information."

PRO FORMA INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31,
1992 (UNAUDITED; IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following unaudited pro forma consolidated condensed income statement for the year ended December 31, 1992 gives effect to the Merger and the Other Acquisitions as if each such transaction had occurred on January 1, 1992.


                                                             PRO FORMA     PRO FORMA
                                                           ADJUSTMENTS--  CONSOLIDATED               PRO FORMA
                                                 OTHER         OTHER         BEFORE                ADJUSTMENTS--   PRO FORMA
                                    CENTURY    ACQUIREES     ACQUIREES       MERGER      CELUTEL      CELUTEL     CONSOLIDATED
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
                                                             (NOTE 10)                               (NOTE 8)
Revenues
  Telephone......................  $ 297,510   $  33,632     $       0     $  331,142   $       0    $       0     $ 331,142
  Mobile Communications..........     62,092       3,137             0         65,229      19,124            0        84,353
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
    Total revenues...............    359,602      36,769             0        396,371      19,124            0       415,495
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
Expenses
  Cost of sales and operating
expenses.........................    187,076      24,370             0        211,446      19,379            0       230,825
  Depreciation and amortization..     62,898       4,474         2,914         70,286       2,797        1,925        75,008
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
    Total expenses...............    249,974      28,844         2,914        281,732      22,176        1,925       305,833
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
Operating Income (Loss)..........    109,628       7,925        (2,914)       114,639      (3,052)      (1,925)      109,662
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
Other Income (Expense)
  Interest expense...............    (27,166)     (2,194)       (4,013)       (33,373)     (3,242)      (3,637)      (40,252)
  Gain on sales of assets........      3,985           0             0          3,985          54            0         4,039
  Other income, net..............      6,125         759          (120)         6,764         948            0         7,712
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
    Total other income
(expense)........................    (17,056)     (1,435)       (4,133)       (22,624)     (2,240)      (3,637)      (28,501)
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
Income (Loss) Before Income Taxes
  and Cumulative Effect of
  Changes in Accounting
Principles.......................     92,572       6,490        (7,047)        92,015      (5,292)      (5,562)       81,161
Income Taxes.....................     32,599       2,526        (1,364)        33,761         114       (1,236)       32,639
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
Income (Loss) Before Cumulative
  Effect of Changes in Accounting
Principles.......................  $  59,973   $   3,964     $  (5,683)    $   58,254   $  (5,406)   $  (4,326)    $  48,522
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
                                   ---------  -----------  -------------  ------------  ---------  -------------  -----------
Primary Earnings Per Share Before
  Cumulative Effect of Changes in
  Accounting Principles..........  $    1.23                               $     1.13                              $    0.91
                                   ---------                              ------------                            -----------
                                   ---------                              ------------                            -----------
Fully Diluted Earnings Per Share
  Before Cumulative Effect of
  Changes in Accounting
Principles.......................  $    1.22                               $     1.12                              $    0.91
                                   ---------                              ------------                            -----------
                                   ---------                              ------------                            -----------
Weighted Average Common Shares
  Outstanding:
  Primary........................     48,500                                   51,372                    1,898        53,270
                                   ---------                              ------------             -------------  -----------
                                   ---------                              ------------             -------------  -----------
  Fully Diluted..................     52,814                                   56,138                   (2,642)       53,496
                                   ---------                              ------------             -------------  -----------
                                   ---------                              ------------             -------------  -----------



      See "-Notes to Unaudited Pro Forma Consolidated Condensed Financial
                                 Information."

   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

 (1) BASIS OF PRESENTATION. Certain reclassifications have been made to the historical financial information to conform to the presentation of the pro forma information.


 (2) AMOUNT OF CASH AND VALUE OF CENTURY STOCK. As further described under "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration", the amount of cash payable and the number of shares of Century Stock issuable by Century as of the Closing Date will not be determinable until immediately prior to such date. The pro forma information has been prepared assuming a Calculation Amount of $102,500,000 and an Average Century Price of $25 per share.


                                                                           AMOUNT OF CASH
                                                                            AND VALUE OF
                                                                            CENTURY STOCK
                                                                           ---------------
Cash.....................................................................   $  51,250,000
1,898,148 shares of Century Stock at $25 per share.......................      47,453,700
                                                                           ---------------
                                                                            $  98,703,700
                                                                           ---------------
                                                                           ---------------


See "Agreement and Plan of Merger-Determination of Aggregate Merger Consideration" for information concerning the effect of the Average Century
     Price on the number of shares of Century Stock to be issued.


 (3) OPERATIONS. The pro forma adjustments do not consider the effect of possible expense reductions that may occur in connection with integrating Celutel's operations with Century's operations.

 (4) OTHER TRANSACTIONS. The pro forma adjustments do not reflect the effects of Century's dispositions of certain properties during 1992 and 1993, nor do they reflect the effect of Century's acquisition of a start-up company in the third quarter of 1993, the aggregate effect of which is not material to Century's ongoing operations.

 (5) CELUTEL FINANCIAL INFORMATION. For financial reporting purposes, Celutel has an April 30 fiscal year end. The unaudited pro forma consolidated condensed balance sheet includes balance sheet information for Celutel as of October 31, 1993. The unaudited pro forma consolidated condensed statement of income for the nine-month period ended September 30, 1993 includes the financial information for Celutel for the nine months ended October 31, 1993. The unaudited pro forma consolidated condensed statement of income for the year ended December 31, 1992 includes the financial information for Celutel for the twelve months ended January 31, 1993.

 (6) SEPTEMBER 30, 1993 BALANCE SHEET PRO FORMA ADJUSTMENTS--CELUTEL. The pro forma adjustments applicable to the Merger for the unaudited pro forma consolidated condensed balance sheet as of September 30, 1993, as set forth below, reflect a preliminary purchase price allocation which will be refined subsequent to the Closing of the Merger. Based on current information, Century does not anticipate that any subsequent refinements to its preliminary purchase price allocation will have a material effect on the pro forma information. Century intends to fund the Aggregate Cash Consideration from proceeds to be received from the issuance of long-term debt. Although Century is currently reviewing several financing alternatives and has made no final determinations as to which alternative to pursue, the pro forma information has been prepared assuming that Century will obtain long-term financing at an assumed interest rate of 6.5%.

                                          DEFERRED
                                         CHARGES AND                                     REDEEMABLE
                                            OTHER      EXCESS      CURRENT    LONG-TERM  PREFERRED    COMMON      PAID-IN
                                CASH       ASSETS       COST     MATURITIES     DEBT       STOCK       STOCK      CAPITAL
                              ---------  -----------  ---------  -----------  ---------  ---------  -----------  ---------
                                                                     (IN THOUSANDS)
Borrow cash portion of
purchase price..............  $  51,250                           $   1,794   $  49,456
Borrow to prepay Celutel's
debt........................     41,276                               1,445      39,831
Prepayment of Celutel
debt........................    (41,276)                                (12)    (41,264)
Conversion of Celutel
  Preferred Stock into
  Celutel Common Stock......                                                               (38,425)      1,650      36,775
Purchase Celutel:
  Deliver consideration.....    (51,250)                127,506                                          1,898      45,556
  Eliminate Celutel equity,
    excess cost of net
    assets acquired and
    deferred debt costs.....                   (929)    (21,247)                                        (2,353)    (36,775)
Reflect estimated costs of
  merger:
  Borrow funds..............      4,700                                 165       4,535
  Pay costs.................     (4,700)                  4,700
                              ---------  -----------  ---------  -----------  ---------  ---------  -----------  ---------
                              $       0   $    (929)  $ 110,959   $   3,392   $  52,558  $ (38,425)  $   1,195   $  45,556
                              ---------  -----------  ---------  -----------  ---------  ---------  -----------  ---------
                              ---------  -----------  ---------  -----------  ---------  ---------  -----------  ---------


                              RETAINED
                              EARNINGS
                              ---------

Borrow cash portion of
purchase price..............
Borrow to prepay Celutel's
debt........................
Prepayment of Celutel
debt........................
Conversion of Celutel
  Preferred Stock into
  Celutel Common Stock......
Purchase Celutel:
  Deliver consideration.....
  Eliminate Celutel equity,
    excess cost of net
    assets acquired and
    deferred debt costs.....     45,754
Reflect estimated costs of
  merger:
  Borrow funds..............
  Pay costs.................
                              ---------
                              $  45,754
                              ---------
                              ---------



 (7) SEPTEMBER 30, 1993 INCOME STATEMENT PRO FORMA ADJUSTMENTS--CELUTEL. Set forth below are the pro forma adjustments applicable to the Merger for the unaudited pro forma consolidated condensed statement of income for the nine-month period ended September 30, 1993:

                                                          DEPRECIATION AND
                                                            AMORTIZATION    INTEREST EXPENSE   INCOME TAXES
                                                          ----------------  ----------------  ---------------
                                                                            (IN THOUSANDS)
Amortization of Century's excess cost of net assets
  acquired (assuming a 40-year amortization period).....     $    2,386
Eliminate amortization of Celutel's excess cost of net
assets acquired.........................................           (942)
Interest on net borrowings at an assumed rate of 6.5%...                           (2,728)
Tax effect of interest expense (assuming a 35% tax
rate)...................................................                                              (955)
                                                               --------     ----------------       -------
                                                             $    1,444        $   (2,728)       $    (955)
                                                               --------     ----------------       -------
                                                               --------     ----------------       -------

The 1,898,000 increase in the weighted average common shares outstanding for the calculation of primary and fully diluted earnings per share represents the number of shares of Century Stock assumed to be issued upon the consummation of the Merger. See Note 2.

A 1/8 percent change in the assumed interest rate would have changed net income by approximately $34,000.

 (8) DECEMBER 31, 1992 INCOME STATEMENT PRO FORMA ADJUSTMENTS--CELUTEL. Set forth below are the pro forma adjustments applicable to the Merger for the unaudited pro forma consolidated condensed statement of income for the year ended December 31, 1992:

                                                          DEPRECIATION AND
                                                            AMORTIZATION    INTEREST EXPENSE  INCOME TAXES
                                                          ----------------  ----------------  -------------
                                                                           (IN THOUSANDS)
Amortization of Century's excess cost of net assets
  acquired (assuming a 40-year amortization period).....     $    3,181
Eliminate amortization of Celutel's excess cost of net
assets acquired.........................................         (1,256)
Interest on net borrowings at an assumed rate of 6.5%...                           (3,637)
Tax effect of interest expense (assuming a 34% tax
rate)...................................................                                           (1,236)
                                                          ----------------  ----------------  -------------
                                                             $    1,925        $   (3,637)      $  (1,236)
                                                          ----------------  ----------------  -------------
                                                          ----------------  ----------------  -------------

A 1/8 percent change in the assumed interest rate would have changed net income by approximately $46,000.

The 1,898,000 increase in the weighted average common shares outstanding for the calculation of primary earnings per share represents the number of shares of
     Century Stock assumed to be issued upon the consummation of the Merger. See
     Note 2. The net decrease of 2,642,000 in the fully diluted weighted average common shares outstanding includes the increase of 1,898,000 shares assumed to be issued upon the consummation of the Merger which is more than offset by 4,540,000 incremental common shares attributable to convertible securities which under generally accepted accounting principles must be excluded from the calculation because the effect of including such incremental shares would be antidilutive.

 (9) MERGER COSTS. A pro forma adjustment has been reflected in the unaudited pro forma consolidated condensed balance sheet for $4,700,000 of estimated costs related to the Merger expected to be incurred by Century and Celutel. Such adjustment includes the fee to be paid to Lazard, the $650,000 to be paid to Mr. Scarpa, the estimated amount to be paid under the Management Stay Bonus Plan, the $525,000 to be paid to Celltech, the Letter of Credit fee and estimated legal and accounting fees.

(10) OTHER ACQUISITIONS. For purposes of the pro forma information, the Other Acquisitions include, in addition to the Proposed Acquisition, the April 1992 acquisition of a local exchange telephone company in Ohio, the December 1992 acquisition of an MSA wireline cellular market in Louisiana and the April 1993 acquisition, through mergers, of a local exchange telephone company and an affiliated telecommunications company in Texas. In the unaudited pro forma consolidated condensed income statements, the operations of the Other Acquirees subsequent to the date of the acquisition of each respective Other Acquiree are included in the amounts reflected as Century historical financial information. The operations of each respective Other Acquiree prior to its respective acquisition date during the nine-month period ended September 30, 1993 and the year ended December 31, 1992, as applicable, are reflected in the pro forma income statements as Other Acquiree financial information. The pro forma adjustments applicable to the Other Acquirees primarily relate to amortization of excess cost of net assets acquired and interest expense on debt associated with the Other Acquisitions and the related tax impact.

(11) ADDITIONAL PRO FORMA INFORMATION. The unaudited pro forma consolidated condensed financial information has been prepared assuming an average Century price per share of $25. Although the number of shares of Century Stock to be issued will depend on the average price per share, the effect on pro forma earnings per share within a range of $20 to $40 would not be material.

                           INFORMATION ABOUT CELUTEL

GENERAL


     Celutel is engaged in the construction, development and operation of cellular telephone systems servicing market areas in the Rio Grande River Valley area of Texas, including the Brownsville-Harlingen, Texas and McAllen-Edinburg-Mission, Texas MSA's, and the Jackson, Pascagoula, and Biloxi-Gulfport, Mississippi MSA's. As of December 31, 1993, Celutel held interests in cellular telephone systems in the following market areas:



                                                                                            CELUTEL'S
                                                                                           PERCENTAGE           COMPANY
                                                                       MONTH SYSTEM      INTEREST AS OF       "POPS" AS OF
                                             MARKET         TOTAL         BECAME          DECEMBER 31,        DECEMBER 31,
    SERVICE AREA                            NUMBER(1)    POPULATION(2)   OPERATIONAL         1993(3)              1993
- ----------------------------------------  -------------  -----------  ---------------  -------------------  ----------------
Brownsville-Harlingen, Texas............          162       279,597   February 1988           77.4172%            216,456
McAllen-Edinburg-Mission, Texas.........          128       419,283   January 1988            67.2700%            282,052
Jackson, Mississippi....................          106       406,000   August 1989             86.0649%            349,423
Biloxi, Mississippi(4)..................          173       213,986   February 1990           84.8151%            181,492
Pascagoula, Mississippi.................          252       120,464   November 1990           82.5723%             99,470
                                                         -----------                                        ----------------
  Total.................................                  1,439,330                                             1,128,894
                                                         -----------                                        ----------------
                                                         -----------                                        ----------------


- ---------------

(1) Market number is an FCC designated number utilized to identify the various licensed areas.

(2) Based on the 1993 population estimates from Donnelly Marketing Information Services.

(3) Such Percentage Interest represents Celutel's percentage ownership interest in the corporation or general partnership holding the license to provide cellular telephone service.


(4) In the event neither the Merger Agreement nor the MGC Agreement is consummated, Celutel will be required to repurchase from Century an additional 6.284% interest in this system. See "Background and Other General Information Relating to the Merger-Background of Merger--Other Transactions With Century."


EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of Celutel.

     NAME                                                  AGE                      PRINCIPAL OCCUPATION
- -----------------------------------------------------  -----------  -----------------------------------------------------
Frank S. Scarpa......................................          58   Chairman of the Board, President, Chief Executive
                                                                      Officer and Director
David A. Warren......................................          39   Senior Vice President and Chief Operating Officer
Richard J. Donnelly..................................          34   Vice President--Finance, Treasurer and Chief
                                                                      Financial Officer
Valerie S. Hart......................................          35   Vice President--Marketing and Secretary

     Mr. Scarpa has been the Chairman of the Board of Celutel since 1988 and President of Celutel since November 1991. He is also a private investor with interests in the telecommunications industry. From February 1983 through August 1987, Mr. Scarpa was an officer, director and principal stockholder of American Cellular Network Corp., the owner and operator of cellular telephone systems in the middle Atlantic states. American Cellular Network Corp. was acquired by Comcast Corporation in June 1988. For more than the past five years, Mr. Scarpa also has had interests in the cable television industry throughout the eastern United States and has been an officer and director of numerous cable television industry associations. Mr. Scarpa is the father of Valerie S. Hart, the Vice President-Marketing and Secretary of Celutel.


     Mr. Warren was elected Senior Vice President and Chief Operating Officer of Celutel in March 1992 and since May 14, 1991 was employed by Celutel as Vice President-Operations. He had been employed by Symphony Management Associates, Inc., a private investment company controlled by Mr. Scarpa ("SYMPHONY"), for the period from June 1, 1988 through May 14, 1991 (see "-Certain
                                       59

Transactions"). Prior thereto, he was, commencing in 1981, President and general manager of Select-A-Seat Corporation of Colorado, a computerized ticketing and reservation system, controlled by Mr. Scarpa since 1985.


     Mr. Donnelly was elected Chief Financial Officer of Celutel in September 1988, Treasurer of Celutel in March 1990 and Vice President-Finance of Celutel in June 1991. Between June 1, 1988 and May 14, 1991 he was employed by Symphony (see "-Certain Transactions"). Prior to his employment by Symphony, he was employed by Mr. Scarpa in various capacities and before that by Ernst & Young, a public accounting firm.



     Mrs. Hart was elected Vice President-Marketing of Celutel in June 1991 and Secretary of Celutel in October 1992. She had been employed by Symphony from June 1, 1988 through May 14, 1991 (see "-Certain Transactions"). Prior thereto she was, commencing in 1987, general manager of Datatix-Salt Lake City, a computerized ticketing reservation system controlled by Mr. Scarpa and prior thereto was employed in cable television marketing. Mrs. Hart is the daughter of Mr. Scarpa.



     All of the executive officers will hold office until the earlier of (i) the Closing Date or (ii) the next annual meeting of the Board of Directors following the Meeting unless previously removed by the Board of Directors. Century's obligation to consummate the Merger is conditioned upon, among other things, the resignation of the executive officers on the Closing Date.


COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid during Celutel's three fiscal years ended April 30, 1993 to the chief executive officer of Celutel and the other three other executive officers of Celutel.

                           SUMMARY COMPENSATION TABLE

                                                                                                               LONG TERM
                                                                                              OTHER          COMPENSATION
                                                                                             ANNUAL             AWARDS
    NAME AND PRINCIPAL POSITION                        YEAR(1)     SALARY      BONUS      COMPENSATION          OPTIONS
- ---------------------------------------------------  -----------  ---------  ---------  -----------------  -----------------
Frank S. Scarpa....................................        1993   $ 354,383     -0-            -0-                -0-
  Chairman and President                                   1992   $ 304,349     -0-            -0-                -0-
                                                           1991   $ 265,000     -0-            -0-                -0-
David A. Warren....................................        1993   $ 135,508  $  75,000         -0-                -0-
  Senior Vice President and Chief Operating Officer        1992   $  24,403     -0-            -0-                -0-
                                                           1991      -0-        -0-            -0-                -0-
Richard J. Donnelly................................        1993   $ 135,508  $  40,000         -0-                -0-
  Vice President-Finance and Treasurer                     1992   $ 132,422     -0-            -0-                -0-
                                                           1991      -0-        -0-            -0-                -0-
Valerie S. Hart....................................        1993   $ 135,508  $  50,000         -0-                -0-
  Vice President-Marketing and Secretary                   1992   $ 126,756     -0-            -0-                -0-
                                                           1991      -0-        -0-            -0-                -0-


                                                         ALL OTHER
    NAME AND PRINCIPAL POSITION                        COMPENSATION
- ---------------------------------------------------  -----------------
Frank S. Scarpa....................................         -0-
  Chairman and President                                    -0-
                                                            -0-
David A. Warren....................................         -0-
  Senior Vice President and Chief Operating Officer         -0-
                                                            -0-
Richard J. Donnelly................................         -0-
  Vice President-Finance and Treasurer                      -0-
                                                            -0-
Valerie S. Hart....................................         -0-
  Vice President-Marketing and Secretary                    -0-
                                                            -0-



- ---------------

(1) Compensation paid during the fiscal year ended April 30.


     Celutel is a party to an Employment Agreement with Mr. Frank S. Scarpa dated November 11, 1988, pursuant to which Mr. Scarpa has been employed as Celutel's Chairman of the Board of Directors since December 1, 1988. Under such agreement, Mr. Scarpa will receive a salary of $400,000 for the year ending December 31, 1993. In the event of a change of control of Celutel, Mr. Scarpa is entitled, in the event of the termination of his employment, to be compensated in an amount equal to the greater of three times his then current base salary or the aggregate of all compensation payments otherwise payable through the termination date of the Merger Agreement together with certain insurance and office benefits. The agreement was originally scheduled to expire on December 31, 1993 but was extended in November 1993 through the earlier of the Effective Time or December 31, 1994 to ensure Mr. Scarpa's continued service through the Closing Date. The extension provides that Mr. Scarpa's salary will continue at the rate of $400,000 per annum. For information on the settlement of this Employment Agreement, see "Agreement and Plan of Merger-Executive Officer Benefits."

CERTAIN TRANSACTIONS

     Set forth below is information regarding certain recent transactions involving Celutel's executive officers and certain of its Directors, and CIVC, which invested funds in Celutel in May 1991 in a transaction more fully described in Celutel's periodic reports filed under the Exchange Act and incorporated herein by reference. See "Incorporation of Certain Documents By Reference." For information involving certain currently proposed transactions involving Celutel's executive officers and certain Directors, see "Agreement and Plan of Merger."


     Certain of Celutel's cellular system operating subsidiaries have entered into agreements with Celltech to provide electronic data processing and billing services for the subsidiary. In March 1988, Mr. Frank S. Scarpa acquired control of Celltech. Subsequently, Mr. Scarpa transferred a 5% interest in this company to each of Messrs. Donnelly and Warren and Mrs. Hart. The terms of the operating subsidiaries' agreements with the billing service company are substantially the same as the terms of the billing company's agreements with non-affiliated entities and are believed by Celutel to be no less favorable to Celutel than could be obtained from non-affiliated persons. During the fiscal year ended April 30, 1993, Celutel paid an aggregate of approximately $800,900 for services pursuant to these agreements. See "Agreement and Plan of Merger-Other Closing Conditions--Amendment of Celltech Agreements."



     Prior to May 14, 1991, Celutel financed its activities primarily through borrowings from Mr. Scarpa. At April 30, 1991, Celutel was indebted to Mr. Scarpa in the amount of $37,310,643. Of this indebtedness, $30,900,000 was due to be repaid on May 31, 1993 and the balance was due on demand. On September 24, 1990, Celutel's borrowings from Mr. Scarpa were amended to increase the interest rate so as to conform with the interest rate payable by Mr. Scarpa on his bank borrowings, the proceeds of which were loaned to Celutel. The interest rate was increased from the prime rate plus 1 1/4% to the prime rate plus 1 3/4% of which 1/4% is deferred until the due date of the indebtedness and the balance was payable currently. Mr. Scarpa's loans to Celutel were secured by substantially all of its cellular systems assets. Mr. Scarpa's loan agreements with Celutel provided that in the event Celutel defaulted in the payment of any of its indebtedness or failed to pay its debts as they came due, Mr. Scarpa's loans to Celutel would become immediately due and payable. During the fiscal years ended April 30, 1992 and April 30, 1993, Celutel paid or accrued $147,249 and $-0-, respectively, in interest to Mr. Scarpa.


     As a condition to the closing of the 1991 CIVC investment in Celutel, $4.2 million of indebtedness owing by Celutel to Mr. Scarpa was repaid and Mr. Scarpa used the proceeds to purchase at the closing 420 shares of Celutel Preferred Stock.

     With the aggregate proceeds from the borrowing from Provident National Bank, N.A. (the "BANK") pursuant to a Bank Loan Agreement dated April 2, 1991 and the sale of the securities to CIVC, Celutel repaid in full on May 14, 1991 Celutel's remaining indebtedness to Mr. Scarpa aggregating $33,110,643 as of such date, including accrued interest. In addition, Mr. Scarpa's guarantees of indebtedness of Celutel and pledges of certain of his assets to secure indebtedness of Celutel to the Bank were released. Celutel's guaranty of Mr. Scarpa's indebtedness to the Bank was also released. These pledges and guarantees collateralized an aggregate of $10,193,524, including accrued interest, as of May 14, 1991, of Celutel's indebtedness owing to the Bank.

     Celutel was, through May 13, 1991, a party to a Management Agreement dated November 11, 1988 with Symphony whereby Symphony provided management services to Celutel. During the fiscal year ended April 30, 1992, Celutel paid or accrued fees in the amount of $38,492 to Symphony pursuant to the terms of the agreement. As of April 30, 1991 Celutel was indebted to Symphony in the amount of $726,928 for accrued and unpaid management fees and an additional $34,887 for out-pocket-expenses. At the closing of the transaction with CIVC, Celutel paid such sums in full to Symphony and the Management Agreement dated November 11, 1988 between Celutel and Symphony was terminated. Thereafter, no further management fees were paid or payable by Celutel to Symphony. Mr. Scarpa holds 85% of the outstanding stock of Symphony.

     Concurrently with the closing of the transaction with CIVC, Mr. Scarpa and Celutel cancelled warrants held by him to purchase 891,520 shares of Class B Common Stock and Mr. Scarpa agreed that the remaining warrants he held were exercisable to purchase 1,744,843 shares of Celutel Common Stock instead of Class B Common Stock. Of such warrants, 1,000,000 continue to be exercisable at $5.00 per share and the remainder continue to be exercisable at $5.50 per share. In addition, in consideration of this amendment, Mr. Scarpa's warrants were amended to provide that all the warrants will expire on May 14, 1996. Previously, 1,000,000 warrants expired on January 5, 1993 and the remainder expired on May 17, 1993. See "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders--Allocation to Warrant Holders."


     On January 27, 1992 and March 10, 1992, Celutel agreed to purchase from Mr. Scarpa an aggregate of 4.725 shares of Common Stock of The McAllen Cellular Telephone Co., Inc. for an aggregate purchase price of $764,009 and on January 27, 1992 Celutel agreed to purchase from Mr. Scarpa 198 shares of Brownsville Cellular Telephone Co., Inc. for a purchase price of $212,982. The shares were purchased by Mr. Scarpa on various dates in 1988. Celutel completed this transaction on December 7, 1992. The terms of the purchase by Celutel were approved by the disinterested members of the Board of Directors of Celutel and such terms are believed by management of Celutel to be no less favorable to Mr. Scarpa then could have been obtained if the transaction had been entered into with a non-affiliated person.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS


     Celutel's Board of Directors held seven meetings during the fiscal year ended April 30, 1993. The Board of Directors has an Audit Committee consisting of Messrs. Corcoran and Willis which met twice during the fiscal year ended April 30, 1993 and an Executive Compensation Committee consisting of Messrs. Scarpa, Stein and Dittrick which did not meet during the fiscal year ended April 30, 1993. The Board of Directors does not have a nominating committee. The Audit Committee recommended to the Board of Directors the retention of Coopers & Lybrand as Celutel's independent accountants; reviewed the annual financial statements and discussed them with the auditors and financial staff of Celutel prior to their submission to the Board of Directors; reviewed the independence of the independent accountants conducting the audit; reviewed the services provided by the independent accountants; discussed with management and the auditors Celutel's accounting system and related systems of internal control; and consulted as it deemed necessary with the independent accountants and Celutel's financial staff. The Executive Compensation Committee considers matters relating to compensation and salaries of corporate officers. See "Election of Directors-General."


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth, as of January 3, 1994, information with respect to each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who is known to Celutel to be the beneficial owner of more than five percent of the Celutel Common Stock or the Celutel Preferred Stock, as well as shares of Celutel Common Stock and Celutel Preferred Stock beneficially owned by each Director or executive officer of Celutel and all Directors and executive officers of Celutel as a group. As of January 3, 1994 Celutel had outstanding (i) 3,516,188 shares of Celutel Common Stock and (ii) 4,254.1388 shares of Celutel Preferred Stock (which amount, and all other amounts of such stock set forth below, includes accrued and unpaid stock dividends thereon). See "Comparative Rights of Century and Celutel Stockholders-Preferred Stock" for a description of certain material terms of the Celutel Preferred Stock.

                                                                                                      PERCENTAGE OF
     NAMES AND ADDRESSES OF BENEFICIAL                                                  PERCENT OF    TOTAL VOTING
      HOLDER OR IDENTITY OF GROUP(1)                     NUMBER OF SHARES                  CLASS          POWER
- -------------------------------------------  -----------------------------------------  -----------  ---------------
Frank S. Scarpa                              Common Stock--3,832,622(2)                       58.7%          17.4%
c/o Celutel, Inc.                            Preferred Stock--634.0556                        14.9%
  900 Bestgate Road
  Suite 400
  Annapolis, Maryland 21401
Scarpa Family Trust                          Common Stock--229,601(3)                          6.1%           1.9%
c/o Valerie S. Hart, Trustee                 Preferred Stock--114.8006                         2.7%
  900 Bestgate Road
  Suite 400
  Annapolis, Maryland 21401
Continental Illinois Venture                 Common Stock--4,938,328(4)(5)                    62.6%          41.1%
Corporation                                  Preferred Stock--2,187.6152(5)                   51.4%
  231 South LaSalle Street
  Chicago, Illinois 60697
Avy H. Stein                                 Common Stock--564,299(6)(7)                      14.0%           4.7%
c/o Continental Illinois Venture             Preferred Stock--250.9463(7)                      5.9%
Corporation
  231 South LaSalle Street
  Chicago, Illinois 60697
John R. Willis                               Common Stock--564,299(8)(9)                      14.0%           4.7%
c/o Continental Illinois Venture             Preferred Stock--250.9463(9)                      5.9%
  Corporation
  231 South LaSalle Street
  Chicago, Illinois 60697
Douglas Dittrick                             Common Stock--10,000                              0.3%           0.1%
1200 East Ridgewood Avenue                   Preferred Stock--0                                  0%
  East Wind, Suite 3D
  Ridgewood, New Jersey 07450
J. Walter Corcoran                           Common Stock--0                                     0%        --
61 Stag Lane                                 Preferred Stock--0                                  0%
  Greenwich, Connecticut 06831
David A. Warren                              Common Stock--41,667                              1.2%           0.3%
c/o Celutel, Inc.                            Preferred Stock--0                                  0%
  900 Bestgate Road
  Suite 400
  Annapolis, Maryland 21401
Richard J. Donnelly                          Common Stock--41,666                              1.2%           0.3%
c/o Celutel, Inc.                            Preferred Stock--0                                  0%
  900 Bestgate Road
  Suite 400
  Annapolis, Maryland 21401
Valerie S. Hart                              Common Stock--271,268(10)(11)                     7.2%           2.3%
c/o Celutel, Inc.                            Preferred Stock--114.8006(10)                     2.7%
  900 Bestgate Road
  Suite 400
  Annapolis, Maryland 21401
William Blair Venture Partners               Common Stock--920,793(12)                        21.2%           7.7%
135 South LaSalle Street                     Preferred Stock--409.4808                         9.6%
  Chicago, Illinois 60606

                                                                                                      PERCENTAGE OF
     NAMES AND ADDRESSES OF BENEFICIAL                                                  PERCENT OF    TOTAL VOTING
      HOLDER OR IDENTITY OF GROUP(1)                     NUMBER OF SHARES                  CLASS          POWER
- -------------------------------------------  -----------------------------------------  -----------  ---------------
PNC Capital Corporation                      Common Stock--537,427(13)                       13.46%           4.5%
Pittsburgh National Bank Building            Preferred Stock--238.9965                         5.6%
  19th Floor
  5th Avenue and Wood Streets
  Pittsburgh, Pennsylvania 15222
All Directors and Officers as a Group (8     Common Stock--5,325,821                          68.6%          44.3%
  persons)(14)                               Preferred Stock--1,250.7488                      29.4%


- ---------------


 (1) All of such persons hold their shares of record and beneficially except as otherwise indicated. Beneficial ownership has been determined in accordance with Rule 13d-3 promulgated under the Exchange Act. All of such persons have duly and timely filed all requisite reports and forms pursuant to
     Section 16(a) of the Exchange Act. Frank S. Scarpa is the father of Valerie
     S. Hart.



 (2) Includes 763,039 shares of Celutel Common Stock held of record and beneficially, 1,744,843 shares of Celutel Common Stock issuable on exercise of presently exercisable Warrants and 1,268,111 shares issuable on conversion of his shares of Celutel Preferred Stock. See "Agreement and Plan of Merger-Allocation of Aggregate Merger Consideration Among Celutel Stockholders -- Allocation to Warrant Holders" with respect to provisions contained in the Merger Agreement relating to these Warrants. Also includes 56,629 shares held by corporations of which Mr. Scarpa is the sole stockholder. Does not include the shares indicated in footnote 3 as being held by the Scarpa Family Trust.



 (3) Includes (i) 114.8006 shares of Celutel Preferred Stock held of record and beneficially by the Scarpa Family Trust, a trust established by Frank S. Scarpa for the benefit of his children and grandchildren of which his daughter, Valerie S. Hart, is the sole trustee, and (ii) 229,601 shares of Celutel Common Stock issuable upon conversion of such Celutel Preferred Stock. See notes 2 and 10.



 (4) Includes 4,375,230 shares issuable on conversion of its shares of Celutel Preferred Stock and 563,098 shares of Celutel Common Stock.



 (5) Does not include Celutel Stock held by Messrs. Stein or Willis of which CIVC might be deemed a beneficial owner.



 (6) Includes 501,893 shares issuable on conversion of his shares of Celutel Preferred Stock and 62,406 shares of Celutel Common Stock.



 (7) Does not include Celutel Stock held by CIVC of which Mr. Stein might be deemed a beneficial owner.



 (8) Includes 501,893 shares issuable on conversion of his shares of Celutel Preferred Stock and 62,406 shares of Celutel Common Stock.



 (9) Does not include Celutel Stock held by CIVC of which Mr. Willis might be deemed a beneficial owner.



(10) Includes 41,667 shares of Celutel Common Stock held of record and beneficially and all shares that are indicated in footnote 3 as being held by the Scarpa Family Trust, of which Ms. Hart is the sole trustee.



(11) Includes 229,601 shares issuable on conversion of her shares of Celutel Preferred Stock and 41,667 shares of Celutel Common Stock.



(12) Includes 818,962 shares issuable on conversion of its shares of Celutel Preferred Stock and 101,831 shares of Celutel Common Stock.



(13) Includes 477,993 shares issuable on conversion of its shares of Celutel Preferred Stock and 59,434 shares of Celutel Common Stock.



(14) Does not include Celutel Stock held by CIVC of which Mr. Stein and Mr.
     Willis might be deemed       beneficial owners.

MARKET PRICES FOR CELUTEL COMMON STOCK

     Celutel Common Stock is listed on the American Stock Exchange ("AMEX") and is traded under the symbol CLU. The following table sets forth the high and low sale prices of Celutel Common Stock as reported on the AMEX Composite Tape for each of the calendar quarters indicated:


                                                                                    SALE PRICES
                                                                                --------------------
                                                                                  HIGH        LOW
                                                                                ---------  ---------
1991:
  First quarter...............................................................  4 5/8      2
  Second quarter..............................................................  4 3/4      3 1/4
  Third quarter...............................................................  3 1/4      2 1/4
  Fourth quarter..............................................................  3 3/8      2 1/4
1992:
  First quarter...............................................................  3 5/8      2 1/8
  Second quarter..............................................................  2 1/2      2
  Third quarter...............................................................  2 5/8      1 3/4
  Fourth quarter..............................................................  4 3/16     2 1/2
1993:
  First quarter...............................................................  5          3 3/8
  Second quarter..............................................................  4          3 1/2
  Third quarter...............................................................  7 1/8      3 5/8
  Fourth quarter..............................................................
                                                                                ---------  ---------
1994:
  First quarter (through January   , 1994)....................................
                                                                                ---------  ---------



     On August 18, 1993 (the trading day preceding public announcement of the execution of the Century Letter of Intent), on October 8, 1993 (the trading day preceding public announcement of the execution of the Merger Agreement) and on
January   , 1994 (the trading day preceding the date of this Proxy Statement), the closing per share sale prices of Celutel Common Stock, as reported on the
AMEX Composite Tape, were $4 1/2, $6 7/8 and $            , respectively. As of
January 3, 1994, Celutel had 1,249 record holders of Celutel Common Stock. Celutel has never paid a cash dividend on Celutel Common Stock and management has no present intention of commencing to pay such dividends.


                           INFORMATION ABOUT CENTURY

GENERAL

     Century is a regional diversified telecommunications company that is primarily engaged in providing local telephone and cellular mobile telephone services largely in the central, north-south corridor of the United States. While regulated telephone operations constitute the preponderant part of its business, Century's mobile communications subsidiaries provide cellular mobile telephone and paging services.

     Century is the fifteenth largest local exchange telephone company in the United States, based on the number of access lines served. At September 30, 1993, 90% of Century's access lines were serviced by digital switching technology, which permits Century to offer additional services to its customers.

     Century is the fifteenth largest operator of cellular telephone systems in the United States, based on Century's pops (calculated by reference to the 1992 Donnelly Marketing Information Services estimates). Century's business strategy for its cellular operations is to secure operating control for service areas that are geographically clustered. Clustered cellular systems result in operating and service advantages and aid Century's marketing efforts by providing subscribers with expanded calling areas.

     Century's general strategy has been to provide diversified telecommunications services and to achieve growth principally through the acquisition of attractive telecommunications companies. Century is continually evaluating the possibility of acquiring additional telephone access lines and cellular interests, either in exchange for cash or securities of Century, or both. Although Century's primary focus will be on acquiring telephone and cellular interests that are proximate to Century's properties, other communications interests may also be acquired.


     Century's executive offices are located at 100 Century Park Drive, Monroe, Louisiana 71203 and its telephone number is (318) 388-9500. For further information, see "Incorporation of Certain Documents by Reference."

MARKET PRICES FOR CENTURY STOCK

     Century Stock is listed on the New York Stock Exchange and is traded under the symbol CTL. The following table sets forth the high and low sale prices of Century Stock as reported on the New York Stock Exchange Composite Tape for each of the quarters indicated:


                                                                                    SALE PRICES
                                                                                --------------------
                                                                                  HIGH        LOW
                                                                                ---------  ---------
1991:
  First quarter...............................................................  21 5/8     18 5/8
  Second quarter..............................................................  21 1/2     16 3/8
  Third quarter...............................................................  19 1/8     15 7/8
  Fourth quarter..............................................................  20 5/8     16 3/4
1992:
  First quarter...............................................................  24 7/8     18 5/8
  Second quarter..............................................................  25 3/8     18 3/8
  Third quarter...............................................................  25         18 5/8
  Fourth quarter..............................................................  28 7/8     22 7/8
1993:
  First quarter...............................................................  33 3/8     26
  Second quarter..............................................................  33 1/8     28
  Third quarter...............................................................  31 5/8     27 1/8
  Fourth quarter..............................................................  30 3/8     23 1/4
1994:
  First quarter (through January   , 1994)....................................
                                                                                ---------  ---------



     On August 18, 1993 (the trading day preceding public announcement of the Century Letter of Intent), on October 8, 1993 (the trading day preceding public
announcement of the execution of the Merger Agreement), and on January   , 1994,
(the trading day preceding the date of this Proxy Statement), the closing per share sale price of Century Stock, as reported on the New York Stock Exchange
Composite Tape, was $29 7/8, $27 1/8 and $            , respectively. As of
December 2, 1993, there were approximately 5,700 stockholders of record of Century Stock. NO ASSURANCE CAN BE GIVEN AS TO THE MARKET PRICE OF CENTURY
STOCK BEFORE, AT OR AFTER THE EFFECTIVE TIME.


     Because the market price of Century Stock issuable in connection with the Merger may increase or decrease, you are urged to obtain current market quotations.

             COMPARATIVE RIGHTS OF CENTURY AND CELUTEL STOCKHOLDERS

     If the Merger is consummated, stockholders of Celutel, other than dissenting stockholders, will become stockholders of Century. The rights of Century's stockholders are governed by and subject to the provisions of the Louisiana Business Corporation Law and the Articles of Incorporation and Bylaws of Century, rather than the provisions of the Delaware GCL and the Certificate of Incorporation and Bylaws of Celutel. The following is a brief summary of certain differences between the rights of stockholders of Century and the rights of stockholders of Celutel and is qualified in its entirety by reference to the relevant provisions of (i) the Louisiana Business Corporation Law ("LOUISIANA LAW"), (ii) the Delaware GCL, (iii) the Articles of Incorporation of Century (the "CENTURY ARTICLES"), (iv) the Certificate of Incorporation of Celutel (the "CELUTEL CERTIFICATE"), (v) the Bylaws of Century (the "CENTURY BYLAWS"), (vi) the Bylaws of Celutel (the "CELUTEL BYLAWS") and (vii) Century's Registration Statement filed under the Exchange Act, as modified by its Current Report on Form 8-K dated June 12, 1991, which has been incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

VOTING RIGHTS


     Under the Century Articles, each share of Century Stock that has been beneficially owned by the same person or entity continuously since May 30, 1987 generally entitles the holder thereof to ten votes on all matters duly submitted to a vote of stockholders. Otherwise, each share entitles the holder thereof to one vote per share. Accordingly, each share issued in connection with the Merger will entitle the holder to one vote, and, subject to the possibility of Century issuing ten-vote shares in connection with business combinations accounted for as poolings of interest, each other share of Century Stock issued by Century in the future will entitle the holder to one vote. Holders of Century Stock do not have cumulative voting rights. As a result, the holders of more than 50% of the voting power may elect all of the directors if they so desire. As of June 30, 1993, the trustee for two of Century's employee benefit plans was the record holder of Century Stock having approximately 39% of the total voting power of all classes of Century's capital stock. The trustee votes these shares in accordance with the instructions of Century's employees. For a discussion of the possible antitakeover effects of these provisions, see the discussion below under the heading "-Laws and Organizational Document Provisions with Possible Antitakeover Effects."


     The holders of Celutel Common Stock are entitled to one vote per share on all matters duly submitted to a stockholder vote. Holders of shares of Celutel Preferred Stock are entitled to 2,000 votes per share on all matters duly submitted to a stockholder vote and vote together with the Celutel Common Stock, except as otherwise required by law.

PREFERRED STOCK

     Under the Century Articles, the Board of Directors of Century is authorized, without stockholder action, to issue preferred stock ("CENTURY PREFERRED STOCK") from time to time and to establish the designations, preferences and relative, optional or other special rights and qualifications, limitations and restrictions thereof, as well as to establish and fix variations in the relative rights as between holders of any one or more series thereof. The authority of the Board of Directors includes, but is not limited to, the determination or establishment of the following with respect to each series of Century Preferred Stock that may be issued: (i) the designation of such series,
(ii) the number of shares initially constituting such series, (iii) the dividend rate and conditions and the dividend and other preferences, if any, in respect of Century Preferred Stock or among the series of Century Preferred Stock, (iv) whether, and upon what terms, the Century Preferred Stock would be convertible into or exchangeable for other securities of Century, (v) whether, and to what extent, holders of Century Preferred Stock will have voting rights, and (vi) the restrictions, if any, that are to apply on the issue or reissue of any additional shares of Century Preferred Stock.

     As of June 30, 1993, 18,162 shares of certain series of Century Preferred Stock were outstanding. At such time, such shares were convertible into a total of approximately 121,500 shares of Century Stock, and 4,260 of such shares were immediately redeemable at the option of the Board of Directors. Each holder of the currently outstanding Century Preferred Stock is entitled to receive cumulative dividends prior to the distribution or declaration of dividends in respect of the Century Stock and is entitled to vote as a class with the Century Stock. Because each such share has been beneficially owned by the same person or entity continuously since May 30, 1987, such holders are currently entitled to cast ten votes per share. For more information on the voting rights of holders of voting stock, see "-Voting Rights " Century intends to issue a series of Century Preferred Stock consisting of 75,000 shares in connection with Century's proposed acquisition of a Michigan-based local exchange telephone company. At the time of issuance, such shares will be convertible into a total of approximately 74,000 shares of Century Common Stock which will entitle the holders thereof to cast one vote per share. Upon the dissolution, liquidation or winding up of Century, the holders of the currently outstanding Century Preferred Stock are entitled to receive, pro rata with all other such holders, a per share amount equal to $25.00 plus any unpaid and accumulated dividends thereon prior to any payments on the Century Common Stock.



     For a discussion of the possible antitakover effects of the existence of undesignated Century Preferred Stock, see the discussion below under "-Laws and Organizational Document Provisions with Possible Antitakover Effects."


     Under Celutel's Certificate, the Board of Directors of Celutel is authorized, without stockholder action, to issue up to 50,000 shares of Celutel Preferred Stock, $.20 par value per share. The Board of Directors is empowered to issue the Celutel Preferred Stock in series and, subject to the Delaware GCL, to fix the number of shares to be included in any series and the designation, relative rights, preferences and limitations of such shares, the annual dividend rate and whether such dividends shall be cumulative, the redemption price, if any, and the terms and conditions of such redemption, the preferences in the event of any voluntary or involuntary liquidation, dissolution or winding up of Celutel, and the voting and conversion rights, if any. The shares of Celutel Preferred Stock have no pre-emptive or other subscription rights or liability to further calls or assessments.


     As of January 3, 1994, there were 4,254.1388 shares of Celutel Preferred Stock (including accrued and unpaid stock dividends thereon). The terms of the Celutel Preferred Stock require Celutel to pay dividends (payable in the form of additional shares of Celutel Preferred Stock until 1996) which accrue on a daily basis at a rate of 18% per annum of the $10,000 liquidation value of the Celutel Preferred Stock. Each share of Celutel Preferred Stock may be converted into 2,000 shares of Celutel Common Stock, subject to certain modifications, and each share of Celutel Preferred Stock votes on an as if converted basis. The Celutel Preferred Stock may be redeemed at the option of Celutel for the liquidation value thereof plus the value of all accrued and unpaid dividends and a premium which declines over time. In such event, the holder of the Celutel Preferred Stock will also receive warrants to purchase that amount of Celutel Common Stock into which the Celutel Preferred Stock could have been converted. For further information regarding the terms of the Celutel Preferred Stock, see "Incorporation of Certain Documents by Reference."


PREFERRED STOCK PURCHASE RIGHTS

     In November 1986, the Board of Directors of Century declared a distribution of one preferred stock purchase right (a "RIGHT") for each outstanding share of Century Stock, payable to stockholders of record at the close of business on November 28, 1986, and authorized the issuance of one Right with respect to each share of Century Stock (including the shares to be issued in connection with the Merger) issued between such date and the Distribution Date (as defined below). Each Right entitles the registered holder to purchase from Century one one-hundredth of a share of a new series of preferred stock, designated as Series AA Junior Participating Preferred Stock, $25.00 par value (the "SERIES AA PREFERRED STOCK"), at a price of $85 per one one-hundredth of a share (the "PURCHASE PRICE"). The Rights are represented by the Century Stock certificates and are not exercisable or transferable apart from the Century Stock certificates until the close of business on the tenth day following the earlier to occur of (i) a public announcement that a person or group of affiliated or associated persons (an "ACQUIRING PERSON"), other than Century, any subsidiary of Century or any employee benefit plan or employee stock plan of Century or of any subsidiary of Century (an "EXEMPT PERSON"), has acquired, or obtained the right to acquire, beneficial ownership of securities of Century representing 15% or more of the outstanding Century Stock or such date as a majority of the Board of Directors shall become aware of such acquisition of the Century Stock (the "STOCK ACQUISITION DATE") or (ii) the commencement of, or public announcement of an intention to make, a tender or exchange offer (other than a tender or exchange offer by an Exempt Person) the consummation of which would result in the ownership of 30% or more of the outstanding Century Stock (the earlier of such dates being called the "DISTRIBUTION DATE"). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of Century Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence the Rights from and after the Distribution Date and could begin trading separately from the Century Stock.

     The Rights will expire at the close of business on November 27, 1996 unless earlier redeemed by Century as described below. Until a Right is exercised, the holder, as such, will have no rights as a stockholder of Century, including, without limitation, the right to vote or to receive dividends.

     If (i) any Acquiring Person acquires or obtains the right to acquire beneficial ownership of 15% or more of the outstanding shares of Century Stock (other than pursuant to an all-cash tender offer for all of the outstanding Century Stock that increases such Acquiring Person's beneficial ownership to 80% or more of the outstanding shares of Century Stock and as to which Century has received an opinion from its investment bankers that the per share price offered is not inadequate), or (ii) during such time as there is an Acquiring Person there shall occur any reclassification of securities (including any reverse stock split), recapitalization of Century, or any merger or consolidation of Century with any of its subsidiaries or any other transaction or transactions involving Century or any of its subsidiaries (whether or not involving the Acquiring Person) that have the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of Century or any of its subsidiaries directly or indirectly owned or controlled by the Acquiring Person, then proper provision will be made so that each holder of record of a Right, other than Rights beneficially owned by an Acquiring Person (which will become void), will thereafter be entitled to receive, upon payment of the Purchase Price, that number of shares of Century Stock having a market value at the time of the transaction equal to two times the Purchase Price. The holder of any Rights that are or were at any time, on or after the earlier of the Stock Acquisition Date or the Distribution Date, beneficially owned by an Acquiring Person which is or was involved in or which caused or facilitated, directly or indirectly, the event or transaction or transactions described in this paragraph shall not be entitled to the benefit of the adjustment described in this paragraph.

     At any time until ten days following the Stock Acquisition Date (subject to extension by the Board of Directors), Century may redeem the Rights in whole, but not in part, at a price of $.05 per Right. Under certain circumstances, the decision to redeem shall require the concurrence of a majority of the CONTINUING DIRECTORS (which is generally defined as those members of the Board of Directors of Century who are members of the Board immediately prior to the Stock Acquisition Date). Immediately upon the action of the Board of Directors of Century authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of rights will be to receive the redemption price without any interest thereon.


     The number of shares of Series AA Preferred Stock or other securities issuable upon exercise of the Rights and the Purchase Price are subject to certain adjustments from time to time upon certain occurrences. For a discussion of the possible antitakeover effects of the Rights, see the discussion below under "-Laws and Organizational Document Provisions with Possible Antitakeover Effects."


     Celutel does not have any preferred stock purchase rights or similar rights outstanding.

DIVIDENDS, REDEMPTIONS AND STOCK REPURCHASES

     Under both the Delaware GCL and Louisiana Law, dividends may be declared by the Board of Directors and paid out of surplus, and, if no surplus is available, out of any net profits for the then current fiscal year or the preceding fiscal year, or both, provided that such payment will not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation of the corporation. Louisiana Law further provides that no dividend may be paid when the corporation is insolvent or would thereby be made insolvent and that stockholders must be notified of any dividend paid out of capital surplus.

     Under Louisiana Law, a corporation may redeem or repurchase its shares out of surplus or, in certain circumstances, stated capital, provided in either event that it is solvent and will not be rendered insolvent thereby, and provided further that the net assets are not reduced to a level below the aggregate liquidation preferences of any shares that will remain outstanding after the redemption. Under the Delaware GCL, a corporation may redeem or repurchase its outstanding shares so long as its capital is not impaired and will not become impaired by a redemption or repurchase and provided that the price for which any shares are repurchased is not then in excess of the price for which they may then be redeemed.

     The Century Articles, in accordance with Louisiana Law, provide that cash, property or share dividends, shares issuable to stockholders in connection with a reclassification of stock, and the redemption price of redeemed shares that are not claimed by the stockholders entitled thereto within one year after the dividend or redemption price became payable or the shares became issuable revert in full ownership to Century, and Century's obligation to pay such dividend or redemption price or issue such shares, as appropriate, will thereupon cease, subject to the power of the Board of Directors to authorize such payment or issuance following the reversion. The Celutel Certificate does not contain a similar provision.

APPROVAL OF EXTRAORDINARY TRANSACTIONS


     To authorize a (i) merger or consolidation, (ii) sale, lease or exchange of all or substantially all of a corporation's assets, (iii) voluntary liquidation or (iv) amendments to the certificate of incorporation of a corporation, Delaware GCL requires, subject to certain limited exceptions, the affirmative vote of the holders of a majority of the outstanding shares of the voting stock. To authorize these same transactions, Louisiana Law requires, subject to certain limited exceptions, the affirmative vote of the holders of two-thirds (or such larger or smaller proportion, not less than a majority, as the articles of incorporation may provide) of the voting power present or represented at the stockholder meeting at which the transaction is considered and voted upon. The Century Articles provide that certain articles thereof (primarily those relating to approving certain business combinations, holding stockholder meetings, removing directors, considering tender offers and amending bylaws) may be amended only upon, among other things, the affirmative vote of 80% of the votes entitled to be cast by all stockholders and two-thirds of the votes entitled to be cast by all stockholders other than Related Persons (which is defined therein substantially similarly to the definition of Acquiring Persons set forth under "-Preferred Stock Purchase Rights"). For a discussion of certain supermajority votes required to approve certain business combinations or to amend the Century Bylaws, see the discussion below under "-Laws and Organizational Document Provisions with Possible Antitakeover Effects --Louisiana Fair Price Statute" and "-Bylaws."


     The Delaware GCL and Louisiana Law provide that the holders of outstanding shares of a class of stock shall be entitled to vote as a class in connection with any proposed amendment to the corporation's certificate or articles of incorporation, whether or not such holders are entitled to vote thereon by the certificate or articles of incorporation, if such amendment would have certain specified adverse effects on the holders of such class of stock.

LIABILITY OF DIRECTORS AND OFFICERS

     Under both the Delaware GCL and Louisiana Law, stockholders are entitled to bring suit, generally in an action on behalf of the corporation, to recover damages caused by breaches of the duty of care and the duty of loyalty owed to a corporation and its stockholders by directors and, to a certain extent, officers. Both the Delaware GCL and Louisiana Law permit corporations to (i) include provisions in their certificate or articles of incorporation that limit personal liability of directors (and, under Louisiana Law only, officers) for monetary damages resulting from breaches of the duty of care, subject to certain exceptions that are substantially the same for each state, and (ii) indemnify officers and directors in certain circumstances for their expenses and liabilities incurred in connection with defending pending or threatened suits, as more fully described below.

     The Century Articles include a provision that eliminates the personal liability of a director or officer to Century and its stockholders for monetary damages resulting from breaches of the duty of care to the full extent permitted by Louisiana Law and further provides that any amendment or repeal of this provision will not affect the elimination of liability accorded to any director or officer for acts or omissions occurring prior to such amendment or repeal. The Celutel Certificate contains a similar provision, but only with respect to directors.

     Under both the Delaware GCL and Louisiana Law, corporations are permitted, and in some circumstances required, to indemnify, among others, current and prior officers, directors, employees or agents of the corporation for expenses and liabilities incurred by such parties in connection with defending pending or threatened suits instituted against them in their corporate capacities, provided certain specified standards of conduct are determined to have been met. These corporate statutes further permit corporations to purchase insurance for indemnifiable parties against liability asserted against or incurred by such parties in their corporate capacities.

     The Century Bylaws provide for mandatory indemnification for current and former directors and officers of Century to the fullest extent permitted by Louisiana Law. Similarly, the Celutel Bylaws provide for mandatory indemnification for, among others, current and former directors and officers of Celutel in accordance with the Delaware GCL.

DISSENTERS' RIGHTS


     Under Louisiana Law, a stockholder has the right to dissent from most types of mergers or consolidations, or from the sale, lease, exchange or other disposition of all or substantially all of the corporation's assets, if such transaction is approved by less than 80% of the corporation's total voting power. The right to dissent is not available with respect to sales pursuant to court orders of or sales for cash on terms requiring distribution of all or substantially all of the net proceeds to the stockholders in accordance with their respective interests within one year after the date of the sale. Moreover, no dissenters' rights are available with respect to (i) stockholders holding shares of any class of stock that are listed on a national securities exchange, subject to certain exceptions, or (ii) stockholders of a surviving corporation whose approval is not required in connection with the transaction. In order to exercise dissenters' rights under Louisiana Law, a dissenting stockholder must follow certain procedures similar to the procedures that a dissenting stockholder under the Delaware GCL must follow as discussed above under "Rights of Dissenting Stockholders of Celutel."


     Under the Delaware GCL, a stockholder has the right to dissent only as to mergers and consolidations. The Delaware GCL provides that dissenters' rights are inapplicable (1) to stockholders of a surviving corporation whose vote is not required to approve the merger or consolidation, and (2) to any class of stock listed on a national securities exchange or held by over 2,000 stockholders, unless such stockholders are required in the merger to accept in exchange for their shares anything other than shares of the surviving corporation, shares of another listed company or a company whose shares are held by over 2,000 stockholders, cash in lieu of fractional shares of such companies, or any combination of the above. For a more complete description of dissenters' rights under the Delaware GCL, see "Rights of Dissenting Stockholders of Celutel," and the relevant sections of the Delaware GCL attached as Appendix V.

INSPECTION RIGHTS

     Under Louisiana Law, any stockholder, except a business competitor, who has been the holder of record of at least 5% of the outstanding shares of any class of the corporation's stock for a minimum of six months has the right to examine the records and accounts of the corporation for any proper and reasonable purpose. Two or more stockholders who have each held shares for six months may aggregate their stock holdings to attain the required 5% threshold. Business competitors, however, must have owned at least 25% of all outstanding shares for a minimum of six months to obtain such inspection rights. As stockholders of a public company subject to the Exchange Act, Century's stockholders are entitled to receive periodic reports concerning Century's operations and performance.


     Under the Delaware GCL, any person who is a stockholder of the corporation has the right, subject to certain limited exceptions, to examine for any proper purpose the corporation's relevant books and accounts. If after five business days the corporation fails to reply or refuses to comply with such a request, the stockholder may apply to the Court of Chancery to compel compliance.


LAWS AND ORGANIZATIONAL DOCUMENT PROVISIONS WITH POSSIBLE ANTITAKEOVER EFFECTS

     Both the Delaware GCL and Louisiana Law permit corporations to include in their articles or certificate of incorporation any provisions not inconsistent with law that regulates the internal affairs of the corporation, including provisions that are intended to encourage any person desiring to acquire a controlling interest in the corporation to do so pursuant to a transaction negotiated with the corporation's board of directors rather than through a hostile takeover attempt. These provisions are intended to assure that any acquisition of control of the corporation will be subject to review by the board to take into account the interests of all of the corporation's stockholders. However, some stockholders may find these provisions to be disadvantageous to the extent that they could limit or preclude meaningful stockholder participation in certain transactions such as mergers or tender offers and render more difficult or discourage certain takeovers in which stockholders might receive for some or all of their shares a price that is higher than the prevailing market price at the time the takeover attempt is commenced. These provisions might further render more difficult or discourage proxy contests, the assumption of control by a person of a large block of the corporation's voting stock or any other attempt to influence or replace the corporation's incumbent management.

     Unlike the Celutel Certificate, the Century Articles contain provisions that are designed to ensure meaningful participation of the Board of Directors in connection with proposed takeovers. Moreover, Louisiana has adopted statutes that regulate takeover attempts. Set forth below is a discussion of the provisions of the Century Articles and Louisiana Law that may reasonably be expected to affect the incidence and outcome of takeover attempts.


     LOUISIANA FAIR PRICE STATUTE. Louisiana has adopted a statute (the "LOUISIANA FAIR PRICE STATUTE") that is intended to deter the use of "two-tier" tender offers in which an "Interested Shareholder" obtains in a "Business Combination" a controlling interest in the shares of a Louisiana corporation having 100 or more beneficial stockholders at a price substantially in excess of the market value of the corporation's voting stock and subsequently seeks in the "second tier" to compel a "Business Combination" in which the consideration paid to the remaining stockholders is greatly reduced. Under the statute, an INTERESTED SHAREHOLDER is defined to include any person (other than the corporation, its subsidiaries or its employee benefit plans) who is the beneficial owner of shares of capital stock
                                       72
representing 10% or more of the total voting power of a corporation. The term BUSINESS COMBINATION is broadly defined to include most corporate actions that an Interested Shareholder might contemplate after acquiring a controlling interest in a corporation in order to increase his or her share ownership or reduce his or her acquisition debt. These "second tier" transactions include any merger or consolidation of the corporation involving an Interested Shareholder, any disposition of assets of the corporation to an Interested Shareholder, any issuance to an Interested Shareholder of securities of the corporation meeting certain threshold amounts and any reclassification of securities of the corporation having the effect of increasing the voting power or proportionate share ownership of an Interested Shareholder. Under the Louisiana Fair Price Statute, a Business Combination must be recommended by the board of directors and approved by the affirmative vote of the holders of 80% of the corporation's total voting power and two-thirds of the total voting power excluding the shares held by the Interested Shareholder (in addition to any other votes required under law or the corporation's articles of incorporation), unless the transaction is approved by the board of directors prior to the time the Interested Shareholder first obtained such status or the Business Combination satisfies certain minimum price, form of consideration and procedural requirements. Although the statute protects stockholders by encouraging an Interested Shareholder to negotiate with the board of directors or to satisfy the minimum price, form of consideration and procedural requirements imposed thereunder, it does not prevent an acquisition of a controlling interest of a corporation by an Interested Shareholder who does not contemplate initiating a "second tier" transaction. The Century Articles contain an article that provides for substantially similar protections.


     LOUISIANA CONTROL SHARE STATUTE. The Louisiana Control Share Statute adopted in 1987 provides that, subject to certain exceptions, any shares of certain publicly-traded Louisiana corporations acquired by a person or group (an "ACQUIROR"), other than an employee benefit plan or related trust of the corporation, in an acquisition that causes such Acquiror to have the power to vote or direct the voting of shares in the election of directors in excess of 20%, 33-1/3% or 50% thresholds shall have only such voting power as shall be accorded by the affirmative vote of, among others, the holders of a majority of the votes of each voting group entitled to vote separately on the proposal, excluding all "interested shares" (as defined below), at a meeting that, subject to certain exceptions, is required to be called for that purpose upon the Acquiror's request. "INTERESTED SHARES" is defined by the statute to sterilize the vote of the corporation's management and the Acquiror, and includes all shares as to which the Acquiror, any officer of the corporation and any director of the corporation who is also an employee of the corporation may exercise or direct the exercise of voting power. If either the Acquiror fails to comply with certain specified notice requirements or the stockholders vote against according voting rights to the shares obtained by the Acquiror, the corporation has the right to redeem the shares held by the Acquiror for their fair value. Although the statute permits the articles of incorporation or bylaws of a corporation to be amended to exclude from its application share acquisitions occurring after the adoption of the amendment, neither the Century Articles nor the Century Bylaws contain any such amendment.



     Unlike the Louisiana Fair Price Statute, the Louisiana Control Share Statute establishes a referendum format by which disinterested stockholders may, in effect, demonstrate their support or opposition to a proposed tender offer or share acquisition by their vote as to whether to accord or deny voting rights to the Acquiror with respect to the shares acquired by him or her. On the one hand, the possibility that voting rights might be denied with respect to interested shares may encourage the Acquiror to negotiate a non-hostile acquisition with the board of directors. On the other hand, Acquirors that commence a tender offer at a price in excess of prevailing market values may be able to readily obtain the stockholder vote re-enfranchising his or her shares, which in all likelihood would significantly reduce the pressure on the Acquiror to negotiate with the board of directors and the willingness of the board to oppose the transaction.

     EVALUATION OF TENDER OFFERS. The Century Articles expressly require, and Louisiana Law expressly permits, the Board of Directors, when considering a tender offer, exchange offer, or Business Combination (defined therein substantially similarly to the definition of such term set forth above under "--Louisiana Fair Price Statute"), to consider, among other factors, the social and economic effects of the proposal on the corporation, its subsidiaries, and their respective employees, customers, creditors and communities. The availability of this statute may increase the likelihood that directors reviewing a tender offer will consider factors other than the price offered by a potential acquiror. Other effects of this provision may be (i) to discourage, in advance, an acquisition proposal to the extent it strengthens the position of Century's Board of Directors in dealing with any potential offeror who seeks to enter into a negotiated transaction with Century prior to or during a takeover attempt and (ii) to dissuade stockholders who might potentially be displeased with the Board's response to an acquisition proposal from engaging Century in costly and time-consuming litigation.



     UNISSUED STOCK. As discussed above under "-Preferred Stock," the Board of Directors of Century is authorized, without action of its stockholders, to issue Century Preferred Stock. One of the effects of the existence of undesignated preferred stock (and authorized but unissued common stock) may be to enable the Board of Directors to make more difficult or to discourage an attempt to obtain control of Century by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of Century's management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in Century's best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or make more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. In this regard, the Century Articles grant the Board of Directors broad power to establish the rights and preferences of the authorized and unissued Century Preferred Stock, one or more series of which could be issued entitling holders (i) to vote separately as a class on any proposed merger or consolidation; (ii) to elect directors having terms of office or voting rights greater than those of other directors; (iii) to convert Century Preferred Stock into a greater number of shares of Century Stock or other securities; (iv) to demand redemption at a specified price under prescribed circumstances related to a change of control; or (v) to exercise other rights designed to impede or discourage a takeover. The issuance of shares of Century Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Century Stock.



     TIME-PHASE VOTING. As discussed above, each outstanding share of Century Stock entitles the holder to one vote unless it has been beneficially owned by the same person or entity continuously since May 30, 1987, in which case it generally entitles the holder to ten votes until transfer. The existence of multi-vote stock may render more difficult a change of control of Century or the removal of incumbent management. To the extent that voting power will be concentrated in stockholders entitled to ten votes per share, it may be difficult or impossible to consummate a merger, tender offer, proxy contest or similar transaction opposed by such stockholders. Since this provision also has the effect of increasing the voting power of the shares held by Century's management, employees and benefit plans, a takeover attempt or an effort to remove incumbent directors or management that is opposed by management or the employees of Century could be less likely to succeed. For more information on the voting rights associated with the Century Stock and the voting power controlled by the trustee for two of Century's employee benefit plans, see "-Voting Rights ."



     PREFERRED STOCK PURCHASE RIGHTS. As discussed above under the heading "-Preferred Stock Purchase Rights," Century has issued Rights entitling the registered holder to purchase certain securities of Century. The Rights will cause substantial dilution to a person or group that attempts to acquire Century without conditioning the offer on the redemption of the Rights. The Rights should not
                                       74
interfere with any merger or other business combination approved by the Board of Directors of Century since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date, redeem all but not less than all the then outstanding Rights for a redemption price of $.05 per Right.

     CLASSIFIED BOARD OF DIRECTORS. Both the Delaware GCL and Louisiana Law permit Boards of Directors to be divided into classes of directors, with each class to be as nearly equal in size as possible, serving staggered multi-year terms. The Century Articles provide for three classes of directors serving staggered three-year terms. Classification of the Board of Directors of Century tends to make more difficult the change of a majority of its composition and to assure the continuity and stability of Century's management and policies, since a majority of the directors at any given time will have served on the Board of Directors for at least one year. Absent the removal of directors, a minimum of two annual meetings of stockholders is necessary to effect a change in control of the Board of Directors. The classified Board provision applies to every election of directors, regardless of whether Century is or has been the subject of an unsolicited takeover attempt. The stockholders may, therefore, find it more difficult to change the composition of the Board of Directors for any reason, including performance, and the classified Board structure will thereby tend to perpetuate existing management of Century. In addition, because the provision will make it more difficult to change control of the Board of Directors, it may discourage tender offers or other transactions that stockholders may believe would be in their best interests.

     The Celutel Certificate does not provide for a classified Board of Directors.

     REMOVAL OF DIRECTORS. Under Louisiana Law, subject to certain exceptions, the stockholders by vote of a majority of the total voting power may at any time remove from office any director. The Century Articles, however, provide that directors of Century may be removed from office only for cause and only by vote of the holders of at least 50% of the total voting power and, at any time that there is a Related Person, by the holders of a majority of the votes entitled to be cast by all stockholders other than the Related Person, voting as a separate group. This provision precludes a third party from gaining control of Century's Board of Directors by removing incumbent directors without cause and filling the vacancies created thereby with his or her own nominees. However, such provision also tends to reduce, and in some instances eliminate, the power of shareholders, even those with a majority interest in Century, to remove incumbent directors.

     The Delaware GCL provides that each director shall hold office for the term for which he or she is elected and until his successor is elected and qualified, unless removed from office in accordance with provisions of the certificate of incorporation or bylaws. The Celutel Bylaws provide that a director may be removed with or without cause by a majority vote of the stockholders at any annual or special stockholders meeting.

     RESTRICTIONS ON TAKING STOCKHOLDER ACTION. Under the Celutel Bylaws, holders of a majority of the total voting power are entitled to call a special meeting of stockholders. Under the Century Articles, holders of a majority of the total voting power are entitled to call a special meeting of shareholders. This higher threshold substantially reduces the ability of stockholders interested in effecting corporate action from calling a special meeting between annual meetings.

     Both the Celutel Certificate and the Century Articles provide that stockholders may effect corporate action only at a duly called annual or special meeting.

BYLAWS

     Under the Century Articles, the Century Bylaws may be amended and new bylaws may be adopted by the stockholders, upon the affirmative vote of the holders of 80% of the total voting power and two-thirds of the votes entitled to be cast by all stockholders other than Interested Shareholders (as defined above), or by the Board of Directors, upon, among other things, the affirmative vote of a majority of all directors, other than those affiliated with any Interested Shareholder, who served prior to the time such Interested Shareholder obtained such status. Under the Celutel Bylaws, the power to adopt, amend or repeal the Celutel Bylaws is vested in the board of directors, subject to repeal or amendment by action of Celutel's stockholders.

VACANCIES

     Under Louisiana Law, any vacancy on the board of directors (including those resulting from an increase in the authorized number of directors) may be filled by the remaining directors, subject to the right of the shareholders to fill such vacancy. Under the Century Articles, changes in the number of directors may not be made without, among other things, the affirmative vote of 80% of the directors. Unlike the Delaware GCL, Louisiana Law expressly provides that a board of directors may declare vacant the office of a director if he or she is interdicted or adjudicated an incompetent, is adjudicated a bankrupt or become incapacitated by illness or other infirmity and cannot perform his or her duties for a period of six months or longer.

     Pursuant to the Celutel Bylaws, any vacancy on the Board of Directors of Celutel may be filled by the vote of the remaining directors.

                        ELECTION OF DIRECTORS OF CELUTEL

GENERAL


     At the Meeting, Celutel proposes to elect five Directors to hold office until the earlier of (i) the consummation of the Merger or (ii) Celutel's next annual meeting of stockholders and until their respective successors are elected and qualified. In the event the Merger is consummated, such Directors will resign concurrently with the Closing. It is intended that, unless otherwise indicated, the shares of Celutel Common Stock and Celutel Preferred Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the five nominees hereinafter named, all of whom are presently Directors of Celutel. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the remainder of those named and may be voted for a substitute nominee designated by the Board of Directors. All nominees have indicated that they are willing and able to serve as Directors if elected and, accordingly, the Board of Directors does not have in mind any substitute.


     The nominees for Director of Celutel, the age, principal occupation and position with Celutel of each such person and the year in which each first became a Director of Celutel are as follows:

                                                                                                                DIRECTOR
     NAME                                            AGE                   PRINCIPAL OCCUPATION                   SINCE
- -----------------------------------------------  -----------  -----------------------------------------------  -----------
Frank S. Scarpa................................          58   Chairman of the Board and President of Celutel         1987
Avy H. Stein...................................          38   Managing Director, Continental Equity Capital
                                                                Corporation and Continental Illinois Venture
                                                                Corporation                                          1991
John R. Willis.................................          44   President, Continental Equity Capital
                                                                Corporation and Continental Illinois Venture
                                                                Corporation                                          1991
Douglas Dittrick...............................          60   President, Douglas Communications II                   1988
J. Walter Corcoran.............................          55   Independent Telecommunications Consultant              1989

     Under the terms of a Stockholders Agreement dated May 14, 1991 among CIVC and Messrs. Scarpa, Stein, Willis and the other holders of Celutel Preferred Stock, such persons have agreed that each stockholder will vote its or his shares and take such other actions as are within its or his control so that the authorized number of Directors of Celutel will be five persons, with two representatives designated by CIVC, two representatives designated by Mr. Scarpa and one representative jointly designated by CIVC and Mr. Scarpa to be elected to the Board of Directors. At present, Messrs. Willis and Stein serve as the Directors designated by CIVC, Messrs. Scarpa and Dittrick serve as the Directors designated by Mr. Scarpa and Mr. Corcoran serves as the jointly designated Director.

     Mr. Scarpa has been the Chairman of the Board of Celutel since 1988 and President of Celutel since November 1991. He is also a private investor with interests in the telecommunications industry. From February 1983 through August 1987, Mr. Scarpa was an officer, Director and principal shareholder of American Cellular Network Corp., the owner and operator of cellular telephone systems in the middle Atlantic states. American Cellular Network Corp. was acquired by Comcast Corporation in June 1988. For more than the past five years, Mr. Scarpa also has had interests in the cable television industry throughout the eastern United States and has been an officer and Director of numerous cable television industry associations. Mr. Scarpa is the father of Valerie S. Hart, the Vice President-Marketing and Secretary of Celutel.

     Since September 1989, Mr. Stein has been a Managing Director of Continental Equity Capital Corporation and Continental Illinois Venture Corporation, investment funds affiliated with Continental Bank, N.A., Chicago, Illinois. Prior thereto, from September 1988 to September 1989, he was employed by NL Industries Inc. as the special consultant to the chief executive officer for acquisitions and dispositions.

     Mr. Willis has been employed by Continental Bank, N.A., Chicago, Illinois and its affiliates in various capacities since April 1974. Since December 28, 1989, he has been President of Continental Equity Capital Corporation and Continental Illinois Venture Corporation. In 1988, he founded the Bank's mezzanine finance group and prior thereto, commencing in 1986, he was Division Manager, Corporate Finance.

     Since July 1986, Mr. Dittrick has been the President of Douglas Communications Corporation II, organized to acquire and operate communications companies with emphasis in the area of cable television. Mr. Dittrick has been involved in the cable television business for more than the past five years. Prior to July 1986, Mr. Dittrick was the President and Chief Executive Officer of Tribune Cable Communications, a cable television operating company which was sold in 1986.

     Since October 1993, Mr. Corcoran has been an independent telecommunications consultant. Prior thereto, commencing in 1976, he was the President of Philips Credit Corporation, the financing affiliate of North American Philips Corporation and its Netherlands parent corporation, engaged primarily in lending to the cable television and broadcast television industries.


     None of Celutel's Directors are directors of any other corporation which is subject to the periodic reporting requirements of the Exchange Act or is a registered investment company under the Investment Company Act of 1940.


     Celutel has agreed that each Director designated by CIVC and the Director jointly designated by CIVC and Mr. Scarpa will be paid by Celutel the sum of $10,000 per year, plus reimbursement of expenses incurred by each Director for attending meetings. In addition, Celutel has agreed to pay the same compensation to Mr. Dittrick.

INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand has served as Celutel's independent accountants since 1983 and has been selected to continue in such capacity for the current fiscal year. It is anticipated that a representative from that firm will attend the Meeting and be available to make a statement to stockholders or to answer questions of stockholders.

                                 LEGAL MATTERS


     Certain legal matters in connection with the issuance of shares of Century Stock pursuant to the Merger will be passed upon for Century by Jones, Walker, Waechter, Poitevent, Carrere & Denegre, New Orleans, Louisiana.


                                    EXPERTS

     The consolidated financial statements and related schedules of Century as of December 31, 1991 and 1992, and for each of the years in the three-year period ended December 31, 1992 incorporated by reference herein have been incorporated by reference in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, which are also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1992 consolidated financial statements refers to changes in the methods of accounting for income taxes and post-retirement benefits other than pensions.

     The consolidated balance sheets of Celutel as of April 30, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for each of the years in the three-year period ended April 30, 1993 have been incorporated by reference herein in reliance on the report of Coopers & Lybrand, independent certified public accountants, given on the authority of such firm as experts in accounting and auditing.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1994 ANNUAL MEETING


     If the Merger is not adopted by the Celutel stockholders at the Meeting or if for any reason the Merger is not consummated, then any proposals which stockholders intend to present for a vote of stockholders at Celutel's 1994 annual meeting and which such stockholders desire to have included in Celutel's proxy statement and form of proxy relating to that meeting must be sent to Celutel's executive office and received by Celutel not later than September 13, 1994.


                               OTHER INFORMATION


     Celutel's Annual Report to Stockholders for the year ended April 30, 1993, including financial statements, is being mailed to stockholders herewith. Such Annual Report includes Celutel's Annual Report on Form 10-KSB as amended. Celutel's Quarterly Report on Form 10-QSB for the quarter ended October 31, 1993 is also being delivered herewith.


                                          By Order of the Board of Directors,

                                          VALERIE S. HART
                                          Secretary


Dated: January   , 1994

                                                                      APPENDIX I

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- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                      CENTURY TELEPHONE ENTERPRISES, INC.,
                           CELUTEL ACQUISITION CORP.,
                                 CELUTEL, INC.
                                      AND
                  THE PRINCIPAL STOCKHOLDERS OF CELUTEL, INC.
                                OCTOBER 8, 1993

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                               ---------
         ARTICLE 1.  DEFINITIONS.............................................................................        A-1
          1.1        Defined Terms...........................................................................       A-11
          1.2        Singular and Plural.....................................................................       A-11
          1.3        Capitalized Terms.......................................................................       A-11
          1.4        Dbu Calculations........................................................................       A-11
          1.5        Parties.................................................................................       A-11
         ARTICLE 2.  THE MERGER..............................................................................       A-12
          2.1        Merger..................................................................................       A-12
          2.2        Closing.................................................................................       A-12
          2.3        Effective Time of the Merger............................................................       A-12
          2.4        Effects of the Merger...................................................................       A-12
          2.5        Certificate of Incorporation and By-laws................................................       A-12
          2.6        Directors and Officers..................................................................       A-12
          2.7        Conversion of Shares....................................................................       A-13
          2.8        Pre-and Post-Closing Calculations and Price Adjustments.................................       A-13
          2.9        Delivery of Merger Consideration; Exchange of Stock Certificates........................       A-15
          2.10       Non-Dilution............................................................................       A-16
          2.11       Dissenting Shares.......................................................................       A-17
         ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF CELUTEL...............................................       A-17
          3.1        Organization of Celutel and Corporate Subsidiaries......................................       A-17
          3.2        Organization of Pascagoula..............................................................       A-17
          3.3        Authorization and Enforceability........................................................       A-18
          3.4        Capital Stock...........................................................................       A-18
          3.5        Partnership Interests...................................................................       A-19
          3.6        Personal Properties.....................................................................       A-19
          3.7        Organizational Documents, Books and Records, and Related Matters........................       A-19
          3.8        Investments and Interests...............................................................       A-19
          3.9        Financial Statements....................................................................       A-19
          3.10       Absence of Material Changes.............................................................       A-20
          3.11       Indebtedness............................................................................       A-22
          3.12       Litigation and Claims...................................................................       A-22
          3.13       Real Estate and Leases..................................................................       A-23
          3.14       Condition of Personal Properties and Real Estate........................................       A-23
          3.15       Insurance...............................................................................       A-23
          3.16       Contracts...............................................................................       A-23
          3.17       Conflicts...............................................................................       A-25
          3.18       Permits, Tariffs and Cellular Operations................................................       A-25
          3.19       Absence of Undisclosed Liabilities......................................................       A-26
          3.20       Compliance With Laws....................................................................       A-26
          3.21       Employee Benefit Plans..................................................................       A-26
          3.22       Investment Company Act..................................................................       A-28
          3.23       Remuneration, Severance Pay, and Other Benefits.........................................       A-28
          3.24       Labor Relations.........................................................................       A-28
          3.25       Product Liability Claims; Product Warranties............................................       A-28
          3.26       Environmental Matters...................................................................       A-28
          3.27       Bank Accounts; Powers of Attorney.......................................................       A-29
          3.28       Taxes...................................................................................       A-29
          3.29       Securities Laws.........................................................................       A-30
          3.30       Intellectual Property...................................................................       A-31
          3.31       Interests in Customers and Suppliers....................................................       A-31
          3.32       Inventories.............................................................................       A-31
          3.33       No Finder; Opinion of Financial Advisor.................................................       A-31

                                                                                                                 PAGE
                                                                                                               ---------
         ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDERS................................       A-32
          4.1        Representations and Warranties CIVC.....................................................       A-32
          4.2        Representations and Warranties of Scarpa................................................       A-33
         ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF CENTURY...............................................       A-34
          5.1        Organization of Century.................................................................       A-34
          5.2        Organization of Sub.....................................................................       A-35
          5.3        Authorization...........................................................................       A-35
          5.4        Capital Stock...........................................................................       A-35
          5.5        No Finder...............................................................................       A-35
          5.6        Registration Statement..................................................................       A-35
          5.7        Securities Laws.........................................................................       A-35
          5.8        Financial Statements....................................................................       A-36
          5.9        Absence of Diluting Events..............................................................       A-36
          5.10       Conflicts...............................................................................       A-36
          5.11       Organizational Documents................................................................       A-36
          5.12       Compliance with Laws....................................................................       A-36
         ARTICLE 6.  PRE-CLOSING COVENANTS...................................................................       A-37
          6.1        Governmental Approvals..................................................................       A-37
          6.2        Registration Statement and Proxy Statement; Stockholders Meeting; Comfort Letter........       A-37
          6.3        Stock Exchange Filings..................................................................       A-38
          6.4        Third Party Consents....................................................................       A-39
          6.5        Cooperation and Best Efforts............................................................       A-39
          6.6        Investigation of Business of Celutel and the Cellular Entities..........................       A-39
          6.7        Preserve Accuracy of Representations and Warranties; Notification of Changes............       A-40
          6.8        Conduct and Preservation of Business....................................................       A-41
          6.9        Acquisition Proposals...................................................................       A-41
          6.10       Exchange of Information.................................................................       A-42
          6.11       Public Announcements....................................................................       A-42
          6.12       Performance of Sub......................................................................       A-42
          6.13       Acknowledgement, Release and Waiver of Rights Under Celutel Certificate of
                     Designation.............................................................................       A-42
          6.14       Settlement of Warrants..................................................................       A-42
          6.15       Billing Services........................................................................       A-42
          6.16       Construction of Cellular Facilities; FCC Actions........................................       A-43
          6.17       Issuer Tender Offers....................................................................       A-43
          6.18       Additional Purchases....................................................................       A-43
          6.19       Securities Offerings....................................................................       A-43
          6.20       Prepayment..............................................................................       A-43
          6.21       Corporate Structure.....................................................................       A-43
         ARTICLE 7.  CONDITIONS TO CLOSING...................................................................       A-44
          7.1        Conditions Applicable to All Parties....................................................       A-44
          7.2        Additional Conditions Applicable to Obligations of Century and Sub......................       A-44
          7.3        Additional Conditions Applicable to Obligations of Celutel..............................       A-47
         ARTICLE 8.  POST CLOSING COVENANTS..................................................................       A-48
          8.1        Resales Under the Registration Statement................................................       A-48
          8.2        Further Assurances......................................................................       A-50
          8.3        Notification of Regulatory Authorities..................................................       A-50
          8.4        Severance Payments......................................................................       A-50
          8.5        Indemnification Agreements..............................................................       A-50
          8.6        Biloxi Microwave Licenses...............................................................       A-50
         ARTICLE 9.  TERMINATION.............................................................................       A-50
          9.1        Methods of Termination..................................................................       A-50
          9.2        Effect of Termination...................................................................       A-51

                                                                                                                 PAGE
                                                                                                               ---------
        ARTICLE 10.  INDEMNIFICATION.........................................................................       A-51
         10.1        Indemnification.........................................................................       A-51
         10.2        Letter of Credit........................................................................       A-52
         10.3        Notice and Defense of Claims............................................................       A-53
         10.4        Limitations.............................................................................       A-54
         10.5        Survival................................................................................       A-55
        ARTICLE 11.  STOCKHOLDERS' REPRESENTATIVE............................................................       A-56
         11.1        Designation.............................................................................       A-56
         11.2        Authority...............................................................................       A-56
         11.3        Resignation.............................................................................       A-56
         11.4        Conflict................................................................................       A-56
         11.5        Exculpation.............................................................................       A-57
         11.6        Acknowledgement.........................................................................       A-57
         11.7        Allocation of Payments..................................................................       A-57
        ARTICLE 12.  MISCELLANEOUS...........................................................................       A-57
         12.1        Notices.................................................................................       A-57
         12.2        Expenses................................................................................       A-60
         12.3        Governing Law...........................................................................       A-60
         12.4        Partial Invalidity......................................................................       A-60
         12.5        Successors and Assigns; Parties in Interest.............................................       A-60
         12.6        Counterparts............................................................................       A-60
         12.7        Titles and Headings.....................................................................       A-60
         12.8        Entire Agreement........................................................................       A-60
         12.9        Remedies................................................................................       A-61
         12.10       No Waiver...............................................................................       A-61
         12.11       Amendment...............................................................................       A-61
         12.12       Litigation..............................................................................       A-61
         12.13       References..............................................................................       A-61

                               LIST OF SCHEDULES

Schedule 3.1      --Organization of Celutel and Corporate Subsidiaries
Schedule 3.4      --Capital Stock
Schedule 3.5      --Partnership Interests
Schedule 3.6      --Personal Properties
Schedule 3.7      --Organization Documents, Books and Records and Related Matters
Schedule 3.10     --Absence of Material Changes
Schedule 3.11     --Indebtedness
Schedule 3.12     --Litigation and Claims
Schedule 3.13     --Real Estate and Leases
Schedule 3.15     --Insurance
Schedule 3.16     --Contracts
Schedule 3.17     --Required Consents
Schedule 3.18     --Permits, Tariffs and Cellular Operations
Schedule 3.20     --Compliance with Laws
Schedule 3.21     --Employee Benefit Plans
Schedule 3.23     --Remuneration, Severance Pay, and Other Benefits
Schedule 3.27     --Bank Accounts; Powers of Attorney
Schedule 3.28     --Taxes
Schedule 3.29     --Securities Laws
Schedule 3.30     --Intellectual Property
Schedule 3.33     --Finders

                                LIST OF EXHIBITS

EXHIBIT A         Certificate of Merger
EXHIBIT B         Capital Expenditure Budgets

Exhibit B-1      Budget of Biloxi--Pascagoula
Exhibit B-2      Budget of Brownsville--McAllen
Exhibit B-3      Budget of Jackson

EXHIBIT C         Form of Customer Service Agreement
EXHIBIT D         Opinions to be delivered to Century

Exhibit D-1      Opinion of FCC Counsel
Exhibit D-2      Opinion of CIVC's Counsel
Exhibit D-3      Opinion of Scarpa's Counsel
Exhibit D-4      Opinion of Celutel's Co-Counsel
Exhibit D-5      Opinion of Celutel's Co-Counsel

EXHIBIT E         Form of Release
EXHIBIT F         Form of Affiliates Agreement
EXHIBIT G         Form of Termination Agreement
EXHIBIT H         Opinion of Century's Counsel

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement"), dated as of October 8, 1993, is by and among Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), Celutel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Century ("Sub"), and Celutel, Inc., a Delaware corporation ("Celutel"), and is joined into by Continental Illinois Venture Corporation, a Delaware corporation ("CIVC"), for purposes of Articles 10 and 12 and Sections 4.1, 6.1, 6.2(c), 6.2(d), 6.4, 6.5, 6.6 (a)(ii), 6.7, 6.9, 6.11,
6.13, 8.1(b), 8.2 and 11.6 in its capacity as a stockholder of Celutel, and for purposes of Articles 10 and 11 and Section 2.8 in its capacity as the Stockholders' Representative (as defined below), and is further joined into by Frank S. Scarpa ("Scarpa") for purposes of Articles 10 and 12 and Sections 4.2, 6.1, 6.2(c), 6.2(d), 6.4, 6.5, 6.6 (a)(ii), 6.7, 6.9, 6.11, 6.13, 6.14(a), 6.15,
8.1(b), 8.2 and 11.6 in his capacity as a stockholder of Celutel.

                                  WITNESSETH:

     WHEREAS, Century, Celutel and Celutel Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Celutel ("CHI"), have entered into a Purchase Agreement dated as of April 21, 1993 (the "Century Purchase Agreement"), pursuant to which Century agreed to acquire all of the interests owned by Celutel and CHI in the non-wireline cellular telephone systems for the Biloxi and Pascagoula MSA's (as defined below);

     WHEREAS, the respective Boards of Directors of Century, Sub and Celutel have subsequently determined that it is desirable and in the best interests of their respective stockholders for Century to acquire all of the capital stock of Celutel by merging Sub with and into Celutel (the "Merger") on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, CIVC and Scarpa (collectively, the "Principal Stockholders"), who as of the date hereof collectively beneficially own shares of capital stock of Celutel entitling them to cast in excess of a majority of Celutel's total voting power, deem it desirable and in the best interests of Celutel's stockholders to consummate the Merger on the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Board of Directors of Celutel has determined that it is desirable and in the best interests of the stockholders of Celutel to take all appropriate steps to appoint CIVC as the representative of all other stockholders of Celutel for the purposes described herein and in the LC Escrow Agreement (as defined below);

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Century, Sub, Celutel and the Principal Stockholders hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     1.1 Defined Terms. For all purposes of this Agreement, except as otherwise expressly provided herein, terms defined above in the preamble and recitals shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

          "Acquired Shares" shall have the meaning specified in Section 6.2.

          "Acquisition Proposal" means any offer or proposal relating to, or any indication of interest in, a merger, consolidation, share exchange or other business combination nvolving Celutel or any

     Subsidiary, or the acquisition of all or a substantial equity interest in, or all or a substantial portion of the assets of, Celutel or any Subsidiary (including any acquisition of a substantial equity interest in any Cellular Entity), other than the transactions contemplated by this Agreement.

          "Additional Purchases" mean any purchases by Celutel or any Subsidiary of additional equity interests in a Cellular Entity that are consummated between the date hereof and November 1, 1993.

          "Affiliate" means (unless otherwise provided herein), with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

          "Aggregate Merger Consideration" means $144,625,794 plus (i) the Supplemental Consideration, if any, and (ii) the Working Capital Surplus, if any, minus (i) the Working Capital Deficit, if any, and (ii) the Long-Term Indebtedness as of the Effective Time.

          "Allocation Agreement" means the allocation agreement dated October 6, 1993 by and among each of the Non-Public Stockholders.

          "Applicable Law" means any statute, law, rule, regulation or ordinance or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified Person or property is subject.

          "Average Century Stock Price" means the arithmetical average of the per share closing prices of the Century Common Stock as reported in the NYSE Composite Transactions section of The Wall Street Journal for each of the ten trading days immediately preceding the third trading day prior to the Closing Date.

          "Balance Sheet" means the consolidated balance sheet of Celutel as of July 31, 1993 included among the Celutel Financial Statements.

          "Bank" shall have themeaning specified in Section 10.2.

          "Biloxi" means Celutel of Biloxi, Inc., a Delaware corporation that is licensed by the FCC to provide non-wireline Cellular Service in the Biloxi MSA.

          "Biloxi MSA" means the Biloxi-Gulfport, Mississippi (Market No. 173A) metropolitan statistical area licensed by the FCC.

          "Brownsville" means Brownsville Cellular Telephone Co., Inc., a Delaware corporation that is licensed by the FCC to provide non-wireline Cellular Service in the Brownsville MSA.

          "Brownsville MSA" means the Brownsville-Harlingen, Texas (Market No.
     162A) metropolitan statistical area licensed by the FCC.

          "Budgets" shall have the meaning specified in Section 3.9(c).

          "Calculation Certificate" shall have the meaning specified in Section 2.8(a).

          "Ceiling Price" means $33.00, unless and until adjusted under Section 2.10.

          "Cellular Service" means the provision of domestic public cellular radio telecommunications service pursuant to authority granted by the FCC under the Communications Act and the regulations promulgated thereunder.

          "Cellular Entity" means each of Brownsville, McAllen, Jackson, Biloxi and Pascagoula.

          "Celutel" means Celutel Inc., a Delaware corporation, and, to the extent the context requires, its corporate predecessor incorporated under the laws of Arizona under the same name, which merged into it in connection with the reincorporation merger consummated on July 19, 1988.

          "Celutel Certificate of Designation" means the certificate of designation, preferences, rights and limitations of Preferred Stock setting forth the relative rights and preferences of the Celutel Preferred Stock that was filed by Celutel with the Delaware Secretary of State on May 13, 1991, as amended by the Certificate of Correction filed by Celutel with the Delaware Secretary of State on December 23, 1991 (it being understood that all references herein to the sections thereof shall be to the sections of Exhibit A appended to such certificate).

          "Celutel Common Stock" means shares of Class A common stock, $.20 par value per share, of Celutel.

          "Celutel Exchange Act Reports" means all Exchange Act Reports filed with the SEC by Celutel.

          "Celutel Financial Statements" means any consolidated balance sheet, statement of operations, statement of changes in stockholders' deficit or statement of cash flows contained in any Celutel Exchange Act Report, whether audited or unaudited.

          "Celutel Preferred Stock" means shares of 18% Senior Convertible Preferred Stock, $.20 par value per share, of Celutel having the relative rights and preferences specified in the Celutel Certificate of Designation.

          "Celutel Share Equivalents" means, with respect to any record holder of Celutel Stock as of any specified date, the sum of (i) the number of shares of Celutel Common Stock held by such Person as of such date and (ii) the number of shares of Celutel Common Stock into which the Celutel Preferred Stock held of record by such Person (including all accrued and unpaid stock dividends payable with respect to the Celutel Preferred Stock) is convertible as of such date pursuant to Section 6A of the Celutel Certificate of Designation.

          "Celutel Stock" means the Celutel Common Stock and Celutel Preferred Stock, referred to collectively.

          "Celutel Stockholders" mean each record holder of Celutel Stock outstanding immediately prior to the Effective Time (other than holders of Dissenting Shares and other than shares that are held in the treasury of Celutel or by any Subsidiary).

          "Century Common Stock" means shares of common stock, $1.00 par value per share, of Century, including any associated shareholder rights issued under the Amended and Restated Rights Agreement dated as of November 17, 1986 by and between Century and the Rights Agent named therein, as amended.

          "Century Exchange Act Reports" means all Exchange Act Reports filed with the SEC by Century.

          "Century Stock Price" means the Average Century Stock Price, provided however, that (i) if the Average Century Stock Price is less than the Floor Price, then the Century Stock Price will be deemed to equal the Floor Price, and (ii) if the Average Century Stock Price is greater than the Ceiling Price, then the Century Stock Price will be deemed to equal the Ceiling Price.

          "Certificate of Merger" means the certificate of merger to be filed on the Closing Date by the Surviving Corporation with the Delaware Secretary of State in accordance with Section 251(c) of the DGCL.

          "CIVC Coinvestors" mean Avy H. Stein, John R. Willis and Burton E. McGillivray.

          "Closing" means the closing of the transactions contemplated by this Agreement, to be scheduled and held in accordance with Section 2.2.

          "Closing Certificate" means, with respect to any party hereto, any closing certificate delivered by such party pursuant to Section 7.2(d) or 7.3(d) hereof.

          "Closing Date" means the date on which the Closing occurs, as determined in accordance with Section 2.2.

          "Closing Instruments" means, with respect to any party hereto, all of the agreements, certificates (including Closing Certificates), resignations, acknowledgements, releases, documents and other instruments to be delivered by such party at or prior to the Closing pursuant to
     Section 2.2 or Article 7.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect on the Closing Date.

          "Communications Act" means the Communications Act of 1934, as amended.

          "Contracts" means, with respect to any specified Person, any contracts, agreements, leases, commitments or other understandings or arrangements, oral or written, to which such Person or its properties are legally bound, or under which such Person is legally obligated, whether on an absolute or contingent basis.

          "Corporate Subsidiary" means each Subsidiary other than Pascagoula.

          "Current Assets" means the consolidated current assets of Celutel within the meaning of GAAP, provided, however, that notwithstanding anything to the contrary hereunder or under GAAP, the amount of Celutel's consolidated accounts receivable to be used hereunder in calculating "Current Assets" shall equal 85% of the gross amount of Celutel's consolidated accounts receivable, excluding any reserves for doubtful accounts established by Celutel in the ordinary course.

          "Current Liabilities" means the consolidated current liabilities of Celutel within the meaning of GAAP, provided, however, that under no circumstances will Current Liabilities be deemed to include the obligations of Celutel to make those payments to Scarpa and the Senior Officers specified in Section 8.4 or the obligations of Jackson, Biloxi and McAllen to make those payments specified in Section 6.15.

          "Delaware Secretary of State" means the Secretary of State of the State of Delaware.

          "DGCL" means the Delaware General Corporation Law.

          "Diluting Event" means (i) a dividend or other distribution upon or in redemption of Century Common Stock payable in the form of shares of capital stock of Century or any of its subsidiaries or in the form of any other property (other than cash dividends paid in the ordinary course and at times and in amounts consistent with past practice and not in excess of $.50 per share per annum), (ii) a combination of outstanding shares of Century Common Stock into a smaller number of shares of Century Common Stock, or (iii) any reorganization, split, exchange or reclassification of Century Common Stock, or any consolidation or merger of Century with another corporation, or the sale of all or substantially all of its assets to another corporation, or any other transaction effected in a manner such that holders of outstanding Century Common Stock shall be entitled to receive (either directly, or upon subsequent liquidation) stock, securities or other property with respect to or in exchange for Century Common Stock.

          "Disclosure Statement" means any registration statement, prospectus, offering circular, notification form (including Form D), placement memorandum or similar written report or communication filed with the SEC or delivered to offerees under the Securities Act or any regulation promulgated thereunder (including Regulation A, Regulation D and Regulation S-B) in connection with any offering or sale of securities within the meaning of the Securities Act.

          "Dissenting Shares" mean, as of any specified date, any shares of Celutel Stock held of record by Persons who have objected to the Merger and complied with all provisions of Section 262 of the DGCL necessary to perfect and maintain their appraisal rights thereunder.

          "DOJ" means the U.S. Department of Justice.

          "Effective Time" shall have the meaning specified in Section 2.3.

          "Employee Benefit Plans" mean each oral or written plan or agreement that Celutel or any Subsidiary maintains, administers, participates in, contributes to, or has any absolute or contingent liability with respect to, that is (i) an "employee welfare benefit plan," as defined in Section 3(1) of ERISA ("Employee Welfare Benefit Plans"), (ii) an "employee pension benefit plan," as defined in Section 3(2) of ERISA, but excluding any "multiemployer plans" ("Employee Pension Benefit Plans"), (iii) a "multiemployer plan," as defined in Section 4001(a)(3) and 3(37) of ERISA ("Multiemployer Plans"), (iv) a voluntary employees' beneficiary association and related trusts ("VEBA's") or (v) a retirement or deferred compensation plan, incentive compensation plan, profit sharing plan, stock purchase plan, stock option plan, stock appreciation plan, restricted stock, unemployment compensation plan, change in control plan, vacation pay, sick pay, death benefit, severance pay, bonus or benefit arrangement, medical, dental, disability, insurance or hospitalization program or any other fringe benefit arrangement for any director, officer, employee, consultant or agent, whether active or retired, and whether pursuant to contract, plan or any other legally binding arrangement, custom or understanding, that does not constitute an Employee Welfare Benefit Plan, Employee Pension Benefit Plan, Multiemployer Plan or VEBA.

          "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, transfer or other restrictions, easements, title defects, and other encumbrances of every type and description, whether choate or inchoate and whether imposed by law, contract or otherwise (other than restrictions on the right to transfer any security that arises under any federal or state securities law).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Act Report" means any report, schedule, form, statement or other document filed with the SEC under the Exchange Act or the regulations promulgated thereunder.

          "FCC" means the Federal Communications Commission.

          "FCC Licenses" mean, with respect to each Cellular Entity, (i) each FCC cellular frequency Block "A" operating license held by such entity,
     (ii) each FCC point-to-point microwave radio license held by such entity or one of its Affiliates on its behalf, and (iii) each other Permit that has been issued by the FCC to such entity.

          "Fiduciary Determination" means any good faith determination by the Board of Directors of Celutel, after considering the written advice of outside counsel regarding the fiduciary duties of directors under Delaware law, that the acceptance of any unsolicited, bona fide Acquisition Proposal submitted to it is in the best interests of Celutel's stockholders and is required pursuant to its fiduciary duties under Delaware law.

          "Floor Price" means $27, unless and until adjusted under Section 2.10.

          "FTC" means the Federal Trade Commission.

          "GAAP" means generally accepted accounting principles applied on a basis consistent with prior accounting periods (except, when used in reference to unaudited financial statements, for the omission of notes thereto that would otherwise be required by GAAP and except, when used in reference to unaudited financial statements not subject to Rule 10-01 of Regulation S-X promulgated by the SEC, for normal, recurring year-end audit adjustments made in conformity with GAAP).

          "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, legislative or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign), including the FCC, MPSC and TPUC.

          "Gulf Coast Cellular Entities" mean Biloxi and Pascagoula.

          "Gulf Coast MSA's" means the Biloxi MSA and Pascagoula MSA.

          "Headquarters Leases" mean (i) the lease agreement dated October 17, 1991 by and between Celutel and Bestgate "900" Limited Partnership ("Bestgate"), as amended, (ii) the lease agreement dated October 17, 1991 by and between Celutel and Bestgate, as amended, and (iii) the lease agreement dated September 12, 1991 by and between Carrot Communication Inc. and Bestgate, as assigned to Celutel pursuant to the assignment of lease dated May 15, 1992, pursuant to which Celutel leases Suites 400, 406 and 403, respectively, at 900 Bestgate Road, Annapolis, Maryland.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "HSR Notification" means the notification and report forms required to be filed pursuant to the HSR Act.

          "Indebtedness" means all obligations of Celutel or any Subsidiary (whether for principal, interest, premium, fees or otherwise) arising under
     (i) the PNC Loan Agreement or McCaw Note, (ii) any other indebtedness for borrowed money or for the deferred purchase price of property or services (including all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments, but excluding all indebtedness for accounts payable other than those specified below and for accrued expenses), (iii) obligations with respect to any installment sale or conditional sale agreement or title retention agreement, (iv) unpaid reimbursement obligations arising in connection with any guaranties or sureties, including any performance, bid or other similar bonds, (v) unpaid reimbursement obligations arising under any letters of credit, (vi) any lease obligation that would be required to be capitalized in accordance with GAAP, (vii) any obligations arising under advances or deposits of funds, and (viii) all accounts payable in excess of $150,000 in the case of any single creditor, provided, however, that "Indebtedness" shall not include indebtedness between Celutel and any Subsidiary unless otherwise provided herein.

          "Independent Directors" mean Douglas Dittrick and J. Walter Corcoran.

          "Intellectual Property" shall have the meaning specified in Section 3.30.

          "IRS" means the U.S. Internal Revenue Service.

          "Jackson" means Jackson Cellular Telephone Co., Inc., a Delaware corporation that holds (i) the FCC license to provide non-wireline Cellular Service in the Jackson MSA and (ii) FCC interim operating authority to provide non-wireline Cellular Service in the RSA.

          "Jackson MSA" means the Jackson, Mississippi (Market No. 106A) metropolitan statistical area licensed by the FCC.

          "LC Escrow Account" means the escrow account to be established pursuant to the LC Escrow Agreement for the purposes described therein and herein (including securing the Public Stockholders' reimbursement obligations to the Bank if any draws are made under the Letter of Credit).

          "LC Escrow Agent" means the escrow agent under the LC Escrow
     Agreement.

          "LC Escrow Agreement" means the Letter of Credit Escrow Agreement to be entered into at Closing pursuant to Section 7.1(g).

          "Letter of Credit" shall have the meaning set forth in Section 10.2.

          "Letter of Transmittal" shall have the meaning specified in Section
     2.9.

          "Long-Term Indebtedness" means all obligations of Celutel or any Subsidiary (whether for principal, interest, premium, fees or otherwise) arising under (i) the PNC Loan Agreement or the McCaw Note or (ii) any other indebtedness for borrowed money other than (A) any such indebtedness that is deemed to be a current liability of Celutel or any Subsidiary under GAAP or (B) any such indebtedness of any Subsidiary to Celutel, of Celutel to any Subsidiary, or of any Subsidiary to another Subsidiary.

          "Material Adverse Effect" or "Material Adverse Change" means, when used in reference to any entity or consolidated group of entities, a material adverse effect on, or a material adverse change in, as the case may be, the operations, cash flows, assets, business, property or condition (financial or otherwise) of such entity or group, provided, however, that
     (i) no effect or change with respect to any such entity or group relating to changes in accounting practices mandated by statements or interpretations adopted by the Financial Accounting Standards Board or any similar organization shall be deemed to constitute a Material Adverse Effect or a Material Adverse Change, (ii) no effect or change with respect to any such entity or group relating to national, regional, state or local economic conditions, to general telecommunication industry developments or conditions (including developments or conditions relating to cellular and other forms of wireless communications), to increased competition arising out of events or conditions that are not subject to the control of such entity or group, to changes in the Communications Act or other statutes, laws, rules or regulations applicable to such entity or group, or to other general economic or other conditions, facts or circumstances that are not subject to the control of such entity or group, shall be deemed to constitute, create or cause a Material Adverse Effect or a Material Adverse Change, (iii) the phrases "Material Adverse Effect on Century", "Material Adverse Change in Century", "Material Adverse Effect with respect to Century" or "Material Adverse Change with respect to Century" or any similar expression mean a Material Adverse Effect on, or a Material Adverse Change in, as the case may be, Century and its subsidiaries taken as a whole and (iv) no decrease in the trading price of the Century Common Stock or Celutel Common Stock (regardless of the size of the decrease and including those resulting from market breaks or other precipitous and broad-based decreases in the trading prices of issuers listed on the principal U.S. stock exchanges) shall, in and of itself, constitute a Material Adverse Effect or a Material Adverse Change with respect to Century or any Cellular Entity unless such decrease relates to, results from or arises out of events or conditions (other than those described in (ii) above) affecting the operations, cash flows, assets, business, property or condition (financial or otherwise) of Century and its subsidiaries taken as a whole or any of the Cellular Entities, as the case may be.

          "McAllen" means The McAllen Cellular Telephone Co., Inc., a Nevada corporation that is licensed by the FCC to provide non-wireline Cellular Service in the McAllen MSA.

          "McAllen MSA" means the McAllen-Edinburg-Mission, Texas (Market No.
     128A) metropolitan statistical area licensed by the FCC.

          "McCaw Note" means the amended term promissory note dated October 3, 1990 made payable by Pascagoula Cellular Telephone Co., Inc. to the order of Cellular Fund, Inc. in the original principal amount of $3,550,000.

          "Merger Consideration" shall have the meaning specified in Section
     2.9.

          "MPSC" means the Mississippi Public Service Commission.

          "MSAs" means each of the McAllen MSA, Brownsville MSA, Jackson MSA, Pascagoula MSA and Biloxi MSA.

          "Non-Gulf Coast Cellular Entities" mean McAllen MSA, Brownsville MSA and Jackson MSA.

          "Non-Gulf Coast MSAs" mean the McAllen, Brownsville and Jackson MSA's.

          "Non-Gulf Coast MSA Population Equivalents" means the sum of the "population equivalents" of the Non-Gulf Coast MSA's, whereby the "population equivalents" of each such MSA is derived by multiplying (i) the percentage ownership interest held by Celutel and its Subsidiaries as of November 1, 1993 with respect to the Cellular Entity holding the FCC non-wireline cellular operating license for such MSA by (ii) the population residing within such MSA, which, for purposes hereof, shall be deemed to equal 279,597 for the Brownsville MSA, 419,283 for the McAllen MSA and 406,000 for the Jackson MSA.

          "Non-Public Stockholders" mean the Preferred Stockholders and the Senior Officers.

          "NYSE" means The New York Stock Exchange, Inc.

          "Options" mean, with respect to any corporation or partnership, any options, warrants, rights, subscriptions, puts, calls, conversion rights, rights of exchange, plans or any other agreements or commitments of any character, whether absolute or contingent, providing for the purchase, redemption, issuance or sale of any shares of capital stock or partnership interests of such entity, or any securities or other instruments convertible into or exchangeable for shares of such capital stock or partnership interests or any other security, provided, however, that neither the Warrants nor the rights of the Preferred Stockholders to convert their Celutel Preferred Stock into Celutel Common Stock shall be deemed to constitute Options hereunder.

          "Organizational Documents" mean (i) with respect to any corporation, its certificate of incorporation or articles of incorporation (including any certificate of designations deemed to be a part thereof under Applicable Law) and its bylaws, along with any stockholder agreements or other similar instruments governing its internal affairs, and (ii) with respect to any partnership, the partnership agreement under which the partnership was organized, along with any partner agreement or other organizational documents or similar instruments governing its internal affairs.

          "Pascagoula" means Pascagoula Cellular Partnership, a District of Columbia general partnership that is licensed by the FCC to provide non-wireline Cellular Service in the Pascagoula MSA.

          "Pascagoula MSA" means the Pascagoula, Mississippi (Market No. 252A) metropolitan statistical area licensed by the FCC.

          "Permits" mean permits, licenses, franchises, certificates, consents, approvals, and other authorizations issued or granted by Governmental Entities, including all FCC Licenses, all State Licenses and all such other authorizations issued or granted by the FCC, MPSC or TPUC.

          "Permitted Encumbrance" means (i) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate Proceedings disclosed hereunder and for which adequate reserves have been set aside, (ii) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate Proceedings disclosed hereunder and for which adequate reserves have been set aside, and (iii) such imperfections of title or other Encumbrances that individually or collectively do not have a Material Adverse Effect with respect to any Cellular Entity.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, Governmental Entity, or other entity.

          "PNC Bank" means PNC Bank, N.A. (the successor by merger to Provident National Bank), a national banking association.

          "PNC Loan Agreement" means the loan agreement dated as of April 2, 1991 by and between PNC and Celutel, as amended.

          "Preferred Stockholders" mean CIVC, the CIVC Coinvestors, Scarpa, the Scarpa Family Trust, William Blair Venture Partners III, L.P., Harrison I. Stearns, K&E Partners and PNC Capital Corporation (who collectively hold all of the Celutel Preferred Stock as of the date hereof).

          "Pro Rata Share Equivalent Interest" means, with respect to any Celutel Stockholder, the quotient determined by dividing the Celutel Share Equivalents held by such Person immediately prior to the Effective Time by the aggregate number of Celutel Share Equivalents held by all record holders of Celutel Stock as of such time (including all Dissenting Shares but excluding any shares of Celutel Stock held in the treasury of Celutel or by any Subsidiary).

          "Proceedings" means all proceedings, actions and suits that have been instituted by or before any arbitrator or Governmental Entity.

          "Proxy Statement" means the proxy statement and prospectus that will form a part of the Registration Statement and which will constitute a proxy statement of Celutel with respect to the Stockholders Meeting and a prospectus of Century with respect to the issuance of Century Common Stock in connection with the Merger, along with all related materials and all amendments and supplements thereto, if any.

          "Public Stockholders" mean each Celutel Stockholder other than the Non-Public Stockholders.

          "Public Stockholder Holdback Amount" shall have the meaning specified in Section 2.8(a).

          "Public Stockholder Holdback Deduction" shall have the meaning specified in Section 2.9(c).

          "reasonable best efforts" means the taking of all steps that are reasonable for the causation or prevention of an event or condition that would reasonably have been taken in similar circumstances by a prudent business person for the advancement or protection of his own economic interest, in light of the consequences of the failure to cause or to prevent the occurrence of such event or condition.

          "Registration Statement" means the registration statement of Century on Form S-4 that will be prepared and filed pursuant to the Securities Act in accordance with the terms and conditions specified in Section 6.2 and which will include the Proxy Statement, along with all amendments and supplements thereto, if any.

          "Required Consents" means the consents specified on Schedule 3.17 that are required to be received from Persons other than Governmental Entities in order to consummate the transactions contemplated hereunder.

          "Reselling Stockholders" shall have the meaning specified in Section 6.2.

          "RSA" means the Mississippi 5 Rural Service Area (Market No. 497A) licensed by the FCC.

          "Scarpa Employment Agreement" means the Employment Agreement dated November 11, 1988 by and between Celutel and Scarpa, which will be terminated as of the Closing pursuant to the Scarpa Termination Agreement.

          "Scarpa Family Trust" means the trust created by Scarpa pursuant to the trust instrument dated December 31, 1992.

          "Scarpa Termination Agreement" means the agreement terminating the Scarpa Employment Agreement to be entered into at the Closing pursuant to
     Section 7.2(s).

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Officers" means Richard J. Donnelly, David A. Warren and Valerie S. Hart.

          "State Licenses" mean, with respect to each Cellular Entity, each certificate of convenience and necessity or similar Permit that has been issued to such entity by the public service commission or public utility commission of any state.

          "Stock Certificate" means any certificate that immediately prior to the Effective Time represented issued and outstanding shares of Celutel Stock.

          "Stockholders Meeting" means the annual or special meeting of Celutel stockholders (including all adjournments thereof) to be called, convened and held in accordance with the terms and conditions of Section 6.2 in order to, among other things, consider and vote upon the adoption of this Agreement.

          "Stockholders' Representative" means CIVC, acting in its capacity as the representative of the Celutel Stockholders for the purposes set forth herein and in the LC Escrow Agreement.

          "Subsidiary" means each Cellular Entity and any other corporation of which a majority of the total voting power of its outstanding voting securities, or any other partnership, limited liability company, joint venture, or other entity of which a majority of the partnership interests or other similar equity interests thereof, is owned, directly or indirectly, by Celutel.

          "Supplemental Consideration" means the lesser of (i) $1,716,751 or
     (ii) the difference, if any, between (A) the Non-Gulf Coast MSA Population Equivalents multiplied by $130.10 and (B) $108,625,794, provided, however, that if Celutel or any Subsidiary effects Additional Purchases hereinafter that result in the amount payable under the preceding clause being capped at $1,716,751, the Supplemental Consideration shall be increased by the lesser of (i) $200,000 or (ii) the aggregate amount of consideration paid by Celutel or any Subsidiary in connection with the Additional Purchases in excess of the portion of such payments made in connection with purchasing that number of additional Non-Gulf Coast MSA Population Equivalents that, when multiplied by $130.10, caused the $1,716,751 cap to be applicable hereunder.

          "Surviving Corporation" means Celutel at and after the Effective Time.

          "Tax Returns" means all returns, declarations, reports, statements or other documents required to be filed in respect of Taxes.

          "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto.

          "Threatened Proceedings" mean all investigations and inquiries by Governmental Entities and all threats made by any Person to institute Proceedings.

          "to the best knowledge" (or similar references to knowledge) means, with respect to any corporation, the actual knowledge of the executive officers of such corporation following a reasonable investigation by such executive officers into the truth and accuracy of the statement qualified by such reference, provided, however, that nothing herein shall obligate such executive officers to contact any third parties in connection with such investigation or to contact any employee of such corporation or its subsidiaries other than the officer, manager or employee who has primary responsibility for the subject matter of the statement so qualified and any other employee or employees suggested by such officer, manager or employee.

          "TPUC" means the Public Utility Commission of Texas.

          "Transaction Agreements" mean any agreement pursuant to which Celutel or any Subsidiary purchased, sold, exchanged, transferred or otherwise acquired or disposed of any direct or indirect equity interest in any Person, but only if Celutel or any Subsidiary remains obligated thereunder to indemnify any Person or make any other payments, to perform any services or other agreements, or to otherwise take or refrain from taking any actions.

          "Unfair Labor Practice" means any unfair labor practice, unlawful employment practice or unlawful discrimination.

          "Warrants" mean the (i) Class A Stock Purchase Warrants dated January 5, 1988 and May 17, 1988 that entitle Scarpa to purchase up to 1,000,000 and 744,843 shares of Celutel Common Stock, respectively, at respective per share prices of $5.00 and $5.50 (represented by Warrant Nos. W-1991-5 and W-1991-6) and (ii) the Warrants to Purchase Common Stock dated April 26, 1989, May 30, 1988 and May 30, 1988 that entitle Forrest L. Metz to purchase up to 25,000 shares of Celutel Common Stock per warrant at respective per share prices of $7.00, $8.00 and $15.30, each as extended pursuant to warrant extension agreements dated November 1, 1991.

          "Working Capital" means the Current Assets as of the Effective Time less the Current Liabilities as of the Effective Time, whether such number is positive or negative.

          "Working Capital Deficit" means the amount, if any, by which the Current Liabilities exceed the Current Assets as of the Effective Time.

          "Working Capital Surplus" means the amount, if any, by which the Current Assets exceed the Current Liabilities as of the Effective Time.

     1.2 Singular and Plural. Defined terms in this Agreement shall also mean in the singular number the plural, and in the plural number the singular.

     1.3 Capitalized Terms. In addition to such terms as are defined in the preamble and recitals to this Agreement and in Section 1.1, any other capitalized term appearing herein shall have the meaning ascribed to it in the Article or Section in which it is defined.

     1.4 Dbu Calculations. Any reference herein to the 32 Dbu contour of a cell site or cellular system shall mean the 32 Dbu contour calculated under the formula prescribed by the FCC in FCC Docket No. 90-6.

     1.5 Parties. Any reference herein to the parties to this Agreement shall be deemed to include CIVC and Scarpa, in each case to the extent specified in the preamble hereto.

                                   ARTICLE 2.

                                   THE MERGER

     2.1 Merger. At the Effective Time, in accordance with the terms and conditions of this Agreement and the DGCL, Sub shall be merged with and into Celutel, the separate existence of Sub shall cease, and Celutel shall be the Surviving Corporation and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     2.2 Closing. (a) The closing of the Merger will take place at the offices of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, 201 St. Charles Avenue, New Orleans, Louisiana, at 10:00 a.m. on a date to be mutually agreed upon between the parties, which shall be no later than the tenth business day following the date upon which the last to occur of the conditions to the obligations of the parties set forth in Sections 7.1(a), 7.2(g) or 7.3(g) is fulfilled or duly waived, or, if no date has been agreed to, on any date specified by one party to the others upon five days' written notice following satisfaction of the conditions to the obligations of the parties set forth in Sections 7.1(a), 7.2(g) or 7.3(g), provided, however, that in no event will any party be obligated to consummate the Merger unless all other closing conditions set forth in Article 7 that are applicable to such party shall have been fulfilled or duly waived as provided in Article 7 on or prior to the Closing Date.

     (b) Subject to the satisfaction or waiver of each of the conditions set forth in Article 7, at the Closing (i) the Closing Instruments, opinions and other documents required by Article 7 shall be delivered, (ii) the appropriate officers of the Surviving Corporation shall execute and acknowledge the Certificate of Merger and (iii) the parties shall take such other action as is required to consummate the transactions described in this Agreement and the Certificate of Merger.

     2.3 Effective Time of the Merger. As soon as practicable on or after the Closing Date, the parties shall file a duly executed copy of the Certificate of Merger substantially in the form of Exhibit A hereto and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at 7:00 p.m. Delaware time on the date the Certificate of Merger is duly filed with the Delaware Secretary of State (the "Effective Time").

     2.4 Effects of the Merger. The Merger shall have the effects set forth in
Section 259 of the DGCL.

     2.5 Certificate of Incorporation and By-laws. (a) Except as otherwise provided in the Certificate of Merger, the Certificate of Incorporation of Celutel, as amended and in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time unless and until amended in accordance with its terms and as provided by Applicable Law.

     (b) The By-laws of Celutel, as amended and in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation after the Effective Time unless and until amended in accordance with the terms of the Organizational Documents of the Surviving Corporation and as provided by Applicable Law.

     2.6 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall serve as the directors and officers of the Surviving Corporation after the Effective Time, each to hold office in accordance with the Organizational Documents of the Surviving Corporation until their respective successors are duly elected and qualified. Immediately after the Effective Time, Century shall take, or cause the Surviving Corporation to take, any actions necessary to effectuate this Section 2.6.

     2.7 Conversion of Shares. (a) As of the Effective Time, by virtue of the Merger and without any further action on the part of Century, Sub, Celutel, the Surviving Corporation or any holder of any of the following securities:

           (i) all shares of Celutel Stock that are held in the treasury of Celutel or by any Subsidiary shall be cancelled;

          (ii) all shares of Celutel Stock issued and outstanding (including accrued and unpaid stock dividends payable with respect to the Celutel Preferred Stock) immediately prior to the Effective Time (other than shares of Celutel Stock to be cancelled pursuant to paragraph (a)(i) or Dissenting Shares) shall be converted into (A) an amount of cash equal to 50% of the Aggregate Merger Consideration (the "Aggregate Cash Consideration") and (B) such number of shares of Century Common Stock equal to the quotient determined by dividing 50% of the Aggregate Merger Consideration by the Century Stock Price (the "Aggregate Stock Consideration"); and

          (iii) each issued and outstanding share of common stock, $.01 par value per share, of Sub shall be converted into one share of common stock, $.20 par value per share, of the Surviving Corporation.

     (b) Subject to the adjustments, holdbacks and other terms and conditions set forth in Sections 2.8 and 2.9 and the terms and conditions of the Allocation Agreement, upon conversion of the shares of Celutel Stock into the Aggregate Merger Consideration in the manner described in paragraph (a)(ii) above, each Celutel Stockholder shall have the right to receive (i) a cash payment (without interest) equal to the Aggregate Cash Consideration multiplied by such Person's Pro Rata Share Equivalent Interest, (ii) a certificate representing such whole number of shares of Century Common Stock as is derived by multiplying the number of shares of Century Common Stock comprising the Aggregate Stock Consideration by such Person's Pro Rata Share Equivalent Interest and (iii) in lieu of the issuance of a fractional share of Century Common Stock hereunder, a cash payment (without interest) equal to the fair market value of such fraction of a share of Century Common Stock to which such holder would otherwise be entitled but for this provision. For purposes of calculating the fractional share payment specified in (iii) above, the fair market value of any such fraction of a share of Century Common Stock shall equal the Century Stock Price multiplied by such fraction.

     2.8 Pre-and Post-Closing Calculations and Price Adjustments. (a) At least two business days prior to the Closing, Celutel shall deliver to Century a certificate (the "Calculation Certificate") setting forth (i) the amount to be owed by Celutel and the Subsidiaries as of the Effective Time for all Long-Term Indebtedness, (ii) Celutel's good faith estimate of Working Capital as of the Effective Time, (iii) the amount of any Supplemental Consideration, along with a schedule reflecting how such amount was calculated, (iv) a true and complete list of the amount of cash and number of shares of Century Common Stock that each Non-Public Stockholder will be entitled to receive at the Effective Time pursuant to this Agreement (after giving effect to the terms and conditions of Section 2.7(b) and the Allocation Agreement) and (v) the portion of the Aggregate Cash Consideration to be delivered to the LC Escrow Agent under
Section 2.9(b)(i) (the "Public Stockholder Holdback Amount"), the name and address of the LC Escrow Agent, and the account number of the LC Escrow Account. Notwithstanding anything herein to the contrary, in preparing the Calculation Certificate, Celutel shall accrue or otherwise reduce the amount of Working Capital by (i) the aggregate fees and expenses of legal counsel, accountants and financial advisors that Celutel or any Subsidiary will pay prior to the Effective Time or that Celutel estimates will be incurred by Celutel or any Subsidiary through the Effective Time in connection with the transactions contemplated hereunder, and (ii) the unpaid amount of those obligations listed in items (ii) and (vii) on Schedule 3.23.

     (b) On the Closing Date Celutel will re-certify (after making any necessary updates or corrections) all of the information set forth in the Calculation Certificate (including any schedules thereto), and Celutel and Century shall jointly calculate the Aggregate Merger Consideration as of the Effective Time based on such re-certified information. Subject solely to the rights of Century under paragraphs

(c) and (e) below, the amount of Long-Term Indebtedness and Supplemental Consideration used in connection with calculating the Aggregate Merger Consideration on the Closing Date will be final, binding and conclusive with respect to all parties hereto and their respective stockholders, and shall not be subject to judicial review.

     (c) After the Closing the parties shall take the following actions to adjust the Aggregate Merger Consideration payable hereunder. Within 30 days after the Closing Date, Century shall (i) prepare (with the assistance of Richard J. Donnelly) and deliver to the Stockholders' Representative a consolidated statement of Working Capital of Celutel (the "Working Capital Statement"), which shall set forth the Current Assets and Current Liabilities of Celutel as of the Effective Time, and (ii) prepare and deliver to the Stockholders' Representative a written statement specifying whether Century agrees with the amounts of Long-Term Indebtedness and Supplemental Consideration used in connection with calculating the Aggregate Merger Consideration at Closing, and, if not, a statement of the amounts that Century believes should have been so used (the "Supplemental Statement"). Upon its receipt of the Working Capital Statement and Supplemental Statement (collectively, the "Adjustment Statements"), the Stockholders' Representative shall have 30 days to notify Century in writing of any objections that it may have to such statements. If no written objection is raised by the Stockholders' Representative within such 30-day period, the Adjustment Statements shall conclusively be deemed to have been agreed upon by the parties and shall be final, binding and conclusive with respect to all parties hereto and their respective stockholders, and shall not be subject to judicial review. If, on the other hand, the Stockholders' Representative gives timely notice of its objections to the Adjustment Statements, the Stockholders' Representative and Century shall attempt to resolve any disputed matters by negotiating in good faith and attempting to agree in writing as to the actual amount of Working Capital, Long-Term Indebtedness and Supplemental Consideration, and the amount of any payments owed by any party under paragraph (e). If Century and the Stockholders' Representative are unable to agree within 15 days from the date of delivery of the Stockholders' Representative's written objection, then Century and the Stockholders' Representative shall submit any disputed matters to a nationally recognized accounting firm mutually acceptable to both Century and the Stockholders' Representative. If Century and the Stockholders' Representative are unable to agree on a nationally recognized accounting firm within 10 days following the expiration of such 15-day period, then each party shall select a nationally recognized accounting firm (which shall not be any certified public accounting firm retained within the past two years by Century or CIVC to audit its financial statements), and the two firms selected shall together select a third nationally recognized accounting firm to resolve the dispute. If the two accounting firms selected by the parties are unable to agree within 30 days on a third accounting firm to resolve the dispute, then either Century or the Stockholders' Representative may commence court proceedings to name a nationally recognized accounting firm to resolve the dispute. The accounting firm selected hereunder to resolve the dispute shall make a final determination of the actual amount of the disputed matters, which will be provided in writing to each party, and its resolution shall be final, conclusive and binding on all parties to this Agreement and their respective stockholders, and shall not be subject to judicial review. Notwithstanding anything herein to the contrary, no recalculation or redetermination of Long-Term Indebtedness or Supplemental Consideration shall result in any increase in the Aggregate Merger Consideration unless Century otherwise agrees in writing.

     (d) After the date on which Century furnishes the Stockholders' Representative with the Adjustment Statements, Century shall afford the Stockholders' Representative and its agents, employees and representatives with full access at all reasonable times to (i) all accounting books and records of Celutel and the Subsidiaries relating to all relevant accounting periods prior to the Closing Date, (ii) all work papers of Century, Celutel and their accountants and accounting personnel relating to their preparation of the Adjustment Statements and (iii) Century's and Celutel's accountants and accounting personnel and other personnel who participated in the preparation of the Adjustment Statements (including Richard J. Donnelly) and their notes and work papers, in each case until the resolution of all matters relating to the determination of the actual amount of Aggregate Merger Consideration as of the Effective Time and the amount of any payments arising under paragraph (e).

     (e) Within five business days of any final, binding and conclusive determination of the actual amount of Working Capital, Long-Term Indebtedness and Supplemental Consideration as of the Effective Time (whether through non-objection, agreement, or otherwise), Century and the Stockholders' Representative shall recalculate the Aggregate Merger Consideration based upon the amounts so determined. If the amount of Aggregate Merger Consideration as so determined is less than the amount determined at Closing, the Stockholders' Representative shall promptly (i) instruct each Non-Public Stockholder to pay to Century the portion of such difference (without interest) that such stockholder is obligated to pay based upon the procedures specified in Section 11.7 and (ii) direct the LC Escrow Agent to pay to Century the portion of such difference (without interest) that the Public Stockholders are obligated to pay based upon the procedures specified in Section 11.7, and the Stockholders' Representative shall use its reasonable best efforts to assist Century in timely collecting all such payments. If, on the other hand, the amount of Aggregate Merger Consideration as so determined is more than the amount determined at Closing, then Century shall promptly pay the amount of such excess (without interest) by making wire transfers of immediately available funds or delivering checks to (i) each Non-Public Stockholder in an amount equal to the portion of such excess to which such stockholder is entitled based upon the procedures specified in
Section 11.7 and (ii) the LC Escrow Agent in an amount equal to the portion of such excess to which the Public Stockholders are entitled based upon the procedures specified in Section 11.7.

     2.9 Delivery of Merger Consideration; Exchange of Stock
Certificates. (a) Prior to the date upon which the Proxy Statement is mailed to the stockholders of Celutel, Century shall (i) appoint Society Shareholder Services, Inc., Dallas, Texas, which serves as the transfer agent with respect to the Century Common Stock, or any other exchange agent reasonably satisfactory to Celutel, to act as the exchange agent hereunder (the "Exchange Agent") and
(ii) prepare a letter of transmittal, in form and substance reasonably satisfactory to Celutel ("Letter of Transmittal"), to be used by the Celutel Stockholders to exchange their Stock Certificates for the consideration specified in this Article 2. Century shall cause the Exchange Agent to pay such consideration to each Celutel Stockholder in accordance with the terms and conditions specified herein and in the Letter of Transmittal.

     (b) On the Closing Date Century shall (i) pay to the LC Escrow Agent cash in the amount of the Public Stockholder Holdback Amount specified in the Calculation Certificate (as re-certified at Closing), (ii) pay, or cause the Exchange Agent to pay, to each Non-Public Stockholder who has duly tendered his Stock Certificates in accordance herewith and with the Letter of Transmittal all consideration specified in the Calculation Certificate (as re-certified at Closing) and (iii) cause the Exchange Agent to commence the mailing of the consideration specified in Section 2.9(c) to each Public Stockholder who has duly tendered his Stock Certificates in accordance herewith and with the Letter of Transmittal.

     (c) Subject to the terms of the Allocation Agreement, from and after the Effective Time each Celutel Stockholder shall be entitled, upon the surrender of his Stock Certificate or Certificates to the Exchange Agent, accompanied by a properly completed and executed Letter of Transmittal, to receive in exchange therefor on the terms and subject to the conditions set forth herein and in the Letter of Transmittal (i) a check payable in the sum of the amounts specified in
Section 2.7(b), without interest, less, in the case of each Public Stockholder, such stockholder's Pro Rata Share Equivalent Interest of the Public Stockholder Holdback Amount (such pro rata interest in such amount being hereinafter referred to as the "Public Stockholder Holdback Deduction") and (ii) a certificate or certificates representing that whole number of shares of Century Common Stock into which the shares of Celutel Stock represented by the Stock Certificate so surrendered shall have been converted pursuant to Section 2.7(b) (along with the contingent right to receive any remaining portion of the Public Stockholder Holdback Deduction upon termination of, and in accordance with, the LC Escrow Agreement). Hereinafter the term "Merger Consideration" shall mean the aggregate amount of consideration payable to each respective Celutel Stockholder prior to giving effect to any Public Stockholder Holdback Deduction (but after making all other allocations and adjustments specified in this Article 2).

     (d) The Letter of Transmittal shall set forth customary terms and conditions upon which the exchanges described in paragraph (c) above will be made. Without limiting the generality of the foregoing, the Letter of Transmittal will provide that (i) if any check or certificate for shares of Century Common Stock is to be issued in the name of any Person other than that in which a surrendered Stock Certificate is then registered, such surrender shall be accompanied by payment of any applicable transfer Taxes and such documents reasonably deemed necessary or appropriate by Century, (ii) if a former holder of Celutel Stock claims that a Stock Certificate has been lost, stolen or destroyed, the Exchange Agent shall deliver to such holder the Merger Consideration only upon receipt of appropriate evidence of ownership of such Celutel Stock, and appropriate indemnification (and, if requested by Century, a bond), in each case reasonably satisfactory to Century, and (iii) the execution and delivery of the Letter of Transmittal by any Celutel Stockholder will constitute such stockholders' written appointment of the Stockholders' Representative as his agent and attorney-in-fact for all purposes specified herein and in the LC Escrow Agreement. A Letter of Transmittal shall be mailed to each record stockholder of Celutel in connection with the mailing of the Proxy Statement.

     (e) From and after the Effective Time and until surrendered and exchanged as provided in this Section, each Stock Certificate (excluding Stock Certificates previously representing shares of Celutel Stock held in the treasury of Celutel or by any Subsidiary and excluding Stock Certificates representing Dissenting Shares) shall be deemed for all purposes, except as hereinafter provided, to evidence that whole number of shares of Century Common Stock and the right to receive that amount of cash (subject to any Public Stockholder Holdback Deductions) into which the shares of Celutel Stock represented by the Stock Certificate so surrendered have been converted under this Article 2 (along with the contingent right to receive any remaining portion of the Public Stockholder Holdback Deduction upon termination of, and in accordance with, the LC Escrow Agreement). Unless and until any such Stock Certificate shall be so surrendered, the holder of such Stock Certificate shall not have any right to receive any dividends paid or other distributions made to the holders of record of Century Common Stock after the Effective Time. Subject to Applicable Law, upon surrender of any such Stock Certificate, the surrendering holder of record thereof shall receive all dividends and other distributions, with respect to the total number of shares of Century Common Stock into which his Celutel Stock was converted, that have been paid or made with respect to shares of Century Common Stock outstanding as of a record date after the Effective Time, but without interest thereon.

     (f) If any former stockholder of Celutel fails to duly deliver a Letter of Transmittal within 15 months of the Effective Time, all cash payments, dividends, distributions and stock certificates otherwise payable to such former stockholder by the Exchange Agent or the LC Escrow Agent shall be returned to Century, after which each such former stockholder shall look, subject to applicable escheat or other Applicable Laws, to Century as general creditors only for payment thereof.

     (g) The Merger Consideration to be issued and paid upon surrender of Stock Certificates in accordance with the terms of this Section shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Celutel Stock theretofore represented thereby, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Celutel Stock that were outstanding immediately prior to the Effective Time.

     2.10 Non-Dilution. If, at any time after the date hereof and prior to the Effective Time, Century effects a Diluting Event, then as a condition of such Diluting Event, lawful, appropriate, equitable and adequate adjustments (as mutually determined by Celutel and Century prior to the Effective Time, subject to any rights of the Celutel Stockholders to indemnification under Article 10 for any inaccuracy of the representations and warranties of Century in Section 5.9) shall be made to the Century Stock Price, Average Century Stock Price, Ceiling Price and Floor Price, or to the terms of Section 2.7, as appropriate, whereby the Celutel Stockholders shall thereafter be entitled to receive (under the same terms otherwise applicable to their receipt of the Century Common Stock), in lieu of or in addition to, as the case may be, the consideration specified in Section 2.7, such shares of stock, securities or other property as may be issued or payable with respect to or in exchange for that number of shares of

Century Common Stock to which Celutel's stockholders were so entitled under
Section 2.7, and in any such case appropriate, equitable and adequate adjustments shall also be made to such resulting consideration in like manner in connection with any subsequent Diluting Events. It is the intention of the parties that the foregoing shall have the effect of entitling the Celutel Stockholders to receive upon the Effective Time such stock, securities and other property (other than cash dividends paid in the ordinary course and at times and in amounts consistent with past practice and not in excess of $.50 per share per annum) as the Celutel Stockholders would have received had they held the Century Common Stock (or any replacement or additional stock, securities or property, as applicable) on the record date of such Diluting Event.

     2.11 Dissenting Shares. Notwithstanding anything to the contrary herein, Dissenting Shares shall not be converted as of the Effective Time into a right to receive the Merger Consideration, but, instead, shall entitle the holder of such shares to such rights as may be available under Section 262 of the DGCL, provided, however, that if after the Effective Time such holder fails to perfect or withdraws or otherwise loses his right to appraisal, the shares of Celutel Stock owned by such holder immediately prior to the Effective Time shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest. Prior to the Effective Time, Celutel shall give Century prompt notice of any demands received by Celutel for appraisal of shares of Celutel Stock, and Century shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Celutel shall not, except with the prior written consent of Century, make any payment with respect to, or settle, any such demands. After the Effective Time, Century shall pay, or cause the Surviving Corporation to pay, any amounts that may become payable to the holders of Dissenting Shares under Section 262 of the DGCL.

                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES OF CELUTEL

     Celutel hereby makes the following representations and warranties to Century and Sub as of the date hereof:

     3.1 Organization of Celutel and Corporate Subsidiaries. Celutel is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Set forth on Schedule 3.1 hereto is a list of each of the Corporate Subsidiaries (which constitutes all of the Subsidiaries other than Pascagoula). Each Corporate Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation (as set forth on such schedule). Each of Celutel and the Corporate Subsidiaries has full corporate power and authority to carry on the business in which it is engaged and to own, lease and operate its properties. Each of Celutel and the Corporate Subsidiaries has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction listed on Schedule 3.1, which constitute all jurisdictions in which the character or location of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify or become authorized would not have a Material Adverse Effect with respect to any Cellular Entity.

     3.2 Organization of Pascagoula. Pascagoula is a general partnership duly organized and existing under the laws of the District of Columbia. The State of Mississippi requires no filing of a foreign general partnership in order to do business in Mississippi, and Pascagoula is not required by the nature of its activities or the character or location of its properties to be qualified to transact business as a foreign partnership in any other state or jurisdiction. Pascagoula is not required to make any filing with the District of Columbia to maintain its existence and good standing, nor has it failed to file any application, report or certificate required under such law.

     3.3 Authorization and Enforceability. (a) Celutel has full corporate power and authority to execute and deliver this Agreement and each Closing Instrument to be executed and delivered by it and, subject to the adoption of this Agreement by the stockholders of Celutel in accordance with the DGCL and Celutel's Organizational Documents, to consummate the transactions contemplated hereby and under such Closing Instruments. The execution, delivery and performance by Celutel of this Agreement and each Closing Instrument to be executed and delivered by it has been duly and unanimously authorized by Celutel's Board of Directors, and no other corporate proceedings (other than the adoption of this Agreement by the stockholders of Celutel in accordance with the DGCL and Celutel's Organizational Documents) are necessary to authorize Celutel's execution, delivery or performance of this Agreement or such Closing Instruments.

     (b) This Agreement has been duly executed and delivered by Celutel and constitutes, and each Closing Instrument, when executed and delivered by Celutel, will be duly executed and delivered by Celutel and will constitute, a valid and legally binding obligation of Celutel, enforceable against Celutel in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     3.4 Capital Stock. (a) The authorized capital stock of Celutel consists exclusively of (i) 35,000,000 shares of Celutel Common Stock, of which 3,516,188 are issued and outstanding and none are held in Celutel's treasury, (ii) 2,636,363 shares of Class B Common Stock, $.20 par value per share, none of which is issued, outstanding or held in Celutel's treasury, and (iii) 50,000 shares of Celutel Preferred Stock, of which 2,670 shares (excluding accrued and unpaid stock dividends payable with respect thereto) are issued and outstanding and held by the record owners in the amounts specified on Schedule 3.4, and none is held in Celutel's treasury.

     (b) The authorized capital stock of the Cellular Entities (other than Pascagoula) consists exclusively of:

          (i) 7,500,000 shares of common stock, $.01 par value per share, of Biloxi, of which 2,129,475.1781 shares are issued and outstanding, none of which are held in Biloxi's treasury, and 1,806,116.5344, or 84.8151%, of which are owned by Celutel;

          (ii) 50,000 shares of authorized common stock, $.01 par value per share, of Brownsville, of which 24,965.05 shares are issued and outstanding, none of which are held in Brownsville's treasury, and 18,841.2002, or 75.4703%, of which are owned by Celutel;

          (iii) 25,000 shares of authorized common stock, no par value per share, of McAllen, of which 193.1664 shares are issued and outstanding, none of which are held in McAllen's treasury, and 126.466, or 65.4700%, of which are owned by Celutel; and

          (iv) 25,000 shares of authorized common stock, $.01 par value per share, of Jackson, of which 15,652.122 shares are issued and outstanding, none of which are held in Jackson's treasury, and 13,470.9853, or 86.0649%, of which are owned by Celutel.

     (c) Schedule 3.4 sets forth the capital structure of each other Corporate Subsidiary in the same manner presented above in paral of the issued and outstanding shares of capital stock of each such other Corporate Subsidiary are, directly or indirectly through one or more Subsidiaries, owned by Celutel.

     (d) All shares of capital stock indicated as being directly or indirectly owned by Celutel in paragraphs (b) and (c) are owned beneficially and of record by Celutel or a Subsidiary free and clear of any Encumbrances other than those arising in connection with pledges under the PNC Loan Agreement.

     (e) All issued and outstanding shares of capital stock of Celutel and the Corporate Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive or similar rights. Neither Celutel nor any Corporate Subsidiary has outstanding, or is subject to, any Options. Except as indicated in paragraphs (a) or (b) above or
Schedule 3.4, there are no equity equivalents in, interests in the ownership or earnings of, or other similar rights binding upon, Celutel or the Corporate Subsidiaries.

     3.5 Partnership Interests. The partnership interests of Pascagoula consist exclusively of (i) a .5205% general partnership interest owned by Celutel, (ii) a 52.5795% general partnership interest owned by Pascagoula Cellular Services, Inc., an indirect wholly-owned subsidiary of Celutel ("PCSI"), (iii) a 29.4729% general partnership interest owned by CHI and (iv) 17.4271% in general partnership interests owned by various third parties. Except as set forth on
Schedule 3.5, (i) the owners of Pascagoula partnership interests are not subject to any scheduled or contemplated capital call or other claim for monetary payment, (ii) all Pascagoula partnership interests purchased from Pascagoula have been fully paid for by each owner thereof, (iii) all Pascagoula partnership interests owned by Celutel and the Subsidiaries are free of all Encumbrances, other than those arising in connection with pledges under the McCaw Note, (iv) Pascagoula is not subject to any outstanding Options, (v) other than as provided for in the partnership agreement pursuant to which Pascagoula was organized, there are no partnership equivalents in, interests in the ownership or earnings of, or other similar rights binding upon, Pascagoula, and (vi) no partner of Pascagoula has failed to make any capital call.

     3.6 Personal Properties. Except as set forth on Schedule 3.6 hereto, Celutel and each of the Subsidiaries have good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real and personal, tangible and intangible), including all properties and assets reflected in the Balance Sheet (or which would be reflected thereon if not fully depreciated or amortized), in each case subject to no Encumbrances of any kind whatsoever, except for Permitted Encumbrances. Celutel and each of the Subsidiaries validly own or lease all properties and assets necessary for the continued conduct of its business in the ordinary course.

     3.7 Organizational Documents, Books and Records, and Related
Matters. (a) Celutel has delivered to Century true, correct and complete copies of (i) each Organizational Document governing Celutel and each of the Subsidiaries, together with all amendments thereto, as certified by the Secretary of State of their respective corporate domiciles or by their respective corporate secretaries, as appropriate, and (ii) except as provided on
Schedule 3.7, minutes of all meetings of the Boards of Directors, stockholders or partners of Celutel and each of the Subsidiaries. All books and records of Celutel and the Subsidiaries, and all files, data and other materials relating to their businesses, have been prepared and maintained in accordance with sound business practices.

     (b) The Conversion Price specified in Section 6 of the Celutel Certificate of Designation is, and will remain at all times through Closing, $5.

     (c) The affirmative vote of the holders of a majority of the outstanding total voting power of the holders of the Celutel Stock is the only vote of the holders of any class or series of Celutel's capital stock that is required under Celutel's Organizational Documents or the DGCL to approve this Agreement and the transactions described herein.

     3.8 Investments and Interests. Except for the Subsidiaries listed on
Schedule 3.1, and otherwise described in Section 3.5, neither Celutel nor any Subsidiary owns or has the right or obligation to acquire, directly or indirectly, any capital stock or other equity or proprietary interest in any Person.

     3.9 Financial Statements. (a) The Celutel Financial Statements included in Celutel's annual report on Form 10-K for the fiscal year ended April 30, 1993 filed with the SEC and in any quarterly reports on Form 10-Q subsequently filed with the SEC (i) reflect only actual bona fide transactions,

(ii) have been prepared from the books and records of Celutel and the Subsidiaries in accordance with GAAP, and (iii) fairly present in all material respects Celutel's consolidated financial position as of the respective dates thereof in accordance with GAAP and its consolidated results of operations and cash flows for the periods then ended in accordance with GAAP, except, in the case of unaudited interim financial statements included therein, as otherwise permitted by Rule 10-01 of Regulation S-X promulgated by the SEC. All unaudited interim financial statements included among the Celutel Financial Statements reflect all adjustments (which include only normal recurring adjustments made in conformity with GAAP) that are necessary for a fair statement of the consolidated results of operation of Celutel and its Subsidiaries for the periods presented therein.

     (b) For each Cellular Entity, Celutel has delivered true and complete copies of (i) all balance sheets and statements of operations, retained earnings and cash flows of each such entity for each of its prior two fiscal years, all of which have been audited in accordance with generally accepted auditing standards and (ii) all quarterly interim financial statements prepared by each such entity since the end of its prior completed fiscal year. All such financial statements (i) reflect only actual bona fide transactions, (ii) have been prepared from the books and records of such entity in accordance with GAAP and
(iii) fairly present in all material respects the entity's financial position as of the respective dates thereof in accordance with GAAP and its results of operations and cash flows for the periods then ended in accordance with GAAP. Except for normal, recurring year-end audit adjustments made in conformity with GAAP, all unaudited interim financial statements of the Cellular Entities delivered hereunder reflect all adjustments that are necessary to fairly state in all material respects the results of operations of each Cellular Entity for the periods presented therein.

     (c) Attached hereto as Exhibits B-1 through B-3 are true and complete copies of the capital expenditure budgets for fiscal year 1994 for (i) the MSAs served by Biloxi and Pascagoula, presented on a consolidated basis, (ii) the MSAs served by Brownsville and McAllen, presented on a consolidated basis, and
(iii) the MSA and the RSA served by Jackson (collectively, the "Budgets"), all of which have been prepared in good faith by Celutel. Notwithstanding the foregoing, Celutel does not make any representation or warranty that the actual capital expenditures for fiscal year 1994 will not exceed the amounts budgeted, or any other representation or warranty regarding such Budgets (other than that they were prepared in good faith by Celutel).

     3.10 Absence of Material Changes. Since July 31, 1993 and except as set forth on Schedule 3.10 hereto, neither Celutel nor any Subsidiary has:

          (a) amended any of its Organizational Documents;

          (b) undergone any change in its financial condition, assets, properties, liabilities, business or operations, other than changes in the ordinary course of business, none of which individually or in the aggregate has resulted in a Material Adverse Effect with respect to any Cellular Entity;

          (c) suffered any damage, destruction or loss (whether or not covered by insurance), or condemnation or other taking that has resulted in a Material Adverse Effect with respect to any Cellular Entity;

          (d) subjected any shares of capital stock or partnership interests owned by it to any Encumbrance of any kind whatsoever, or subjected any of its other properties or assets to any Encumbrance other than Permitted Encumbrances;

          (e) guaranteed any Indebtedness or obligations of any other Person; created, incurred or assumed any Indebtedness (or increased prior Indebtedness) or otherwise become liable for the obligations of any other Person (except for draws upon the credit facility provided for in the PNC Loan Agreement that are consistent with past practice, the incurrence of accounts payable in the ordinary course of business consistent with past practice and any other obligations that were incurred in the ordinary course of business consistent with past practice and that are not material individually or in the aggregate); prepaid, amended or altered the payment obligations with respect to any Indebtedness, other than prepayments of Long-Term Indebtedness and payments of accounts payable; or made any loans, advances or capital contributions to, or investments in, any other Person (other than to and among Subsidiaries and customary travel advances to employees);

          (f) sold, transferred, assigned or otherwise disposed of any direct or indirect equity interest in any Cellular Entity or any Intellectual Property; leased any office space; or acquired, sold, assigned, leased, transferred or otherwise disposed of, directly or indirectly, any other assets, except for any such transactions in the ordinary course of business consistent with past practice and except for any other such transactions that individually or in the aggregate are not material to its business;

          (g) received written notice of any Proceeding, Threatened Proceeding, dispute, claim, event or condition of any character (including but not limited to regulatory and administrative notices) that could reasonably be expected to have a Material Adverse Effect with respect to any Cellular Entity;

          (h) made any change in its accounting methods, principles or practices, except for any change required by reason of a concurrent change in GAAP and notice of which is given in writing to Century;

          (i) received written notice that any group, organization or union has attempted or intends to organize any of its employees or that any group of employees has attempted or intends to institute any labor slowdown, picketing, stoppage or similar disturbance;

          (j) issued any shares of capital stock, partnership interests, Options or other securities, except for any issuances arising in connection with the payment of regular quarterly stock dividends payable with respect to the Celutel Preferred Stock or issuances arising in connection with any conversion of the Celutel Preferred Stock into Celutel Common Stock; split, combined or reclassified any shares of its capital stock; declared, set aside, or paid any dividend, payment to partners or other distribution (whether in cash, stock or property or any combination thereof), except for regular quarterly stock dividends payable with respect to the Celutel Preferred Stock; repurchased, redeemed or otherwise acquired any of its capital stock, partnership interests or any other securities; or adopted a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization;

          (k) entered into, adopted or (except as may be required by law) amended or terminated any Employee Benefit Plan or other arrangement for the benefit or welfare of any current or former director, officer or employee; increased in any manner the compensation or other remuneration of any director, officer or employee, except for any increases in the wages or salaries of its employees (not including officers or directors) that are made in the ordinary course of business consistent with past practice and that do not increase the aggregate compensation paid to all of its employees (not including officers or directors) in excess of 5% per annum (calculated without giving effect to bonuses paid in the ordinary course of business consistent with past practice and without giving effect to increases in aggregate compensation caused by increases in staffing levels since July 31, 1993); paid to any current or former director, officer or employee any amount not required by any Employee Benefit Plan; or granted or paid any bonus, severance payment, termination payment or change in control payment, other than the payments specified on Schedule 3.23 and other than bonuses payable to its employees (not including officers or directors) made in the ordinary course of business consistent with past practice;

          (l) cancelled or materially reduced the coverage under any insurance or indemnity Contract;

          (m) entered into any networking contracts with Celular de Telefonia, S.A. de C.V. (CEDETEL) or its Affiliates or otherwise become obligated under any Contract outside the ordinary course of business consistent with past practice or amended, modified or terminated any Contract listed on any Schedule hereto, other than as contemplated hereunder;

          (n) waived, released, granted or transferred any rights of value or settled any Proceeding or Threatened Proceeding involving claims in excess of $75,000, except for any waivers, releases, grants, transfers or settlements that have no effect on Celutel's consolidated financial position other than reducing Current Assets or increasing Current Liabilities or that have been approved in writing by any executive officer of Century;

          (o) amended any Tax Return, made any tax election or settled or compromised any Tax liability;

          (p) failed to staff its operations at levels comparable with past practice;

          (q) materially delayed payment of any of its accounts payable or other liability beyond the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (r) received written notice of any actual or threatened termination, cancellation or limitation of, or any modification in, its business relationship with any customer or group of customers whose payments to such entity individually or in the aggregate are material to its operations, or with any vendor, agent, representative, or consultant, or group thereof, whose sales of services to such entity individually or in the aggregate are material to its operations;

          (s) otherwise failed to operate its business in the ordinary course consistent with prior practices so as to preserve its business organization and to preserve the good will of its customers, suppliers and others with whom it has business relations; or

          (t) authorized, agreed or became committed to do or to take any of the actions referred to in this Section 3.10.

     3.11 Indebtedness. Schedule 3.11 hereof sets forth all Indebtedness of Celutel and each Subsidiary to any Person (including its Affiliates) as of August 31, 1993 (except to the extent a different date is otherwise set forth thereon with respect to any specific Indebtedness). Except as disclosed on
Schedule 3.11, all Indebtedness is prepayable at any time at the option of the entity indebted thereunder, without premium or penalty. Neither Celutel nor any Subsidiary has taken any action or omitted to take any action, and no event has occurred, that constitutes (with or without the giving of notice or the passage of time or both) a material default under, or gives rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any Contract creating, or note or other instrument evidencing, any Indebtedness.

     3.12 Litigation and Claims. (a) Schedule 3.12 sets forth a list of each Proceeding in which Celutel or any Subsidiary is a party. Except as specifically disclosed on Schedule 3.12, there are no judgments, orders, injunctions, decrees or awards binding upon Celutel or any Subsidiary, or their respective assets, and there are no Proceedings or, to Celutel's best knowledge, Threatened Proceedings asserted against Celutel or any Subsidiary, or their respective assets, in each case that could reasonably be expected to have a Material Adverse Effect with respect to any Cellular Entity. Schedule 3.12 sets forth each reserve established by Celutel or any Subsidiary with respect to its liability or potential liability arising under any Proceeding or Threatened Proceeding listed thereon.

     (b) There are no Proceedings or, to Celutel's best knowledge, Threatened Proceedings asserted against Celutel or any Subsidiary, or their respective assets, that, individually or in the aggregate, could reasonably be expected to
(i) impair in any material respect the ability of Celutel to perform its obligations under this Agreement or (ii) prevent the consummation of any of the transactions described in this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator that could reasonably be expected to have any such effect.

     3.13 Real Estate and Leases. Schedule 3.13 hereto sets forth a complete list of all real properties and structures thereon owned in whole or in part by Celutel or any Subsidiary, or leased by Celutel or any Subsidiary, and includes the name of the record title holder thereof. Celutel or a Subsidiary owns or validly leases all of the real property reflected on the Balance Sheets (or which would be reflected thereon if not fully depreciated or amortized) and all real properties used in the conduct of its business. Title to all real property owned by Celutel or any Subsidiary is, in each case, good and marketable and free and clear of any Encumbrances, except for Permitted Encumbrances or any Encumbrance arising under indentures, security interests, mortgages or deeds of trust listed on Schedule 3.13. All such real property has access to adequate water, electric, gas and sewerage services and all other utility services necessary for the conduct of the business of Celutel and the Subsidiaries, and, with respect to each, Celutel or the appropriate Subsidiary has adequate rights of ingress and egress for operation of business in the ordinary course. There are no Proceedings or, to Celutel's best knowledge, Threatened Proceedings relating to condemnation, eminent domain or similar matters that would preclude or impair the use of any such property by Celutel or any Subsidiary for the purposes for which it is currently used.

     3.14 Condition of Personal Properties and Real Estate. All buildings, equipment and other assets (including all switches, cell sites, cell enhancers, radios, towers, generators and microwave systems) owned or leased by Celutel or any Subsidiary (i) are in good operating condition and do not require any maintenance or repairs, except for ordinary, routine maintenance and repairs that arise in the ordinary course of business and that in the aggregate are not material in nature or cost, (ii) are suitable for the purposes for which they are currently being used and are sufficient for the continued conduct of business after the Closing in substantially the same manner as conducted prior thereto and (iii) conform in all material respects with all Applicable Laws (including all zoning laws) and Permits.

     3.15 Insurance. Schedule 3.15 hereto sets forth a complete list and brief description of all policies and binders of insurance insuring Celutel or any Subsidiary and its properties and businesses. All such policies and binders of insurance are in full force and the premiums thereon have been duly and timely paid. Neither Celutel nor any Subsidiary is in material default with respect to any provision contained in any such policy or binder, nor has there been any failure to give notice or to present any claim relating to Celutel or any Subsidiary or under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for failures that would not reasonably be expected to result in a Material Adverse Effect with respect to any Cellular Entity. No notice of cancellation or nonrenewal with respect to any such policy or binder has been received by Celutel or any Subsidiary. Celutel has delivered to Century correct and complete copies of (i) certificates of insurance pertaining to and a policy digest of all such policies and binders, (ii) the most recent inspection reports, if any, received from the insurance underwriters as to the condition of the insured properties and (iii) all such policies and binders.

     3.16 Contracts. (a) Except as set forth in Schedule 3.16, neither Celutel nor any Subsidiary is a party to, or is bound by, obligated under or subject to the terms of, any:

          (i) Transaction Agreement;

          (ii) Contract for the lease or sublease of any real or personal property from or to any Person (including any Affiliate of Celutel), excluding any Contract or group of related Contracts for the lease or sublease of similar kinds of personal property from or to any such Persons involving aggregate annual rentals of less than $75,000;

          (iii) Contract with any Person (including any Affiliate of Celutel) wherein it provides or receives services relating to customer billing, data processing or accounting, or which relates to the switching or reselling of Cellular Services or the sharing of any switch used in connection with providing Cellular Services;

          (iv) management or consulting Contract with any Person (including any Affiliate of Celutel), whether it is the party performing or receiving the benefit of the services performed thereunder, including any Contracts relating to the management or operation of any cellular system owed by the Cellular Entities;

          (v) Contract for the purchase or sale of raw materials, commodities, merchandise, utilities, supplies, or other materials or personal property, or for the furnishing or receipt of services, that calls for performance over a period of more than 90 days and involves more than the sum of $75,000;

          (vi) agency, distributor, dealer, representative, sales, marketing or advertising Contract that is not terminable by it without penalty on notice of 60 days or less;

          (vii) Contract to lend or advance funds to, make any investment in, or guarantee the Indebtedness or obligations of, any Person (including any Affiliate of Celutel and any customers, suppliers, lenders, officers, directors, employees, stockholders, or others having business relations with Celutel or any Subsidiary);

          (viii) Contract (not including a by-law provision by which the Surviving Corporation will be bound) obligating Celutel or any Subsidiary to indemnify any current or former director, officer, employee, agent or fiduciary;

          (ix) collective bargaining agreement, employment agreement, nondisclosure agreement, assignment agreement, noncompetition agreement, or any other Contract with any director, officer or employee of Celutel or any Subsidiary, other than the Scarpa Employment Agreement and the Employee Benefit Plans;

          (x) Contract relating to capital expenditures which involves a payment or payments in excess of $75,000;

          (xi) Contract limiting its freedom to engage in any line of business or to compete with any other Person;

          (xii) Contract obligating it to sell or otherwise dispose of any substantial part of its assets to, or to enter into a business combination or share exchange with, any other Person, or to refrain from any such sale, disposition, business combination or share exchange, other than this Agreement or the Century Purchase Agreement; or

          (xiii) Contract not entered into in the ordinary course of business that involves a payment or payments of $75,000 or more and is not cancelable without penalty within 60 days.

     (b) True, correct and complete copies of all Contracts identified in
Schedule 3.16 have heretofore been delivered to Century. Except as set forth in
Schedule 3.16 (and subject to the agreements set forth therein under the heading "Texas Agreements"), (i) none of the Contracts or commitments listed in Schedule 3.11, 3.16, or 3.30 or any other Schedule hereto (the "Subject Contracts") will expire, be terminated or be subject to any modification as a result of the consummation of the transactions contemplated by this Agreement, (ii) neither Celutel nor any Subsidiary is either in default in any material respect under the terms of any Subject Contract, and no event has occurred which, with the passage of time or giving of notice, or both, would constitute such a default by Celutel or any Subsidiary, and (iii) to Celutel's best knowledge, no other party to any Subject Contract is in default in any material respect thereunder, and no such event has occurred with respect to any such party. No purchase order or commitment of Celutel or any Subsidiary not listed on Schedule 3.16 is in excess of its ordinary business requirements.

     3.17 Conflicts. (a) Assuming the stockholders of Celutel duly adopt this Agreement at the Stockholders Meeting, the execution, delivery, and performance by Celutel of this Agreement and each Closing Instrument to be executed and delivered by Celutel does not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of Celutel or any Subsidiary, (ii) assuming receipt of all Required Consents specified on Schedule 3.17, conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, or other instrument or obligation to which Celutel or any Subsidiary is a party or by which Celutel or any Subsidiary or any of their respective properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Celutel or any Subsidiary or (iv) assuming compliance with the matters referred to in Sections 6.1 through 6.3, violate any Applicable Law (including any state takeover or similar law or regulation) binding upon Celutel or any Subsidiary, except for, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not materially interfere, interrupt, or detract from the ability of Celutel and the Subsidiaries, taken as a whole, to conduct their businesses, impair the ability of Celutel to perform its obligations hereunder, or prevent the consummation of the transactions contemplated hereunder.

     (b) Without limiting the generality of the foregoing, none of the Organizational Documents or Contracts of the Cellular Entities grant rights of "first refusal" or similar rights to the stockholders or partners thereof upon the transfer or change in control of shares of capital stock or partnership interests of such entities or their Affiliates, or include any similar provisions that otherwise restrict any such transfer or change in control in any manner.

     (c) No consent, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Celutel or any Subsidiary in connection with the execution, delivery or performance by Celutel and the Principal Stockholders of this Agreement or their consummation of the transactions contemplated hereby, other than (i) the filing by the Surviving Corporation of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL or (ii) as contemplated by Sections 6.1 through 6.3.

     3.18 Permits, Tariffs and Cellular Operations. (a) Schedule 3.18 identifies separately for Celutel and each Subsidiary all FCC Licenses, State Licenses and other Permits that have been issued to Celutel and each Subsidiary (other than those listed on Schedule 3.1), which represent all federal, state or local Permits necessary for Celutel and each Subsidiary to provide Cellular Service in the MSAs and to otherwise own or lease and operate its properties and to conduct its business as now conducted. Except as disclosed in Schedule 3.18, the present use by Celutel and each Subsidiary of its properties and the conduct of its business do not violate any Permits. Except as disclosed in Schedule 3.18, all such Permits are in full force and effect, have been legally and validly issued, and will continue in full force and effect after the Closing Date without the consent, approval or act of, or the making of any filing with, any Governmental Entity or other party, subject to the receipt of the approval and the completion of the filings described in Sections 6.1(a) and (c) and 8.3 hereof, respectively. Except as disclosed on Schedule 3.18, neither Celutel nor any Subsidiary is in default under the terms of any such Permit and neither Celutel nor any Subsidiary has received written notice of any default thereunder. None of the Governmental Entities that have issued the Permits has notified Celutel or any Subsidiary in writing of its intent to modify, revoke, terminate or fail to renew any such Permit now or in the future, and, to Celutel's best knowledge, no such action has been threatened.

     (b) Without limiting the generality of paragraph (a) above, except as disclosed on Schedule 3.18 each Cellular Entity is the sole holder of the FCC cellular frequency block "A" operating license ("Operating License") for the respective MSA in which it provides Cellular Service and holds such Operating License free and clear of all Encumbrances. The cellular base stations owned by and licensed to the Cellular Entities provide, in each instance, 32 Dbu contour coverage to the entire area of each respective MSA, except for the unserved areas identified on the 32 Dbu contour maps of the Cellular Entities previously delivered by Celutel to Century, all of which are true, complete and accurate in all material respects ("Unserved Areas"). Except as disclosed on Schedule 3.18, Celutel or the appropriate Cellular Entity has filed all unserved area applications and taken all such other steps that are necessary to participate in the FCC lotteries to be held for the purpose of granting licenses to serve Unserved Areas in excess of 50 square miles. The expiration of the five-year "fill-in" period specified in 47 C.F.R. 22.903 will occur on June 5, 1994 for the Pascagoula MSA.

     (c) Except as disclosed in Schedule 3.18, Celutel or the applicable Cellular Entity has duly and timely filed all applications, reports or other instruments and taken all other actions that are necessary to secure the Cellular Entities' enjoyment to the fullest extent permitted by law of all rights as a provider of Cellular Service in the MSA's, including without limitation duly and timely filing with the FCC all applications necessary to construct and operate cellular base station facilities in the MSAs ("Base Station Applications"). Each cellular base station facility operated by the Cellular Entities has been constructed in all material respects in accordance with the Base Station Applications. The FCC has not notified Celutel or any Subsidiary of its intent to revoke or transfer to another operator any Operating License upon the expiration of its initial ten-year term, and, to Celutel's best knowledge, no such action has been threatened.

     (d) Celutel has previously delivered to Century true, correct and complete copies of the tariffs containing, to the extent included therein, service regulations, rates and charges for radio common carrier services applicable on the date hereof, together with all FCC records and applicable state certifications. No action to change, alter, rescind or make obsolete any of such tariffs, rates or charges is pending or, to Celutel's best knowledge, is threatened or under consideration other than Proceedings in the ordinary course of business and those of general applicability to the cellular industry.

     (e) As of July 31, 1993 the Cellular Entities had, and as of the Closing Date the Cellular Entities will have, an aggregate of at least 22,267 active cellular customers, in each case excluding those customers whose accounts have not been paid in full prior to the 90th day following the date of the respective invoices for services rendered.

     3.19 Absence of Undisclosed Liabilities. Neither Celutel nor any of the Subsidiaries has any outstanding claims, liabilities or obligations of any nature, whether accrued, unaccrued, absolute, contingent, asserted, unasserted, matured, unmatured, known, unknown or otherwise, other than (i) those reflected in the Balance Sheet (including any footnotes thereto), (ii) those that arise out of any matter specifically disclosed in any other Section of or Schedule to this Article 3, (iii) those that have arisen in the ordinary course of business since July 31, 1993 and (iv) those that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect with respect to any Cellular Entity.

     3.20 Compliance With Laws. Without limiting the scope of any representation or warranty made in this Article 3 concerning compliance with laws, Celutel and the Subsidiaries are and during the last three years have been in compliance in all material respects with the Communications Act and all other Applicable Laws, except as disclosed on Schedules 3.18, 3.20 and 3.29. At no time during the last three years has Celutel or any of the Subsidiaries been notified orally or in writing by any Governmental Entity that it has been the subject of any federal, state or local criminal investigation, or that it has materially violated any Applicable Law (including those described in other Sections of this Article 3).

     3.21 Employee Benefit Plans. (a) Schedule 3.21 contains a true, correct and complete list of each Employee Benefit Plan of Celutel and the Subsidiaries. Prior to the date hereof, Celutel and the Principal Stockholders have delivered to Century correct and complete copies of all relevant documents pertaining to the Employee Benefit Plans of Celutel and the Subsidiaries, including (i) the plan documents and related trusts and summary plan descriptions, (ii) the most recent determination letters received from the IRS, (iii) all Form 5500 annual reports filed with respect to plan years after 1987,

(iv) all filings pursuant to Labor Regulations 2520.104-23 with respect to plan years after 1987, and (v) any related insurance contracts with respect to the plans.

     (b) With respect to the Employee Benefit Plans, except as set forth on
Schedule 3.21:

          (i) Each such plan and each related trust or insurance contract is in material compliance with all applicable provisions of ERISA and the Code;

          (ii) Each Employee Benefit Plan listed on Schedule 3.21 that is intended to be, or normally would be, qualified under Section 401(a) of the Code is so qualified in form and operation, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code;

          (iii) All contributions due and owing for each Employee Benefit Plan for the plan year most recently ended and for all prior years have been made or reserved for;

          (iv) There are no accumulated funding deficiencies as defined in
     Section 412 of the Code (whether or not waived) with respect to any Employee Benefit Plan. Neither Celutel nor any Subsidiary, nor any affiliate thereof, has incurred any material liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any Employee Benefit Plan covered or previously covered by Title IV of ERISA. Celutel and the Subsidiaries, and all affiliates thereof, have paid and discharged promptly when due all liabilities and obligations with respect to any Employee Benefit Plan arising under ERISA or the Code of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of an Encumbrance against any of the assets of Celutel, any Subsidiary, or any affiliate thereof;

          (v) Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Benefit Plan has or will cause, directly or indirectly, Celutel or any Subsidiary, or any affiliate thereof, to incur any liability under Title I of ERISA or any liability for any tax pursuant to Section 4975 of the Code;

          (vi) Neither Celutel, any Subsidiary, nor any affiliate thereof has ever maintained or contributed to a Multiemployer Plan or to an Employee Benefit Plan subject to Title IV of ERISA or subject to the minimum funding standards of ERISA and the Code, and none of the Employee Benefit Plans is a plan to which more than one employer makes contributions, within the meaning of Sections 4063 and 4064 of ERISA;

          (vii) Except as set forth on Schedule 3.21 neither Celutel, any Subsidiary, nor any affiliate thereof, has ever maintained or contributed to or been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses, or their dependent other than in accordance with Section 4980B of the Code;

          (viii) All required reports and descriptions, including Form 5500 annual reports, summary annual reports, summary plan descriptions, and reports required by Labor Department Regulation Section 2520.104-23 have been filed or distributed appropriately with respect to the Employee Benefit Plans. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan; and

          (ix) No reportable event, as such term is defined in Section 4043(B) of ERISA, has occurred with respect to any of such Plans which are subject to Section 4043(B) or ERISA other than those which might arise solely as a result of the transactions contemplated by this Agreement.

     (c) For purposes of this Section only, an "affiliate" of a Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code, provided that in no event will CIVC be considered an affiliate of Celutel for purposes of this Section and no member of CIVC's control group (as defined in Section 414 of the Code) shall be considered an affiliate of Celutel, other than Celutel and its Subsidiaries.

     3.22 Investment Company Act. Celutel is not an "investment company" as defined under the Investment Company Act of 1940, as amended, and the regulations promulgated thereunder.

     3.23 Remuneration, Severance Pay, and Other Benefits. (a) Schedule 3.23 sets forth a true, correct and complete list of each of the officers and directors of Celutel and each Subsidiary. Celutel has delivered to Century a true, correct and complete list of each employee of Celutel and each Subsidiary, together with a list of the total cash compensation paid to each such person for 1992 (showing bonuses separately), along with the current wages or annualized salary of each such person for 1993.

     (b) Schedule 3.23 sets forth a true, complete and correct list of (i) each director, officer or employee of Celutel or any Subsidiary who, as a result of any of the transactions described in this Agreement, is or will become entitled to receive any amount (whether in cash, property, securities or otherwise) under any employment, severance, change in control, or termination Contract, or under any other compensation arrangement or Employee Benefit Plan, and (ii) the amount to which each such person is or will become so entitled. Except as set forth on
Schedule 3.23 and except as otherwise provided in Section 8.4, neither Celutel nor any Subsidiary has or will have any payment or other obligation to any current or former director, officer, employee or Affiliate of Celutel or any Subsidiary by virtue of the transactions described in this Agreement, and neither the consummation of the transactions contemplated hereunder nor the occurrence of any event thereafter will increase, or accelerate the time of payment or vesting of, any amounts payable to any current or former director, officer, employee or Affiliate of Celutel or any Subsidiary under any Employee Benefit Plan or otherwise.

     3.24 Labor Relations. Neither Celutel nor any Subsidiary has engaged in any Unfair Labor Practice and there are no Unfair Labor Practice charges or similar grievances pending or, to Celutel's best knowledge, threatened in writing against Celutel or any Subsidiary before the National Labor Relations Board or otherwise. There are no pending or, to Celutel's best knowledge, threatened grievances against Celutel or any Subsidiary by the Communications Workers of America labor union or any other labor union, and there are no labor slowdowns, picketing, stoppages or similar disturbances pending or, to Celutel's best knowledge, threatened in writing against Celutel or any Subsidiary.

     3.25 Product Liability Claims; Product Warranties. There are no product liability claims pending or, to Celutel's best knowledge, threatened against Celutel or any Subsidiary. Except as set forth in the form of customer service agreement utilized by each of the Cellular Entities (which are identical except for the name and address of each such entity printed thereon), a true, correct and complete copy of which is attached hereto as Exhibit C, Celutel and the Subsidiaries have not given or offered any warranty covering any class or group of products or services sold or distributed by Celutel or any Subsidiary.

     3.26 Environmental Matters. (a) Celutel and each Subsidiary possess all Permits that are required under federal, state and local laws and regulations relating to pollution or the protection of the environment, including all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of all hazardous substances or wastes, as such laws and regulations are constituted on the date hereof (collectively, "Environmental Laws"), except for Permits the failure of which to possess would not reasonably be expected to result in a Material Adverse Effect with respect to any Cellular Entity. Celutel and each Subsidiary are in compliance with all Environmental Laws, including all laws and regulations imposing record-keeping, maintenance, testing, storage, transportation, use, generation, collection, treatment, recovery, removal, discharge, disposal, inspection, registration, notification and reporting requirements with respect to such hazardous substances, hazardous wastes or any other materials, except for any failures to comply that would not reasonably be expected to result in a Material Adverse Effect with respect to any Cellular Entity. For purposes of this Section 3.26, "hazardous substances" and "hazardous wastes" are materials defined as "hazardous substances", "hazardous wastes," or "hazardous constituents" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.

Sections 9601-9675, as amended by the Superfund Amendments and Reauthorization Act of 1986, and any amendments thereto and regulations thereunder, all as constituted on the date hereof, (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6992, as amended by the Hazardous and Solid Waste Amendments of 1984, and any amendments thereto and regulations thereunder, all as constituted on the date hereof, or (iii) any other Environmental Law, including, without limitation, those that specifically regulate the use of gasoline, diesel fuel or other petroleum hydrocarbons.

     (b) Neither Celutel nor any Subsidiary is subject to any Proceedings pursuant to, nor has received any written notice of any violations of, any Environmental Law since January 1, 1990.

     (c) At no time has either Celutel or any Subsidiary caused hazardous wastes or hazardous substances (or any asbestos, poly-chlorinated biphenyls, urea formaldehyde, fuel oil or other petroleum compounds) to be treated, stored, disposed of, released, discharged or deposited on, under or at premises owned, occupied, or operated by Celutel or any Subsidiary, which materials require clean-up, removal, response, remediation or other obligations of or by Celutel or any Subsidiary under any Environmental Law, the cost of which to complete would reasonably be expected to have a Material Adverse Effect with respect to any Cellular Entity.

     (d) There are no disposal sites for hazardous substances or hazardous wastes located on or under the real estate owned by Celutel or any Subsidiary or, to Celutel's best knowledge, operated by Celutel or any Subsidiary, and neither Celutel nor any Subsidiary has disposed of any hazardous substances or hazardous wastes on or under the real estate owned or operated by Celutel or any Subsidiary. Neither Celutel nor any Subsidiary has ever disposed of any hazardous substances or hazardous wastes off-site, or retained any Person to handle, transport or dispose of any hazardous substances or hazardous wastes either on-site or off-site.

     3.27 Bank Accounts; Powers of Attorney. Schedule 3.27 hereto contains a correct and complete list of all (i) accounts or deposits of Celutel and each Subsidiary with banks or other financial institutions and a description of the nature and purpose of such account or deposit, (ii) safe deposit boxes of Celutel and each Subsidiary, (iii) persons authorized to sign or otherwise act with respect to Celutel or any Subsidiary, and (iv) powers of attorney for Celutel and each of the Subsidiaries.

     3.28 Taxes. Except as otherwise set forth in Schedule 3.28:

          (a) Each Tax Return required to be filed by or with respect to Celutel or any Subsidiary has been properly completed and timely filed. As of the time of filing, each such Tax Return correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of Celutel and the Subsidiaries or any other information required to be shown thereon. No extension of time within which to file any Tax Return has been filed, requested or granted.

          (b) All Taxes owed by either Celutel or any Subsidiary (whether or not shown on any Tax Return) have been paid in full. Since January 1, 1990, no written claim has been made by an authority in a jurisdiction where either Celutel or any Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Celutel or the Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due. The unpaid Taxes of Celutel and of each Subsidiary (i) do not, as of July 31, 1993, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of each of Celutel and the Subsidiaries in filing their Tax Returns. Celutel and each Subsidiary have withheld from their employees (and timely paid to the appropriate Governmental Entity) proper and accurate amounts for all periods in compliance with all Tax withholding provisions of Applicable Laws

     (including income, social security and employment Tax withholding for all forms of compensation subject thereto).

          (c) No audit, examination, investigation or other Proceeding is presently being conducted or threatened by the IRS or any other taxing authority; no Tax deficiencies or additional liabilities of any sort have been proposed by any Governmental Entity or representative thereof against either Celutel or any Subsidiary; and no agreement for extensions of time for assessment of any amounts of Tax has been entered into by Celutel or any Subsidiary. Schedule 3.28 lists all federal, state, and local income Tax Returns filed with respect to Celutel or any Subsidiary for taxable periods ended on or after April 30, 1990, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Celutel has delivered true, correct and complete copies of each Tax Return listed on Schedule 3.28.

          (d) No deferred gains or losses allocable to Celutel or any Subsidiary will be recognized by virtue of consummating the Merger.

          (e) Neither Celutel nor any Subsidiary is a party to any tax allocation, tax indemnity, tax payment or tax sharing Contract.

          (f) Neither Celutel nor any Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group, the common parent of which was Celutel) or (ii) has any liability for the Taxes of any Person (other than either Celutel or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

     3.29 Securities Laws. (a) Except as disclosed on Schedule 3.29, Celutel has duly and timely filed all Exchange Act Reports required to be filed by it since April 30, 1989. As of their respective dates, the Celutel Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such reports, and none of the Celutel Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1988, neither Celutel nor any Subsidiary has offered or sold securities in violation of the Securities Act or the regulations promulgated thereunder. All such offers or sales of securities have been registered under the Securities Act or were exempt from the registration requirements thereof. Schedule 3.29 sets forth a true and complete list of each offer or sales of securities made by each Cellular Entity since January 1, 1988, the gross proceeds thereof, and a list of each Disclosure Statement filed with the SEC or distributed to offerees in connection therewith. Without limiting the generality of the foregoing, no Disclosure Statement prepared or distributed by Celutel or any of the Subsidiaries included, as of its respective issuance date, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The proceeds of each offering made by Celutel or any Subsidiary have been used in the manner described in the Disclosure Statement prepared and distributed in connection with such offering, and there was a valid corporate purpose for each such offering.

     (c) None of the information furnished in writing or to be furnished in writing to Century by Celutel or the Principal Stockholders, or any Affiliate, officer, employee or representative thereof, specifically for use in the Proxy Statement will contain, as of the date of the Proxy Statement, the date of the Stockholders Meeting or the Closing Date, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     (d) There are no "affiliates" of Celutel (within the meaning of such term as used in Rule 145(c) promulgated under the Securities Act) who hold shares of Celutel Stock, other than the Principal

Stockholders, the Senior Officers, the Scarpa Family Trust, Avy H. Stein, John
R. Willis and Douglas Dittrick, each of whom may be deemed to be an "affiliate" of Celutel (within such meaning).

     3.30 Intellectual Property. (a) Schedule 3.30 sets forth a true, correct and complete list of all (i) trademarks, service marks, trade dress, trade names and corporate names and registrations and applications for registration thereof,
(ii) patents, patent applications, patent disclosures and inventions,
(iii) copyrights and registrations and applications for registration thereof, and (iv) computer software, data and documentation (collectively, "Intellectual Property") that is owned, used or licensed (as licensor or licensee) by Celutel or any Subsidiary. Schedule 3.30 indicates, for all Intellectual Property set forth thereon, which such property is owned by Celutel or any Subsidiary and which is owned by other Persons, and separately lists each Contract pursuant to which Celutel or any Subsidiary has granted, or been granted, any licenses and other similar rights with respect to any Intellectual Property, together with a short description of the subject matter on such licenses. Celutel and each Subsidiary own all right, title and interest in and to, or have the right to use pursuant to a valid and binding license agreement, all Intellectual Property specified on Schedule 3.30, which is the only Intellectual Property necessary to operate the businesses of such entity as presently conducted and in accordance with past practices. No loss or expiration of any Intellectual Property is pending or, to Celutel's best knowledge, reasonably foreseeable other than expirations by operation of law. Celutel and the Subsidiaries have taken all necessary and desirable actions in their reasonable discretion to maintain and protect the Intellectual Property that they own and use. Celutel has no knowledge that the owners of any Intellectual Property licensed to Celutel or any Subsidiary have not taken all necessary and desirable actions to maintain and protect the Intellectual Property which is subject to such license.

     (b) Since January 1, 1990, Celutel has not received written notice of a claim of any Person pertaining to the Intellectual Property or the rights of Celutel and the Subsidiaries thereunder, and no Proceedings are pending or, to Celutel's best knowledge, threatened that challenge the rights of Celutel or any Subsidiary in respect thereof or that claim that any other Person is infringing upon such Intellectual Property, and none of the Intellectual Property or, as the case may be, the rights granted to Celutel or any Subsidiary in respect thereof, infringes on the rights of any Person or, to Celutel's best knowledge, is being infringed upon by any Person, and none is subject to any outstanding order, decree, judgment, stipulation, injunction, restriction or agreement restricting the scope of the use by Celutel or any Subsidiary.

     (c) Since January 1, 1990, neither Celutel nor any Subsidiary has made use of any Intellectual Property other than the rights under the Intellectual Property listed on Schedule 3.30.

     3.31 Interests in Customers and Suppliers. Except as set forth in the Celutel Exchange Act Reports, neither Celutel, any Subsidiary or the Principal Stockholders, nor any officers, directors or Affiliates thereof, possess any direct or indirect material financial interest in, or is a director or officer of, any Person who has a material relationship with Celutel or any Subsidiary, as a customer, supplier, agent, advisor, consultant, representative, lessor, lessee, lender, licensor, or competitor.

     3.32 Inventories. The inventories of Celutel and the Subsidiaries are (i) not known to be obsolete, (ii) in good, merchantable and useable condition,
(iii) reflected in the Balance Sheet in accordance with GAAP, (iv) reflected in the books and records of Celutel and the Subsidiaries at the lower of cost or market value and (v) in quantities that are not excessive, and are adequate in light of present circumstances.

     3.33 No Finder; Opinion of Financial Advisor. (a) Neither Celutel nor any Subsidiary has paid or become obligated, or will upon Closing become obligated, to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated hereby, other than payments to Lazard Freres & Co. and Daniels & Associates of fees and expenses in the amounts estimated on Schedule 3.33, which shall be paid by Celutel and for which neither Century nor Sub shall have any liability with respect thereto.

     (b) The Board of Directors of Celutel has received the opinion of Lazard Freres & Co. to the effect that the Merger Consideration to be paid to the Public Stockholders (other than, if applicable, Century and its Affiliates) is fair, from a financial point of view, to such stockholders.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES
                         OF THE PRINCIPAL STOCKHOLDERS

     4.1 Representations and Warranties of CIVC. CIVC hereby makes the following representations and warranties to Century and Sub as of the date hereof:

          (a) CIVC has full corporate power and authority to execute and deliver this Agreement and each Closing Instrument to be executed and delivered by it and, subject to the adoption of this Agreement by the stockholders of Celutel in accordance with the DGCL and Celutel's Organizational Documents, to perform its obligations hereunder and under such Closing Instruments. The execution, delivery and performance by CIVC of this Agreement and each Closing Instrument to be executed and delivered by it have been duly authorized by CIVC's Board of Directors and no other corporate proceedings are necessary to authorize CIVC's execution, delivery or performance of this Agreement or such Closing Instruments.

          (b) This Agreement has been duly executed and delivered by CIVC and constitutes, and each Closing Instrument, when executed and delivered by CIVC, will be duly executed and delivered by CIVC and will constitute, a valid and legally binding obligation of CIVC, enforceable against CIVC in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

          (c) Assuming the stockholders of Celutel duly adopt this Agreement at the Stockholders Meeting, the execution, delivery, and performance by CIVC of this Agreement and each Closing Instrument to be executed and delivered by CIVC does not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of CIVC, (ii) conflict with or result in a violation of any provisions of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, or other instrument or obligation to which CIVC is a party or by which CIVC or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of CIVC, or (iv) assuming compliance with the matters referred to in Sections 6.1 through 6.3, violate any Applicable Law (including any state takeover or similar law or regulation) binding upon CIVC, except for, in the case of clauses (ii),
     (iii) and (iv), any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not materially impair the ability of CIVC to perform its obligations hereunder (including its obligations under Article 10) or prevent the consummation of the transactions contemplated hereunder.

          (d) No consent, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by CIVC in connection with its execution, delivery or performance of this Agreement or its consummation of the transactions contemplated hereby, other than as contemplated hereunder, except for consents, notices, approvals, orders, authorizations, declarations, filings and registrations the failure of which to obtain or make would not individually or in the aggregate materially impair the ability of CIVC to perform its obligations hereunder (including its obligations under Article 10) or prevent the consummation of the transactions contemplated hereunder.

          (e) There are no Proceedings or, to CIVC's best knowledge, Threatened Proceedings asserted against CIVC that, individually or in the aggregate, could reasonably be expected to (i) impair in any material respect the ability of CIVC to perform its obligations under this Agreement or

     (ii) prevent the consummation of any of the transactions described in this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator having, or which will have, any such effect.

          (f) CIVC is neither a party to nor is bound by (i) any stockholder agreement, voting trust, proxy or similar arrangement restricting or governing CIVC's rights to vote or dispose of its shares of Celutel Stock, other than the Stockholders Agreement dated May 14, 1991 to be terminated in accordance with Section 7.2(t), (ii) any loan or advance to Celutel or any Subsidiary or any Contract relating to the making of any such loan or advance, (iii) any loan, commitment or Contract obligating CIVC to repay any amounts to Celutel or any Subsidiary, or (iv) any guarantee or other contingent liability in respect of any Indebtedness or any other debt, liability or obligation of Celutel or any Subsidiary.

          (g) Except as set forth in the Celutel Exchange Act Reports, neither CIVC nor any "associate" (as such term is defined by Rule 405 promulgated under the Securities Act) of CIVC (i) holds any Options with respect to the capital stock of Celutel or any Subsidiary, (ii) has any material interest in any Contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Celutel or any Subsidiary, or
     (iii) since January 1, 1990, has otherwise had any relationship or entered into any transaction or series of transactions with Celutel or any Subsidiary, in each case that was required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

     4.2 Representations and Warranties of Scarpa. Scarpa hereby makes the following representations and warranties to Century and Sub as of the date hereof:

          (a) Scarpa has the full legal right, power, capacity and authority to execute, deliver and perform this Agreement and all Closing Instruments to be executed and delivered by him hereunder, in each case without the consent or joinder of any other Person.

          (b) This Agreement has been duly executed and delivered by Scarpa and constitutes, and each Closing Instrument, when executed and delivered by Scarpa, will be duly executed and delivered by Scarpa and will constitute, a valid and legally binding obligation of Scarpa, enforceable against Scarpa in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

          (c) Assuming the stockholders of Celutel duly adopt this Agreement at the Stockholders Meeting, the execution, delivery, and performance by Scarpa of this Agreement and each Closing Instrument to be executed and delivered by Scarpa does not and will not (i) conflict with or result in a violation of any provisions of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, or other instrument or obligation to which Scarpa is a party or by which Scarpa or any of his properties may be bound, (ii) result in the creation of imposition of any Encumbrance upon the properties of Scarpa or (iii) assuming compliance with the matters referred to in Section 6.1 through 6.3, violate any Applicable Law (including any state takeover or similar law or regulation) binding upon Scarpa, in each case except for any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not materially impair the ability of Scarpa to perform his obligations hereunder (including his obligations under Article 10) or prevent the consummation of the transactions contemplated hereunder.

          (d) No consent, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Scarpa in connection with his execution, delivery or performance of this Agreement or his consummation of the transactions contemplated hereby, other than as contemplated hereunder, except for consents, notices, approvals, orders, authorizations, declarations, filings and registrations the failure of which to obtain or make individually or in the aggregate would not materially impair the ability of Scarpa to perform his obligations hereunder (including his obligations under Article 10) or prevent the consummation of the transactions contemplated hereunder.

          (e) There are no Proceedings or, to Scarpa's best knowledge, Threatened Proceedings asserted against Scarpa that, individually or in the aggregate, could reasonably be expected to (i) impair in any material respect the ability of Scarpa to perform his obligations under this Agreement or (ii) prevent the consummation of any of the transactions described in this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator having, or which will have, any such effect.

          (f) Scarpa is neither a party to nor is bound by (i) any stockholder agreement, voting trust, proxy or similar arrangement restricting or governing Scarpa's rights to vote or dispose of his shares of Celutel Stock, other than the Stockholders Agreement dated May 14, 1991 to be terminated in accordance with Section 7.2(t), (ii) any loan or advance to Celutel or any Subsidiary or any Contract relating to the making of any such loan or advance, (iii) any loan, commitment or Contract obligating Scarpa to repay any amounts to Celutel or any Subsidiary, or (iv) any guarantee or other contingent liability in respect of any Indebtedness or any other debt, liability or obligation of Celutel or any Subsidiary.

          (g) Except as set forth in the Celutel Exchange Act Reports, neither Scarpa nor any "associate" (as such term is defined by Rule 405 promulgated under the Securities Act) of Scarpa (i) holds any Options with respect to the capital stock of Celutel or any Subsidiary, (ii) has any material interest in any Contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Celutel or any Subsidiary, (iii) since January 1, 1990, has otherwise had any relationship or entered into any transaction or series of transactions with Celutel or any Subsidiary that was required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC, or (iv) beneficially owns any capital stock or partnership interests in any Cellular Entity.

          (h) All information set forth on Schedule 3.23 relating to Scarpa is true, correct and complete. Scarpa hereby confirms that he has made a final and irrevocable determination regarding the amounts payable to each Senior Officer under the stay bonus plan adopted by the Board of Directors of Celutel on March 5, 1992, as set forth on Schedule 3.23.

                                   ARTICLE 5.

                   REPRESENTATIONS AND WARRANTIES OF CENTURY

     Century and Sub hereby make the following representations and warranties to Celutel and its stockholders as of the date hereof:

     5.1 Organization of Century. Century is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and has full corporate power and authority to carry on the business in which it is engaged and to own, lease and operate its properties. Century and its subsidiaries have qualified and are authorized to do business and are in good standing as foreign corporations in each jurisdiction in which the character or location of its properties or the nature of its activities makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect with respect to Century.

     5.2 Organization of Sub. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business or incurred any liabilities since it was incorporated, except as contemplated by this Agreement.

     5.3 Authorization. Each of Century and Sub has full corporate power and authority to execute and deliver this Agreement and each Closing Instrument to be executed and delivered by it and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Century and Sub of this Agreement and each Closing Instrument to be executed and delivered by it have been duly authorized by the respective Boards of Directors of Century and Sub (or a duly authorized committee thereof) and by Century, in its capacity as sole stockholder of Sub, and no other corporate proceedings on the part of Century or Sub are necessary to authorize the execution, delivery and performance by them of this Agreement or any such Closing Instrument. This Agreement has been duly executed and delivered by Century and Sub and constitutes, and each Closing Instrument, when executed and delivered by Century, will be duly executed and delivered by Century and will constitute, a valid and legally binding obligation of Century and Sub enforceable against them in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     5.4 Capital Stock. Century has authorized capital consisting of (i) 100,000,000 shares of Century Common Stock, of which 51,261,965 shares (and associated rights) are issued and outstanding, and (ii) 2,000,000 shares of Preferred Stock, $25.00 par value per share, of which 4,260 shares of Preferred Stock, Series A, and 13,902 shares of Preferred Stock, Series H, are issued and outstanding. All issued and outstanding shares of capital stock of Century have been duly authorized and validly issued, and are fully paid, nonassessable and free of any preemptive or similar rights. Except as described in the Century Exchange Act Reports, Century is not subject to any outstanding Options. Except as indicated above or in the Century Exchange Act Reports, there are no equity equivalents in, interests in the ownership or earnings of, or other similar rights binding upon Century. The Century Common Stock to be delivered pursuant to Article 2, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, nonassessable, and free of any preemptive or similar rights. The authorized capital stock of Sub consists of 1,000 shares of common stock, $.01 par value per share, of which 100 shares are outstanding and held directly by Century.

     5.5 No Finder. Neither Century, Sub nor any party acting on behalf of Century or Sub has paid or become obligated, or will upon Closing become obligated, to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated herein.

     5.6 Registration Statement. The Registration Statement will, when filed, comply as to form in all material respects with the Securities Act and all regulations promulgated thereunder. The Registration Statement, as of the time it becomes effective, the date of the Stockholders Meeting and the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. The representations and warranties contained in this
Section 5.6 shall not apply to statements or omissions in the Registration Statement based upon information furnished in writing to Century by Celutel, the Reselling Stockholders, or any representative or Affiliate thereof, specifically for use in the Registration Statement.

     5.7 Securities Laws. (a) Century has duly and timely filed all Exchange Act Reports required to be filed by it since January 1, 1989. As of their respective dates, the Century Exchange Act Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such reports, and none of the Century Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 1988, neither Century nor any of its subsidiaries has offered or sold securities in violation of the Securities Act or the regulations promulgated thereunder. All such offers or sales of securities have been registered under the Securities Act or were exempt from the registration requirements thereof.

     5.8 Financial Statements. The consolidated balance sheets, statements of income, statements of stockholders' equity or statements of cash flows, whether audited or unaudited, included in Century's annual report on Form 10-K for the fiscal year ended December 31, 1992 filed with the SEC and in any quarterly reports on Form 10-Q subsequently filed with the SEC ("Century Financial Statements") (i) reflect only actual bona fide transactions, (ii) have been prepared from the books and records of Century in accordance with GAAP and (iii) fairly present in all material respects Century's consolidated financial position as of the respective dates thereof in accordance with GAAP and its consolidated results of operations and cash flows for the periods then ended in accordance with GAAP, except, in the case of unaudited financial statements included therein, as otherwise permitted by Rule 10-01 of Regulation S-X promulgated by the SEC. All unaudited interim financial statements included among the Century Financial Statements reflect all adjustments (which include only normal recurring adjustments made in conformity with GAAP) that are necessary for a fair statement of the consolidated results of operations of Century and its subsidiaries for the periods presented therein.

     5.9 Absence of Diluting Events. Century did not effect any Diluting Event between August 18, 1993 and the date of this Agreement. As of the Effective Time, no Diluting Event shall have occurred after the date of this Agreement, other than any Diluting Events as to which Celutel and Century shall have mutually determined lawful, appropriate, equitable and adequate adjustments under Section 2.10.

     5.10 Conflicts. (a) The execution, delivery, and performance by Century of this Agreement and each Closing Instrument to be executed and delivered by Century does not and will not (i) conflict with or result in a violation of any provision of the Organizational Documents of Century, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, any bond, debenture, note, mortgage, indenture, lease, Contract, or other instrument or obligation to which Century is a party or by which Century or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Century or (iv) assuming compliance with the matters referred to in Sections 6.1 through 6.3, violate any Applicable Law (including any state takeover or similar law or regulation) binding upon Century, except for, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Encumbrances that individually or in the aggregate would not materially interfere, interrupt, or detract from the ability of Century to conduct its business, impair the ability of Century to perform its obligations hereunder, or prevent the consummation of the transactions contemplated hereunder.

     (b) No consent, notice, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Century in connection with the execution, delivery or performance by Century of this Agreement or their consummation of the transactions contemplated hereby, other than (i) the filing by the Surviving Corporation of the Certificate of Merger with the Delaware Secretary of State in accordance with the DGCL or (ii) as contemplated by Sections 6.1 through 6.3.

     5.11 Organizational Documents. Century has delivered (or will within 10 days hereof deliver) to Celutel true, correct and complete copies of each Organizational Document governing Century, as certified by the Secretary of State of Louisiana or Century's secretary, as appropriate.

     5.12 Compliance with Laws. Century and its subsidiaries are and during the last three years have been in compliance in all material respects with all Applicable Laws.

                                   ARTICLE 6.

                             PRE-CLOSING COVENANTS

     The parties covenant to take the following actions between the date hereof and the Effective Time:

     6.1 Governmental Approvals. (a) The parties hereto shall cooperate in good faith and take all actions necessary or appropriate to expeditiously and diligently prosecute to a favorable conclusion the joint applications filed on August 31, 1993 on FCC Form 490 seeking the FCC's approval of the change in control of each FCC License listed on Schedule 3.18 and shall use their reasonable best efforts to retain the authority previously granted by the FCC to effect the change in control pursuant to the Century Purchase Agreement of each FCC License held by the Gulf Coast Cellular Entities.

     (b) The parties hereto shall cooperate in good faith and take all actions necessary or appropriate to expeditiously and diligently prosecute to a favorable conclusion the HSR Notifications filed in connection herewith on October 1, 1993 with the FTC and the DOJ pursuant to the HSR Act.

     (c) The parties hereto shall cooperate in good faith and take all actions necessary or appropriate to expeditiously and diligently prosecute to a favorable conclusion the joint petition seeking the approval of the MPSC to the Merger filed on September 20, 1993, and shall use their reasonable best efforts to retain the authority previously granted by the MPSC to effect the change in control pursuant to the Century Purchase Agreement of each State License held by the Gulf Coast Cellular Entities.

     (d) Each party agrees to promptly provide the other parties with copies of all written communications, letters, reports or other documents delivered to or received from Governmental Entities in connection with the filings contemplated by this Section, and copies of any written memorandum relating to discussions with such Governmental Entities with respect to such filings.

     6.2 Registration Statement and Proxy Statement; Stockholders Meeting; Comfort Letter. (a) As promptly as practicable after the date hereof, Century shall prepare and file with the SEC the Registration Statement on Form S-4 to register (i) the issuance and sale of Century Common Stock to be issued under
Article 2 hereof (the "Initial Sale") and (ii) the resale (the "Resales") by the Non-Public Stockholders (the "Reselling Stockholders"), at any time prior to the second anniversary of the Closing Date, of the Century Common Stock to be acquired by such stockholders hereunder (the "Acquired Shares") so as to enable each Reselling Stockholder to freely sell its Acquired Shares (subject to such stockholder complying with its obligations under Section 8.1(b) hereof and the affiliates agreement to be executed by it pursuant to Section 7.2(q)). Century agrees that the Registration Statement, when declared effective under the Securities Act and as of the date of the Stockholders Meeting and the Closing Date, shall, subject to Celutel's compliance with paragraph (b), contain all information required under the Securities Act and the regulations promulgated thereunder to register the Initial Sale and, subject to its receipt of information relating to the Reselling Stockholders pursuant to Item 507 of Regulation S-K and to any updating of information under Section 8.1 hereof, shall contain all such information required under such act and such regulations to register the Resales. Century shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof.

     (b) As promptly as practicable after the date hereof, Celutel shall prepare, and as promptly as practicable after the effectiveness of the Registration Statement, Celutel shall mail to its stockholders, the Proxy Statement with respect to the Stockholders Meeting. Celutel agrees that the Proxy Statement, as of the date of the Proxy Statement, the date of the Stockholders Meeting and the Closing Date, shall contain (i) all information required under Regulation 14A promulgated under the Exchange Act (subject to Century's obligations to provide information relating to Century and its Affiliates), (ii) the fairness opinion referred to in Section 7.1(f) and (iii) subject to its rights to make a Fiduciary Determination, the recommendation of Celutel's Board of Directors that stockholders of Celutel vote in favor of the adoption of this Agreement.

     (c) Prior to filing the Registration Statement, Proxy Statement or any related materials, or any amendment or supplement thereto, the parties hereto shall exchange drafts of all such documents proposed to be filed and permit the other parties (and any Persons who may be deemed to be underwriters or controlling persons thereof) the opportunity to comment thereon and participate in the preparation of the Registration Statement and Proxy Statement. Century shall notify Celutel promptly of the receipt of any comments on, or any requests for amendments or supplements to, the Registration Statement or the Proxy Statement by the SEC, and Century shall supply Celutel with copies of all correspondence between it and its representatives, on the one hand, and the SEC or members of its staff, on the other, with respect to the Registration Statement or the Proxy Statement. Century, after consultation with Celutel, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Registration Statement, and Celutel, after consultation with Century, shall use its reasonable best efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement. Century agrees promptly to correct or supplement any information relating to Century or its subsidiaries contained in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect. Each of Celutel and the Principal Stockholders agrees promptly to correct or supplement any information provided by it in writing specifically for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect, and further agree to use their reasonable best efforts to (i) cause each Reselling Stockholder that is not a party hereto to provide all information relating to such stockholder required pursuant to Item 507 of Regulation S-K and
(ii) promptly correct or supplement any such information provided by such stockholder in writing specifically for use in the Registration Statement if and to the extent that such information shall have become false or misleading in any material respect. Century further agrees to take all steps necessary to cause the Registration Statement as so corrected to be filed with the SEC, as and to the extent required by the Securities Act and the regulations promulgated thereunder, and Celutel further agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to holders of shares of Celutel Stock, in each case as and to the extent required by the Exchange Act and the regulations promulgated thereunder.

     (d) Celutel shall take all action necessary in accordance with the DGCL and its Organizational Documents to duly call, give notice of, convene and hold the Stockholders Meeting as promptly as practicable after the date on which the Registration Statement shall be declared effective (subject to all notice requirements of the DGCL, Celutel's Organizational Documents and Instruction A(2) to Form S-4 of the SEC) to consider and vote upon the adoption of this Agreement. Unless between the date hereof and the date of the Stockholders Meeting there shall have been a Material Adverse Change with respect to Century, each of CIVC and Scarpa shall vote in favor of this Agreement at the Stockholders Meeting, and shall cause each of its Affiliates that it controls who hold voting rights with respect to the Celutel Stock to similarly vote in favor of this Agreement.

     (e) Celutel shall use its reasonable best efforts to cause to be delivered to Century a letter of its independent public accountants, dated within two business days before the date on which the Registration Statement shall become effective and addressed to Century, in form and substance reasonably satisfactory to Century and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     (f) Century shall use its reasonable best efforts to register or qualify the Initial Sale under any applicable securities or "blue sky" laws, provided, however, that Century will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) subject itself to taxation in any such jurisdiction. Within 30 days of the date hereof, Celutel shall furnish or cause its transfer agent to furnish a list of all jurisdictions in which the stockholders of Celutel reside of record.

     6.3 Stock Exchange Filings. (a) Century shall use its reasonable best efforts to list on the NYSE, subject to official notice of issuance, the shares of Century Common Stock to be issued to the stockholders of Celutel pursuant to this Agreement, effective on or before the Closing Date.

     (b) Celutel shall use its reasonable best efforts to file all notices and take all such other actions as may be required to delist the Celutel Common Stock from the American Stock Exchange as of or prior to the Effective Time.

     6.4 Third Party Consents. Celutel shall use its reasonable best efforts to obtain the Required Consents and each party hereto shall use its reasonable best efforts to obtain any other necessary and appropriate consents, approvals, orders, authorizations, filings and registrations from Persons other than Governmental Entities that are necessary to enable Century, Sub, Celutel and the Principal Stockholders to effect the Merger as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby.

     6.5 Cooperation and Best Efforts. Each party shall cooperate with each other party hereto and use its reasonable best efforts to (i) satisfy all requirements prescribed by Applicable Law or the Permits for, and all conditions set forth in this Agreement to, the consummation of the Merger and (ii) effect the Merger in accordance with this Agreement at the earliest practicable date.

     6.6 Investigation of Business of Celutel and the Cellular
Entities. (a) Celutel and the Principal Stockholders shall afford, and shall cause the Subsidiaries to afford, to the officers, employees and authorized representatives of Century and Sub (including their independent public accountants, environmental consultants and attorneys) complete access during normal business hours to (i) the offices, operations, properties, customers, suppliers, lenders, lessors, licensors, auditors and business and financial records (including computer files, retrieval programs and similar documentation, and including all Permits and all FCC, MPSC and TPUC records) of Celutel and the Subsidiaries, (ii) the business and financial records of CIVC pertaining to Celutel and the Subsidiaries and (iii) the respective employees of Celutel, the Subsidiaries and CIVC, in each case to the extent Century or Sub shall deem necessary or desirable, and shall furnish to Century, Sub or their respective authorized representatives such additional information concerning the respective operations, properties and business of Celutel and the Subsidiaries as shall be reasonably requested, including all such information as shall be necessary to enable Century, Sub or their authorized representatives to verify the accuracy of the representations and warranties contained in Article 3, to verify the accuracy of any financial statements of Celutel or any Subsidiary and to determine whether the conditions set forth in Article 7 have been satisfied. Notwithstanding anything to the contrary herein, Century and Sub agree that (i) such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the businesses of Celutel or any of the Subsidiaries and (ii) if the delivery of copies of any documents or other information hereunder would cause a waiver of any attorney-client privilege, Century shall be entitled to receive such copies only upon its execution and delivery of a reasonably satisfactory confidentiality and common interests agreement. No investigation made by Century, Sub or their respective authorized representatives hereunder shall affect the representations and warranties of Celutel and the Principal Stockholders hereunder, subject to Section 10.4(c).

     (b) Century and Sub shall hold, and will cause their Affiliates, employees, officers, directors, agents and representatives to hold, any non-public and proprietary information obtained in connection with its review in accordance with paragraph (a) in the strictest secrecy and confidence (unless such information thereafter becomes generally available to the public through no fault of any of them, is otherwise available to them on a non-confidential basis from another source, or has been developed independently by them without violating any of their obligations hereunder). Century and Sub shall use, and cause their Affiliates to use, all such information solely for the purpose of consummating the transactions contemplated by this Agreement pursuant to the terms of this Agreement. In the event the transactions contemplated by this Agreement are not consummated for any reason pursuant to the terms of this Agreement, Century and Sub shall return, and cause their Affiliates to return, any copies or summaries of all such information in their possession, and shall destroy, or cause their Affiliates to destroy, all copies of any notes, analyses, compilations, studies, calculations or other documents prepared by it or for its internal use that include or are derived from the non-public and proprietary information provided hereunder, provided, however, that neither Century nor Sub shall have any obligations under this sentence with respect to any information pertaining to the Gulf Coast Cellular

Entities and related Subsidiaries obtained in connection with consummating the Century Purchase Agreement, all of which shall be held subject to the terms of such agreement.

     (c) If and to the extent necessary for the preparation of the fairness opinion specified in Section 7.1(f), Century shall afford to Celutel's financial advisors complete access during normal business hours to the executive officers of Century, provided that such advisors first execute a confidentiality agreement satisfactory to Century and its counsel and conduct such investigation in a manner as not to interfere unreasonably with the schedules of Century's executive officers.

     6.7 Preserve Accuracy of Representations and Warranties; Notification of Changes. (a) Celutel shall not, and shall cause its Affiliates that it controls not to, commit or omit to do any act that could reasonably be expected to result in a Material Adverse Effect with respect to any Cellular Entity and each of Celutel and the Principal Stockholders shall not, and shall cause their respective Affiliates that they control not to, commit or omit to do any act that (i) would cause a breach of any agreement, commitment or covenant made by it in this Agreement or (ii) would cause any representation or warranty made by it in this Agreement (including, with respect to Celutel, the representations and warranties made by it in Section 3.10) to become untrue, as if each such representation and warranty were continuously made from and after the date hereof. Each of Celutel and the Principal Stockholders shall promptly notify Century in writing of (i) any event or condition (including any Proceeding or Threatened Proceeding) that could adversely affect its ability to perform any of its agreements, commitments or covenants contained herein and (ii) any event or condition (including any Proceeding or Threatened Proceeding) that causes any representation or warranty made by it in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof, and Celutel shall promptly notify Century in writing (i) of any event or condition (including any Proceeding or Threatened Proceeding) that could reasonably be expected to result in a Material Adverse Effect with respect to any Cellular Entity or (ii) if it or any of its representatives discovers any facts during the course of its due diligence review that causes Celutel to believe that any of the representations and warranties made by Century are not correct in all material respects.

     (b) Century and Sub shall not, and shall cause their respective Affiliates not to, commit or omit to do any act that (i) could reasonably be expected to result in a Material Adverse Effect with respect to Century, (ii) would cause a breach of any agreement, commitment or covenant of Century or Sub contained in this Agreement or (iii) would cause the representations and warranties of Century or Sub contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof. Century shall promptly notify Celutel in writing (i) of any event or condition (including any Proceeding or Threatened Proceeding) that could adversely affect the ability of Century or Sub to perform any of their respective agreements, commitments or covenants contained herein, (ii) of any event or condition (including any Proceeding or Threatened Proceeding) that causes any representation or warranty of Century or Sub contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof, (iii) of any event or condition (including any Proceeding or Threatened Proceeding) that could reasonably be expected to result in a Material Adverse Effect with respect to Century, or (iv) if it or any of its representatives discovers any facts during the course of its due diligence review that causes Century to believe that any of the representations and warranties made by Celutel or the Principal Stockholders are not correct in all material respects.

     (c) The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties contained herein, (ii) modify the conditions set forth in Article 7, or (iii) limit or otherwise affect the remedies of the parties available hereunder, provided, however, that if the Closing shall occur, then all matters disclosed pursuant to this Section at or prior to the Closing shall be deemed to be waived and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     (d) Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or in a new Schedule. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Article 7 have been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto, provided, however, that if the Closing shall occur, then all matters disclosed pursuant to any such supplement or amendment or other notice at or prior to the Closing shall be deemed to be waived and deemed included as part of the Schedules, and no party shall be entitled to make a claim thereon pursuant to the terms of this Agreement.

     6.8 Conduct and Preservation of Business. (a) Except as otherwise contemplated hereby, Celutel shall, and shall cause each Subsidiary to, (i) conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all Applicable Laws and Permits, (ii) use its reasonable best efforts to preserve, maintain and protect its properties, and (iii) use its reasonable best efforts to preserve its business organization, to maintain each Permit, to keep available the services of its officers and employees and to maintain its existing relationships with partners, suppliers, contractors, customers, lessors, lessees, lenders, licensors, agents and others having business relationships with it. Without limiting the generality of the foregoing, Celutel shall, and shall cause the Subsidiaries to,
(i) continue to market and advertise their respective services and products in accordance with past practices, (ii) use its reasonable best efforts to expeditiously and diligently resolve all Proceedings, Threatened Proceedings and other claims (including each of those described in the Schedules) as soon as reasonably practicable, provided that it consults with Century prior to settling any such matter, (iii) construct all cell sites currently under construction in accordance with sound business practices and (iv) otherwise make all capital improvements in accordance with the Budgets.

     (b) Except as otherwise contemplated hereby, Century shall, and shall cause each of its subsidiaries to, conduct its operations according to its ordinary course of business consistent with past practice, use its reasonable best efforts to preserve, maintain and protect its properties, and use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain its existing business relationships.

     6.9 Acquisition Proposals. For a period commencing on the execution date hereof and ending on the earlier of the termination of this Agreement or the Closing, except to the extent that the Board of Directors of Celutel makes a Fiduciary Determination (i) Celutel agrees that it shall not, and shall cause each of the Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or consummate, any Acquisition Proposal, and Celutel will notify Century immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Celutel, any Subsidiary, Scarpa, CIVC or any of their respective Affiliates, and shall instruct the directors, officers, employees, representatives, financial advisors and agents of Celutel and the Subsidiaries to refrain from doing any of the above, and (ii) each of Scarpa and CIVC agrees that it shall not, and shall cause each of its Affiliates that it controls not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, participate in any negotiations or discussions concerning, or consummate, any Acquisition Proposal, and each will notify Century immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, Celutel, any Subsidiary, Scarpa, CIVC or any of their respective Affiliates, and CIVC shall instruct its directors, officers, employees, representatives, financial advisors, agents and Affiliates that it controls to refrain from doing any of the above. Each of Celutel and the Principal Stockholders shall, and shall cause its respective financial advisors and Affiliates that it controls to, immediately cease and terminate any existing or prior existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such Person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Celutel all confidential information heretofore furnished to such Person by or on behalf of Celutel or any Subsidiary.

Subject to Section 9.2(b), nothing herein shall prohibit or restrict the Board of Directors of Celutel, CIVC or Scarpa from taking any action otherwise prohibited by this Section 6.9 to the extent the Board of Directors of Celutel makes a Fiduciary Determination.

     6.10 Exchange of Information. For a period commencing on the execution date hereof and ending on the earlier of the termination of this Agreement or the Closing, (i) Century shall promptly deliver to Celutel, and Celutel shall promptly deliver to Century, a copy of each of their respective Exchange Act Reports filed by them with the SEC, (ii) Celutel shall deliver to Century, within five days after they are prepared, true and complete copies of all monthly consolidated financial statements of Celutel prepared in the ordinary course, and (iii) Celutel shall cause each Cellular Entity to deliver to Century, within five days after they are prepared, true and complete copies of all monthly financial statements of such entity prepared in the ordinary course.

     6.11 Public Announcements. Century and Sub on the one hand, and Celutel and the Principal Stockholders, on the other, shall consult with each other before issuing, and provide each other with a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or public statement prior to such consultation except where, in the reasonable judgment of the disclosing party upon the advice of outside counsel, disclosure is otherwise required by Applicable Law, court or regulatory process or obligations pursuant to any listing agreement with any national securities exchange, provided, however, that in such event the disclosing party uses its reasonable best efforts to provide the other parties with a reasonable opportunity to review and comment upon such disclosure before it is made.

     6.12 Performance of Sub. Century shall cause Sub to comply with all of its obligations hereunder and, subject to the terms and conditions hereof, to consummate the Merger as contemplated herein.

     6.13 Acknowledgement, Release and Waiver of Rights Under Celutel Certificate of Designation. The Principal Stockholders agree that, at the Closing, they will duly execute and deliver to Century a release and acknowledgement in the form attached hereto as Exhibit E.

     6.14 Settlement of Warrants. (a) Prior to the date the Proxy Statement is delivered to Celutel's Stockholders, Scarpa shall have settled, or agreed in writing to settle, each issued and outstanding Warrant held by him by either (i) exercising such Warrant, (ii) selling such Warrant to Celutel in exchange for such number of shares of Celutel Common Stock as is determined by dividing the value of such Warrant, as determined by the Board of Directors, by the per share value of the Celutel Common Stock, as determined by the average per share closing price of such stock on the American Stock Exchange for such period selected by the Board of Directors, or (iii) waiving all rights under such Warrant pursuant to a written termination instrument.

     (b) Prior to the date the Proxy Statement is delivered to Celutel's Stockholders, Celutel shall use its reasonable best efforts to settle each issued and outstanding Warrant held by Forrest L. Metz by (i) causing Mr. Metz to sell, or agree to sell, such Warrant to Celutel in exchange for a cash payment equal to the value of such Warrant, as determined by the Board of Directors, or (ii) any of the other means specified in paragraph (a) above.

     6.15 Billing Services. Celutel and Scarpa shall take all actions necessary to duly amend the billing services agreements dated January 2, 1992 between Celltech Cellular Information System, Inc. ("CCIS") and each of Jackson, Biloxi and McAllen to provide that the price specified in each of these three agreements may not be increased and that each of these three agreements will be terminable on the earlier of (i) the first anniversary of the Closing Date, (ii) the receipt by Century or any of its Affiliates of a notice from CCIS to the effect that CCIS intends to upgrade its software in a manner that would interfere materially with the production of Century's bills, convert its software to alternate uses or otherwise discontinue providing billing services in a manner substantially similar to past practices, or (iii) CCIS' failure for two consecutive months to provide accurate bill production turnaround within six days of its receipt of switch tapes, excluding any failures caused by events not within the control of CCIS, it being understood and acknowledged by all parties hereto that each of Jackson, Biloxi and

McAllen will be obligated under such amendments to make payments of up to $525,000 in the aggregate in exchange therefor.

     6.16 Construction of Cellular Facilities; FCC Actions. (a) Prior to the Closing Date, Celutel shall cause Pascagoula to (i) construct, in accordance with the terms and conditions of the Construction Contract dated April 20, 1993 by and among Century Cellunet, Inc., Biloxi and Pascagoula, an additional cellular base station at or near Wade, Mississippi, which cellular base station, together with other cellular base stations owned by and licensed to Pascagoula, shall provide 32 Dbu contour coverage to the entire area of the Pascagoula MSA except for such coverage gaps that are less than 50 square miles, and (ii) file with the FCC an FCC Form 489 notification to report that such cellular base station has been constructed and placed into commercial service.

     (b) Prior to the Closing Date, Celutel shall cooperate with Century in determining the advisability of filing Phase II unserved area applications with the FCC under 47 C.F.R. 22.924 or seeking waivers of the application of such rule to areas unserved by the Cellular Entities.

     6.17 Issuer Tender Offers. During the ten trading days immediately preceding the third trading day prior to the Closing Date, Century shall refrain from announcing or consummating any open market purchase of Century Common Stock or any issuer tender offer, provided, however, that nothing herein shall prevent or restrict the trustee of Century's qualified employee benefit plans from making open market purchases of Century Common Stock in the ordinary course consistent with past practice.

     6.18 Additional Purchases. (a) If between the date hereof and the Closing Date Celutel or any Subsidiary proposes to effect any Additional Purchases, Celutel shall, or shall cause the appropriate Subsidiary to, (i) disclose in writing to the seller the transactions contemplated hereunder, all in form and substance reasonably satisfactory to Century and its counsel, (ii) provide Century and its counsel with a reasonable opportunity to review and comment upon drafts of the agreement that Celutel or its Subsidiary proposes to enter into and (iii) refrain from making any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Without the prior written consent of Century, Celutel will not, and will cause the Subsidiaries not to, enter into any agreement to acquire any equity interest in any Person other than the Cellular Entities.

     (b) Within five business days of the consummation of any Additional Purchase, Celutel shall notify Century of the aggregate amount of consideration paid by Celutel or any Subsidiary in connection therewith.

     6.19 Securities Offerings. Notwithstanding any other provision of Section 6.8(a) or any other Section hereof, Celutel shall not, and shall cause its Subsidiaries not to, commence or consummate, without the prior written consent of Century, any offering of securities (within the meaning of the Securities Act and the regulations promulgated thereunder) to any Person, including any offering by a Cellular Entity to its existing shareholders or partners, whether pursuant to a capital call, rights offering or otherwise.

     6.20 Prepayment. If and to the extent that Century elects to prepay any Indebtedness on the Closing Date, Celutel shall cooperate and assist in connection with obtaining all required prepayment letters and in taking all other steps as may be necessary to effect such prepayment and to release any Encumbrances arising thereunder.

     6.21 Corporate Structure. Upon Century's reasonable request, Celutel agrees to consult with Century regarding the feasibility and advisability of simplifying the corporate structure of Celutel and its Subsidiaries through short-form mergers or other means.

                                   ARTICLE 7.

                             CONDITIONS TO CLOSING

     7.1 Conditions Applicable to All Parties. The obligations of Celutel, Century, and Sub to effect the Merger are subject to the satisfaction (or written waiver by Century and Celutel) on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly adopted at the Stockholders Meeting by the affirmative vote of the holders of a majority of the outstanding voting power of Celutel.

          (b) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be subject to any stop order or Proceedings seeking a stop order.

          (c) NYSE Listing. The Century Common Stock to be issued in connection with the Merger shall have been approved for listing, upon notice of issuance, by the NYSE.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions described in this Agreement shall be in effect, provided, however, that any party asserting the foregoing as a condition to its obligation to consummate the Merger shall have used its reasonable best efforts to prevent the entry of any such injunction or order and to appeal as promptly as possible any such injunction or order.

          (e) No Litigation. There shall not be pending any Proceeding by any Governmental Entity or any other Person before any court or other Governmental Entity that has a reasonable likelihood of success, seeking to restrain, enjoin, prohibit or otherwise make illegal the consummation of the Merger or any of the other transactions contemplated by this Agreement.

          (f) Fairness Opinion. The Board of Directors of Celutel shall have received a written opinion of Lazard Freres & Co., dated the date of the Proxy Statement, to the effect that the Merger Consideration to be received by the Public Stockholders is fair, from a financial point of view, to such stockholders.

          (g) LC Escrow Agreement. An LC Escrow Agreement, containing terms and conditions substantially similar to those contemplated hereunder, shall have been duly executed and delivered by the Stockholders' Representative and the LC Escrow Agent.

     7.2 Additional Conditions Applicable to Obligations of Century and Sub. The obligations of Century and Sub to effect the Merger are further subject to the satisfaction (or written waiver by Century) on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Celutel and the Principal Stockholders set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date, except for changes specifically contemplated and permitted by this Agreement.

          (b) No Material Adverse Change. Between the date hereof and the Closing, there shall have been no Material Adverse Change with respect to any Cellular Entity.

          (c) Performance of Obligations. Celutel and the Principal Stockholders shall have performed in all material respects all obligations required to be performed by Celutel and the Principal Stockholders, respectively, under this Agreement at or prior to the Closing Date.

          (d) Officers' Certificate. Celutel shall have duly executed and delivered to Century a certificate, dated the Closing Date, representing and certifying, in such detail as Century may reasonably request, that (i) the conditions set forth in this Section 7.2 have been fulfilled and that neither Celutel nor the Principal Stockholders are in breach of this Agreement and (ii) all information set forth in the Calculation Certificate delivered by Celutel under Section 2.8(a) (excluding any good faith estimate of Working Capital included therein) was true and complete on the date thereof and remains true and complete as of the Effective Time.

          (e) Opinions of Counsel. Century shall have received favorable opinions, each dated the Closing Date and in form and substance satisfactory to Century and its counsel, of (i) Kirkland & Ellis, FCC counsel to Celutel and the Cellular Entities, to the effects set forth in Exhibit D-1, (ii) an opinion of Kirkland & Ellis, counsel to CIVC, to the effects set forth in Exhibit D-2, (iii) an opinion of Piper & Marbury, counsel to Scarpa, to the effects set forth in Exhibit D-3, (iv) an opinion of Kirkland & Ellis, co-counsel to Celutel (or Morris, Nichols, Arsht & Tunnell or any other local counsel acceptable to Century in its sole discretion), to the effects set forth in Exhibit D-4 and (v) an opinion of William S. Clarke, P.A., co-counsel to Celutel, to the effects set forth in Exhibit D-5. To the extent any of the foregoing opinions concern the laws of any jurisdiction other than those in which the counsel issuing the opinion is licensed to practice, such counsel may rely upon the opinion of legal counsel, who shall be reasonably satisfactory to Century and its counsel, licensed to practice in such other jurisdiction. Any opinion relied upon by such counsel, which shall be in form and substance satisfactory to Century and its counsel, shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that its reliance thereon is justified.

          (f) Corporate Action. Celutel shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and there shall have been furnished to Century certified copies of resolutions adopted by the Board of Directors and stockholders of Celutel approving this Agreement and such resolutions shall be in form and substance reasonably satisfactory to counsel for Century.

          (g) Necessary Governmental Approvals. The parties shall have (i) received final and nonappealable orders in full force and effect from the FCC approving the change in control of each FCC License listed on Schedule
     3.18 and each other transaction contemplated hereby, (ii) received confirmation or notice that all waiting periods under the HSR Act with respect to the Merger shall have terminated or expired, with no outstanding requests for additional information to be supplied in connection with the HSR Notifications and no outstanding notice from either the FTC or DOJ that further action will be taken by either of them with respect to the Merger,
     (iii) received the approval of the MPSC of the change in control of each State License listed on Schedule 3.18 and (iv) received the approval, consent or authorization of, or completed any filings or notifications with, any other Governmental Entity that are required by law to consummate the transactions contemplated hereby or are necessary to prevent a Material Adverse Effect with respect to any Cellular Entity, and the terms of all such orders, consents, approvals or authorizations of the FCC, MPSC or any other Governmental Entity shall permit the Merger to be consummated without imposing any material adverse conditions with respect thereto or upon the operations of any of the Cellular Entities.

          (h) Necessary Third-Party Consents. Celutel shall have received all the Required Consents and all other consents, in form and substance reasonably satisfactory to Century and its counsel, to the transactions contemplated hereby from all parties to all Contracts, notes, bonds, debentures, mortgages, indentures and other instruments or obligations to which Celutel or any Subsidiary is a party or by which it is affected and which requires such consent prior to the Effective Time or are necessary to prevent the occurrence of a Material Adverse Effect with respect to any Cellular Entity.

          (i) Good Standing Certificates. Celutel shall have delivered to Century (i) a long-form certificate from the Delaware Secretary of State to the effect that Celutel and each Cellular Entity incorporated under the laws of Delaware is in good standing in Delaware and has paid all franchise taxes due under the laws of Delaware and (ii) a similar certificate from the Secretary of State of Nevada to the effect that McAllen is in good standing and has paid all franchise taxes, and all such certificates shall be dated within ten days of the Closing.

          (j) Appraisal Rights. Immediately prior to the Effective Time, the aggregate Pro Rata Share Equivalent Interest held by all holders of Dissenting Shares shall not exceed 5%.

          (k) Settlement of Warrants. Each Warrant shall have been irrevocably settled in full in the manner specified in Section 6.14, and Century shall have received each cancelled Warrant and true and complete copies of all notices, purchase forms, sales agreements, termination agreements or other instruments that were executed and delivered by either the holder of the Warrant or Celutel in connection with such settlement, all of which shall be acceptable in form and substance to Century and its counsel.

          (1) Letter of Credit. The Letter of Credit contemplated by Section
     10.2 shall have been duly executed and delivered to Century, and shall contain the terms and conditions specified in Section 10.2 and shall otherwise be acceptable to Century in its sole discretion.

          (m) Headquarters Leases. Pursuant to a duly executed and delivered sublease agreement or similar instrument in form and substance reasonably satisfactory to Century, Scarpa shall have assumed the obligation to pay not less than 25% of the aggregate rent owed under the Headquarters Leases through the respective termination dates thereof, and shall have obtained all lessor consents, in form and substance satisfactory to Century, necessary to effect such transactions.

          (n) Billing Service Agreements. Each billing service agreement specified in Section 6.15 shall have been duly amended in the manner specified therein, and Century shall have received true and complete copies of all instruments effecting such amendments, each of which shall be reasonably acceptable in form and substance to Century and its counsel.

          (o) Escrow Agreement. An Escrow Agreement, containing terms and conditions substantially similar to those contemplated by Section 10.2, shall have been duly executed and delivered by the Stockholders' Representative and the Escrow Agent.

          (p) Releases. Each Non-Public Stockholder shall have duly executed and delivered to Century a release and acknowledgement in the form attached hereto as Exhibit E.

          (q) Affiliates Agreement and Other Instruments. Each Person who may be deemed an "affiliate" of Celutel (within the meaning of such term as used in Rule 145(c) promulgated under the Securities Act) and who holds shares of Celutel Stock shall have duly executed and delivered to Century an affiliates agreement in the form attached hereto as Exhibit F and each Reselling Stockholder (other than the Principal Stockholders) shall have duly executed and delivered a joinder or similar instrument pursuant to which it agrees to be bound by the provisions of Section 8.1(b) hereof, all of which shall be reasonably acceptable in form and substance to Century and its counsel.

          (r) Resignations. Century shall have received letters from each director and officer of Celutel and each Corporate Subsidiary, pursuant to which each such person shall (i) resign from all positions held with Celutel or any Corporate Subsidiary effective as of or prior to the Closing Date and (ii) release Celutel and its Subsidiaries from all claims against it or its assets, whether arising under contract, the securities law, tort law, equitable principles or otherwise, and whether arising out of such person's association with Celutel or any Subsidiary as an officer, director, employee or otherwise (except for claims pursuant to the indemnification agreements and obligations described in Section 8.5).

          (s) Termination of Scarpa Employment Agreement. An agreement terminating the Scarpa Employment Agreement shall have been duly executed and delivered by Scarpa and Celutel in the form attached hereto as Exhibit G.

          (t) Termination of Recapitalization Agreements. CIVC, the CIVC Coinvestors and Celutel shall have duly executed and delivered to Century a termination agreement, in form and substance reasonably satisfactory to Century and its counsel, pursuant to which each party thereto agrees to terminate, and to relinquish all rights and interests arising under, each of the following agreements among such parties: (i) the Purchase Agreement, dated December 28, 1990, as amended, (ii) the Registration Agreement, dated May 14, 1991, including any amendments thereto, and (iii) the Stockholders Agreement, dated May 14, 1991, including any amendments thereto, provided, however, that nothing in such termination agreement shall require CIVC to waive any indemnification rights against Celutel arising under such Purchase Agreement that relate to breaches of Celutel's representations and warranties concerning Celutel's compliance with Environmental Laws (as of the dates made) or to breaches of Celutel's covenants concerning its compliance with Environmental Laws (between May 14, 1991 and the Closing
     Date).

          (u) Celutel Minute Books and Miscellaneous Documents. Century shall have received all minute books and stock record books relating to Celutel and each Subsidiary, and copies of any other documents that Century may reasonably request.

     7.3 Additional Conditions Applicable to Obligations of Celutel. The obligation of Celutel to effect the Merger is further subject to the satisfaction (or written waiver by Celutel) on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Century and Sub set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date, except for changes specifically contemplated and permitted by this Agreement.

          (b) No Material Adverse Change. Between the date of the Stockholders Meeting and the Closing, there shall have been no Material Adverse Change with respect to Century.

          (c) Performance of Obligations of Century and Sub. Century and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

          (d) Certificate. Century shall have duly executed and delivered to the Principal Stockholders a certificate, dated the Closing Date, representing and certifying, in such detail as the Principal Stockholders may reasonably request, that the conditions set forth in this Section 7.3 have been fulfilled and neither Century nor Sub is in breach of this Agreement.

          (e) Opinion of Counsel. Celutel shall have received an opinion dated the Closing Date of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, special counsel to Century and Sub, substantially to the effect of Exhibit H.

          (f) Corporate Action. Century shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and there shall have been furnished to Celutel certified copies of resolutions adopted by the Board of Directors of Century approving this Agreement and the Merger, and copies of resolutions adopted by Century, in its capacity as sole stockholder of Sub, adopting this Agreement, and such resolutions shall be in form and substance reasonably satisfactory to counsel for Celutel.

          (g) Necessary Governmental Approvals. The parties shall have (i) received orders in full force and effect from the FCC approving the change in control of each FCC License listed on Schedule 3.18 and each other transaction contemplated hereby, (ii) received confirmation or notice that all waiting periods under the HSR Act with respect to the Merger shall have terminated or expired, with no outstanding requests for additional information to be supplied in connection with the HSR Notifications and no outstanding notice from either the FTC or DOJ that further action will be taken by either of them with respect to the Merger, (iii) received the approval of the MPSC of the change in control of each State License listed on Schedule 3.18 and (iv) received the approval, consent or authorization of, or completed any filings or notifications with, any other Governmental Entity that are required by law to consummate the transactions contemplated hereby or are necessary to prevent a Material Adverse Effect with respect to Century, and the terms of all such orders, consents, approvals or authorizations of the FCC, MPSC or any other Governmental Entity shall permit the Merger to be consummated without imposing any material adverse conditions with respect thereto or upon the operations of Century.

          (h) Consents. Century shall have received all consents, in form and substance satisfactory to Celutel and its counsel, to the transactions contemplated hereby from all parties to all contracts, notes, bonds, debentures, mortgages, indentures and other instruments or obligations to which Century or any of its subsidiaries is a party or by which it is affected and which require such consent prior to the Effective Time.

          (i) Good Standing Certificates. Each of Century and Sub shall have delivered to Celutel certificates, dated within ten days of the Closing, from the Secretary of State of Louisiana to the effect that Century is in good standing in Louisiana and from the Secretary of State of Delaware to the effect that Sub is in good standing in Delaware.

          (j) Termination of Scarpa Employment Agreement. The joinder to the Scarpa Termination Agreement shall have been duly executed and delivered by Century.

                                   ARTICLE 8.

                             POST CLOSING COVENANTS

     Century and the Principal Stockholders (with respect to Sections 8.1(b) and
8.2 only) covenant to take the following actions after the Effective Time:

     8.1 Resales Under the Registration Statement. (a) Century agrees to take all actions (including preparing and filing with the SEC amendments and supplements to the Registration Statement and the prospectus forming a part thereof) as may be necessary to keep the Registration Statement effective for a period of not less than two years from the Closing Date and comply with the provisions of the Securities Act and all applicable rules and regulations promulgated thereunder in order to permit the Reselling Stockholders during such period to resell or otherwise dispose of all of their respective Acquired Shares in accordance with the intended method or methods of disposition set forth in the Registration Statement, provided that, before filing any such amendment or supplement, Century will furnish the Reselling Stockholders with copies of all such documents proposed to be filed, which shall be subject to the reasonable approval of counsel designated by the Reselling Stockholders.

     (b) Each Reselling Stockholder agrees (or will agree as of the Closing pursuant to Section 7.2(q)) not to resell its Acquired Shares pursuant to the Registration Statement unless it has delivered at least two business days prior to the proposed date of sale written notice to Century (i) notifying Century of the approximate number of Acquired Shares proposed to be sold and the proposed date or dates thereof and (ii) certifying that such Reselling Stockholder has taken, or will prior to such sale take, all steps necessary to comply with the federal securities laws applicable to such Reselling Stockholder, including without limitation the prospectus delivery requirement of the Securities Act. Notwithstanding anything to the contrary herein, each Reselling Stockholder shall be free, following the delivery of the notice required by the preceding sentence, to resell any number of Acquired Shares, provided such resale is not effected after the latest date indicated in such notice. Following any such resale, the Reselling Stockholder shall notify Century of the number of Acquired Shares sold and the date thereof. Notwithstanding anything to the contrary herein, no Reselling Stockholder shall use the Registration Statement in connection with any disposition of Acquired Shares at any time during which the information concerning such stockholder included in the Registration Statement pursuant to Item 507 of Regulation S-K includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Nothing in this
Section 8.1 shall be deemed to require any Reselling Stockholder to give notice to Century of any sale or proposed sales of Acquired Shares pursuant to Rule 145 promulgated under the Securities Act, an exemption from the registration requirements of the Securities Act or any other means (other than pursuant to the Registration Statement).

     (c) Century agrees to take all other steps to ensure that the Reselling Stockholders' resale of Century Common Stock under the Registration Statement is effected in accordance with the Securities Act and the regulations promulgated thereunder, including:

          (i) promptly filing all such Exchange Act Reports as may be necessary to update the information relating to Century included in the Registration Statement;

          (ii) promptly furnishing to the Reselling Stockholders such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement and such other documents as the Reselling Stockholders may reasonably request in order to facilitate the disposition of Acquired Shares owned by the Reselling Stockholders;

          (iii) using its best efforts to register or qualify the resales under the securities or "blue sky" laws of such jurisdictions as the Reselling Stockholders reasonably request and taking any and all other acts that may be necessary or advisable to enable the Reselling Stockholders to consummate such resales in such jurisdictions, provided however, that Century will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (ii) subject itself to taxation in any such jurisdiction;

          (iv) entering into such agreements and taking all such other actions as the Reselling Stockholders reasonably request in order to expedite or facilitate such resales;

          (v) notify the Reselling Stockholder, at any time when a prospectus relating thereto is required to be delivered by such stockholder under the Securities Act in connection with a resale of Acquired Shares, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Reselling Stockholder, Century will prepare a supplement or amendment to such prospectus or file an Exchange Act Report so that, as thereafter delivered to the purchasers of such stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (vi) otherwise using its reasonable best efforts to comply with all applicable rules and regulations of the SEC; and

          (vii) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Century Common Stock registered under such Registration Statement for sale in any jurisdiction, using its reasonable best efforts promptly to obtain the withdrawal of such order.

     8.2 Further Assurances. Century and the Principal Stockholders each agree to execute and deliver such other documents, certificates, agreements and other instruments and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     8.3 Notification of Regulatory Authorities. Promptly after the Effective Time, Century shall complete any necessary or appropriate notifications of Governmental Entities regarding consummation of the Merger, including without limitation notifying the FCC and MPSC thereof.

     8.4 Severance Payments. Within 30 days after the Closing Date Century shall
(i) cause Celutel to pay to the Senior Officers bonus payments in the amounts set forth on Schedule 3.23 and (ii) cause a severance payment to be made to Scarpa in the amount set forth in Exhibit G hereto so long as Mr. Scarpa has executed and delivered the Scarpa Termination Agreement.

     8.5 Indemnification Agreements. Century shall cause the Surviving Corporation to maintain and abide by the indemnification agreements of Celutel set forth on Schedule 3.16 (under the heading "Indemnification Agreements") and the indemnification obligations of Celutel set forth in its Bylaws as in effect on the date delivered to Century hereunder.

     8.6 Biloxi Microwave Licenses. Century shall use its reasonable best efforts to take all necessary or appropriate actions to expeditiously and diligently prosecute to a favorable conclusion the requests for reinstatements of the microwave licenses filed by Biloxi on March 8, 1993, as described further on Schedule 3.18 under the heading "Biloxi Microwave."

                                   ARTICLE 9.

                                  TERMINATION

     9.1 Methods of Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding any adoption of this Agreement by the stockholders of Celutel):

          (a) by mutual written consent of Celutel and Century; or

          (b) by either Celutel or Century:

             (i) upon ten days written notice from either such party to the other following any failure by the stockholders of Celutel to adopt this Agreement at the Stockholders Meeting; or

             (ii) if the Merger is not consummated upon the first to occur of
        (A) the tenth day after satisfaction or waiver of the conditions to Closing contained in Sections 7.1(a), 7.2(g) or 7.3(g) or (B) March 6, 1994, provided that such date shall be extended if the reason for a delay is that final FCC approval has not been received and the party asserting the extension has used its reasonable best efforts to obtain FCC approval and further provided that no party shall have the right to terminate under (A) or (B) if any delay in consummating the Merger is attributable to a willful or material breach of this Agreement by such party; or

             (iii) if there shall be any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining or enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party asserting the right to terminate under this subsection shall have used its reasonable best efforts to prevent the entry of any such order, decree, ruling or other action; or

          (c) by Celutel, if (i) any of the representations and warranties of Century and Sub contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, (ii) Century or Sub shall have failed to fulfill in any material respect any of its obligations under this Agreement, (iii) Century shall have commenced, or there shall be commenced against Century, any Proceeding under any Applicable Law relating to bankruptcy, insolvency, reorganization of relief of debtors seeking to adjudicate Century bankrupt or insolvent, or (iv) the Board of Directors of Celutel, upon receipt of an unsolicited, bona fide Acquisition Proposal, makes a Fiduciary Determination, provided, in the case of each of clauses
     (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 15 days of Century's receipt of a notice from Celutel asserting such misrepresentation, breach of warranty or failure and asserting Celutel's right to terminate this Agreement under this subsection in the absence of curative action by Century within such 15-day period; or

          (d) by Century if (i) any of the representations and warranties of Celutel and the Principal Stockholders contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, (ii) either Celutel or the Principal Stockholders shall have failed to fulfill in any material respect any of its obligations under this Agreement or (iii) Celutel, CIVC or Scarpa shall have commenced, or there shall be commenced against, Celutel, CIVC or Scarpa, any Proceeding under any Applicable Law relating to bankruptcy, insolvency, reorganization of relief of debtors seeking to adjudicate Celutel, CIVC or Scarpa bankrupt or insolvent, provided, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 15 days of Celutel's receipt of a notice from Century asserting such misrepresentation, breach of warranty or failure and asserting Century's right to terminate this Agreement under this subsection in the absence of curative action by Celutel within such 15-day period.

     9.2 Effect of Termination. (a) In the event of termination of this Agreement pursuant to Article 9, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect and no party shall have liability hereunder to any other party or any of their respective directors, officers, employees, stockholders, representatives or Affiliates, except that (i) the agreements contained in this Section 9.2, in Sections 6.6(b), 6.11 and 12.8, and in all other sections of Article 12 shall survive the termination hereof and (ii) nothing contained in this Article 9 shall relieve any party from liability for actual damages (excluding consequential damages) incurred as a result of any material breach of the representations, warranties, covenants and agreements made by the breaching party in this Agreement or common law fraud.

     (b) If Celutel terminates this Agreement pursuant to Section 9.1(c)(iv), Celutel shall promptly thereafter, and in no event later than 30 days after such termination, pay to Century a fee, as liquidated damages, equal to 2% of the value of the Aggregate Merger Consideration, calculated in good faith as of the date of termination. Century's receipt of notification of any Acquisition Proposal or any other event or condition that results in termination of this Agreement as a result of the Celutel Board of Directors making a Fiduciary Determination shall not affect Century's rights to receive this termination fee.

                                  ARTICLE 10.

                                INDEMNIFICATION

     Prior to the Closing Date the Principal Stockholders shall take the actions specified in Section 10.2, and after the Closing Date Century, the Principal Stockholders and the other parties named below shall have the following rights and obligations:

     10.1 Indemnification. (a) Except as otherwise provided in Section 10.4 hereof, Century and its subsidiaries and each of their respective officers, directors, employees, agents, Affiliates, successors and permitted assigns (collectively, the "Century Indemnitees") shall be defended, indemnified, held harmless, and reimbursed for, from and against each and every demand, claim, action, loss (which shall include any diminution in value of Celutel, any Subsidiary or any of their assets), liability, judgment, damage, cost and expense (including interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by the Century Indemnitees, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy of any representation or warranty made by Celutel or the Principal Stockholders in this Agreement (including the representations and warranties made in any Exhibit or Schedule hereto) or any Closing Instrument, (ii) any breach of any covenant, agreement or other obligation of Celutel or the Principal Stockholders under this Agreement or any Closing Instrument, (iii) any claim of any nature made by former stockholders of Celutel in their capacity as stockholders or by the minority stockholders or partners of the Cellular Entities in their capacity as stockholders or partners (whether arising under the securities laws, corporate law, tort law, equitable principles or otherwise and whether or not described in any Celutel Exchange Act Report and whether or not arising out of any matter described in any Schedule hereto) that relate to any act or omission of Celutel or the Subsidiaries prior to the Closing or to the distribution of the Merger Consideration in accordance with this Agreement, including the negotiation, execution, delivery, announcement or performance of the Century Purchase Agreement or this Agreement and the disbursement of funds in accordance with the Allocation Agreement and the LC Escrow Agreement, provided that in no event will any Century Indemnitee be entitled to be indemnified for Losses resulting from any breach of a representation, warranty or covenant of Century hereunder (in which event the Celutel Stockholders shall continue to have the rights to indemnification and other remedies provided hereunder), (iv) any claim arising out of any Additional Purchases or any Transaction Agreement, or (v) the matters described on Schedule 3.18 under the heading "Biloxi Microwave," provided, however, that the Celutel Stockholders shall have no liability under this Section 10.1(a) unless and until the aggregate of all Losses resulting therefrom (other than those resulting from breaches of any covenants, agreements or other obligations under Article 2) exceeds $200,000, in which event the Celutel Stockholders shall be liable only for all Losses in excess of such amount. Subject to all of the procedures, limitations and conditions of this Article 10, the Celutel Stockholders, acting through the Stockholders' Representative, shall defend, indemnify, hold harmless and reimburse the Century Indemnitees for, from and against all Losses arising out of all claims under this Section 10.1(a) other than (i) any Losses that arise out of Unlimited Claims (as defined in Section 10.4) or claims under
Section 10.1(a)(v), in each case as to which written notice was not given prior to the first anniversary of the Closing Date, or (ii) any portion of Losses arising out of Unlimited Claims that exceed the amount payable under the Letter of Credit (the Losses specified in (i) and (ii) being hereinafter referred to as "Uncovered Losses"), and the Principal Stockholders shall jointly and severally defend, indemnify, hold harmless and reimburse the Century Indemnities for, from and against all Uncovered Losses.

     (b) Except as otherwise provided in Section 10.4 hereof, Century shall defend and indemnify and hold harmless the Celutel Stockholders and each of their respective successors, heirs, executors, administrators, and personal representatives (collectively, the "Stockholder Indemnitees"), and shall reimburse the Stockholder Indemnitees, for, from and against each and every Loss imposed on or incurred by the Stockholder Indemnitees, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy of any representation or warranty made by Century in this Agreement (including the representations and warranties made in any Exhibit or Schedule hereto) or any Closing Instrument or (ii) any breach of any covenant, agreement or other obligation of Century under this Agreement (including those specified in Sections 6.2(a) and 8.1) or any Closing Instrument, provided, however, that Century shall have no liability under this Section 10.1(b) unless and until the aggregate of all Losses resulting therefrom (other than those resulting from breaches of any covenants, agreements or other obligations under Article 2) exceeds $200,000, in which event Century shall be liable only for all Losses in excess of such amount.

     10.2 Letter of Credit. (a) Prior to the Closing, Celutel shall obtain a letter of credit (the "Letter of Credit") issued by PNC Bank or any other financial institution reasonably satisfactory to Century (the "Bank") that entitles Century to request indemnification payments under this Article 10 on the terms and conditions set forth below.

     (b) The Letter of Credit shall obligate the Bank to pay to Century the amount specified in any disbursement request jointly executed by Century and the Stockholders' Representative. If within 15 days prior to the expiration of the Letter of Credit's term (as it may be extended pursuant to subsection (c) below) Century certifies in writing to the Bank that a bona fide unresolved claim under this Article 10 is pending (and delivers a copy of such certification to the Stockholders' Representative) for an amount in excess of $200,000 (minus any prior deductions from this amount for resolved claims) for which a claim for indemnification has been made in accordance with this Article 10 and which has been disputed by the Stockholders' Representative, the Letter of Credit shall further obligate the Bank to tender the disputed amount to First American Bank & Trust of Louisiana, Monroe, Louisiana (the "Escrow Agent"), which will hold such amount as escrow agent pursuant to the terms and conditions of the escrow agreement to be entered into at Closing pursuant to Section 7.2(o) (the "Escrow Agreement"). Century agrees that it shall not instruct the Bank to transfer funds to the Escrow Agent in excess of the amount of indemnifiable Losses reasonably expected to result from such unresolved claim.

     (c) The maximum amount payable by the Bank under the Letter of Credit shall be $3,500,000. Subject to the Bank's obligation to tender disputed funds into escrow, the Letter of Credit shall expire on the first anniversary of the Closing Date unless extended at the option of the Stockholders' Representative in order to avoid draws thereon payable to the Escrow Agent pursuant to Section 10.2(b). In the event of any such extension or extensions, the Letter of Credit shall provide that the Bank's obligation to tender funds into escrow will be deferred until the expiration of the applicable extension period.

     (d) The Letter of Credit will provide that the Bank will have no right or obligation to disburse funds to any Person other than Century or the Escrow Agent, and Century will take all such action as may be necessary to permit it to act as agent and attorney-in-fact for any other Century Indemnitee who has a claim under this Article 10.

     10.3 Notice and Defense of Claims. (a) A party seeking indemnification hereunder (the "Indemnified Person") shall give prompt written notice to the indemnifying person or persons, or any successors thereto (the "Indemnifying Person"), of any matter with respect to which the Indemnified Person seeks to be indemnified (the "Indemnity Claim"), and, for any such claim not arising out of the claim of a third party, the Indemnified Person shall also give concurrent notice to the Bank at all times during which the Letter of Credit is in effect. Such notice shall state the nature of the Indemnity Claim and, if known, the amount of the Loss. If the Indemnity Claim arises from a claim of a third party, the Indemnified Person shall give such notice within a reasonable period of time after the Indemnified Person has actual notice of such claim, and in the event that a Proceeding is commenced, within 20 days after receipt of written notice by the Indemnified Person thereof. Notwithstanding anything herein to the contrary, the failure of an Indemnified Person to give timely notice of an Indemnity Claim shall not bar such Indemnity Claim except and to the extent that the failure to give timely notice has impaired the ability of the Indemnifying Person to defend the Indemnity Claim.

     (b) If the Indemnity Claim arises from the claim or demand of a third party, the Indemnifying Person shall have the right to assume its defense, including the hiring of counsel and the payment of all associated fees and expenses. The Indemnified Person shall have the right to employ separate counsel with respect to such claim, and to participate (but not control) in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person, provided, however, that if both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel will result in a significant conflict of interest, then the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Person if the Indemnifying Person is ultimately held liable in connection with such claim. In the event that the Indemnifying Person, within 30 days after notice of any such claim, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense of such claim for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such claim at any time prior to the final determination thereof, provided that the Indemnified Person shall not settle or compromise such claim without the prior written consent of the Indemnifying Person. Anything in this
Article 10 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any claim or consent to the entry of any judgment with respect to any claim unless such settlement, compromise or judgment (i) includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such claim and (ii) does not impose any criminal penalty or any other material adverse condition, obligation or other equitable remedy on or with respect to the Indemnified Person (and the Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any claim or consent to the entry of any judgment so long as clauses (i) and (ii) are satisfied). Except to the extent otherwise provided in Section 10.4, all Losses of the Century Indemnitees (other than Uncovered Losses) arising out of any such claim (subject to any deductions in accordance with the provisions of Section 10.1(a)) shall be paid pursuant to the Letter of Credit (which payment shall release all Celutel Stockholders from all further obligations hereunder to Century with respect to such claim).

     (c) If the Indemnity Claim does not arise from the claim or demand of a third party, the Indemnifying Person shall, within 15 days of its receipt of written notice of such Indemnity Claim, notify the Indemnified Person in writing whether or not it objects to such claim. If the Indemnifying Person does not object (or if it does object and amounts become due as set forth in the next sentence), all Losses of the Century Indemnitees (other than Uncovered Losses) arising out of such claim (subject to any deductions in accordance with the provisions of Section 10.1(a)) shall be paid pursuant to the Letter of Credit (which payment shall release all Celutel Stockholders from all further obligations hereunder to Century with respect to such claim). If, on the other hand, the Indemnifying Person does object to the Indemnity Claim and the parties are unable to settle any such dispute, either the Indemnifying Person or the Indemnified Person may, after complying with any relevant provisions of this Agreement, the Letter of Credit or Escrow Agreement, commence an action or proceeding to resolve such dispute and determine any amounts due hereunder from the Indemnifying Person, all of which shall become chargeable to and payable by the Indemnifying Person in accordance with the terms and conditions of this
Article 10 immediately upon the determination of such liability pursuant to such action or proceeding.

     (d) Notwithstanding anything to the contrary in this Agreement or the LC Escrow Agreement, (i) all claims of the Stockholder Indemnitees under Section 10.1(b) shall be pursued and administered solely by the Stockholders' Representative, (ii) upon a final determination that an indemnification payment is payable under Section 10.1(b), such payment shall be paid solely to the Stockholders' Representative (which payment shall release Century from all further obligations hereunder), (iii) all claims (other than the Unlimited Claims that will or could reasonably be expected to result in Uncovered Losses) of the Century Indemnitees under Section 10.1(a) shall be defended and otherwise administered solely by the Stockholders' Representative and (iv) upon a final determination that an indemnification payment for Losses (other than Uncovered Losses) is payable under Section 10.1(a), the Stockholders' Representative shall promptly execute all instruments necessary or appropriate in order for Century to receive payment therefor under the Letter of Credit or Escrow Agreement and use its reasonable best efforts to take all other action necessary to ensure that Century shall receive such payment without the necessity of obtaining any other consents, approvals or signatures.

     10.4 Limitations. Notwithstanding anything to the contrary herein:

          (a) No party shall have liability under this Article 10 unless written notice of an Indemnity Claim shall have been given prior to the first anniversary of the Closing Date, provided, however, that any of the Century Indemnitees may give written notice of and may make a claim (i) after such date and at any time prior to the third anniversary of the Closing Date if such claim arises from any inaccuracy of any representations or warranties made by Celutel in Section 3.29 (it being understood that all information set forth in items (i), (ii) or (iv) of Schedule 3.29 has been provided solely for informational purposes and shall not in any manner be deemed to limit, restrict or qualify the representations and warranties made by Celutel in Section 3.29) or if such claim arises under subsection (iii),
     (iv) or (v) of Section 10.1(a) and (ii) after such date and at any time prior to the expiration of the appropriate statute of limitations with respect thereto if such claim arises from any inaccuracy of any representations or warranties made by Celutel in Section 3.28 (the claims specified in (i) and (ii) above (other than claims arising under Section 10.1(a)(v)) being hereinafter referred to as the "Unlimited Claims"), provided, however, that nothing in this Section 10.4 shall modify the obligation of the Indemnified Person to give the written notice specified in Section 10.3(a) hereof.

          (b) Subject to paragraph (g), neither the Celutel Stockholders, on the one hand, nor Century, on the other hand, shall have any liability under this Agreement or any of the agreements or transactions contemplated hereby in excess of $3,500,000 in the aggregate for all claims made under this Agreement or any of the agreements or transactions contemplated hereby, provided, however, that this limitation will be inapplicable with respect to the Unlimited Claims and further provided that any liability for failure to make any payments required under Article 2 will not apply against this limit.

          (c) The Celutel Stockholders shall have no liability after the Closing Date for any Loss under Section 10.1(a)(i) if they (or the Stockholders' Representative) can establish that Century had actual knowledge prior to the Closing of the inaccuracy of the representation or warranty giving rise to the Loss, and Century shall have no liability after the Closing Date for any Loss under Section 10.1(b)(i) if it can establish that Celutel or the Principal Stockholders had actual knowledge prior to the Closing of the inaccuracy of the representation or warranty giving rise to the Loss, it being understood that in any Proceeding to determine liability under this
     Article 10 the Indemnifying Person shall have the burden of proof of establishing such actual knowledge.

          (d) No Celutel Stockholder shall have any liability under this Article 10 for Losses arising out of any inaccuracy of any representation or warranty made by the Principal Stockholders in Article 4 or any breach of any covenant, agreement or other obligation of the Principal Stockholders hereunder or under any Closing Instrument, other than the Principal Stockholder who made the specific representation, warranty, covenant or agreement from which the Loss arises.

          (e) Under no circumstances shall any Celutel Stockholder have any liability for any special, incidental or consequential Losses (including Losses for diminution in value), except in connection with any one or more indemnification payments made pursuant to Section 10.1(a) that, together with all other indemnification payments, in the aggregate do not exceed $3.5 million.

          (f) The Century Indemnitees will be reimbursed for all indemnifiable Losses solely in accordance with the terms and conditions specified herein and in the Letter of Credit (and, if applicable, the Escrow Agreement), provided, however, that if the Principal Stockholders are obligated pursuant to this Article 10 to indemnify any Century Indemnitee for any Uncovered Losses, the Principal Stockholders shall promptly pay to each such Century Indemnitee all amounts due hereunder.

          (g) In the absence of common law fraud, this Article 10 shall serve as the sole and exclusive remedy of the Century Indemnitees and the Stockholder Indemnitees for Losses and for any other claims (other than those arising under Article 2) in any way relating to this Agreement or any of the other agreements or transactions contemplated hereby or thereby (other than the Century Purchase Agreement), to the exclusion of all other statutory or common law remedies (including rights under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

     10.5 Survival. (a) Notwithstanding anything herein to the contrary, all indemnification rights hereunder may be asserted and enforced by any Person otherwise entitled to enforce indemnification rights hereunder regardless of (i) any investigation, inquiry or examination made for or on behalf of such Person (including the examination of any agreements or other documents expressly furnished to such Person hereunder), subject only to the terms of Section 10.4(c), (ii) any reliance or lack of reliance upon the absence of any event or condition giving rise to indemnification rights under this Article by such Person, or (iii) the receipt of any Closing Certificate, opinion or other instrument at Closing by such Person.

     (b) Except as otherwise provided in Section 10.4(a), all representations and warranties contained herein or in any Closing Instrument shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of one year.

                                  ARTICLE 11.

                          STOCKHOLDERS' REPRESENTATIVE

     11.1 Designation. Subject to the terms and conditions of this Article 11, CIVC (the "Stockholders' Representative") is designated by each of the Celutel Stockholders to serve, and Century hereby acknowledges that the Stockholders' Representative shall serve, as the sole representative of the Celutel Stockholders from and after the Effective Time with respect to the matters set forth in this Agreement and the LC Escrow Agreement to be entered into at the Closing.

     11.2 Authority. Each of the Celutel Stockholders, by adoption of this Agreement by the Celutel Stockholders at the Stockholders Meeting and by the execution of the Letter of Transmittal, will, effective as of the Effective Time, irrevocably appoint the Stockholders' Representative as the agent, proxy and attorney-in-fact for such Celutel Stockholder for all purposes of this Agreement and the LC Escrow Agreement, including full power and authority on such Celutel Stockholder's behalf (i) to take all actions which the Stockholders' Representative considers necessary or desirable in connection with the defense, pursuit or settlement of any adjustments to the Aggregate Merger Consideration pursuant to Article 2 and any claims for indemnification pursuant to Article 10 hereof, including to sue, defend, negotiate, settle, compromise and otherwise handle any such adjustments to the Aggregate Merger Consideration and any such claims for indemnification made by or against, and other disputes with, Century pursuant to this Agreement or any of the agreements or transactions contemplated hereby, (ii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as it shall deem necessary or prudent in connection with the administration of the foregoing, (iii) to provide for all expenses incurred in connection with the administration of the foregoing (including any expenses associated with any extension(s) of the Letter of Credit) to be paid by directing the LC Escrow Agent and the Non-Public Stockholders to pay (or to reimburse the Stockholders' Representative for) such expenses in the amounts determined by applying the procedures specified in
Section 11.7, (iv) to disburse all indemnification payments received from Century under Article 10 to the LC Escrow Agent and the Non-Public Stockholders in the amounts determined by applying the procedures specified in Section 11.7,
(v) upon Century's reasonable request, to use its reasonable best efforts to supply Century with all such information requested by it in connection with making payments under Section 2.8(e), (vi) to direct the LC Escrow Agent to disburse any funds remaining in the LC Escrow Account (and any other remaining funds delivered to the LC Escrow Agent pursuant to Articles 2 or 10) upon termination of the LC Escrow Agreement in accordance with its terms, (vii) to accept and receive notices pursuant to this Agreement and the LC Escrow Agreement, (viii) to extend the Letter of Credit in accordance with Section 10.2(c) and to amend and grant consents and waivers after the Closing under this Agreement and LC Escrow Agreement, and (ix) to take all other actions and exercise all other rights which the Stockholder Representative (in its sole discretion) considers necessary or appropriate in connection with this Agreement and the LC Escrow Agreement. Each of the Celutel Stockholders will, by executing the Letter of Transmittal, agree that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Stockholders' Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Celutel Stockholder. All decisions and acts by the Stockholders' Representative shall be binding upon all of the Celutel Stockholders, and no Celutel Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

     11.3 Resignation. In the event that the Stockholders' Representative shall resign for any reason, the Stockholders' Representative shall (in consultation with the Independent Directors) select another representative to fill such vacancy and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the LC Escrow Agreement.

     11.4 Conflict. In the event that the Stockholders' Representative determines (in its sole judgment) that its interest in pursuing or declining to pursue any claim against Century conflicts in any material respect with the interests of the Celutel Stockholders generally, the Stockholders' Representative shall consult with the Independent Directors. If the Stockholders' Representative and the Independent Directors cannot agree on how to handle such claim, the Independent Directors shall assume the role of Stockholders' Representative with respect to such claim and shall for all purposes hereunder and under the LC Escrow Agreement be deemed to the Stockholders' Representative with respect to such claims.

     11.5 Exculpation. Neither the Stockholders' Representative nor any agent employed by it shall be liable to any Celutel Stockholder relating to the performance of its duties under this Agreement or the LC Escrow Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Stockholders' Representative constituted fraud or were taken or not taken in bad faith. The Stockholders' Representative shall be indemnified and held harmless by the Public Stockholders (payable by the LC Escrow Agent out of the LC Escrow Account) and by each other Non-Public Stockholder, all in the amounts determined by applying the procedures specified in Section 11.7, against all expenses (including attorneys' fees), judgments, fines and other amounts paid or incurred in connection with any action, suit, proceeding or claim to which the Stockholders' Representative is made a party by reason of the fact that it was acting as the Stockholders' Representative pursuant to this Agreement or the LC Escrow Agreement, provided, however, that the Stockholders' Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of jurisdiction by clear and convincing evidence that the actions taken or not taken by the Stockholders' Representative constituted fraud or were taken or not taken in bad faith. The Stockholders' Representative shall be protected in acting upon any notice, statement or certificate believed by it to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith or any matter.

     11.6 Acknowledgement. The Principal Stockholders acknowledge that none of the costs or expenses of administering the LC Escrow Account, the LC Escrow Agreement or any other related instrument governing the affairs of the Celutel Stockholders after the Closing Date shall be borne by Century or Celutel.

     11.7 Allocation of Payments. Whenever the Celutel Stockholders are entitled to receive any payments hereunder or are obligated to make any payments hereunder (including those specified in Sections 2.8, 11.2 and 11.5 and Article
10), (i) each Public Stockholder shall be entitled to receive or shall be obligated to make (payable to or from the LC Escrow Account) such portion of any such payment that is equal to the Pro Rata Share Equivalent Interest held by such stockholder as of the Effective Time, all in accordance with this Agreement and the LC Escrow Agreement and (ii) each Non-Public Stockholder (including
CIVC) shall be entitled to receive or shall be obligated to make such portion of any such payment that is equal to its pro rata interest with respect thereto (determined after giving effect to all of the terms and conditions of the Allocation Agreement, as calculated by the Stockholders' Representative, and in accordance with this Agreement and the LC Escrow Agreement).

                                  ARTICLE 12.

                                 MISCELLANEOUS

     12.1 Notices. Any notice, communication, request, reply, consent, advice or disclosure (hereinafter severally and collectively called "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the transactions herein contemplated must be in writing and may be given or served (i) by depositing such notice in the United States mail, postage prepaid and registered or certified with return receipt requested, (ii) by delivering such notice in person to the address of the person or entity to be notified, (iii) by telecopying such notice (provided a copy thereof is subsequently delivered in one of the other manners specified herein), or (iv) by sending such notice by a national commercial courier service for next day delivery. Notice deposited in the mail in the manner hereinabove described shall be effective 72 hours after such deposit, and notice delivered in person, by telecopy or by commercial courier shall be effective at the time of delivery (subject, in the case of any telecopy, to compliance with the above-stated delivery requirements). For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

     If to Century or Sub:

        Century Telephone Enterprises, Inc.
        100 Century Park Drive
        Monroe, Louisiana 71211-4065
        Attention: Glen F. Post, III
        Telecopy: (318) 388-9562

     with copies to:

        Harvey P. Perry, Esq., Senior Vice President,
        Secretary and General Counsel
        Century Telephone Enterprises, Inc.
        100 Century Park Drive
        Monroe, Louisiana 71211-4065
        Telecopy: (318) 388-9562

        Kenneth J. Najder, Esq.
        Jones, Walker, Waechter,
        Poitevent, Carrere & Denegre
        Place St. Charles
        201 St. Charles Avenue
        New Orleans, Louisiana 70170-5100
        Telecopy: (504) 582-8012

     If to Celutel:

        Celutel, Inc.
        900 Bestgate Road
        Annapolis, Maryland 21401
        Attention: Chairman
        Telecopy: (410) 573-5205

     with copies to the Stockholders' Representative
     (at the address indicated below) and to:

        William S. Clarke, Esq.
        5 Independence Way
        Princeton, New Jersey 08540-6627
        Telecopy: (609) 520-9319

     If to Scarpa:

        Frank S. Scarpa
        10 Graemoor Terrace
        Palm Beach Gardens, Florida 33418
        Telecopy: (407) 624-9365
     with a copy to:

        Edwin M. Martin, Jr., Esq.
        Piper & Marbury
        1200 Nineteenth Street, N.W.
        Washington, D.C. 20036
        Telecopy: (202) 861-6315

     If to CIVC:

        Continental Illinois Venture Corporation
        231 South LaSalle Street
        Chicago, Illinois 60697
        Attention: Avy H. Stein
        Telecopy: (312) 987-0887

     with a copy to:

        William S. Kirsch, Esq.
        Kirkland & Ellis
        200 East Randolph Drive
        Chicago, Illinois 60601
        Telecopy: (312) 861-2200

     If to the Stockholders' Representative:

        Continental Illinois Venture Corporation
        231 South LaSalle Street
        Chicago, Illinois 60697
        Attention: Avy H. Stein
        Telecopy: (312) 987-0887

     with copies to:

        Douglas H. Dittrick
        Douglas Communications Corporation II
        1200 East Ridgewood Avenue
        East Wing--Suite 30
        Ridgewood, New Jersey 07458

        J. Walter Corcoran
        Phillips Credit Corporation
        100 East 42nd Street
        New York, New York 10017

        William S. Kirsch, Esq.
        Kirkland & Ellis
        200 East Randolph Drive
        Chicago, Illinois 60601
        Telecopy: (312) 861-2200

or such substituted persons or addresses of which any of the parties may give notice to the other in writing.

     12.2 Expenses. Regardless of whether the transactions contemplated by this Agreement are consummated, all expenses and fees, including fees for legal, accounting, investment banking and other advisory services, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party hereto incurring them, unless otherwise specified or in any other Section hereof.

     12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws.

     12.4 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

     12.5 Successors and Assigns; Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, personal representatives, and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder are assignable by the parties hereto without the prior written consent of the other parties, except for any assignments or transfers by Century of its rights under Article 10 made in connection with a disposition of any of the properties acquired by it hereunder (which may be made freely without any such consents). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the parties and their respective successors, heirs, executors, administrators, personal representatives, and permitted assigns, any right, remedy or claim under or by reason of this Agreement, except for the rights provided to the current and former officers, directors and employees of Celutel pursuant to Sections 8.4 and
8.5 and the rights provided to the Century Indemnitees and Stockholder Indemnitees pursuant to Article 10 and the LC Escrow Agreement.

     12.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each party shall have executed a counterpart.

     12.7 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.8 Entire Agreement. (a) The Schedules and Exhibits referred to in this Agreement shall be construed with, and are an integral part of, this Agreement to the same extent as if the same had been set forth verbatim herein. This Agreement (including the Schedules and Exhibits hereto) and the agreement referred to in Section 6.16 contains the entire understanding of the parties hereto with regard to the subject matter contained herein and, except to the extent otherwise provided in paragraph (b) below, supersedes all prior agreements or understandings among the parties with respect thereto, including the letter agreement dated August 18, 1993 by and among Century, Celutel and the Principal Stockholders.

     (b) Notwithstanding anything to the contrary in the Century Purchase Agreement, Century, Celutel and CHI hereby agree that the Century Purchase Agreement shall remain in full force and effect until the consummation of the Merger, at which time such agreement will be deemed to be automatically terminated, provided, however, that at no time shall any party to the Century Purchase Agreement have any obligation to consummate any of the transactions contemplated thereunder or to perform any of the covenants or agreements specified therein unless and until this Agreement is duly terminated in accordance with Article 9, at which time each such party will once again be fully obligated to perform all of its covenants and agreements thereunder on the terms and subject to the conditions specified therein. To effect the foregoing, Century, Celutel and CHI hereby amend Section 10.1(b) of the Century Purchase Agreement in its entirety to read as follows: "either Sellers or Buyer if the transactions provided for herein to be closed on the Closing Date shall not have been consummated on or before the earlier of (i) April 6, 1994, or (ii) 45 days after the termination of the Agreement and Plan of Merger dated October 8, 1993 by and between, among others, Buyer and Celutel."

     12.9 Remedies. Subject to the limitations on remedies contained in Section 10.4(g) and the rights of Century and Celutel under Article 9, each party acknowledges that the subject matter of this Agreement is unique and that no adequate remedy of law would be available for breach of this Agreement, and accordingly, each party agrees that any other party or parties, as the case may be, shall be entitled to an appropriate decree of specific performance or other equitable remedies to enforce this Agreement (without any bond or other security being required) and each party waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law.

     12.10 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Notwithstanding the foregoing, upon consummating the Merger each party shall be deemed to have acknowledged that all conditions to its obligation to consummate the Merger have been fulfilled or duly waived, and, in the absence of common law fraud, to have waived any right to subsequently assert that any such conditions were not fulfilled or duly waived. Except as otherwise provided in the foregoing sentence or in Section 6.7, any waiver must be in writing.

     12.11 Amendment. This Agreement may be amended by action taken by Century, Sub, Celutel and the Principal Stockholders at any time before or after approval of the Merger by the stockholders of Celutel but, after any such approval, no amendment shall be made which decreases the Aggregate Merger Consideration or changes the form thereof or which adversely affects the rights of Celutel's stockholders hereunder without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing duly signed by or on behalf of all the parties hereto.

     12.12 Litigation. If any action at law or in equity, including an action for declaratory relief, is brought in connection with this Agreement or a breach hereof, the prevailing party shall be entitled to the full amount of all reasonable expenses, including all court costs and actual attorneys' fees paid or incurred in good faith, incurred in connection with such action.

     12.13 References. All references in this Agreement to Articles, Sections, and other subsections or subdivisions refer to the Articles, Sections, and other subsections or subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule or Exhibit refers to the information specifically set forth therein, and all Schedules shall clearly indicate which subsection, paragraph or item with respect to which the information set forth thereon is provided. All pronouns used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person to whom reference is made may require.


                                   * * * * *



              [All Signatures, Joinders, Certifications, Exhibits
                and Schedules have been intentionally deleted.]

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                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER



     This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of January 5, 1994, is by and among Century Telephone Enterprises, Inc., a Louisiana corporation ("Century"), Celutel Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Century ("Sub"), and Celutel, Inc., a Delaware corporation ("Celutel"), and is joined into by (i) Continental Illinois Venture Corporation, a Delaware corporation ("CIVC"), for purposes of Sections 10, 11, 12, 13, 17, 18 and 19 hereof, (ii) Frank S. Scarpa ("Scarpa") for purposes of Sections 6, 7, 10, 11, 12, 13, 14, 17, 18 and 19 hereof and
(iii) Forrest L. Metz ("Metz") for purposes of Sections 15, 18 and 19 hereof.



                                  WITNESSETH:



     WHEREAS, on October 8, 1993, Century, Sub, Celutel, CIVC and Scarpa entered into an Agreement and Plan of Merger (the "Merger Agreement"); and



     WHEREAS, such parties desire to amend the Merger Agreement in accordance with Section 12.11 thereof in the manner specified below;



     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Merger Agreement and this Amendment, and intending to be legally bound hereby, Century, Sub, Celutel, CIVC, Scarpa and Metz hereby agree as follows:



     1. The following definitions set forth in Section 1.1 of the Merger Agreement are hereby amended to read in their entirety as follows:



          "Aggregate Merger Consideration" means $146,315,867 plus the Working Capital Surplus, if any, minus (i) the Working Capital Deficit, if any, and
     (ii) the Long-Term Indebtedness as of the Effective Time.



          "Celutel Share Equivalents" mean, with respect to any record holder of Celutel Securities as of any specified date, the sum of (i) the number of shares of Celutel Common Stock held by such Person as of such date, (ii) the number of shares of Celutel Common Stock into which the Celutel Preferred Stock held of record by such Person (including all accrued and unpaid stock dividends payable with respect to the Celutel Preferred Stock) is convertible as of such date pursuant to Section 6A of the Celutel Certificate of Designation and (iii) the number of shares of Celutel Common Stock that would be issuable to such Person if such Person had sold his Warrants to Celutel as of such date in exchange for such number of shares of Celutel Common Stock equal to, in the case of Scarpa, the Scarpa Warrant Settlement Value divided by the Estimated Per Share Equivalent Consideration, and, in the case of Metz, the Metz Warrant Settlement Value divided by the Estimated Per Share Equivalent Consideration.



          "Celutel Stockholders" mean each record holder of Celutel Securities outstanding immediately prior to the Effective Time (other than holders of Dissenting Shares and other than shares of Celutel Stock that are held in the treasury of Celutel or by any Subsidiary).



          "Pro Rata Share Equivalent Interest" means, with respect to any Celutel Stockholder, the quotient determined by dividing the Celutel Share Equivalents held by such Person immediately prior to the Effective Time by the Aggregate Celutel Share Equivalents.



          "Public Stockholder Holdback Amount" means the portion of Aggregate Cash Consideration to be delivered on the Closing Date by Century to the LC Escrow Agent for the purposes set forth herein and in the LC Escrow Agreement, which amount shall equal (i) $3,500,000 multiplied by the aggregate Pro Rata Share Equivalent Interest held by the Public Stockholders as of the Effective Time, plus (ii) $70,000.

          "Warrants" mean the Metz Warrants and Scarpa Warrants, referred to collectively.



     2. Section 1.1 of the Merger Agreement is hereby further amended by adding the following new definitions:



          "Aggregate Celutel Share Equivalents" mean the aggregate number of Celutel Share Equivalents held immediately prior to the Effective Time by all record holders of Celutel Securities (including all Dissenting Shares but excluding any shares of Celutel Stock held in the treasury of Celutel or by any Subsidiary), determined as if the conversion and purchase transactions referred to in the definition of "Celutel Share Equivalents" had been consummated immediately prior to such time.



          "Agreement" means this Agreement, as amended by Amendment No. 1
     thereto dated January   , 1994.



          "Celutel Securities" mean the Celutel Stock and the Warrants, referred to collectively.



          "Estimated Per Share Equivalent Consideration" means the quotient derived by dividing (i) Celutel's estimate of the Aggregate Merger Consideration set forth in the Calculation Certificate to be delivered by Celutel pursuant to Section 2.8 by (ii) the Aggregate Celutel Share Equivalents.



          "Metz" means Forrest L. Metz, holder of the Metz Warrants.



          "Metz Warrant Settlement Value" means the sum of (i) 25,000 multiplied by the excess (if any) of the Estimated Per Share Equivalent Consideration over $7.00 and (ii) 25,000 multiplied by the excess (if any) of the Estimated Per Share Equivalent Consideration over $8.00.



          "Metz Warrants" means the Warrants to Purchase Common Stock dated April 26, 1989, May 30, 1988 and May 30, 1988 that entitle Forrest L. Metz to purchase up to 25,000 shares of Celutel Common Stock per warrant at respective per share prices of $7.00, $8.00 and $15.30, each as extended pursuant to warrant extension agreements dated November 1, 1991.



          "Scarpa Warrant Settlement Value" means the sum of (i) 1,000,000 multiplied by the excess (if any) of the Estimated Per Share Equivalent Consideration over $5.00 and (ii) 744,843 multiplied by the excess (if any) of the Estimated Per Share Equivalent Consideration over $5.50.



          "Scarpa Warrants" mean Class A Stock Purchase Warrants dated January 5, 1988 and May 17, 1988 that entitle Scarpa to purchase up to 1,000,000 and 744,843 shares of Celutel Common Stock, respectively, at respective per share prices of $5.00 and $5.50 (represented by Warrant Nos. W-1991-5 and W-1991-6).



     3. Section 2.7(a)(ii) of the Merger Agreement is hereby amended to read in its entirety as follows:



          2.7 Conversion of Shares.



          (ii) all Celutel Securities issued and outstanding (including accrued and unpaid stock dividends payable with respect to the Celutel Preferred Stock) immediately prior to the Effective Time (other than shares of Celutel Stock to be cancelled pursuant to paragraph (a)(i) or Dissenting Shares) shall be converted into (A) an amount of cash equal to 50% of the Aggregate Merger Consideration (the "Aggregate Cash Consideration") and (B) such number of shares of Century Common Stock equal to the quotient determined by dividing 50% of the Aggregate Merger Consideration by the Century Stock Price (the "Aggregate Stock Consideration"); and



     4. Section 2.7(b) of the Merger Agreement is hereby amended to read in its entirety as follows:


          (b) Subject to the adjustments, holdbacks and other terms and conditions set forth in Sections 2.8 and 2.9 and the terms and conditions of the Allocation Agreement, upon conversion of the Celutel Securities into the Aggregate Merger Consideration in the manner described in paragraph
     (a)(ii) above, each Celutel Stockholder shall have the right to receive (i) a cash payment (without interest) equal to the Aggregate Cash Consideration multiplied by such Person's Pro Rata Share Equivalent Interest, (ii) a certificate representing such whole number of shares of Century Common Stock as is derived by multiplying the number of shares of Century Common Stock comprising the Aggregate Stock Consideration by such Person's Pro Rata Share Equivalent Interest and (iii) in lieu of the issuance of a fractional share of Century Common Stock hereunder, a cash payment (without interest) equal to the fair market value of such fraction of a share of Century Common Stock to which such holder would otherwise be entitled but for this provision. For purposes of calculating the fractional share payment specified in (iii) above, the fair market value of any such fraction of a share of Century Common Stock shall equal the Century Stock Price multiplied by such fraction.



     5. The first sentence of Section 2.8(a) of the Merger Agreement is hereby amended to read in its entirety as follows:



          At least two business days prior to the Closing, Celutel shall deliver to Century a certificate (the "Calculation Certificate") setting forth (i) the amount to be owed by Celutel and the Subsidiaries as of the Effective Time for all Long-Term Indebtedness, (ii) Celutel's good faith estimate of Working Capital as of the Effective Time, (iii) Celutel's calculation of the "Estimated Per Share Equivalent Consideration," the "Metz Warrant Settlement Value" and the "Scarpa Warrant Settlement Value," along with a schedule reflecting how such amounts were calculated, (iv) a true and complete list of the amount of cash and number of shares of Century Common Stock that each Non-Public Stockholder will be entitled to receive hereunder at the Effective Time in respect of their Celutel Securities (after giving effect to the terms and conditions of Sections 2.7(b) hereof and the terms and conditions of the Allocation Agreement and the LC Escrow Agreement) and (v) Celutel's calculation of the Public Stockholder Holdback Amount, along with the name and address of the LC Escrow Agent and the account number of the LC Escrow Account.



     6. Article 2 of the Merger Agreement is hereby amended by adding to the end thereof the following Section 2.12:



          2.12 Settlement of Warrants. (a) Each of Scarpa and Metz agree that:



             (i) At the Effective Time his Warrants will be, without further action on the part of any party hereto, automatically converted into the right to receive the consideration specified under Section 2.7, which will constitute full settlement of all his rights and interests under the Warrants;



             (ii) After the Effective Time, his Warrants will be void and entitle him to no rights of any kind whatsoever, other than the right to receive the consideration specified under Section 2.7 on the terms and conditions set forth herein;



             (iii) From the date hereof through the Effective Time, he shall refrain from exercising any portion of or rights under the Warrants and shall not sell, transfer, assign or otherwise dispose of the Warrants or any interests therein; and



             (iv) At or prior to the Closing, he shall deliver his respective Warrants to Century, marked "cancelled."



          (b) Each of Scarpa and Metz represent and warrant that (i) his respective Warrants represent his only Option or right of any nature whatsoever to purchase or otherwise acquire any of Celutel's capital stock,
     (ii) he is the lawful registered and beneficial owner of such Warrants, and
     (iii) his respective Warrants contain his entire understanding with Celutel with regard to the subject matter thereof, and have not been amended or modified in any respect.



          (c) Promptly after Century's receipt of the cancelled Warrants at or after the Effective Time (along with any information relating to backup tax withholding that Century may reasonably request), Century or its agent shall mail the consideration specified in Section 2.7 to (i) in the case of Scarpa, the address specified in his Letter of Transmittal, and (ii) in the case of Metz, c/o Urban Engineering, 877 South Alvernon Way, Tucson, Arizona 85711. Notwithstanding anything to the contrary herein, neither Metz nor Scarpa shall be required to deliver a Letter of Transmittal with respect to their Warrants.

          (d) Celutel hereby irrevocably consents to all of the transactions contemplated by this Section 2.12 and irrevocably waives any provision to the contrary contained in the Warrants.



     7. Section 6.14 of the Merger Agreement is hereby deleted in its entirety and the phrase '[Section 6.14 intentionally omitted]' is added in lieu thereof.



     8. Section 7.1(g) of the Merger Agreement is hereby amended to read in its entirety as follows:



          (g) LC Escrow Agreement. An LC Escrow Agreement shall have been duly executed and delivered by the LC Escrow Agent, the Stockholders' Representative and the Non-Public Stockholders in substantially the form of agreement distributed by Celutel's special counsel to, among others, PNC Bank on December 17, 1993.



     9. Section 7.2(k) of the Merger Agreement is hereby amended to read in its entirety as follows:



          (k) Settlement of Warrants. Neither Scarpa nor Metz shall have breached any covenants contained in Section 2.12, and all of the representations and warranties of Scarpa and Metz contained in such section shall be true and correct on and as of the Closing Date as though made on and as of such date.



     10. Section 10.1(a) of the Merger Agreement is hereby amended to read in its entirety as follows:



          (a) Except as otherwise provided in Section 10.4 hereof, Century and its subsidiaries and each of their respective officers, directors, employees, agents, Affiliates, successors and permitted assigns (collectively, the "Century Indemnitees") shall be defended, indemnified, held harmless, and reimbursed for, from and against each and every demand, claim, action, loss (which shall include any diminution in value of Celutel, any Subsidiary or any of their assets), liability, judgment, damage, cost and expense (including interest, penalties, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") imposed on or incurred by the Century Indemnitees, directly or indirectly, relating to, resulting from or arising out of (i) any inaccuracy of any representation or warranty made by Celutel or the Principal Stockholders in this Agreement (including the representations and warranties made in any Exhibit or Schedule hereto) or any Closing Instrument, (ii) any breach of any covenant, agreement or other obligation of Celutel or the Principal Stockholders under this Agreement or any Closing Instrument, (iii) any claim of any nature made by former stockholders of Celutel in their capacity as stockholders or by the minority stockholders or partners of the Cellular Entities in their capacity as stockholders or partners (whether arising under the securities laws, corporate law, tort law, equitable principles or otherwise and whether or not described in any Celutel Exchange Act Report and whether or not arising out of any matter described in any Schedule hereto) that relate to any act or omission of Celutel or the Subsidiaries prior to the Closing or to the distribution of the Merger Consideration in accordance with this Agreement, including the negotiation, execution, delivery, announcement or performance of the Century Purchase Agreement or this Agreement and the disbursement of funds in accordance with the Allocation Agreement and the LC Escrow Agreement, provided that in no event will any Century Indemnitee be entitled to be indemnified for Losses resulting from any breach of a representation, warranty or covenant of Century hereunder (in which event the Celutel Stockholders shall continue to have the rights to indemnification and other remedies provided hereunder), (iv) any claim arising out of any Additional Purchases or any Transaction Agreement, (v) the matters described on Schedule 3.18 under the heading "Biloxi Microwave," or (vi) any claim arising out of the automobile accident of Celutel's employee, Jorge E. Abrego, on September 24, 1993 (if and to the extent the Losses associated with such accident are not covered by insurance), provided, however, that the Celutel Stockholders shall have no liability under this Section 10.1(a) unless and until the aggregate of all Losses resulting therefrom (other than those resulting from breaches of any covenants, agreements or other obligations under Article 2) exceeds $200,000, in which event the Celutel Stockholders shall be liable only for all Losses in excess of such amount. Subject to all of the procedures, limitations and conditions of this Article 10, the Celutel Stockholders, acting through the Stockholders' Representative, shall defend, indemnify, hold harmless and reimburse the Century Indemnitees for, from and against all Losses arising out of all claims under this Section 10.1(a) other than (i) any Losses that arise out of Unlimited Claims (as defined in Section 10.4) or claims under Section 10.1(a)(v), in each case as to which written notice was not given prior to the first anniversary of the Closing Date, or (ii) any portion of Losses arising out of Unlimited Claims that exceed the amount payable under the Letter of Credit (the Losses specified in (i) and (ii) being hereinafter referred to as "Uncovered Losses"), and the Principal Stockholders shall jointly and severally defend, indemnify, hold harmless and reimburse the Century Indemnities for, from and against all Uncovered Losses.



     11. Section 10.4(a) of the Merger Agreement is hereby amended to read in its entirety as follows:



          (a) No party shall have liability under this Article 10 unless written notice of an Indemnity Claim shall have been given prior to the first anniversary of the Closing Date, provided, however, that any of the Century Indemnitees may give written notice of and may make a claim (A) after such date and at any time prior to the third anniversary of the Closing Date if such claim arises from any inaccuracy of any representations or warranties made by Celutel in Section 3.29 (it being understood that all information set forth in items (i), (ii) or (iv) of Schedule 3.29 has been provided solely for informational purposes and shall not in any manner be deemed to limit, restrict or qualify the representations and warranties made by Celutel in Section 3.29) or if such claim arises under subsection (iii),
     (iv) or (v) of Section 10.1(a), (B) after such date and at any time prior to the expiration of the appropriate statute of limitations with respect thereto if such claim arises from any inaccuracy of any representations or warranties made by Celutel in Section 3.28 and (C) after such date and at any time prior to the third anniversary of the Closing Date if such claim arises under subsection (vi) of Section 10.1(a), provided, however, that if any currently pending lawsuit arising from a claim described under subsection (vi) remains unresolved at the end of such three-year period, such period shall be extended with respect to such lawsuit until such lawsuit is resolved pursuant to a binding settlement with prejudice or a final and nonappealable judgment, order, decree or similar court action (the claims specified in (A), (B) and (C) above (other than claims arising under Section 10.1(a)(v)) being hereinafter referred to as the "Unlimited Claims"), provided, however, that nothing in this Section 10.4 shall modify the obligation of the Indemnified Person to give the written notice specified in Section 10.3(a) hereof.



     12. Section 10.4(e) of the Merger Agreement is hereby amended to read in its entirety as follows:



          (e) Under no circumstances shall any Celutel Stockholder have any liability for any special, incidental or consequential Losses (including Losses for diminution in value), except in connection with any one or more indemnification payments made pursuant to Section 10.1(a) that, together with all other indemnification payments, in the aggregate do not exceed $3.5 million, provided, however, that under no circumstances will punitive damages be considered special, incidental or consequential Losses.



     13. The parties hereto acknowledge that the Supplemental Consideration contemplated by the Merger Agreement has been appropriately calculated and adequately reflected in the revised definition of "Aggregate Merger Consideration" appearing in Section 1 hereof, and agree to waive any rights to object to the calculation of such amount after the date of this Amendment.



     14. The portion of the preamble of the Merger Agreement that lists the provisions of the Merger Agreement as to which Scarpa shall be bound is hereby amended to add Section 2.12 and delete Section 6.14.



     15. (a) Metz hereby (i) agrees to be bound by Section 2.12 and Articles 10, 11 and 12 of the Merger Agreement, as amended hereby (collectively, the "Agreement"), as if and to the same extent as though he had originally executed a joinder to the Merger Agreement as a Celutel Stockholder, and (ii) acknowledges his receipt and review of a preliminary copy of the Proxy Statement and Prospectus (the "Proxy Statement") filed with the Securities and Exchange Commission on December 6, 1993 as part of

Century's Registration Statement on Form S-4 (Registration No. 33-50791), which describes, among other things, his rights and obligations under the Agreement.



     (b) Without limiting the generality of subsection (a), Metz hereby represents and warrants that he understands that (i) Continental Illinois Venture Corporation (the "Stockholders' Representative") will, upon the adoption of the Agreement by the Celutel Stockholders and without any notarial act or other action of any kind on his part, be irrevocably appointed as his agent, proxy and attorney-in-fact from and after the Closing Date (as defined in the Agreement) with respect to those matters set forth in the Agreement and the LC Escrow Agreement (as defined in the Agreement), all as more fully described in the Proxy Statement, (ii) that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Stockholders' Representative and shall survive his death, incapacity or bankruptcy, (iii) all decisions and acts by the Stockholders' Representative in such capacity will be binding upon him, and, except as set forth in the Proxy Statement, he will have no right to object, dissent, protest or otherwise contest such decisions or acts, and (iv) the cash portion of his Merger Consideration payable as of the Closing Date will be reduced by his pro rata portion of the Public Stockholder Holdback Amount (as defined in the Agreement) in order to fund his pro rata share of (a) any indemnity claims made by Century or its affiliates pursuant to the Agreement, (b) any obligations with respect to post-Closing Date adjustments to the Aggregate Merger Consideration (as defined in the Agreement) and (c) certain fees and expenses, all as more fully described in the Proxy Statement. Metz further acknowledges that all of his Merger Consideration (as defined in the Agreement) other than his pro rata share of the Public Stockholder Holdback Amount shall be delivered by Century or its exchange agent and that his pro rata share of any remaining amounts held in accordance with the LC Escrow Agreement shall be delivered by PNC Bank, National Association, the LC Escrow Agent (as defined in the Agreement), all on the terms and conditions described herein and in the Proxy Statement.



     (c) Metz hereby represents and warrants that he has the full legal right, power, capacity and authority to execute, deliver and perform this Amendment, without the consent or joinder of any other person, and this instrument constitutes a valid and legally binding obligation of Metz, enforceable against him in accordance with its respective terms.



     16. After the Closing Date, Century shall (i) provide the Stockholders' Representative, on a quarterly basis or at such other time or times reasonably requested by the Stockholders' Representative, with a list of former Celutel stockholders who have notified Century or its exchange agent of a change in their mailing address in the manner indicated in the Letter of Transmittal (as defined in the Agreement), (ii) promptly notify the Stockholders' Representative of any act or omission of a former Celutel stockholder that results in such stockholder forfeiting his appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, and (iii) upon the reasonable request of the Stockholders' Representative, provide such other information which may be necessary for the Stockholders' Representative to discharge its obligations under the LC Escrow Agreement.



     17. The parties acknowledge that, except as provided above, all terms and conditions of the Merger Agreement shall remain in full force and effect.



     18. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws.



     19. This Amendment may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when each party shall have executed a counterpart.



                                 *  *  *  *  *



               [All Signatures have been intentionally deleted.]

                                                                     APPENDIX II

                         TERM CROSS-REFERENCE GLOSSARY

     The following terms used in the Proxy Statement have the meanings set forth on the pages indicated below:


                                                                                                   PAGE ON WHICH
     DEFINED TERM:                                                                            TERM IS FIRST DEFINED:
- --------------------------------------------------------------------------------------------  -----------------------
"Acquired Shares"...........................................................................                47
"Acquiring Person"..........................................................................                69
"Acquiror"..................................................................................                73
"Aggregate Cash Consideration"..............................................................                23
"Aggregate Merger Consideration"............................................................                 x
"Aggregate Stock Consideration".............................................................                23
"Aggregate Transaction Value"...............................................................                21
"Allocation Agreement"......................................................................                30
"AMEX"......................................................................................                65
"Automobile Claims".........................................................................                33
"Average Century Price".....................................................................                25
"Bank"......................................................................................                61
"broker non-votes"..........................................................................                 5
"Business Combination"......................................................................                73
"Calculation Amount"........................................................................                22
"Celltech"..................................................................................              xiii
"Celutel"...................................................................................                 i
"Celutel Affiliates"........................................................................                42
"Celutel Bylaws"............................................................................                67
"Celutel Certificate".......................................................................                67
"Celutel Common Stock"......................................................................                vi
"Celutel Preferred Stock"...................................................................                vi
"Celutel Securities"........................................................................                22
"Celutel Share Equivalents".................................................................                ix
"Celutel Stock".............................................................................                vi
"Celutel Warrants"..........................................................................                29
"Century"...................................................................................                 i
"Century Articles"..........................................................................                67
"Century Bylaws"............................................................................                67
"Century Indemnitees".......................................................................                33
"Century Letter of Intent"..................................................................                11
"Century Preferred Stock"...................................................................                67
"Century Stock".............................................................................                 i
"Century Sub"...............................................................................                 5
"CIVC"......................................................................................                vi
"Claim".....................................................................................                35
"Closing"...................................................................................              viii
"Closing Date"..............................................................................                22
"Code"......................................................................................               xii

                                                                                                   PAGE ON WHICH
     DEFINED TERM:                                                                            TERM IS FIRST DEFINED:
- --------------------------------------------------------------------------------------------  -----------------------
"Commission"................................................................................                ii
"Continuing Directors"......................................................................                69
"Daniels"...................................................................................                 8
"Delaware GCL"..............................................................................               xiv
"dissenting stockholders"...................................................................                22
"Distribution Date".........................................................................                69
"Effective Time"............................................................................              viii
"Engagement Letter".........................................................................                21
"Escrow Agent"..............................................................................                xi
"Escrow Agreement"..........................................................................                37
"Exchange Act"..............................................................................                ii
"Exchange Agent"............................................................................              xiii
"Exempt Person".............................................................................                69
"FCC".......................................................................................               xii
"FCC Claims"................................................................................                33
"Fiduciary Determination"...................................................................                41
"Indebtedness Adjustment"...................................................................                22
"Interested Shareholder"....................................................................                72
"Interested Shares".........................................................................                73
"IRS".......................................................................................                31
"Issuer"....................................................................................                 x
"Lazard"....................................................................................               vii
"LC Escrow Account".........................................................................                35
"LC Escrow Agent"...........................................................................                 x
"LC Escrow Agreement".......................................................................                 x
"LEC".......................................................................................                 1
"Letter of Credit"..........................................................................                xi
"Liability Cap".............................................................................                34
"Losses"....................................................................................                33
"Louisiana Fair Price Statute"..............................................................                72
"Louisiana Law".............................................................................                67
"Meeting"...................................................................................                vi
"Merger"....................................................................................                 i
"Merger Agreement"..........................................................................                vi
"Merger Consideration"......................................................................                 x
"Merger Proposal"...........................................................................                vi
"MGC Agreement".............................................................................                 9
"MGC Properties"............................................................................                 9
"Mr. Scarpa"................................................................................               vii
"MSA".......................................................................................                xi
"non-dissenting stockholders"...............................................................                22
"Non-Public Stockholders"...................................................................                30
"Other Acquirees"...........................................................................                52
"Other Acquisitions"........................................................................                52
"Other Bidder"..............................................................................                 9
"Outside Directors".........................................................................                38

                                                                                                   PAGE ON WHICH
     DEFINED TERM:                                                                            TERM IS FIRST DEFINED:
- --------------------------------------------------------------------------------------------  -----------------------
"pop".......................................................................................                vi
"Post-Closing Liabilities"..................................................................                 x
"Principal Stockholders"....................................................................               vii
"pro forma information".....................................................................                52
"Pro Rata Share"............................................................................                36
"Pro Rata Share Equivalent Interest"........................................................                29
"Proposed Acquiree".........................................................................                52
"Proposed Acquisition"......................................................................                52
"Proxy Statement"...........................................................................                ii
"Public Stockholder Holdback Amount"........................................................                 x
"Public Stockholders".......................................................................                xi
"Purchase and Sale Claims"..................................................................                33
"Purchase Price"............................................................................                68
"Record Date"...............................................................................                 5
"Registration Statement"....................................................................                 i
"Right".....................................................................................                68
"Rule 145"..................................................................................                42
"S & P 500".................................................................................                19
"Section 262"...............................................................................                44
"Securities Act"............................................................................                 i
"Selling Stockholders"......................................................................                 i
"Series AA Preferred Stock".................................................................                68
"Stock Acquisition Date"....................................................................                69
"Stockholder Claims"........................................................................                33
"Stockholder Indemnitees"...................................................................                34
"Stockholders' Representative"..............................................................                vi
"Symphony"..................................................................................                59
"Uncovered Losses"..........................................................................                33
"Unlimited Claims"..........................................................................                34
"Working Capital Adjustment"................................................................                22

                                                                    APPENDIX III

                              LAZARD FRERES & CO.
                             ONE ROCKEFELLER PLAZA
                              NEW YORK, N.Y. 10020
                            TELEPHONE (212) 632-6000
                            FACSIMILE (212) 632-6060


                                                                January   , 1994


The Board of Directors
  CELUTEL, INC.
900 Bestgate Road
Suite 400
Annapolis, MD 21401

Dear Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the Public Stockholders (as defined below) of Class A Common Stock, par value $.20 per share (collectively, the "Common Stock"), of Celutel, Inc. ("Celutel") of the consideration (the "Merger Consideration") which they will receive in the proposed merger (the "Merger") of Celutel and a subsidiary of Century Telephone Enterprises, Inc. ("Century"). For purposes of this opinion, Public Stockholders is defined to include all holders of Common Stock but does not include the following holders of Celutel capital stock (as to whom we express no opinion): (i) holders who are Senior Officers as defined in the merger agreement described below; and (ii) holders of Celutel's 18% Senior Convertible Preferred Stock ("Preferred Stock") or Warrants ("Warrants") as defined in the Merger Agreement (as defined below), whether or not they also hold Common Stock.


     We understand that the Merger is to be effected pursuant to an Agreement and Plan of Merger dated as of October 8, 1993, as amended as of January 5, 1994, among Century, a subsidiary of Century and Celutel (the "Merger Agreement"), pursuant to which, among other things, each share of Common Stock (other than shares held by dissenting stockholders) will be converted into the right to receive cash and Century Common Stock, par value $1.00 per share, (the "Century Common Stock"), in the amounts and subject to the adjustments as described in the Merger Agreement.



     Pursuant to the Merger Agreement the aggregate merger consideration is based on the following formula: $146,315,867 plus the working capital surplus, if any, minus (i) the working capital deficit, if any, and (ii) the long-term indebtedness of Celutel, in each case as of the effective date of the Merger, all as more fully described in the Merger Agreement. Holders of shares of Common Stock which are converted pursuant to the Merger will receive, based on their respective pro rata share interests, the following consideration: (i) an amount of cash equal to 50% of the aggregate merger consideration and (ii) such number of shares of Century Common Stock equal to the quotient obtained by dividing 50% of the aggregate merger consideration by the average stock price of Century Common Stock. The Merger Agreement defines the average price of Century Common Stock as the arithmetical average of the per share closing prices of Century Common Stock as reported in the NYSE Composite Transactions section of The Wall Street Journal for each of the ten days immediately preceding the third trading day prior to the completion of the Merger, subject to a floor price of $27 and a ceiling price of $33. The Merger Agreement also contains certain adjustments and holdbacks which are principally related to certain post closing calculations and indemnification provisions.



     We further understand that the Merger Consideration which the Public Stockholders will receive pursuant to the Merger Agreement is calculated as if
(i) all shares of Preferred Stock are converted at closing into Common Stock at the then present conversion rate, including all accrued and unpaid dividends (without receiving, or being compensated for, any redemption premium or redemption warrant) and (ii) all Warrants were purchased by Celutel for a number of shares of Celutel Common Stock as calculated in accordance with the Merger Agreement. We express no opinion on the allocation
                                      A-71
agreement among the holders of Preferred Stock and the Senior Officers allocating their respective Merger Consideration.

     Lazard, Freres & Co. has acted as financial advisor to Celutel in connection with the proposed Merger. We have, among other things:

          i. reviewed the terms and conditions of the Merger Agreement and Proxy Statement and Prospectus relating to the Merger,

         ii. analyzed certain historical business and financial information relating to Celutel and Century, including certain recent Annual Reports to Stockholders and Annual Reports on Forms 10-KSB or 10-K of Celutel and Century and certain recent Quarterly Reports on Forms 10-QSB or 10-Q of Celutel and Century,

        iii. reviewed certain financial forecasts and other data provided to us by Celutel relating to the business of Celutel,

        iv. conducted discussions with members of the senior management of Celutel and limited discussions with members of the senior management of Century with respect to the business and prospects of Celutel and Century and the strategic objectives of each,

         v. reviewed public information with respect to certain other companies in lines of business and in markets, we believe to be generally comparable to the businesses of Celutel and Century,

        vi. reviewed the financial terms of certain recent business combinations in the telecommunications industry specifically and in other industries generally,

        vii. reviewed the historical stock prices and trading volumes of the Common Stock and of the Century Common Stock, and

        viii. conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have neither received nor reviewed any financial projections or other non-public information prepared by Century pertaining to the future prospects of Century.


     We have relied upon the accuracy and completeness of the financial and other information provided by Celutel and Century to us and have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets of Celutel or Century. With respect to the financial forecasts referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available judgments of Celutel's management as to the future financial performance of Celutel. Further, our opinion is based on economic, monetary and market conditions existing on the date of this opinion. We express no opinion as to what the value of the Century Common Stock actually will be when issued to the Public Stockholders upon consummation of the Merger.


     In rendering our opinion, we have also assumed that obtaining the necessary regulatory and governmental approvals for the proposed Merger may delay consummation of the Merger, and that, in the course of obtaining such approvals, no restriction will be imposed that will have a material adverse effect on the contemplated benefits of the proposed Merger.

     Our engagement and the opinion expressed herein is solely for the benefit of Celutel's Board of Directors and is not on behalf of and is not intended to confer the rights or remedies upon Century, any stockholders of Celutel or Century, or any person other than Celutel's Board of Directors.

     Based on the foregoing and such other factors as we deemed relevant, including our assessment of current economic, monetary and market conditions, we are of the opinion that as of the date hereof, the Merger Consideration is fair to the Public Stockholders (other than Century or any of its respective affiliates) from a financial point of view.

                                          Very truly yours,


                                                         Lazard, Freres & Co.

                                                                     APPENDIX IV

                     LC ESCROW AND REIMBURSEMENT AGREEMENT


     LC ESCROW AND REIMBURSEMENT AGREEMENT (this "Agreement") made as of the 10th day of February, 1994 by and among PNC Bank, National Association, in its capacity as the issuer of the Letter of Credit (the "ISSUER"), PNC Bank, National Association, in its capacity as escrow agent hereunder (the "LC ESCROW AGENT"), Continental Illinois Venture Corporation, a Delaware corporation ("CIVC"), in its capacity as the Stockholders' Representative for all Celutel Stockholders (the "STOCKHOLDERS' REPRESENTATIVE") and in its capacity as a stockholder of Celutel, Inc., a Delaware corporation ("CELUTEL"), Avy H. Stein, John R. Willis, Frank S. Scarpa, the Scarpa Family Trust and each of the other stockholders listed on the signature pages hereto (together with CIVC, collectively, the "NON-PUBLIC STOCKHOLDERS"). CIVC, Messrs. Stein, Willis and Scarpa and the Scarpa Family Trust are collectively referred to herein as the "NP-CREDIT STOCKHOLDERS." The Non-Public Stockholders other than the NP-Credit Stockholders are referred to herein as the "NP-CASH STOCKHOLDERS." Capitalized terms used but not otherwise defined in context shall have the respective meanings set forth in paragraph 3.


     WHEREAS, Century Telephone Enterprises, Inc., a Louisiana corporation ("CENTURY"), Celutel Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Century ("SUB"), and Celutel have entered into an Agreement and Plan of Merger, dated as of October 8, 1993, as amended (the "MERGER AGREEMENT"), providing for the merger of Sub with and into Celutel.

     WHEREAS, the Merger Agreement requires Celutel to obtain from the Issuer the Letter of Credit to serve as security for and to satisfy indemnification claims made against the Celutel Stockholders by the Century Indemnitees under the Merger Agreement (each, a "CLAIM" and the amount paid out to Century or the Escrow Agent under the Letter of Credit, the "CLAIM AMOUNT").

     WHEREAS, the Merger Agreement also requires the Celutel Stockholders to pay to Century any adjustment to the Aggregate Merger Consideration (an "ADJUSTMENT") due Century.


     WHEREAS, the Merger Agreement provides that at the Closing Century shall deposit into escrow with the LC Escrow Agent the Public Stockholder Holdback Amount in the aggregate amount of $530,800, $460,000 of which shall be held as cash collateral to reimburse the Issuer for the Public Share of any Claim Amount (the "REIMBURSEMENT AMOUNT") and $70,000 of which shall be held to pay to Century the Public Share of any Adjustment (the "ADJUSTMENT AMOUNT").



     WHEREAS, the Issuer is willing to issue the Letter of Credit for the account of all Celutel Stockholders if (i) the LC Escrow Agent has received the Reimbursement Amount to be held by the LC Escrow Agent on behalf of the Issuer as cash collateral to secure the Public Share of reimbursement obligations to the Issuer, (ii) the NP-Cash Stockholders have deposited into escrow with the LC Escrow Agent cash collateral to be held by the LC Escrow Agent on behalf of the
Issuer in the aggregate amount of $         to secure each NP-Cash
Stockholder's Pro Rata Share of reimbursement obligations to the Issuer (the "NP REIMBURSEMENT AMOUNT"), (iii) the NP-Credit Stockholders have executed certain reimbursement agreements for the benefit of the Issuer setting forth their reimbursement obligations to the Issuer, (iv) the Stockholders' Representative has executed certain reimbursement agreements for the benefit of the Issuer and for the limited purposes described therein on behalf of the Celutel Stockholders other than the NP-Credit Stockholders (together with the reimbursement agreements contemplated in clause (iii) above, the "REIMBURSEMENT DOCUMENTS") and (v) such other conditions as are referred to in the Commitment Letter dated November 19, 1993, by and among the

Issuer, Frank S. Scarpa and CIVC and the summary of terms and conditions attached thereto are satisfied.

     WHEREAS, the Issuer will be reimbursed for any Claim Amount as follows: (i) the LC Escrow Agent shall, upon notification from the Issuer of a Claim Amount, pay (x) the Public Share of the Claim Amount to the Issuer from the Reimbursement Account (as defined below) and (y) each NP-Cash Stockholder's Pro Rata Share of the Claim Amount to the Issuer from the NP Reimbursement Account (as defined below) and (ii) each NP-Credit Stockholder shall pay its Pro Rata Share of the Claim Amount to the Issuer as set forth in the Reimbursement Documents.

     WHEREAS, Century shall be paid any Adjustment as follows: (i) the LC Escrow Agent shall, upon notification from the Stockholders' Representative of an Adjustment due Century, pay to Century the Public Share of the Adjustment from the Adjustment Account (as defined below) to the extent of the funds in the Adjustment Account and (ii) each Non-Public Stockholder shall pay to Century its Pro Rata Share of the Adjustment from its own funds (which shall not include the amounts held in the NP Reimbursement Account).

     WHEREAS, the Merger Agreement requires Century to pay to each Celutel Stockholder its Pro Rata Share of any (i) Adjustment due the Celutel Stockholders and (ii) indemnification claims payable by Century.

     NOW THEREFORE, in consideration of the promises and respective agreements set forth above, the parties agree as follows:

     1. LC Escrow Agent. The Celutel Stockholders, by the adoption of the Merger Agreement, and the Issuer , by execution of this Agreement, hereby designate and appoint the LC Escrow Agent to serve in accordance with the terms, conditions and provisions of this Agreement, and the LC Escrow Agent hereby agrees to act as such, upon the terms, conditions and provisions provided in this Agreement.

     2. Stockholders' Representative. The Non-Public Stockholders each hereby confirm the appointment of the Stockholders' Representative as their representative under this Agreement and the Stockholders' Representative shall have the power and authority to take all actions required or permitted to be taken under this Agreement and the Merger Agreement.

     3. Definitions.

     "Account" means the Account and any sub-accounts thereof established pursuant to the terms of this Agreement.


     "Aggregate Merger Consideration" means $            plus or minus any
adjustments made pursuant to Article 2 of the Merger Agreement.


     "Celutel Stock" means, collectively, (i) shares of Class A Common Stock, $.20 par value per share, of Celutel, (ii) shares of 18% Senior Convertible Preferred Stock, $.20 par value per share, of Celutel and (iii) warrants issued by Celutel to Frank S. Scarpa and Forest L. Metz entitling each such party to purchase certain amounts of Celutel's Class A Common Stock, $.20 par value per share.

     "Celutel Stockholder" means each record holder of Celutel Stock outstanding immediately prior to the Closing.

     "Century Indemnitees" means, collectively, Century and its subsidiaries and each of their respective officers, directors, employees, affiliates, successors and permitted assigns.

     "Closing" means the closing of the transactions contemplated by the Merger Agreement.

     "Dissenting Stockholder" means each Public Stockholder set forth in Exhibit D hereto as a Dissenting Stockholder.

     "Escrow Agent" means First American Bank & Trust of Louisiana, Monroe, Louisiana.

     "Exchange Agent" means Society Shareholder Services, Inc., or such successor exchange agent as may be appointed by Century.

     "Failed Dissenting Stockholder" means each Public Stockholder set forth in Exhibit D hereto as a Failed Dissenting Stockholder.

     "Letter of Credit" means the letter of credit issued by the Issuer in favor of Century dated as of the date hereof.

     "Non-Dissenting Stockholder" means each Public Stockholder set forth in Exhibit D hereto who is not a Dissenting Stockholder.

     "Pro Rata Share" means, for each Public Stockholder and for each Non-Public Stockholder, the percentage set forth in Exhibits D & A hereto, respectively, unless another exhibit is referenced, in which case, the percentage set forth in that exhibit for the Celutel Stockholders therein listed.

     "Public Share" means the percentage set forth in Exhibit A hereto as the Public Share.

     "Public Stockholders" means each Celutel Stockholder set forth on Exhibit D hereto.


     "Public Stockholder Holdback Amount" means the aggregate amount of $530,800 to be delivered by Century to the LC Escrow Agent pursuant to Article 2 of the Merger Agreement.


     4. Deposits.

     (a) Concurrently with the execution of this Agreement, Century has delivered the Public Stockholder Holdback Amount to the LC Escrow Agent for
deposit into escrow account number [            ] (the "ACCOUNT") as follows:
(i) the Reimbursement Amount shall be deposited into a sub-account of the Account known as the Reimbursement Account (the "REIMBURSEMENT ACCOUNT") and
(ii) the Adjustment Amount shall be deposited into a sub-account of the Account known as the Adjustment Account (the "ADJUSTMENT ACCOUNT") subject to the terms and provisions herein contained, the receipt of which is hereby acknowledged by the LC Escrow Agent by its execution of this Agreement.

     (b) Concurrently with the execution of this Agreement, each NP-Cash Stockholder has delivered the amount set forth in Exhibit E hereto (in the aggregate, the NP Reimbursement Amount) to the LC Escrow Agent for deposit into a sub-account of the Account known as the NP Reimbursement Account (the "NP REIMBURSEMENT ACCOUNT") subject to the terms and conditions herein contained, the receipt of which is hereby acknowledged by the LC Escrow Agent by its execution of this Agreement.

     (c) If at any time during the term of this Agreement the LC Escrow Agent receives any additional amounts from Century or the Stockholders' Representative representing claims or adjustments paid by Century to the Public Stockholders, the LC Escrow Agent shall deposit such additional amounts (the "ADDITIONAL AMOUNTS") into a sub-account of the Account known as the Additional Amounts Account (the "ADDITIONAL AMOUNTS ACCOUNT").


     5. Reimbursement Documents. Concurrently with the execution of this Agreement, the NP-Credit Stockholders and the Issuer have entered into the Reimbursement Documents pursuant to which, among other things, the Issuer will
be reimbursed for up to $         by the NP-Credit Stockholders for their
aggregate Pro Rata Share of all draws under the Letter of Credit.

     6. Investment Income. All income, interest and realized gains of all kinds ("INVESTMENT INCOME") on funds in the Reimbursement Account, the Adjustment Account and the Additional Amounts Account shall be part of the Additional Amounts and shall be deposited in the Additional Amounts Account. All Investment Income on funds in the NP Reimbursement Account shall be part of the NP Reimbursement Amount and shall be deposited in the NP Reimbursement Account. All Investment Income on funds in the Dissenters Account (as defined below) shall be deposited in the Dissenters Account.

     7. Distributions.

     (a) Adjustment. The Stockholders' Representative shall give written notice to the LC Escrow Agent and each NonPublic Stockholder if an Adjustment is due Century under the Merger Agreement and the amount of the Adjustment, specifying in such notice the Public Share of the Adjustment and that a distribution is being requested pursuant to this paragraph 7(a). Within 10 days after receipt of such notice, (i) the LC Escrow Agent shall pay to Century the Public Share of the Adjustment, as specified in the Stockholders' Representative's notice, out of the Adjustment Account to the extent of the funds in the Adjustment Account and (ii) each Non-Public Stockholder shall pay to Century its Pro Rata Share of the Adjustment from its own funds (which shall not include amounts held in the NP Reimbursement Account). To the extent that the balance in the Adjustment Account is insufficient to cover the Public Share of an Adjustment (the "DEFICIENCY"), the LC Escrow Agent shall give the Stockholders' Representative written notice of the Deficiency and the Stockholders' Representative shall then give each Non-Public Stockholder written notice of the Deficiency. Within 10 days after receipt of such notice from the Stockholders' Representative, each Non-Public Stockholder shall pay to Century its Pro Rata Share, as set forth in Exhibit C hereto, of the Deficiency from its own funds (which shall not include amounts held in the NP Reimbursement Account). Notwithstanding the above, the Non-Public Stockholders, in the aggregate, shall not be liable to Century for any part of any Deficiency in excess of the Public Share of $3,500,000 less (i) the Adjustment Amount and (ii) the Public Share of all Claim Amounts paid at or prior to the time the Deficiency is due Century.

     (b) Adjustment and Additional Amounts. Within 5 days after the later of
(i)the final calculation of the Aggregate Merger Consideration under the Merger Agreement and (ii)the payment of any required Adjustment, if at that time the sum of the balances in the Adjustment Account and the Additional Amounts Account exceeds $ 25,000, then the Stockholders' Representative shall provide the LC Escrow Agent with written notice (i)instructing the LC Escrow Agent to distribute (x)the balance in the Adjustment Account and (y)the balance in the Additional Amounts Account as of the date of such notice and (ii)specifying that a distribution is being requested pursuant to this paragraph7(b). Within 10days after receipt of such notice, the LC Escrow Agent shall pay to each Non-Dissenting Stockholder and to each Failed Dissenting Stockholder its Pro Rata Share, as set forth in ExhibitD hereto, of the amounts in clauses (x) and
(y) above and the LC Escrow Agent shall deposit into a sub-account of the Account known as the Dissenters Account (the "DISSENTERS ACCOUNT") each Dissenting Stockholder's Pro Rata Share, as set forth in ExhibitD hereto, of the amounts in clauses (x) and (y) above (in the case of each such stockholder, such amount is referred to as such stockholder's "DISSENTER SHARE").

     (c) Claims. If the Issuer pays any Claim Amount, the Issuer shall (i) give written notice to the LC Escrow Agent of a Claim Amount, specifying in such notice the Public Share of the Claim Amount and each NP-Cash Stockholder's Pro Rata Share of the Claim Amount, and (ii) collect from each NP-Credit Stockholder its Pro Rata Share of the Claim Amount pursuant to the Reimbursement Documents. Immediately upon receipt of such notice from the Issuer, the LC Escrow Agent shall pay to the Issuer (i) the Public Share of the Claim Amount, as specified in the Issuer's notice, out of the Reimbursement Account and (ii) each NP-Cash Stockholder's Pro Rata Share of the Claim Amount, as specified in the Issuer's notice, out of the NP Reimbursement Account.

     (d) Upon Termination. The LC Escrow Agent shall make the following distributions in the following order of priority as soon as practicable following the termination of the Letter of Credit on FEBRUARY 9, 1995 or upon such later date as the Letter of Credit may terminate (and of which date the LC Escrow Agent receives written notice from the Stockholders' Representative on or before FEBRUARY 9, 1995) if extended by the Stockholders' Representative and the Issuer (the Issuer being under no obligation to extend the Letter of Credit)(the "TERMINATION DATE"), provided and to the extent the appropriate funds are available in the Account:


          (i) first, any distributions required by subparagraphs (a), (b), or
     (c) of this paragraph 7, provided that the LC Escrow Agent receives the written notice required by subparagraphs (a) or (b) on or before the Termination Date,

          (ii) second, any distributions required by paragraphs 11 and 15,

          (iii) third, any distribution required by paragraph 13, provided that the LC Escrow Agent receives the written notice required by such paragraph on or before the Termination Date,

          (iv) fourth, a distribution to each NP-Cash Stockholder of its Pro Rata Share, as set forth in Exhibit B hereto, of the remaining balance in the NP Reimbursement Account,

          (v) fifth, a distribution to Century of (x) each Dissenting Stockholder's Pro Rata Share, as set forth in Exhibit D hereto, of the balance in the Reimbursement Account, the Adjustment Account and the Additional Amounts Account and (y) each Dissenting Stockholder's Dissenter Share, including any Investment Income thereon, out of the Dissenters Account, and

          (vi) sixth, a distribution (x) to each Non-Dissenting Stockholder and each Failed Dissenting Stockholder of its Pro Rata Share, as set forth in Exhibit D hereto, of the balance in the Reimbursement Account, the Adjustment Account and the Additional Amounts Account and (y) to each Failed Dissenting Stockholder, its Dissenter Share, including any Investment Income thereon, out of the Dissenters Account.

     The distributions required pursuant to this subparagraph (d) shall be made in the foregoing order of priority, provided that clauses (iv), (v) and (vi) of this subparagraph (d) shall rank equal in priority, and the LC Escrow Agent shall not be required to make any distribution of lower priority until the LC Escrow Agent has made all distributions of higher priority.

     8. Termination of Agreement. This Agreement shall terminate upon the distribution of all funds in the Account pursuant to paragraph 7(d). Notwithstanding the previous sentence, the obligations described in paragraphs 11, 13 and 15 and the obligations of the Celutel Stockholders under the Reimbursement Documents shall survive the termination of this Agreement.

     9. Rights and Responsibilities of the LC Escrow Agent.

     (a) PNC Bank, National Association, in its capacity as the LC Escrow Agent, is acting solely as the LC Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement, and has assumed, without investigation, the authority of the individuals and entities executing this Agreement to be so authorized on behalf of the party or parties involved, including, without limitation, the authority of the Stockholders' Representative to execute this Agreement on behalf of the Public Stockholders. Without limiting the generality of the foregoing, the LC Escrow Agent is not responsible for determining whether or assuring that the treatment of the Celutel Stockholders under this Agreement is consistent with the terms and provisions of the Merger Agreement or the proxy materials distributed pursuant thereto or as otherwise required under applicable law and is not responsible for determining the Pro Rata Share, as set forth in Exhibits A - D hereto, of any Celutel Stockholder.

     (b) The LC Escrow Agent shall act as custodian of the funds in the Account and shall hold, invest and distribute the funds in the Account only as provided herein.

     (c) The LC Escrow Agent shall invest and reinvest any funds in the Account in the Dreyfus Government Cash Management Fund, a mutual fund which invests primarily in treasury bills, treasury notes or other direct obligations of the United States of America unless the LC Escrow Agent is otherwise instructed by the Stockholders' Representative. The Stockholders' Representative shall be limited in directing the investment of the funds in the Account to those investments listed in Exhibit F hereto. Absent its willful misconduct or gross negligence, the LC Escrow Agent shall not be liable or responsible in any manner for any loss, depreciation or rate of return resulting from any such investment or liquidation, or for any costs in connection therewith, and all of said losses and costs shall be borne by the Account. The LC Escrow Agent shall file all required Internal Revenue Service Forms 1099 (or similar forms) to report Investment Income hereunder and shall comply with all tax withholding requirements under the Internal Revenue Code.

     (d) The LC Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed herein in carrying out or executing the purposes and intent of this Agreement; provided, however, that nothing herein contained shall relieve the LC Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The LC Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. The LC Escrow Agent shall not be liable as a result of any action or omission taken or made by the LC Escrow Agent except for its willful misconduct or gross negligence. The LC Escrow Agent will be indemnified, held harmless and be reimbursed from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) the LC Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement as set forth in paragraph 11. The LC Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, authorization, or other paper or document delivered to it hereunder, except to the extent same constitutes willful misconduct or gross negligence.

     (e) In the event that the LC Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any of the undersigned with respect to any property held by it in escrow pursuant to this Agreement which, in the opinion of the LC Escrow Agent, are in conflict with any of the provisions of this Agreement, the LC Escrow Agent shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the other parties hereto or by an order of a court of competent jurisdiction. The LC Escrow Agent shall be deemed to have no notice of, or duties with respect to, any agreement or agreements with respect to any property held by it in escrow pursuant to this Agreement other than this Agreement. This Agreement sets forth the entire agreement between the parties hereto and the LC Escrow Agent as escrow agent. Notwithstanding any provision to the contrary contained in any other agreement (excluding any amendment to this Agreement) between any of the parties hereto, the LC Escrow Agent shall have no interest in the property held by it in escrow pursuant to this Agreement except its right to be paid Fees and Indemnities (as defined below) as provided in paragraph 11 and the LC Escrow Agent shall have a lien on, and right of set off against the amounts in the Account to secure payment of same to the extent payment of same is provided in paragraph 11. In the event that any of the terms and provisions of any other agreement (excluding any amendment to this Agreement) between any of the parties hereto conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern and control in all respects, provided that nothing herein shall affect in any manner the obligations of the Celutel Stockholders under the Reimbursement Documents.

     (f) The LC Escrow Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel absent its own willful misconduct or gross negligence. The reasonable cost of such services shall be added to and be a part of the LC Escrow Agent's Fees (as defined below).

     (g) The LC Escrow Agent may resign upon thirty (30) calendar days prior written notice to the Stockholders' Representative and the Issuer, provided that no such resignation shall be effective until a successor escrow agent shall have been jointly appointed by the Stockholders' Representative and the Issuer hereunder and shall have accepted such appointment, and any amounts in the Accounts (less any Fees) shall have been delivered to such /successor escrow agent. Notwithstanding the foregoing, the LC Escrow Agent shall be entitled to resign after sixty (60) calendar days if no successor shall have accepted appointment, in which case the LC Escrow Agent shall retain any amounts in the Accounts without liability to anyone until such time as it receives written notice executed by both the Stockholders' Representative and the Issuer, except to make the delivery provided for in the previous sentence. The LC Escrow Agent shall be indemnified in accordance with paragraph 11 for any Fees incurred in holding the amounts in the Accounts after its resignation pursuant to this paragraph.

     10. Payments. At any time the LC Escrow Agent is required to distribute any amounts under paragraph 7 to any Celutel Stockholder, the Stockholders' Representative or Century, as the case may be, such distribution shall be effected by issuance by the LC Escrow Agent of a check in the appropriate amount payable to such stockholder, the Stockholders' Representative or Century, as the case may be, and by mailing of such check (i) in the case a Public Stockholder, to the address listed on Exhibit D hereto, (ii) in the case of a NP-Cash Stockholder and the Stockholders' Representative to the address listed in paragraph 18 or any other address as such party has directed the LC Escrow Agent and which the LC Escrow Agent has received at least 10 days prior to the date any distribution is required hereunder and (iii) in the case of Century to the following address, Century Telephone Enterprises, Inc., 100 Century Park Drive, Monroe, Louisiana, 71211-4605, Attention: Stewart Ewing, or any other address as Century has directed the LC Escrow Agent and which the LC Escrow Agent has received at least 10 days prior to the date any distribution is required hereunder.

     11. Fees and Indemnification of the LC Escrow Agent.


     (a) Concurrently with the execution of this Agreement, Celutel has paid the LC Escrow Agent the sum of $32,500 for all fees and expenses of administering the Account for a period of one year, including costs of mailing checks to the Public Stockholders and the NP-Cash Stockholders not more than twice. Notwithstanding the foregoing, a cash sweep upkeep charge of $2.50 per $1,000 ( 1/4 of 1%) per year shall be assessed against the principal par value of any fund or investment (but not including the Dreyfus Government Cash Management
Fund) which pays interest on a daily basis and allows participants day-in and day-out admissions and withdrawals. Cash sweep upkeep charges accrue daily and are charged monthly against the income of the fund or investment.


     (b) If the Letter of Credit is extended, each Celutel Stockholder shall be obligated to pay its Pro Rata Share of any additional fees and expenses of the LC Escrow Agent incurred in the performance of its duties under this Agreement (the "FEES"). The LC Escrow Agent shall collect any Fees as follows:

          (i) by withdrawing the Public Share of any Fee from the Adjustment Account, the Additional Amounts Account and/or the Reimbursement Account (provided that no draw shall be made from the Reimbursement Account unless the Letter of Credit has terminated and all amounts payable to the Issuer pursuant to paragraph 7 have been made),

          (ii) by withdrawing each NP-Cash Stockholder's Pro Rata Share of any Fee from the NP Reimbursement Account (provided that the Letter of Credit has terminated and all amounts payable to the Issuer pursuant to paragraph 7 have been made), or, in the event that the Letter of

     Credit has not terminated or there are insufficient funds in the NP Reimbursement Account, by sending each NP-Cash Stockholder written notice of a Fee and its Pro Rata Share of such Fee, and

          (iii) by sending each NP-Credit Stockholder written notice of a Fee and its Pro Rata Share of such Fee.

     Within 5 days after receipt of notice of a Fee, each NP-Credit Stockholder, and, to the extent not paid out of the NP Reimbursement Account, each NP-Cash Stockholder, shall pay to the LC Escrow Agent its Pro Rata Share of the Fee specified in the LC Escrow Agent's notice. If any portion of a Fee is not paid to the LC Escrow Agent as provided above, whether as a result of insufficient funds in the Account or otherwise, the LC Escrow Agent shall collect the remaining amount of the Fee by giving written notice to each Non-Public Stockholder of its Pro Rata Share, as set forth in Exhibit C hereto, of the remaining amount of the Fee. Within 5 days after receipt of such notice, each Non-Public Stockholder shall pay to the LC Escrow Agent the amount specified in such notice.

     (c) The LC Escrow Agent shall be indemnified and held harmless by the Celutel Stockholders from, against and for any loss, liability, claim, demand, costs, fees and expenses (including reasonable attorney's fees) arising out of, in connection with or resulting from the provisions of this Agreement and/or its performance hereunder (the "INDEMNITY"), except to the extent caused by its willful misconduct or gross negligence. The LC Escrow Agent shall collect any Indemnity as a Fee in accordance with subparagraph (a) of this paragraph 11.

     (d) If any portion of any Fee or Indemnity is not paid as required by sub-paragraphs (a), (b) and (c) of this paragraph 11, whether as a result of insufficient amounts in the Account or otherwise, Frank S. Scarpa and CIVC shall be jointly and severally liable to the LC Escrow Agent for such amount and shall pay same to the LC Escrow Agent within 10 days of written notice delivered by the LC Escrow Agent. In the event that any payment is made to the LC Escrow Agent pursuant to this subparagraph (c), the party or parties who made such payment shall have the right to collect from any Non-Public Stockholder on whose behalf such payment was made the amount so paid.

     12. Responsibilities of the Stockholders' Representative.

     (a) The Stockholders' Representative shall promptly distribute any amount received from Century pursuant to the Merger Agreement by delivering to (i) the LC Escrow Agent each Public Stockholder's Pro Rata Share of such amount and (ii) each Non-Public Stockholder its Pro Rata Share of such amount.

     (b) The Stockholders' Representative shall duly deliver all notices to such parties as may be required hereunder, including without limitation the notices required pursuant to paragraph 7.

     13. Indemnification of the Stockholders' Representative. The Stockholders' Representative shall be indemnified and held harmless by the Celutel Stockholders from, against and for any loss, liability, claim, demand, costs, fees and expenses (including reasonable attorney's fees) arising out of, in connection with or resulting from the provisions of this Agreement, the Escrow Agreement, the Merger Agreement and/or the Stockholders' Representative's performance under any of the foregoing (the "STOCKHOLDERS' REPRESENTATIVE INDEMNITY"), except to the extent caused by its willful misconduct or gross negligence. The Stockholders' Representative shall collect any Stockholders' Representative Indemnity as follows: by giving written notice to (i) the LC Escrow Agent of a Stockholders' Representative Indemnity and the Stockholders' Representative Indemnity amount, specifying in such notice the Public Share of the Stockholders' Representative Indemnity, each NP-Cash Stockholders' Pro Rata Share of the Stockholders' Representative Indemnity and that a distribution is being requested pursuant to this paragraph 13, and (ii) each NP-Credit Stockholder of its Pro Rata Share of any Stockholders' Representative Indemnity. Within 10 days after receipt of notice of a Stockholders' Representative Indemnity, (i) the LC Escrow Agent shall pay to the Stockholders' Representative, pursuant to and subject to the priorities of paragraph 7(d), (x) the Public Share of the Stockholders'

Representative Indemnity, as specified in the Stockholders' Representative's notice, out of the Adjustment Account, the Additional Amounts Account and/or the Reimbursement Account and (y) each NP-Cash Stockholder's Pro Rata Share of the Stockholders' Representative Indemnity, as specified in the Stockholders' Representative's notice, out of the NP Reimbursement Account and (ii) each NP-Credit Stockholder shall pay to the Stockholders' Representative its Pro Rata Share of the Stockholders' Representative Indemnity set forth in the Stockholders' Representative's notice. If any portion of a Stockholders' Representative Indemnity is not paid to the Stockholders' Representative as provided above, whether as a result of insufficient funds in the Account or otherwise, the Stockholders' Representative shall collect the remaining amount of the Stockholders' Representative Indemnity by notifying each Non-Public Stockholder of its Pro Rata Share, as set forth in Exhibit C hereto, of the Stockholders' Representative Indemnity. Within 10 days after receipt of such notice, each Non-Public Stockholder shall pay to the Stockholders' Representative the amount set forth in such notice.

     14. Responsibilities of the Issuer. PNC Bank, National Association, in its capacity as the Issuer, is acting solely as the Issuer and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement and the Reimbursement Documents, and has assumed, without investigation, the authority of the individuals and entities executing this Agreement to be so authorized on behalf of the party or parties involved, including, without limitation, the authority of the Stockholders' Representative to execute this Agreement on behalf of the Public Stockholders. Without limiting the generality of the foregoing, the Issuer is not responsible for determining whether or assuring that the treatment of the Celutel Stockholders under this Agreement is consistent with the terms and provisions of the Merger Agreement or the proxy materials distributed pursuant thereto or as otherwise required under applicable law and is not responsible for determining the Pro Rata Share, as set forth in Exhibits A--D hereto, of any Celutel Stockholder.

     15. Indemnification of the Issuer.

     (a) The Issuer shall be indemnified and held harmless by the Celutel Stockholders from, against and for any loss, liability, claim, demand, costs, fees and expenses (including reasonable attorney's fees) arising out of, in connection with or resulting from the provisions of this Agreement, the provisions of the Reimbursement Documents, the Issuer's issuance of the Letter of Credit and/or the Issuer's performance under any of the foregoing (the "ISSUER INDEMNITY"), except to the extent caused by its willful misconduct or gross negligence. Notwithstanding the foregoing, (i) no Public Stockholder shall be obligated to indemnify the Issuer for the failure of any other Celutel Stockholder to make a required payment to the Issuer hereunder or under the Reimbursement Documents and (ii) no Non-Public Stockholder shall be obligated to indemnify the Issuer for the failure of any other Celutel Stockholder to make a required reimbursement payment to the Issuer in respect of a Claim Amount. The Issuer shall collect any Issuer Indemnity as follows: by giving written notice to (i) the LC Escrow Agent of an Issuer Indemnity, specifying in such notice the Public Share of the Issuer Indemnity, if the Letter of Credit has terminated, each NP-Cash Stockholder's Pro Rata Share of the Issuer Indemnity, and that a distribution is being requested pursuant to this paragraph 15 and (ii) each NP-Credit Stockholder, and, if the Letter of Credit has not terminated or there are insufficient funds in the NP Reimbursement Account, each NP-Cash Stockholder, of an Issuer Indemnity and such stockholder's Pro Rata Share of the Issuer Indemnity. Within 5 days after receipt of such notice from the Issuer,
(i) the LC Escrow Agent shall (x) pay to the Issuer the Public Share of the Issuer Indemnity, as specified in the Issuer's notice, out of the Adjustment Account, the Additional Amounts Account and/or the Reimbursement Account (provided that no draw shall be made from the Reimbursement Account unless the Letter of Credit has terminated and all amounts payable to the Issuer pursuant to paragraph 7 have been made) and (y) pay to the Issuer each NP-Cash Stockholder's Pro Rata Share of the Issuer Indemnity, as specified in the Issuer's notice, out of the NP Reimbursement Account, provided that the Letter of Credit has terminated and all amounts payable to the Issuer pursuant to paragraph 7 have been made, and (ii) each NP-Credit Stockholder, and, if applicable, each NP-Cash Stockholder, shall pay to the

Issuer its Pro Rata Share of the Issuer Indemnity set forth in the Issuer's notice. If any portion of an Issuer Indemnity is not paid to the Issuer as provided above, whether as a result of insufficient funds in the Account or otherwise, the Issuer shall collect the remaining amount of the Issuer Indemnity by giving written notice to each Non-Public Stockholder of its Pro Rata Share, as set forth in Exhibit C hereto, of the remaining Issuer Indemnity. Within 5 days after receipt of such notice, each Non-Public Stockholder shall pay to the Issuer the amount specified in such notice.

     (b) If any portion of any Issuer Indemnity is not paid as required by subparagraph (a) of this paragraph 15, whether as a result of insufficient amounts in the Account or otherwise, Frank S. Scarpa and CIVC shall be jointly and severally liable to the Issuer for such amount and shall pay same to the Issuer within 10 days of written notice delivered by the Issuer. In the event that any payment is made to the Issuer pursuant to this subparagraph (b), the party or parties who made such payment shall have the right to collect from any Non-Public Stockholder on whose behalf such payment was made the amount so paid.

     16. References To and Updates Of Exhibit D.

     (a) From time to time, Exhibit D hereto may be updated and amended by Century and/or the Exchange Agent to reflect, among other things, the change of address of a Public Stockholder and the conversion of a Dissenting Stockholder to a Failed Dissenting Stockholder. Any updated and amended Exhibit D will be delivered to the LC Escrow Agent by the Stockholders' Representative.

     (b) References to Exhibit D herein shall mean the most recent Exhibit D received by the LC Escrow Agent from the Stockholders' Representative, provided that the LC Escrow Agent may rely on the most recent Exhibit D in its possession at the time the LC Escrow Agent receives notice that a distribution is required hereunder for purposes of making such distribution.

     17. Amendment and Cancellation. No cancellation, waiver, modification or amendment of this Agreement shall be effective unless in writing and executed by the parties hereto, provided that the amendment of Exhibit D described in paragraph 16 shall be effective without any action by the parties hereto.

     18. Notices.

     (a) All communications required pursuant to this Agreement shall be given by hand, by registered mail (postage prepaid), return receipt requested, or by reputable overnight courier (carriage prepaid), addressed as follows:

          (i) If to the LC Escrow Agent:
             PNC Bank, National Association
             Corporate Trust Department
             One Oliver Plaza, 23rd Floor
             Pittsburgh, Pennsylvania 15265
                  Attention: Mark C. Baker

         (ii) If to the Issuer:
             PNC Bank, National Association
             Broad and Chestnut Streets
             P.O. Box 7648
             Philadelphia, Pennsylvania 19101
                              Attention: Donald W. Kraftson

                  A copy to:
                  PNC Bank, National Association
                  Broad and Chestnut Streets
                  P.O. Box 7648
                  Philadelphia, Pennsylvania 19101
                  Attention: Maryann V. Bryla

         (iii)If to the Stockholders' Representative:
             Continental Illinois Venture Corporation
             231 South LaSalle Street
             Chicago, Illinois 60697
                  Attention: Avy H. Stein and Beth F. Johnston

                  A copy to:
                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention: William S. Kirsch, Esq.

         (iv) If to the Non-Public Stockholders:
             Continental Illinois Venture Corporation
             231 South LaSalle Street
             Chicago, Illinois 60697
                              Attention: Avy H. Stein and Beth F. Johnston

                  A copy to:
                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention: William S. Kirsch, Esq.

            Mr. Avy H. Stein
             932 Chaucer Lane
             Highland Park, Illinois 60035

         Mr. John R. Willis
             2118 N. Hudson St.
             Chicago, IL 60603

         Mr. Burton E. McGillivray
             1010 Ash St.
             Winnetka, IL 60093

         Mr. Harrison I. Steans
             1900 Meadow Lane
             Bannockburn, IL 60015

         William Blair Venture Partners III, LP
             135 S. LaSalle St.
             Chicago, IL 60603
             Attention: Samuel B. Guren

         PNC Capital Corporation
             Fifth Avenue & Wood St.
             Pittsburgh, PA 15222
             Attention: Gary J. Zentner

         K&E Partners
             200 E. Randolph Drive
             Chicago, Illinois 60601
             Attention: William S. Kirsch, Esq.

         Mr. Frank S. Scarpa
             10 Graemoor Terrace
             Palm Beach Gardens, Florida 33418

                  A copy to:
                 Piper & Marbury
                      1200 Nineteenth Street, N.W.
                      Washington, D.C. 20036
                                                   Attention: Edwin M. Martin,
                  Jr., Esq.

        Scarpa Family Trust
         873 Coach Way
         Annapolis, Maryland 21401
         Attention: Valerie S. Hart, Trustee

         Mr. Richard J. Donnelly
         6 Whittier Parkway
         Severna Park, Maryland 21146

         Mr. David A. Warren
         3454 Merrimac Court
         Davidsonville, Maryland 21035

         Ms. Valerie S. Hart
         873 Coach Way
         Annapolis, Maryland 21401

or to such other addresses and addressees as any party may notify the other parties in accordance with the terms hereof.

     (b) Notices shall be deemed received seven days after their deposit, properly addressed, in the U.S. registered mail (postage prepaid), one business day after deposit, properly addressed with a reputable overnight carrier (carriage prepaid), or on the day delivered by hand, except that notices shall not be deemed to be received by the LC Escrow Agent until such notices are actually received by the LC Escrow Agent.

     (c) Notices of disbursements between the LC Escrow Agent and the Issuer may be given in such other manner as the LC Escrow Agent and the Issuer may determine.

     19. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. No person or entity shall be deemed a third party beneficiary to this Agreement except that Century shall be entitled to payment under this Agreement as specifically provided herein and subject to the conditions and limitations specifically provided herein.

     20. Captions. The paragraph captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

     21. Disagreements. In the event that there shall be any disagreement between any of the parties to this Agreement, or between them or any of them and any other person, resulting in adverse claims or demands being made in connection with this Agreement, or in the event that the LC Escrow Agent shall be in doubt as to what action it should take hereunder, the LC Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists; and in any such event, the LC Escrow Agent (i) shall not be or become liable in any way or to any person for its failure or refusal to act, and the LC Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved and the LC Escrow Agent is provided written evidence satisfactory to it in its sole discretion of such resolution, and (ii) may deposit, in its sole discretion, the funds in the Accounts that it then holds with any Pennsylvania court and interplead the parties. Upon such deposit and filing of interpleader, the LC Escrow Agent shall be relieved of all liability as to funds in the Accounts and shall be entitled to recover from the Celutel Stockholders its reasonable attorneys' fees and other costs and expenses incurred in commencing and maintaining such action as set forth in paragraph 11.

     22. Governing Law. This Agreement shall be construed in accordance with the law of the Commonwealth of Pennsylvania, without regard to the principles of conflict of laws.

     23. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

                                  * * * * * *


       [All Signatures and Exhibits A-E have been intentionally deleted.]

                                   EXHIBIT F



     Money Market Mutual Funds in which the LC Escrow Agent may invest funds in the Account as instructed by the Stockholders' Representative.



          (i) Dreyfus Treasury Cash Management Fund



          (ii) Dreyfus Treasury Prime Cash Management Fund



          (iii) Federated Trust for U.S. Treasury Obligations

                                                                      APPENDIX V

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Sections 251, 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation;

             b. Shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

             c. Cash in lieu of fractional shares of the corporations described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock and cash in lieu of fractional shares described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify such stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or 253 of this title, the surviving or resulting corporation, either before the effective date of the merger or consolidation or within 10 days thereafter, shall notify each of the stockholders entitled to appraisal rights of the effective date of the merger or consolidation and that appraisal rights are available for any or all of the shares of the constituent corporation, and shall include in such notice a copy of this section. The notice shall be sent by certified or registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of the corporation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 61, L. '93, eff. 7-1-93.)

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The indemnification provisions of the Louisiana Business Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

     Article II, Section 9 of Century's bylaws (the "Indemnification Bylaw") provides for mandatory indemnification for current and former directors and officers of Century to the full extent permitted by Louisiana law.

     Century's Articles of Incorporation authorize it to enter into contracts with directors and officers providing for indemnification to the full extent permitted by law. Century has entered into indemnification contracts providing contracting directors or officers the procedural and substantive rights to indemnification currently set forth in the Indemnification Bylaw ("Indemnification Contracts"). The right to indemnification provided by each Indemnification Contract applies to all covered claims, whether such claims arose before or after the effective date of the contract.

     Century maintains an insurance policy covering the liability of its directors and officers for actions taken in their corporate capacities. The Indemnification Contracts provide that, to the extent insurance is reasonably available, Century will maintain comparable insurance coverage for each contracting party as long as he or she serves as an officer or director and thereafter for so long as he or she is subject to possible personal liability for actions taken in such capacities. The Indemnification Contracts also provide that if Century does not maintain comparable insurance, it will hold harmless and indemnify a contracting party to the full extent of the coverage that would otherwise have been provided for thereunder.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Century pursuant to the foregoing provisions, or otherwise, Century has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits


 EXHIBIT
   NO.
- ---------
      2    --Agreement and Plan of Merger dated as of October 8, 1993, by and among Century, Celutel
             Acquisition Corp. and Celutel, Inc., as amended by Amendment No. 1 thereto dated as of January
             5, 1994 (included in Appendix I to the Proxy Statement and Prospectus forming a part of this
             Registration Statement).

 EXHIBIT
   NO.
- ---------
           A list of the exhibits and schedules to this agreement is included in the table of contents to the agreement. All of these exhibits and schedules have been omitted pursuant to Regulation S-K, Item
             601. Century hereby agrees to furnish copies of these exhibits and schedules to the Commission upon request.
      4.1  --Amended and Restated Articles of Incorporation of Century dated December 15, 1988 (incorporated by reference to Exhibit 3.1 of Century's Report on Form 10-K dated December 31, 1988), as amended by the Articles of Amendment dated May 2, 1989 (incorporated by reference to Exhibit 4.1 of Century's
             Current Report on Form 8-K dated May 5, 1989), by the Articles of Amendment dated May 17, 1990
             (incorporated by reference to Exhibit 4.1 of Century's Post-Effective Amendment No. 2 on Form S-8
             dated December 21, 1990, Registration No. 33-17114), and by the Articles of Amendment dated May
             30, 1991 (incorporated by reference to Exhibit 3.1 of Century's Current Report on Form 8-K dated
             June 12, 1991).
      4.2  --Bylaws of Century as of May 25, 1993 (incorporated by reference to Exhibit 3.1 of Century's
             Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).
      4.3  --Amended and Restated Rights Agreement dated as of November 17, 1986 between Century and MTrust
             Corp, National Association, as Rights Agent (incorporated by reference to Exhibit 4.1 to Century's
             Current Report on Form 8-K dated December 20, 1988), as amended by an instrument dated March 26,
             1990 (incorporated by reference to Exhibit 4.1 to Century's Quarterly Report on Form 10-Q for the
             quarter ended March 31, 1990) and the Second Amendment thereto dated February 23, 1993
             (incorporated by reference to Exhibit 4.12 to Century's Annual Report on Form 10-K for the year ended December 31, 1992).
      4.4  --Indenture, dated February 1, 1992, between Century and First American Bank and Trust of Louisiana
             (incorporated by reference to Exhibit 4.23 to Century's Annual Report on Form 10-K for the year ended December 31, 1991).
           Certain instruments with respect to Century's long-term debt have been omitted pursuant to
             Regulation S-K, Item 601. Century hereby agrees to furnish copies of such instruments to the
             Commission upon request.
      5    --Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre.
     23.1  --Consent of KPMG Peat Marwick.*
     23.2  --Consent of Coopers & Lybrand.*
     23.3  --Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre (included in Exhibit 5).
     24    --Power of Attorney (included in the original signature pages of this Registration Statement).
     28.1  --Form of Proxy of Celutel to be used by the common stockholders of Celutel (relating to the Annual
             Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).
     28.2  --Form of Proxy of Celutel to be used by the preferred stockholders of Celutel (relating to the
             Annual Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).
     28.3  --Form of Letter of Transmittal to be used by the common stockholders of Celutel (relating to the
             Annual Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).
     28.4  --Form of Letter of Transmittal to be used by the preferred stockholders of Celutel (relating to the
             Annual Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).

- ---------------


* Filed by this Amendment No. 2. All other exhibits have been previously filed.


  (b) Financial Statement Schedules

     Century's Financial Statement Schedules included in Century's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 are incorporated herein by reference.

  (c) Reports, Opinions or Appraisals Relating to the Transaction

     An opinion of Lazard, Freres & Co. is included in Appendix III to the Proxy Statement and Prospectus forming a part of this Registration Statement.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) immediately preceding do not apply if the registration statement is on Form S-3 or Form S-8, and if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (g) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (f) immediately preceding or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 promulgated under the Act will be filed as a part of an amendment to the registration statement (or, if permitted under the Act, a supplement thereto) and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on January 6, 1994.


                                          CENTURY TELEPHONE ENTERPRISES, INC.


                                          By:           /s/ HARVEY P. PERRY


                                              ..................................

                                                      Harvey P. Perry
                                             Senior Vice President, Secretary,
                                                General Counsel and Director

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


                   SIGNATURE                                        TITLE                            DATE
- ------------------------------------------------  -----------------------------------------  --------------------
                       *                          Chairman of the Board of Directors           January 6, 1994
................................................
               Clarke M. Williams
                       *                          President, Chief Executive Officer and       January 6, 1994
................................................    Vice Chairman of the Board of Directors
               Glen F. Post, III
                       *                          Senior Vice President and Chief Financial    January 6, 1994
................................................    Officer (Principal Financial Officer)
             R. Stewart Ewing, Jr.
                       *                          Controller (Principal Accounting Officer)    January 6, 1994
................................................
                Murray H. Greer
                       *                          President-Telecommunications Services and    January 6, 1994
................................................    Director
                 W. Bruce Hanks
              /s/ HARVEY P. PERRY                 Senior Vice President, Secretary, General    January 6, 1994
................................................    Counsel and Director
                Harvey P. Perry
                       *                          President-Telephone Group and Director       January 6, 1994
................................................
                 Jim D. Reppond
                       *                          Director                                     January 6, 1994
................................................
                William R. Boles
                       *                          Director                                     January 6, 1994
................................................
               Ernest Butler, Jr.
                       *                          Director                                     January 6, 1994
................................................
                Calvin Czeschin

                   SIGNATURE                                        TITLE                            DATE
- ------------------------------------------------  -----------------------------------------  --------------------
                       *                          Director                                     January 6, 1994
................................................
                James B. Gardner
                       *                          Director                                     January 6, 1994
................................................
              R. L. Hargrove, Jr.
                       *                          Director                                     January 6, 1994
................................................
                 Johnny Hebert
                       *                          Director                                     January 6, 1994
................................................
                 F. Earl Hogan
                       *                          Director                                     January 6, 1994
................................................
                 Tom S. Lovett
                       *                          Director                                     January 6, 1994
................................................
                 C. G. Melville
         *By:      /s/ HARVEY P. PERRY
      ..........................................
                Harvey P. Perry
                Attorney-in-fact

                               INDEX TO EXHIBITS


 EXHIBIT NO.                                                  EXHIBIT
- -------------  -----------------------------------------------------------------------------------------------------
       2       --Agreement and Plan of Merger dated as of October 8, 1993, by and among Century, Celutel Acquisition
                 Corp. and Celutel, Inc., as amended by Amendment No. 1 thereto dated as of January   , 1994
                 (included in Appendix I to the Proxy Statement and Prospectus forming a part of this Registration
                 Statement).
                 A list of the exhibits and schedules to this agreement is included in the table of contents to the agreement. All of these exhibits and schedules have been omitted pursuant to Regulation S-K, Item
                 601. Century hereby agrees to furnish copies of these exhibits and schedules to the Commission upon request.
       4.1     --Amended and Restated Articles of Incorporation of Century dated December 15, 1988 (incorporated by reference to Exhibit 3.1 of Century's Report on Form 10-K dated December 31, 1988), as amended by the Articles of Amendment dated May 2, 1989 (incorporated by reference to Exhibit 4.1 of Century's
                 Current Report on Form 8-K dated May 5, 1989), by the Articles of Amendment dated May 17, 1990
                 (incorporated by reference to Exhibit 4.1 of Century's Post-Effective Amendment No. 2 on Form S-8
                 dated December 21, 1990, Registration No. 33-17114), and by the Articles of Amendment dated May 30,
                 1991 (incorporated by reference to Exhibit 3.1 of Century's Current Report on Form 8-K dated June
                 12, 1991).
       4.2     --Bylaws of Century as of May 25, 1993 (incorporated by reference to Exhibit 3.1 of Century's
                 Quarterly Report on Form 10-Q for the quarter ended June 30, 1993).
       4.3     --Amended and Restated Rights Agreement dated as of November 17, 1986 between Century and MTrust
                 Corp, National Association, as Rights Agent (incorporated by reference to Exhibit 4.1 to Century's
                 Current Report on Form 8-K dated December 20, 1988), as amended by an instrument dated March 26,
                 1990 (incorporated by reference to Exhibit 4.1 to Century's Quarterly Report on Form 10-Q for the
                 quarter ended March 31, 1990) and the Second Amendment thereto dated February 23, 1993
                 (incorporated by reference to Exhibit 4.12 to Century's Annual Report on Form 10-K for the year ended December 31, 1992).
       4.4     --Indenture, dated February 1, 1992, between Century and First American Bank and Trust of Louisiana
                 (incorporated by reference to Exhibit 4.23 to Century's Annual Report on Form 10-K for the year ended December 31, 1991).
                 Certain instruments with respect to Century's longterm debt have been omitted pursuant to
                 Regulation S-K, Item 601. Century hereby agrees to furnish copies of such instruments to the
                 Commission upon request.
       5       --Opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre.
      23.1     --Consent of KPMG Peat Marwick.*
      23.2     --Consent of Coopers & Lybrand.*
      23.3     --Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre (included in Exhibit 5).

 EXHIBIT NO.                                                  EXHIBIT
- -------------  -----------------------------------------------------------------------------------------------------
      24       --Power of Attorney (included in the original signature pages of this Registration Statement).
      28.1     --Form of Proxy of Celutel to be used by the common stockholders of Celutel (relating to the Annual
                 Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).
      28.2     --Form of Proxy of Celutel to be used by the preferred stockholders of Celutel (relating to the
                 Annual Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).
      28.3     --Form of Letter of Transmittal to be used by the common stockholders of Celutel (relating to the
                 Annual Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).
      28.4     --Form of Letter of Transmittal to be used by the preferred stockholders of Celutel (relating to the
                 Annual Meeting of Stockholders of such company described in the Prospectus and Proxy Statement forming a part of this Registration Statement).
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* Filed by this Amendment No. 2. All other exhibits have been previously filed.